UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BOTTOMLINE TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Bottomline Technologies, Inc.

325 Corporate Drive

Portsmouth, New Hampshire 03801

February 2, 2022

To the Stockholders of Bottomline Technologies, Inc.:

You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of Bottomline Technologies, Inc., a Delaware corporation (“Bottomline”, the “Company”, “we”, “us” or “our”) to be held on March 8, 2022, at 4 p.m., Eastern Time, at 325 Corporate Drive, Portsmouth, NH 03801.

At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated December 16, 2021, by and among Bottomline, Bottomline Intermediate Holdings III, LLC (formerly known as Project RB Parent, LLC), a Delaware limited liability company (“Parent”), and Project RB Merger Sub, Inc., a Delaware corporation (“Merger Sub”). Parent and Merger Sub are affiliates of Thoma Bravo Fund XV, L.P. (the “Thoma Bravo Fund”), a private equity fund managed by Thoma Bravo, L.P. (“Thoma Bravo”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Bottomline (the “Merger”), and Bottomline will become a wholly owned subsidiary of Parent. At the Special Meeting, you will also be asked to consider and vote on a non-binding, advisory proposal to approve compensation that will or may become payable by Bottomline to its named executive officers in connection with the Merger.

If the Merger is completed, you will be entitled to receive $57.00 in cash, without interest and less any applicable withholding taxes, for each share of common stock that you own (unless you have properly exercised your appraisal rights under Section 262 of the Delaware General Corporation Law (“DGCL”)), which represents a premium of: (1) approximately 41% and 40% to the unaffected 30-day and 60-day (respectively) volume weighted average price of Bottomline’s common stock prior to October 19, 2021, the last trading day prior to the announcement of the appointment of Michael Curran, Philip Hilal and Larry Klane to the board of directors of Bottomline (the “Board of Directors”); and (2) approximately 13% to the closing price of Bottomline’s common stock on December 15, 2021, the last trading day prior to the date on which Bottomline entered into the Merger Agreement.

The Board of Directors, after considering the factors more fully described in the enclosed proxy statement, has unanimously (1) adopted and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement; (2) declared that it is in the best interests of Bottomline and its stockholders that Bottomline enter into the Merger Agreement and consummate the transactions contemplated by the Merger Agreement, in each case on the terms and subject to the conditions set forth in the Merger Agreement; and (3) declared that the terms of the Merger Agreement are fair to Bottomline and its stockholders. The Board of Directors unanimously recommends that you vote (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Bottomline to its named executive officers in connection with the Merger.

The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. The proxy statement also describes the actions and determinations of the Board of Directors in connection with its evaluation of the Merger Agreement and the Merger. We encourage you to read the proxy statement and its annexes, including the Merger Agreement, carefully and in their entirety, as they contain important information.

Whether or not you plan to attend the Special Meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically

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over the Internet or by telephone. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

Your vote is very important, regardless of the number of shares that you own. We cannot complete the Merger unless the proposal to adopt the Merger Agreement is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Bottomline common stock.

If you have any questions or need assistance voting your shares, please contact our Proxy Solicitor:

Innisfree M&A Incorporated

Stockholders May Call Toll-Free: (877) 687-1865

Banks & Brokers May Call Collect: (212) 750-5833

On behalf of the Board of Directors, I thank you for your support and appreciate your consideration of this matter.

Sincerely,

/s/ Joseph L. Mullen

Joseph L. Mullen

Chairman of the Board of Directors

The accompanying proxy statement is dated February 2, 2022 and, together with the enclosed form of proxy card, is first being mailed on or about February 7, 2022.

Bottomline Technologies, Inc.

325 Corporate Drive

Portsmouth, New Hampshire 03801

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 8, 2022

Notice is hereby given that a special meeting of stockholders (the “Special Meeting”) of Bottomline Technologies, Inc., a Delaware corporation (“Bottomline”, the “Company”, “we”, “us” or “our”), will be held on March 8, 2022, at 4 p.m., Eastern Time, at 325 Corporate Drive, Portsmouth, NH 03801, for the following purposes:

1.

To consider and vote on the proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated December 16, 2021, by and among Bottomline, Bottomline Intermediate Holdings III, LLC (formerly known as Project RB Parent, LLC), a Delaware limited liability company (“Parent”), and Project RB Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliates of Thoma Bravo Fund XV, L.P. (the “Thoma Bravo Fund”), a private equity fund managed by Thoma Bravo, L.P. (“Thoma Bravo”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Bottomline (the “Merger”), and Bottomline will become a wholly owned subsidiary of Parent;

2.

To consider and vote on any proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting;

3.

To consider and vote on the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Bottomline to its named executive officers in connection with the Merger; and

4.	To transact any other business that may properly come before the Special Meeting or any adjournment, postponement or other delay of the Special Meeting.

Only stockholders of record as of the close of business on February 1, 2022 are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment, postponement or other delay thereof.

The Board of Directors unanimously recommends that you vote (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Bottomline to its named executive officers in connection with the Merger.

Whether or not you plan to attend the Special Meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

By the Order of the Board of Directors,

/s/ A. Bruce Bowden

A. Bruce Bowden

Chief Financial Officer

Dated: February 2, 2022

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) BY TELEPHONE; (2) THROUGH THE INTERNET; OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before it is voted at the Special Meeting.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

If you are a stockholder of record, voting in person by ballot at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” in order to vote in person at the Special Meeting.

If you fail to (1) return your proxy card; (2) grant your proxy electronically over the Internet or by telephone; or (3) attend the Special Meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement but will have no effect on the other two proposals.

We encourage you to read the accompanying proxy statement and its annexes, including all documents incorporated by reference into the accompanying proxy statement, carefully and in their entirety. If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of common stock, please contact our Proxy Solicitor:

Innisfree M&A Incorporated

Stockholders May Call Toll-Free: (877) 687-1865

Banks & Brokers May Call Collect: (212) 750-5833

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SUMMARY

This summary highlights selected information from this proxy statement related to the merger of Project RB Merger Sub, Inc. with and into Bottomline Technologies, Inc., which we refer to as the “Merger”, and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read this entire proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption “Where You Can Find More Information.” The Merger Agreement is attached as Annex A to this proxy statement. We encourage you to read the Merger Agreement, which is the legal document that governs the Merger, carefully and in its entirety.

Except as otherwise specifically noted in this proxy statement, “Bottomline”, the “Company”, “we”, “our”, “us” and similar words refer to Bottomline Technologies, Inc., including, in certain cases, our subsidiaries. Throughout this proxy statement, we refer to Bottomline Intermediate Holdings III, LLC (formerly known as Project RB Parent, LLC) as “Parent” and Project RB Merger Sub, Inc. as “Merger Sub”. In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated December 16, 2021, by and among Bottomline, Parent and Merger Sub, as it may be amended from time to time, as the “Merger Agreement”.

Parties Involved in the Merger

Bottomline Technologies, Inc.

Bottomline makes complex business payments simple, smart and secure. Corporations and banks rely on Bottomline for domestic and international payments, efficient cash management, automated workflows for payment processing and bill review, and fraud detection, behavioral analytics and regulatory compliance solutions. Thousands of corporations around the world benefit from Bottomline solutions. Headquartered in Portsmouth, NH, Bottomline delights customers through offices across the U.S., Europe and Asia-Pacific.

Bottomline’s common stock is listed on The NASDAQ Global Select Market (“NASDAQ”) under the symbol “EPAY”.

Bottomline Intermediate Holdings III, LLC (formerly known as Project RB Parent, LLC)

Bottomline Intermediate Holdings III, LLC (formerly known as Project RB Parent, LLC) was formed on December 9, 2021, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging the equity financing and debt financing, if applicable, in connection with the Merger.

Project RB Merger Sub Inc.

Project RB Merger Sub, Inc. is a wholly owned direct subsidiary of Parent and was formed on December 9, 2021, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging the equity financing and debt financing, if applicable, in connection with the Merger.

Parent and Merger Sub are each affiliated with Thoma Bravo Fund XV, L.P. (the “Thoma Bravo Fund”). In connection with the transactions contemplated by the Merger Agreement, the Thoma Bravo Fund has provided to Parent an equity commitment of an amount equal to the estimated amount of aggregate consideration that will be due and payable at closing.

The Thoma Bravo Fund is managed by Thoma Bravo, L.P. (“Thoma Bravo”). Thoma Bravo is a leading private equity investment firm building on a 30+ year history of providing equity and strategic support to experienced management teams and growing companies.

For more information, please see the section captioned “The Merger — Parties Involved in the Merger.” beginning on page 31 of this proxy statement.

The Merger

Upon the terms and subject to the conditions of the Merger Agreement, if the Merger is completed, Merger Sub will merge with and into Bottomline, and Bottomline will continue as the surviving corporation and as a wholly owned subsidiary of Parent (the “Surviving Corporation”). As a result of the Merger, Bottomline will cease to be a publicly traded company, all outstanding shares of Bottomline stock will be canceled and converted into the right to receive $57.00 per share in cash, less any applicable withholding taxes (the “Per Share Merger Consideration”) (except for any shares owned by Parent or Merger Sub or stockholders who are entitled to and who properly exercise appraisal rights pursuant to Section 262 of the Delaware General Corporation Law (the “DGCL”)), and you will not own any shares of the capital stock of the Surviving Corporation.

After the Merger is completed, you will have the right to receive the Per Share Merger Consideration, but you will no longer have any rights as a stockholder (except that stockholders who properly exercise their appraisal rights will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by Section 262 of the DGCL, as described below under the caption “The Merger — Appraisal Rights”).

For more information, see the section of this proxy statement captioned “The Merger” beginning on page 31 of this proxy statement.

Treatment of Restricted Stock Awards, Restricted Stock Unit Awards and Stock Options

Each restricted stock award, restricted stock unit award and stock option award that is outstanding as of the time the Merger becomes effective (the “Effective Time”) will be provided at that time with an additional 30 months of time-based vesting credit (measured from the closing date) (the “Additional Vesting Credit”), which includes the additional 12 months of time-based vesting credit provided under the Company’s 2019 Stock Incentive Plan (as amended) in connection with a “change in control” (which will occur upon the Effective Time), unless a holder is entitled to alternative vesting provisions under an existing award agreement or contract. In addition, any performance-based vesting conditions under restricted stock awards and restricted stock unit awards that are outstanding as of the Effective Time will be deemed to have been achieved at the target level of performance. Additional “double-trigger” vesting protection applies for remaining unvested awards (i.e., awards that remain unvested following application of the Additional Vesting Credit) in the event of a qualifying termination of employment following the Effective Time.

After giving effect to the Additional Vesting Credit, all vested restricted stock awards, vested restricted stock unit awards and vested stock options will be cancelled at the Effective Time and converted into the right to receive the Per Share Merger Consideration with respect to each share of Bottomline common stock subject to the award (less applicable withholding and any applicable exercise price in the case of stock options) promptly following the Effective Time. Restricted stock awards and restricted stock unit awards which remain unvested as of the Effective Time (after application of the Additional Vesting Credit) will be converted into the right to receive an amount in cash equal to the Per Share Merger Consideration (less applicable withholding) multiplied by the number of shares of Bottomline stock subject to the award, which amount will be payable by the Surviving Corporation upon vesting, subject to the holder’s continued service with the Surviving Corporation. The Additional Vesting Credit will be applied for purposes of determining the timing of vesting and payment of the replacement cash amounts issued in respect of restricted stock awards and restricted stock unit awards that remain unvested as of the Effective Time after the application of such Additional Vesting Credit. It is anticipated that all of the Company’s stock options will be vested as of the Effective Time and that all of the Company’s stock options will have an exercise price less than the Per Share Merger Consideration.

For more information, please see the section captioned “The Merger Agreement — Interests of Bottomline’s Directors and Executive Officers in the Merger.” beginning on page 55 of this proxy statement.

Financing of the Merger

We anticipate that the total funds needed to complete the Merger will be approximately $2.6 billion, which will be funded via the equity financing described below. This amount includes funds needed to (i) pay our stockholders the amounts due to them under the Merger Agreement, (ii) pay all fees and expenses payable by Parent and Merger Sub under the Merger Agreement and (iii) make payments due as of the Effective Time in respect of our outstanding equity-based awards pursuant to the Merger Agreement.

In connection with the Merger, Parent has entered into an equity commitment letter, dated as of December 16, 2021, with the Thoma Bravo Fund (the “Equity Commitment Letter”), to which Bottomline is an express limited third party beneficiary, for an amount equal to the estimated amount of aggregate consideration that will be due and payable at closing (the “Equity Financing”). For more information, see the section of this proxy statement captioned “The Merger — Financing of the Merger,” beginning on page 63 of this proxy statement.

Under the Merger Agreement, Bottomline has agreed to cooperate should Parent attempt to obtain any debt financing for the purpose of funding the transactions contemplated by the Merger Agreement (the “Debt Financing”). For more information, please see the section captioned “The Merger Agreement — Financing Cooperation,” beginning on page 89 of this proxy statement.

Conditions to the Closing of the Merger

The obligations of Bottomline, Parent and Merger Sub, as applicable, to consummate the Merger are subject to the satisfaction or waiver of certain conditions, including (among other conditions), the following:

•	the adoption of the Merger Agreement by the requisite affirmative vote of stockholders;

•

(i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), and (ii) the approval of the change in control over Bottomline Payment Services Limited (a U.K. based subsidiary of Bottomline) by the Financial Conduct Authority in the United Kingdom (the “FCA”);

•	the consummation of the Merger not being made illegal or otherwise prohibited by any law or order of any governmental authority of competent jurisdiction;

•

the accuracy of the representations and warranties of Bottomline, Parent and Merger Sub in the Merger Agreement, subject to materiality qualifiers (in the case of representations and warranties of Bottomline generally, other than as would not constitute a Company Material Adverse Effect (as defined in the section captioned “The Merger Agreement – Representations and Warranties – Bottomline”) and, in the case of the capitalization representations and warranties of Bottomline, other than as would not increase the aggregate merger consideration by more than $7,500,000), as of the date of the Merger Agreement and as of the closing date, or, as applicable, the date in respect of which such representation or warranty was specifically made;

•	Bottomline, Parent and Merger Sub having performed in all material respects their obligations under the Merger Agreement at or before the Effective Time;

•	since the date of the Merger Agreement, there not having occurred or arisen any Company Material Adverse Effect (as defined below); and

•

the receipt of certificates executed by executive officers of Bottomline, on the one hand, or Parent and Merger Sub, on the other hand, certifying to the effect that the conditions described in the preceding three bullets have been satisfied.

For more information, please see the section captioned “The Merger Agreement — Conditions to the Closing of the Merger,” beginning on page 94 of this proxy statement.

Regulatory Approvals Required for the Merger

Bottomline and Parent have agreed to use their reasonable best efforts to comply with all regulatory notification requirements and obtain all regulatory approvals required to consummate the Merger and the other transactions contemplated by the Merger Agreement. These approvals include (i) the expiration or early termination of the applicable waiting period under the HSR Act; and (ii) approval of the change in control relating to Bottomline Payment Services Limited (a U.K. based subsidiary of Bottomline) by the FCA.

Bottomline and Parent made the necessary filings with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the DOJ (the “DOJ”) on December 30, 2021. The required waiting period under the HSR Act with respect to the Merger expired at 11:59 p.m., Eastern Time on January 31, 2022. Accordingly, the condition of the expiration or termination of the applicable waiting period under the HSR Act as described below under the caption “— Conditions to the Closing of the Merger” has been satisfied. Additionally, Parent submitted a change in control application with the FCA on January 20, 2022.

For more information, please see the section captioned “The Merger — Regulatory Approvals Required for the Merger,” beginning on page 71 of this proxy statement.

Recommendation of the Board of Directors

Bottomline’s Board of Directors (the “Board of Directors”), after considering various factors described under the caption “The Merger — Recommendation of the Board of Directors and Reasons for the Merger,” has unanimously (1) adopted and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, (2) declared that it is in the best interests of Bottomline and its stockholders that Bottomline enter into the Merger Agreement and consummate the transactions contemplated by the Merger Agreement, in each case on the terms and subject to the conditions set forth in the Merger Agreement and (3) declared that the terms of the Merger Agreement are fair to Bottomline and its stockholders. The Board of Directors unanimously recommends that you vote (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Bottomline to its named executive officers in connection with the Merger.

Opinion of Bottomline’s Financial Advisor

In connection with the Merger Agreement and the Merger, Deutsche Bank Securities Inc. (which we refer to as “Deutsche Bank”) on December 16, 2021, delivered its oral opinion to the Board, subsequently confirmed in a written opinion dated December 17, 2021, that, as of such date and based upon and subject to the assumptions, limitations, qualifications and other conditions set forth in the opinion, the Per Share Merger Consideration was fair, from a financial point of view, to holders of Bottomline’s common stock.

The full text of Deutsche Bank’s written opinion, dated as of December 17, 2021, which sets forth, among other things, the assumptions made, matters considered and limitations, qualifications and conditions of the review undertaken by Deutsche Bank in connection with its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of Deutsche Bank’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of Deutsche Bank’s opinion set forth as Annex B. Deutsche Bank’s opinion was addressed to, and for the use and benefit of, the Board of Directors in connection with and for purposes of its evaluation of the Merger. For more information regarding the opinion of Deutsche Bank, see “The Merger — Opinion of Bottomline’s Financial Advisor” beginning on page 47 of this proxy statement. Deutsche Bank’s opinion is not a recommendation as to how any holders of shares should vote with respect to the Merger.

Interests of Bottomline’s Directors and Executive Officers in the Merger

When considering the recommendation of the Board of Directors that you vote to approve the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder. In (i) evaluating and negotiating the Merger Agreement; (ii) approving the Merger Agreement and the Merger; and (iii) recommending that the Merger Agreement be adopted by Bottomline’s stockholders, the Board of Directors was aware of and considered these interests to the extent that they existed at the time, among other matters. These interests include the following:

•

the provision of the Additional Vesting Credit for unvested restricted stock awards (directors and executive officers currently do not hold restricted stock unit awards or options), the application of “single-trigger” vesting protection for certain executive officers’ unvested awards upon closing and the application of “double-trigger” vesting protection for remaining unvested awards in the event of a qualifying termination of employment following the Effective Time;

•	the deemed satisfaction of any performance-based vesting conditions under applicable restricted stock awards at the target level of performance;

•

the eligibility of certain executive officers to receive payments and benefits under employment arrangements entered into with the Company in connection with a qualifying termination of employment following the Effective Time;

•	the possibility of continued employment of Bottomline’s officers with the Surviving Corporation that is anticipated to occur following the Effective Time; and

•	continued indemnification and directors’ and officers’ liability insurance to be provided by the Surviving Corporation following the Effective Time.

Philip Hilal, a director of Bottomline, is also the Founder and Chief Investment Officer of Clearfield Capital Management LP. As of January 24, 2022, Mr. Hilal beneficially owned 935,000 shares (approximately 2.1%) of Bottomline’s common stock (which includes shares that Mr. Hilal may be deemed to beneficially own by virtue of his positions at Clearfield Capital Management LP). As of January 24, 2022, Clearfield Capital Management LP beneficially owned 925,000 shares (approximately 2.1%) of Bottomline’s common stock.

If the proposal to adopt the Merger Agreement is approved, the shares of common stock held by our directors and executive officers as of the Effective Time will be treated in the same manner as outstanding shares of common stock held by all other stockholders. For more information, see the section of this proxy statement captioned “The Merger — Interests of Bottomline’s Directors and Executive Officers in the Merger,” beginning on page 55 of this proxy statement.

Appraisal Rights

If the Merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL (“Section 262”).

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex

C and incorporated herein by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A person having a beneficial interest in shares of common stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of our common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee.

Under Section 262, holders of shares of common stock who (i) do not vote in favor of the adoption of the Merger Agreement; (ii) continuously are the record holders of such shares through the Effective Time; and (iii) otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive, in lieu of the Per Share Merger Consideration, payment in cash of the amount determined by the Delaware Court of Chancery to be the “fair value” of their shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the Delaware Court of Chancery, so long as they comply with the procedures established by Section 262. Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 could be more than, the same as or less than the Per Share Merger Consideration.

Stockholders wishing to exercise the right to seek an appraisal of their shares of common stock must do ALL of the following:

•	the stockholder must not vote in favor of the proposal to adopt the Merger Agreement;

•	the stockholder must deliver to Bottomline a written demand for appraisal before the vote on the Merger Agreement at the Special Meeting;

•

the stockholder must continuously hold the shares from the date of making the demand through the Effective Time (a stockholder will lose appraisal rights if the stockholder transfers the shares before the Effective Time); and

•

the stockholder or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.

Your failure to follow exactly the procedures specified under Section 262 will result in the loss of your appraisal rights. The Section 262 requirements for exercising appraisal rights are described in further detail in this proxy statement, and Section 262 is reproduced in Annex C to this proxy statement. If you hold your shares of common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee.

For more information, please see the section captioned “The Merger — Appraisal Rights,” beginning on page 64 of this proxy statement.

U.S. Federal Income Tax Consequences of the Merger

For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined under the caption “The Merger — U.S. Federal Income Tax Consequences of the Merger”) in exchange for such U.S. Holder’s shares of common stock in the Merger generally will result in the recognition of gain or loss in an amount equal to the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the shares of common stock surrendered in the Merger.

A Non-U.S. Holder (as defined under the caption “The Merger — U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of common stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States.

For more information, see the section of this proxy statement captioned “The Merger — U.S. Federal Income Tax Consequences of the Merger,” beginning on page 69 of this proxy statement. Stockholders should consult their own tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Legal Proceedings Regarding the Merger

On January 19, 2022, a purported stockholder of Bottomline filed a lawsuit in the United States District Court for the Southern District of New York against Bottomline and its directors, captioned Shiva Stein v. Bottomline Technologies, Inc., et al., Case No. 1:22-cv-00481 (the “Stein Complaint”). On January 21, 2022, a purported stockholder of Bottomline filed a lawsuit in the United States District Court for the Southern District of New York against Bottomline and its directors, captioned Jeffrey D. Justice, II v. Bottomline Technologies, Inc., et al., Case No. 1:22-cv-00586 (the “Justice Complaint”). On January 26, 2022, a purported stockholder of Bottomline filed a lawsuit in the United States District Court for the Southern District of New York against Bottomline and its directors, captioned Chau Le v. Bottomline Technologies, Inc., et al., Case No. 1:22-cv-00670 (the “Le Complaint”).

All of the complaints allege that the preliminary proxy statement issued in connection with the Merger omits material information or contains misleading disclosures and that, as a result, (i) all of the defendants violated Section 14(a) of the Exchange Act and (ii) all of Bottomline’s directors violated section 20(a) of the Exchange Act. The Le Complaint also alleges that Bottomline’s directors breached their fiduciary duties of care, loyalty and good faith by, among other things, causing Bottomline to enter into the transactions contemplated by the Merger Agreement as a result of an inadequate sale process, agreeing to preclusive deal mechanisms and filing a materially misleading and incomplete preliminary proxy statement. The Le Complaint also alleges that Bottomline aided and abetted these purported breaches of fiduciary duties.

All of the complaints seek, among other things, (i) injunctive relief preventing the consummation of the transactions contemplated by the Merger Agreement; (ii) rescission or rescissory damages in the event the transactions contemplated by the Merger Agreement have been implemented; (iii) dissemination of a proxy statement that does not omit material information or contain any misleading disclosures; (iv) a declaration that defendants violated Sections 14(a) and/or 20(a) of the Exchange Act (except the Stein Complaint and the Le Complaint) or that Bottomline’s directors violated their fiduciary duties (except the Stein Complaint and the Justice Complaint); (v) to direct the defendants to account to plaintiff for all damages suffered (except the Justice Complaint); and (vi) an award of plaintiff’s expenses, including attorneys’ and experts’ fees.

Bottomline, Parent and Merger Sub believe the claims asserted in each of the complaints are without merit.

Additional lawsuits may be filed against Bottomline, the Board of Directors, Parent and/or Merger Sub in connection with the transactions contemplated by the Merger Agreement and the Proxy Statement.

For more information, please see the section captioned “The Merger — Legal Proceedings Regarding the Merger,” beginning on page 73 of this proxy statement.

Acquisition Proposals

Under the Merger Agreement, from the date of the Merger Agreement until the earlier of the Effective Time or termination of the Merger Agreement, Bottomline has agreed not to, and to cause its subsidiaries (and instruct its and their respective directors, officers, managers, employees, consultants, legal counsel, financial advisors and agents and other representatives, whom we collectively refer to as “representatives,”) not to, directly or indirectly, among other things:

•

solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist any inquiry, proposal or offer that constitutes or could reasonably be expected to lead to, an Acquisition Proposal (as defined in the section below captioned “The Merger Agreement — Acquisition Proposals”);

•

furnish any information relating to Bottomline or any subsidiary or afford to any person access to the business, properties, assets, books, records or other information, or to any personnel, of Bottomline or any subsidiary, with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an Acquisition Proposal or any Inquiries (as defined in the section below captioned “The Merger Agreement — Acquisition Proposals”);

•

participate or engage in discussions or negotiations with any person with respect to an Acquisition Proposal (or Inquiries or any other effort or attempt that could reasonably be expected to lead to an Acquisition Proposal);

•

enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an Acquisition Transaction (except for Acceptable Confidentiality Agreements (as defined in the section below captioned “The Merger Agreement — Acquisition Proposals”)); or

•	make any Company Board Recommendation Change (as defined in the section below captioned “The Merger Agreement — Acquisition Proposals”).

Notwithstanding these restrictions, under certain circumstances, prior to the adoption of the Merger Agreement by Bottomline’s stockholders, Bottomline may provide information to and afford access to the business, employees, officers, contracts, properties, assets, books and records of Bottomline and its subsidiaries to, and engage or participate in negotiations or discussions with, a person regarding an Acquisition Proposal if the Board of Directors determines in good faith after consultation with its financial advisor and its outside legal counsel that such proposal is a Superior Proposal (as defined in the section below captioned “The Merger Agreement — Acquisition Proposals”) or could reasonably be expected to lead to a Superior Proposal and not to do so would be inconsistent with the directors’ exercise of their fiduciary duties under applicable law. For more information, see the section of this proxy statement captioned “The Merger Agreement — Acquisition Proposals,” beginning on page 83 of this proxy statement.

Company Board Recommendation Change

The Board of Directors has unanimously recommended that you vote “FOR” the adoption of the Merger Agreement. The Merger Agreement provides that the Board of Directors may not change its recommendation, or take other actions constituting a Company Board Recommendation Change, except in certain specified circumstances. For more information, see the section of this proxy statement captioned “The Merger Agreement — The Board of Directors’ Recommendation; Company Board Recommendation Change,” beginning on page 86 of this proxy statement.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the adoption of the Merger Agreement by Bottomline’s stockholders, in the following ways:

•	By mutual written consent of Bottomline and Parent.

•	By either Bottomline or Parent:

•	if the Merger is not consummated on or before December 16, 2022, which we refer to as the “End Date” (except that the right to terminate the Merger Agreement as a result of the occurrence of the

End Date will not be available to any party whose breach of a provision of the Merger Agreement resulted in, or was a principal cause of, the failure of the closing of the transactions contemplated by the Merger Agreement to be consummated by the End Date);

•

if any order has been issued by a governmental entity of competent jurisdiction in any jurisdiction in which Parent, Bottomline or their respective subsidiaries have non-de minimis business operations that prevents, makes illegal or prohibits the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement, and such Order has become final and non-appealable; or

•

if Bottomline’s stockholders fail to approve the proposal to approve and adopt the Merger Agreement at the Special Meeting, or any adjournment or postponement thereof, at which a vote on such proposal is taken.

•	By Bottomline:

•

if there has been any breach or violation of any representation, warranty, covenant or agreement of Parent or Merger Sub in the Merger Agreement, which (i) would result in the failure of a closing condition and (ii) such failure is not capable of being cured, or is not cured by Parent or Merger Sub, before the earlier of the End Date or the date that is 30 calendar days following Bottomline’s delivery of written notice thereof (except that Bottomline may not terminate the Merger Agreement pursuant to this provision if Bottomline is then in breach of the Merger Agreement in any material respect);

•

at any time prior to receiving the stockholder approval, in order to enter into an Alternative Acquisition Agreement providing for a Superior Proposal, if (i) Bottomline has complied in all material respects with its obligations related to such Superior Proposal and (ii) Bottomline pays or causes to be paid to Parent in immediately available funds a termination fee of $78,000,000 prior to or concurrently with such termination under the Merger Agreement; or

•

if (i) all of the conditions applicable to Parent’s and Merger Sub’s obligations to consummate the closing have been and continue to be satisfied or waived (other than those conditions that, by their nature, are to be satisfied at the closing, each of which is capable of being satisfied at the closing), (ii) Parent and Merger Sub fail to complete the closing on the date the closing should have occurred pursuant to the Merger Agreement, (iii) Bottomline has delivered irrevocable written notice to Parent certifying as to the matters described in clause (i) and that Bottomline stands ready, willing and able to consummate the Merger at such time, and (iv) Parent and Merger Sub fail to consummate the Merger by the third business day after the delivery of the notice described in clause (iii).

•	By Parent:

•

if there has been any breach or violation of any representation, warranty, covenant or agreement of Bottomline in the Merger Agreement, which (i) would result in the failure of a closing condition and (ii) is not capable of being cured, or is not cured by Bottomline, before the earlier of the End Date or the date that is 30 calendar days following Parent’s delivery of written notice thereof (except that Parent may not terminate the Merger Agreement pursuant to this provision if either Parent or Merger Sub is then in breach of the Merger Agreement in any material respect);

•

if at any time before the Special Meeting, the Board of Directors (or any committee thereof) has withdrawn, qualified, modified, in each case in a manner adverse to Parent and Merger Sub, or failed to publicly reaffirm within seven business days of being so requested by parent, its recommendation that stockholders vote in favor of approval and adoption of the Merger Agreement; or

•

if Bottomline has breached any of its obligations related to Acquisition Proposals and Superior Proposals (other than any inadvertent and immaterial breaches thereof not intended to result in an Acquisition Proposal).

For more information, please see the section captioned “The Merger Agreement — Termination of the Merger Agreement,” beginning on page 96 of this proxy statement.

Termination Fees and Expense Reimbursement

Except in specified circumstances, whether or not the Merger is completed, Bottomline, on the one hand, and Parent and Merger Sub, on the other hand, are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement.

Bottomline will be required to pay to Parent a termination fee of $78,000,000 if the Merger Agreement is terminated under specified circumstances. In addition, in certain circumstances, Bottomline will be required to reimburse Parent for up to $5,000,000 of its expenses associated with the transactions contemplated by the Merger Agreement (with such reimbursement deducted from the termination fee, should it not be payable at the time of such termination but subsequently become payable).

For more information on these termination fees, see the section of this proxy statement captioned “The Merger Agreement — Termination Fees and Expense Reimbursement,” beginning on page 98 of this proxy statement.

Effect on Bottomline if the Merger is Not Completed

If the Merger Agreement is not adopted by Bottomline’s stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares of common stock. Instead, Bottomline will remain an independent public company, our common stock will continue to be listed and traded on NASDAQ and registered under the Securities Exchange Act of 1934 (“Exchange Act”), and we will continue to file periodic reports with the SEC. Under specified circumstances, Bottomline will be required to pay Parent a termination fee upon the termination of the Merger Agreement. For more details see the section of this proxy statement captioned “The Merger Agreement — Termination Fees and Expense Reimbursement,” beginning on page 98 of this proxy statement.

The Special Meeting

Date, Time and Place

A special meeting of stockholders of Bottomline (the “Special Meeting”) will be held on March 8, 2022, at 4 p.m., Eastern Time, at 325 Corporate Drive, Portsmouth, NH 03801.

Record Date; Shares Entitled to Vote

You are entitled to vote at the Special Meeting if you owned shares of common stock at the close of business on February 1, 2022 (the “Record Date”). You will have one vote at the Special Meeting for each share of common stock that you owned at the close of business on the Record Date.

Purpose

At the Special Meeting, we will ask stockholders to vote on proposals to (1) adopt the Merger Agreement; (2) adjourn the Special Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) approve, by non-binding, advisory vote, compensation that will or may become payable by Bottomline to its named executive officers in connection with the Merger.

Quorum

As of the Record Date, there were 44,977,553 shares of common stock outstanding and entitled to vote at the Special Meeting. The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at the Special Meeting.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of Bottomline common stock is required to adopt the Merger Agreement. Approval of the proposal to adjourn the Special Meeting, requires the affirmative vote of a majority of the shares of stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter. Approval, by non-binding, advisory vote, of compensation that will or may become payable to Bottomline’s executive officers in connection with the Merger requires the affirmative vote of a majority of the shares of stock having voting power present in person or represented by proxy at the Special Meeting entitled to vote on the subject matter.

Share Ownership of Our Directors and Executive Officers; Voting Agreement

As of January 24, 2022, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 2,102,381 shares of common stock, representing approximately 4.7% of the shares of common stock outstanding on January 24, 2022.

Parent and Bottomline have entered into a voting agreement (the “Voting Agreement”) with our directors (including our chief executive officer) and Clearfield Capital Management LP (collectively, the “Supporting Shareholders”), which collectively hold approximately 4% of the outstanding shares of our common stock, as of the date of the Voting Agreement. A copy of the Voting Agreement is attached as Annex D and is incorporated herein by reference. Under the Voting Agreement, the Supporting Shareholders agree, among other things, during the term of the Voting Agreement, to vote their shares of common stock (i) in favor of the adoption of Merger Agreement and the approval of the transactions contemplated thereby and (ii) against any alternative acquisition proposal, and not to, directly or indirectly, sell, transfer, exchange or otherwise dispose of their shares, subject to certain limited exceptions.

We currently expect that our directors and executive officers will vote all of their respective shares of Bottomline common stock: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the non-binding, advisory proposal to approve compensation that will or may become payable by Bottomline to its named executive officers in connection with the Merger.

Voting and Proxies

Any stockholder of record entitled to vote may submit a proxy by returning a signed proxy card by mail in the accompanying prepaid reply envelope or granting a proxy electronically over the Internet or by telephone, or may vote in person by appearing at the Special Meeting. If you are a beneficial owner and hold your shares of common stock in “street name” through a bank, broker or other nominee, you should instruct your bank, broker or other nominee on how you wish to vote your shares of common stock using the instructions provided by your bank, broker or other nominee. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote on routine matters. The proposals to be considered at the Special Meeting are non-routine matters, and banks, brokers and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your bank, broker or nominee on how you wish to vote your shares.

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by (1) signing another proxy card with a later date and returning it prior to the Special Meeting; (2) submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy; (3) delivering a written notice of revocation to our Corporate Secretary; or (4) attending the Special Meeting and voting in person by ballot.

If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

For more information, see the section of this proxy statement captioned “The Special Meeting” beginning on page 23 of this proxy statement.

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that are important to you. We encourage you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption “Where You Can Find More Information.”

Q:	Why am I receiving these materials?

A:    The Board of Directors is furnishing this proxy statement and form of proxy card to the holders of shares of Bottomline common stock in connection with the solicitation of proxies to be voted at the Special Meeting.

Q:	What am I being asked to vote on at the Special Meeting?

A:    You are being asked to vote on the following proposals:

1) To adopt the Merger Agreement pursuant to which Merger Sub will merge with and into Bottomline, and Bottomline will become a wholly owned subsidiary of Parent;

2) To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and

3) To approve, by non-binding, advisory vote, compensation that will or may become payable by Bottomline to its named executive officers in connection with the Merger.

Q:	When and where is the Special Meeting?

A:    The Special Meeting will take place on March 8, 2022, at 4 p.m., Eastern Time, at 325 Corporate Drive, Portsmouth, NH 03801.

Q:	Who is entitled to vote at the Special Meeting?

A:    Stockholders as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting (and at any adjournment or postponement thereof). Each holder of shares of Bottomline common stock is entitled to cast one vote on each matter properly brought before the Special Meeting for each share of common stock owned as of the Record Date.

Q:	May I attend the Special Meeting and vote in person?

A:    Yes. All stockholders as of the Record Date may attend the Special Meeting and vote in person. Seating will be limited. Stockholders will need to present proof of ownership of shares of Bottomline common stock, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the Special Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Special Meeting. Due to health and safety considerations related to COVID-19, in-person attendance will require compliance with any then-applicable governmental requirements or recommendations as well as with facility requirements.

Even if you plan to attend the Special Meeting in person, to ensure that your shares will be represented at the Special Meeting we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions. If you hold your shares in “street name,” you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	Is it possible that the Special Meeting will be changed to a virtual format?

A:    Although we are currently planning to hold the Special Meeting in person, in light of the ongoing public health concerns surrounding the COVID-19 pandemic, we are planning for the possibility that the Special Meeting may be held solely by means of remote communication (i.e., a virtual-only meeting) in lieu of an in-person meeting. If we decide to hold a virtual Special Meeting, we will publicly announce the decision in advance in a press release, and details on how to access the virtual Special Meeting will be posted on our website at www.investors.bottomline.com as soon as practicable before the Special Meeting and filed as additional proxy soliciting material with the SEC. In that event, the Special Meeting will be held on the above date and time but would be available via live video webcast. We recommend that you monitor our website for updated information, and please check the website in advance of the Special Meeting to confirm the status of the Special Meeting before planning to attend in person.

Q:	What is the proposed Merger and what effects will it have on Bottomline?

A:    The proposed Merger is the acquisition of Bottomline by Parent. If the proposal to adopt the Merger Agreement is approved by Bottomline’s stockholders and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will merge with and into Bottomline, with Bottomline continuing as the Surviving Corporation. As a result of the Merger, Bottomline will become a wholly owned subsidiary of Parent, and our common stock will no longer be publicly traded and will be delisted from NASDAQ. In addition, our common stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC.

Q:	What will I receive if the Merger is completed?

A:    Upon completion of the Merger, you will be entitled to receive the Per Share Merger Consideration for each share of Bottomline common stock that you own, unless you have properly exercised and not withdrawn your appraisal rights under the DGCL. For example, if you own 100 shares of common stock, you will receive $5,700.00 in cash in exchange for your shares of common stock, less any applicable withholding taxes.

Q:	How does the Per Share Merger Consideration compare to the market price of the common stock?

A:    The $57.00 Per Share Merger Consideration constituted a premium of: (1) approximately 41% and 40% to the unaffected 30-day and 60-day (respectively) volume weighted average price of Bottomline’s common stock prior to October 19, 2021, the last trading day prior to the announcement of the appointment of Michael Curran, Philip Hilal and Larry Klane to the Board of Directors; and (2) approximately 13% to the closing price of Bottomline’s common stock on December 15, 2021, the last trading day prior to the date on which Bottomline entered into the Merger Agreement.

Q:	What do I need to do now?

A:    We encourage you to read this proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement carefully and consider how the Merger affects you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically over the Internet or by telephone, so that your shares can be voted at the Special Meeting, unless you wish to seek appraisal. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares. Please do not send your stock certificates with your proxy card.

Q:	Should I send in my stock certificates now?

A:    No. After the Merger is completed, you will receive a letter of transmittal containing instructions for how to send your Bottomline stock certificates to the paying agent in order to receive the appropriate cash payment for the shares of common stock represented by your stock certificates. You should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled. Please do not send your stock certificates with your proxy card.

Q:	What happens if I sell or otherwise transfer my shares of common stock after the Record Date but before the Special Meeting?

A:    The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the date the Merger is expected to be completed. If you sell or transfer your shares of Bottomline common stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies Bottomline in writing of such special arrangements, you will transfer the right to receive the Per Share Merger Consideration, if the Merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the Special Meeting. Even if you sell or otherwise transfer your shares of common stock after the Record Date, we encourage you to sign, date and return the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone.

Q:	How does the Board of Directors recommend that I vote?

A:    The Board of Directors, after considering the various factors described under the caption “The Merger — Recommendation of the Board of Directors and Reasons for the Merger,” has unanimously (1) adopted and declared advisable the merger agreement and the transactions contemplated by the merger agreement; (2) declared that it is in the best interests of Bottomline and its stockholders that Bottomline enter into the merger agreement and consummate the transactions contemplated by the merger agreement, in each case on the terms and subject to the conditions set forth in the merger agreement; and (3) declared that the terms of the merger agreement are fair to Bottomline and its stockholders. The Board of Directors unanimously recommends that you vote (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Bottomline to its named executive officers in connection with the Merger.

Q:	What happens if the Merger is not completed?

A:    If the Merger Agreement is not adopted by Bottomline’s stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares of Bottomline common stock. Instead, Bottomline will remain an independent public company, our common stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act, and we will continue to file periodic reports with the SEC. Bottomline will be required to pay Parent a termination fee of $78,000,000 upon the termination of the Merger Agreement under specified circumstances, as described in the section captioned “The Merger Agreement — Termination Fees and Expense Reimbursement,” beginning on page 98 of this proxy statement.

Q:	What vote is required to adopt the Merger Agreement?

A:    The affirmative vote of the holders of a majority of the outstanding shares of Bottomline common stock is required to adopt the Merger Agreement. If a quorum is present at the Special Meeting, the failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the Internet or by telephone; or (3) vote in person by ballot at the Special Meeting will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If you hold your shares in “street name” and a quorum is present at the Special Meeting, the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If a quorum is present at the Special Meeting, abstentions will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

Q:

What vote is required to approve any proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting and to approve, by non-binding, advisory vote, compensation that will or may become payable by Bottomline to its named executive officers in connection with the Merger?

A:    Approval of the proposal to adjourn the Special Meeting requires the affirmative vote of a majority of the shares of stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter. Approval, by non-binding, advisory vote, of compensation that will or may become payable by Bottomline to its named executive officers in connection with the Merger requires the affirmative vote of a majority of the shares of stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter. The failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the Internet or by telephone; or (3) vote in person by ballot at the Special Meeting will not have any effect on the adjournment proposal or the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Bottomline to its named executive officers in connection with the Merger. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will not have any effect on the adjournment proposal and the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Bottomline to its named executive officers in connection with the Merger. Abstentions will have the same effect as a vote “AGAINST” the adjournment proposal and the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Bottomline to its named executive officers in connection with the Merger.

Q:	Why am I being asked to cast a non-binding, advisory vote regarding compensation that will or may become payable by Bottomline to its named executive officers in connection with the Merger?

A:    SEC rules require Bottomline to seek a non-binding, advisory vote regarding compensation that will or may become payable by Bottomline to its named executive officers in connection with the Merger.

Q:	What is the compensation that will or may become payable by Bottomline to its named executive officers in connection with the Merger for purposes of this advisory vote?

A:    The compensation that will or may become payable by Bottomline to its named executive officers in connection with the Merger is described more fully under the heading “Golden Parachute Compensation” beginning on page 60 of this proxy statement.

Q:	What will happen if stockholders do not approve the compensation that will or may become payable by Bottomline to its named executive officers in connection with the Merger at the Special Meeting?

A:    Approval of the compensation that will or may become payable by Bottomline to its named executive officers in connection with the Merger is not a condition to completion of the Merger. The vote with respect to the compensation that will or may become payable by Bottomline to its named executive officers in connection with the Merger is an advisory vote and will not be binding on Bottomline or Parent. If the Merger Agreement is adopted by the stockholders and the Merger is completed, the compensation that will or may become payable by Bottomline to its named executive officers in connection with the Merger will or may be paid to Bottomline’s named executive officers pursuant to the terms of the applicable arrangement even if stockholders fail to approve such compensation.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:    If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by Bottomline.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	How may I vote?

A:    If you are a stockholder of record (that is, if your shares of Bottomline common stock are registered in your name with Computershare Trust Company, N.A., our transfer agent), there are four ways to vote:

•	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope;

•	by visiting the Internet at the address on your proxy card;

•	by calling toll-free (within the U.S. or Canada) the phone number on your proxy card; or

•

by attending the Special Meeting and voting in person by ballot. A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of Bottomline common stock, and to confirm that your voting instructions have been properly recorded when voting electronically over the Internet or by telephone. Please be aware that, although there is no charge for voting your shares, if you vote electronically over the Internet or by telephone, you may incur costs such as Internet access and telephone charges for which you will be responsible.

Even if you plan to attend the Special Meeting in person, you are strongly encouraged to vote your shares of Bottomline common stock by proxy. If you are a record holder or if you obtain a “legal proxy” to vote shares that you beneficially own, you may still vote your shares of Bottomline common stock in person by ballot at the Special Meeting even if you have previously voted by proxy. If you are present at the Special Meeting and vote in person by ballot, your previous vote by proxy will not be counted.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the Internet or by telephone. To vote over the Internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting form provided by your bank, broker or nominee.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:    No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote of your shares. Without instructions, your shares will not be voted on such proposals, which will have the same effect as if you voted against adoption of the Merger Agreement, but will have no effect on the adjournment proposal or the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Bottomline to its named executive officers in connection with the Merger.

Q:	May I change my vote after I have mailed my signed proxy card?

A:    Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•	signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to the Corporate Secretary; or

•

attending the Special Meeting and voting in person by ballot. If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	What is a proxy?

A:    A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of common stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of common stock is called a “proxy card.” Our Board of Directors has designated Joseph L. Mullen, our Chairman of the Board of Directors, Robert A. Eberle, our Chief Executive Officer, A. Bruce Bowden, our Chief Financial Officer, and each of them, with full power of substitution, as the proxy holders for the Special Meeting.

Q:	If a stockholder gives a proxy, how are the shares voted?

A:    Regardless of the method you choose to vote, the proxy holders will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting. If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Bottomline to its named executive officers in connection with the Merger.

Q:	What should I do if I receive more than one set of voting materials?

A:    You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please sign, date and return (or grant your proxy electronically over the Internet or by telephone) each proxy card and voting instruction card that you receive.

Q:	Where can I find the voting results of the Special Meeting?

A:    If available, Bottomline may announce preliminary voting results at the conclusion of the Special Meeting. Bottomline intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the Special Meeting. All reports that Bottomline files with the SEC are publicly available when filed. See the section of this proxy statement captioned “Where You Can Find More Information.” beginning on page 105 of this proxy statement.

Q:	Will I be subject to U.S. federal income tax upon the exchange of common stock for cash pursuant to the Merger?

A:    If you are a U.S. Holder (as defined under the caption “The Merger — U.S. Federal Income Tax Consequences of the Merger”), the exchange of Bottomline common stock for cash pursuant to the Merger generally will require you to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash you received pursuant to the Merger and your adjusted tax basis in the shares of common stock surrendered pursuant to the Merger. A Non-U.S. Holder (as defined under the caption “The Merger — U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of Bottomline common stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States.

You should consult your own tax advisor to determine the U.S. federal income tax consequences of the Merger to you in light of your own particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction. A more complete description of certain U.S. federal income tax consequences of the Merger is provided under the caption “The Merger — U.S. Federal Income Tax Consequences of the Merger.”

Q:	What will the holders of Bottomline stock options, restricted stock awards and restricted stock unit awards receive in the Merger?

A:    At the Effective Time, each outstanding stock option, restricted stock award and restricted stock unit award will be credited with the Additional Vesting Credit. For any award of restricted shares or restricted stock units that are subject to performance-based vesting conditions, the number of shares subject to such award will be deemed to have been achieved at the “target” level of performance for such award at the Effective Time.

After giving effect to the Additional Vesting Credit, each outstanding option that is vested will be cancelled and converted into the right to receive an amount in cash (subject to any applicable tax withholding) equal to the product of (1) the amount, if any, by which $57.00 exceeds the exercise price per share of Bottomline common stock underlying such stock option; and (2) the total number of shares of Bottomline common stock subject to such option. It is anticipated that all outstanding stock options will be fully vested and “in-the-money” at the Effective Time.

At the Effective Time, each restricted stock award that is then vested (after giving effect to the Additional Vesting Credit) will be converted into the right to receive the product of (1) $57.00 and (2) the number of shares of Bottomline common stock subject to such restricted stock award, payable promptly following the Effective Time. Each restricted stock award which is unvested as of the Effective Time (after giving effect to the Additional Vesting Credit) will be cancelled at the Effective Time and converted into the right to receive an amount in cash equal to the product of (1) $57.00 and (2) the number of shares of Bottomline common stock subject to such unvested restricted stock award, which amount will, generally subject to the holder’s continued service with the Company, Parent or an affiliate through the applicable vesting date and vest and be payable at the same time and on the same terms as the unvested restricted stock award to which such cash amount relates would have vested pursuant to its terms (except that any applicable performance conditions will be deemed to have been achieved at target levels and after giving effect to Additional Vesting Credit). Additionally, under Bottomline’s 2019 Stock Incentive Plan, if the holder’s employment is terminated other than for cause or by the holder for good reason within two years of the Effective Time, the cash amount to which such restricted stock award relates will immediately vest.

At the Effective Time, each outstanding restricted stock unit award that is then vested (after giving effect to the Additional Vesting Credit) will be converted into the right to receive a payment equal to the product of (1) $57.00 and (2) the number of shares of Bottomline common stock subject to such restricted stock unit award, payable promptly following the Effective Time. Each restricted stock unit award that is unvested as of the Effective Time (after giving effect to the Additional Vesting Credit) will be cancelled at the Effective Time and converted into the right to receive an amount in cash equal to the product of (1) $57.00 and (2) the number of shares of Bottomline common stock subject to such unvested restricted stock award, which amount will, generally subject to the holder’s continued service with the Company, Parent or an affiliate through the applicable vesting date and vest and be payable at the same time and on the same terms as the unvested restricted stock unit award to which such cash amount relates would have vested pursuant to its terms (except that any applicable performance conditions will be deemed to have been achieved at target levels and after giving effect to Additional Vesting Credit). Additionally, under Bottomline’s 2019 Stock Incentive Plan, if the holder’s employment is terminated other than for cause or by the holder for good reason within two years of the Effective Time, the cash amount to which such restricted stock unit award relates will immediately vest.

Q:	What will happen to the Bottomline Employee Stock Purchase Plan (“ESPP”) in connection with the Merger?

A:    The current purchase period under the ESPP will be the final purchase period under the ESPP; to the extent necessary, the current purchase period will be shortened so that the share purchase pursuant to that purchase period will occur prior to the Merger. Any funds remaining in a participant’s account following this final purchase will be refunded to the participant. Shares purchased via the ESPP will be treated in the same manner as other outstanding Bottomline shares in the Merger. There will be no increase in the amount of participants’ payroll deduction elections under the ESPP during the current purchase period and no new participants will be allowed to enroll in the ESPP.

Q:	When do you expect the Merger to be completed?

A:    We are working toward completing the Merger as quickly as possible and currently expect to complete the Merger in the second calendar quarter of 2022. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to the closing conditions specified in the Merger Agreement, many of which are outside of our control.

Q:	Am I entitled to appraisal rights under the DGCL?

A:    If the Merger is completed, Bottomline stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262. This means that stockholders are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court, so long as they comply with the procedures established by Section 262. Due to the complexity of the appraisal process, Bottomline stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights. The DGCL requirements for exercising appraisal rights are described in additional detail in this proxy statement, and Section 262 regarding appraisal rights is reproduced in Annex C to this proxy statement.

Q:	Do any of Bottomline’s directors or officers have interests in the Merger that may differ from those of Bottomline stockholders generally?

A:    Yes. In considering the recommendation of the Board of Directors with respect to the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of Bottomline stockholders generally. In (i) evaluating and negotiating the Merger Agreement; (ii) approving the Merger Agreement and the Merger; and (iii) recommending that the Merger Agreement be adopted by Bottomline’s stockholders, the Board of Directors was aware of and considered these interests to the extent that they existed at the time, among other matters. For more information, see the section of this proxy statement captioned “The Merger — Interests of Bottomline’s Directors and Executive Officers in the Merger,” beginning on page 55 of this proxy statement.

Q:	Who can help answer my questions?

A:    If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Bottomline common stock, please contact our Proxy Solicitor:

Innisfree M&A Incorporated

Stockholders May Call Toll-Free: (877) 687-1865

Banks & Brokers May Call Collect: (212) 750-5833

FORWARD-LOOKING STATEMENTS

This proxy statement and any document referred to in this proxy statement contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Bottomline’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by Bottomline and Thoma Bravo, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining stockholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of Bottomline’s business and other conditions to the completion of the transaction; (ii) the impact of the COVID-19 pandemic on Bottomline’s business and general economic conditions; (iii) Bottomline’s ability to implement its business strategy; (iv) significant transaction costs associated with the proposed transaction; (v) potential litigation relating to the proposed transaction; (vi) the risk that disruptions from the proposed transaction will harm Bottomline’s business, including current plans and operations; (vii) the ability of Bottomline to retain and hire key personnel; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (ix) legislative, regulatory and economic developments affecting Bottomline’s business; (x) general economic and market developments and conditions; (xi) the evolving legal, regulatory and tax regimes under which Bottomline operates; (xii) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect Bottomline’s financial performance; (xiii) restrictions during the pendency of the proposed transaction that may impact Bottomline’s ability to pursue certain business opportunities or strategic transactions; and (xiv) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as Bottomline’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, are more fully discussed in this proxy statement. While the list of factors presented here, and the list of factors presented in this proxy statement are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Bottomline’s financial condition, results of operations, or liquidity. Bottomline does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the Board of Directors for use at the Special Meeting.

Date, Time and Place

We will hold the Special Meeting on March 8, 2022, at 4 p.m., Eastern Time, at 325 Corporate Drive, Portsmouth, NH 03801.

Purpose of the Special Meeting

At the Special Meeting, we will ask stockholders to vote on proposals to (i) adopt the Merger Agreement, (ii) adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting and (iii) approve, by non-binding, advisory vote, compensation that will or may become payable by Bottomline to its named executive officers in connection with the Merger.

Record Date; Shares Entitled to Vote; Quorum

Only stockholders of record as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. A list of stockholders entitled to vote at the Special Meeting will be available at our principal executive offices, located at 325 Corporate Drive, Portsmouth, New Hampshire 03801 during regular business hours for a period of no less than ten days before the Special Meeting and at the place of the Special Meeting during the meeting.

As of the Record Date, there were 44,977,553 shares of common stock outstanding and entitled to vote at the Special Meeting.

The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at the Special Meeting. In the event that a quorum is not present at the Special Meeting, it is expected that the meeting will be adjourned to solicit additional proxies.

Vote Required; Abstentions and Broker Non-Votes

The affirmative vote of the holders of a majority of the outstanding shares of Bottomline common stock is required to adopt the Merger Agreement. Adoption of the Merger Agreement by Bottomline’s stockholders is a condition to the closing of the transactions contemplated by the Merger Agreement.

Approval of the proposal to adjourn the Special Meeting requires the affirmative vote of a majority of the shares of stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter. Approval, by non-binding, advisory vote, of compensation that will or may become payable by Bottomline to its named executive officers in connection with the Merger requires the affirmative vote of a majority of the shares of stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter.

If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted “AGAINST” the proposal to adopt the Merger Agreement. For stockholders who attend the meeting or are represented by proxy and abstain from voting, the abstention will have the same effect as if the stockholder voted “AGAINST” any proposal to adjourn the Special Meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting and “AGAINST” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Bottomline to its named executive officers in connection with the Merger.

Bottomline does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas each of the proposals to be presented at the Special Meeting is considered non-routine. As a result, no broker will be permitted to vote your shares of Bottomline common stock at the Special Meeting without receiving instructions. Failure to instruct your broker on how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

Shares Held by Bottomline’s Directors and Executive Officers; Voting Agreement

As of January 24, 2022, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 2,102,381 shares of common stock, representing approximately 4.7% of the shares of common stock outstanding on January 24, 2022.

We currently expect that our directors and executive officers will vote all of their respective shares of Bottomline common stock: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the non-binding, advisory proposal to approve compensation that will or may become payable by Bottomline to its named executive officers in connection with the Merger.

Parent and Bottomline have entered into the Voting Agreement with the Supporting Shareholders, which collectively hold approximately 4% of the outstanding shares of our common stock, as of the date of the Voting Agreement. A copy of the Voting Agreement is attached as Annex D and is incorporated herein by reference. Under the Voting Agreement, the Supporting Shareholders agree, among other things, during the term of the Voting Agreement, to vote their shares of common stock (i) in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby and (ii) against any alternative acquisition proposal, and not to, directly or indirectly, sell, transfer, exchange or otherwise dispose of their shares, subject to certain limited exceptions.

Voting of Proxies

If your shares are registered in your name with our transfer agent, Computershare Trust Company, N.A., you may cause your shares to be voted by returning a signed and dated proxy card in the accompanying prepaid envelope, or you may vote in person at the Special Meeting. Additionally, you may grant a proxy electronically over the Internet or by telephone by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the Internet or by telephone. Based on your proxy cards or Internet and telephone proxies, the proxy holders will vote your shares according to your directions.

If you plan to attend the Special Meeting and wish to vote in person, you will be given a ballot at the Special Meeting. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the Special Meeting in person. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any previously submitted proxy.

Voting instructions are included on your proxy card. All shares represented by properly signed and dated proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies that do not contain voting instructions will be voted (1) “FOR” adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Bottomline to its named executive officers in connection with the Merger.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee or attending the Special Meeting and voting in person with a “legal proxy” from your bank, broker or other nominee. If such a service is provided, you may vote over the Internet or telephone through your bank, broker or other nominee by following the instructions on the voting form provided by your bank, broker or other nominee. If you do not return your bank’s, broker’s or other nominee’s voting form, do not vote via the Internet or telephone through your bank, broker or other nominee, if possible, or do not attend the Special Meeting and vote in person with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the proposal to adopt the Merger Agreement but will not have any effect on the adjournment proposal or the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Bottomline to its named executive officers in connection with the Merger.

Revocability of Proxies

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•	signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to our Corporate Secretary; or

•	attending the Special Meeting and voting in person by ballot.

If you have submitted a proxy, your appearance at the Special Meeting, in the absence of voting in person or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.

If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Any adjournment, postponement or other delay of the Special Meeting, including for the purpose of soliciting additional proxies, will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned, postponed or delayed.

Board of Directors’ Recommendation

The Board of Directors, after considering various factors described under the caption “The Merger — Recommendation of the Board of Directors and Reasons for the Merger,” has unanimously (1) adopted and declared advisable the merger agreement and the transactions contemplated by the Merger Agreement; (2) declared that it is in the best interests of Bottomline and its stockholders that Bottomline enter into the merger agreement and consummate the transactions contemplated by the merger agreement, in each case on the terms and subject to the conditions set forth in the merger agreement; and (3) declared that the terms of the merger agreement are fair to Bottomline and its stockholders. The Board of Directors unanimously recommends that you vote (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Bottomline to its named executive officers in connection with the Merger.

Solicitation of Proxies

The expense of soliciting proxies will be borne by Bottomline. We have retained Innisfree M&A Incorporated, a proxy solicitation firm (the “Proxy Solicitor”), to solicit proxies in connection with the Special Meeting at a cost of approximately $75,000, plus a success fee of $75,000, and expenses. We will also indemnify the Proxy Solicitor against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.

Anticipated Date of Completion of the Merger

Assuming timely satisfaction of necessary closing conditions, including the approval by Bottomline’s stockholders of the proposal to adopt the Merger Agreement, we anticipate that the Merger will be consummated in the second calendar quarter of 2022.

Appraisal Rights

If the Merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262. This means that stockholders are entitled to have their shares appraised by the Delaware Court of Chancery and to receive in lieu of the Per Share Merger Consideration payment in cash of the amount determined by the Delaware Court of Chancery to be the “fair value” of their shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court, so long as they comply with the procedures established by Section 262. Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 could be more than, the same as or less than the value of the Per Share Merger Consideration.

Stockholders wishing to exercise the right to seek an appraisal of their shares of common stock must do ALL of the following:

•	the stockholder must not vote in favor of the proposal to adopt the Merger Agreement;

•	the stockholder must deliver to Bottomline a written demand for appraisal before the vote on the Merger Agreement at the Special Meeting;

•

the stockholder must continuously hold the shares from the date of making the demand through the Effective Time (a stockholder will lose appraisal rights if the stockholder transfers the shares before the Effective Time); and

•

the stockholder or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.

Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in the section captioned “The Merger — Appraisal Rights,” of this proxy statement, and Section 262, the relevant section of the DGCL regarding appraisal rights, is reproduced and attached as Annex C to this proxy statement. If you hold your shares of common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such bank, broker or nominee.

Other Matters

At this time, we know of no other matters to be voted on at the Special Meeting. If any other matters properly come before the Special Meeting, your shares of common stock will be voted in accordance with the discretion of the appointed proxy holders.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on March 8, 2022

The proxy statement is available at www.investors.bottomline.com.

Householding of Special Meeting Materials

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.

If you would like to receive your own set of our disclosure documents, follow the instructions described below. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single set of our disclosure documents, follow these instructions.

We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed, if you contact us by writing to Bottomline Technologies, Inc., Attention: Investor Relations, 325 Corporate Drive, Portsmouth, New Hampshire 03801 or call our Investor Relations Department at (603) 501-4840. Eligible stockholders of record receiving multiple copies of this proxy statement can request householding by contacting us in the same manner. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

Questions and Additional Information

If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of common stock, please contact our Proxy Solicitor:

Innisfree M&A Incorporated

Stockholders May Call Toll-Free: (877) 687-1865

Banks & Brokers May Call Collect: (212) 750-5833

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

We are asking you to approve and adopt the Merger Agreement and the Merger contemplated by the Merger Agreement.

For a summary of and detailed information regarding this proposal, see the information about the Merger Agreement and the Merger throughout this proxy statement, including the information set forth in the sections captioned “The Merger” beginning on page 31 of this proxy statement and “The Merger Agreement” beginning on page 74 of this proxy statement. A copy of the Merger Agreement is attached to this proxy statement as Annex A. You are urged to read the Merger Agreement carefully in its entirety.

Under applicable law, we cannot complete the Merger without the affirmative vote of a majority of the outstanding shares of Bottomline common stock voting in favor of the proposal to approve and adopt the Merger Agreement and the Merger. If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote against the proposal to adopt the Merger Agreement.

The Board of Directors unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING

We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. If stockholders approve the adjournment proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including proxies from stockholders that have previously returned properly executed proxies voting against adoption of the Merger Agreement. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the Merger Agreement such that the proposal to adopt the Merger Agreement would be defeated, we could adjourn the Special Meeting without a vote on the adoption of the Merger Agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the Merger Agreement. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairman of the Special Meeting.

The Board of Directors unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 3: ADVISORY, NON-BINDING VOTE ON MERGER-RELATED

EXECUTIVE COMPENSATION ARRANGEMENTS

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, the payment of certain compensation that will or may become payable by Bottomline to its named executive officers in connection with the Merger, as disclosed in the section captioned “The Merger — Interests of Bottomline’s Directors and Executive Officers in the Merger,” beginning on page 55 of this proxy statement.

We are asking stockholders to indicate their approval of the various items of compensation that will or may become payable by Bottomline to its named executive officers in connection with the Merger. These payments are set forth in the section captioned “The Merger — Interests of Bottomline’s Directors and Executive Officers in the Merger— Golden Parachute Compensation,” beginning on page 60 of this proxy statement, and the accompanying footnotes. In general, the various plans and arrangements pursuant to which these compensation payments may be made have previously formed part of Bottomline’s overall compensation program for our named executive officers.

Accordingly, we are seeking approval of the following resolution at the Special Meeting:

“RESOLVED, that the stockholders of Bottomline Technologies, Inc. approve, on a nonbinding, advisory basis, the compensation that will or may become payable by Bottomline to its named executive officers that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned “The Merger — Interests of Bottomline’s Directors and Executive Officers in the Merger— Golden Parachute Compensation.”

Stockholders should note that the approval of this proposal is not a condition to completion of the Merger, and as an advisory vote, the result will not be binding on Bottomline, the Board of Directors, Parent or the named executive officers. Further, certain payments under the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger is consummated our named executive officers will be eligible to receive the compensation that is based on or otherwise relates to the Merger in accordance with the terms and conditions of the underlying plans and agreements and the Merger Agreement.

The Board of Directors unanimously recommends that you vote “FOR” this proposal.

THE MERGER

This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

Parties Involved in the Merger

Bottomline Technologies, Inc.

325 Corporate Drive

Portsmouth, New Hampshire 03801

(603) 436-0700

Bottomline makes complex business payments simple, smart and secure. Corporations and banks rely on Bottomline for domestic and international payments, efficient cash management, automated workflows for payment processing and bill review, and fraud detection, behavioral analytics and regulatory compliance solutions. Thousands of corporations around the world benefit from Bottomline solutions. Headquartered in Portsmouth, NH, Bottomline delights customers through offices across the U.S., Europe and Asia-Pacific.

Bottomline’s common stock is listed on NASDAQ under the symbol “EPAY”.

Bottomline Intermediate Holdings III, LLC (formerly known as Project RB Parent, LLC)

c/o Thoma Bravo, L.P.

600 Montgomery Street, 20th Floor

San Francisco, California 91444

(415) 263-3660

Parent was formed on December 9, 2021, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing in connection with the Merger.

Project RB Merger Sub, Inc.

c/o Thoma Bravo, L.P.

600 Montgomery Street, 20th Floor

San Francisco, California 9144

(415) 263-3660

Merger Sub is a wholly owned indirect subsidiary of Parent and was formed on December 9, 2021, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing in connection with the Merger.

Parent and Merger Sub are each affiliated with the Thoma Bravo Fund. In connection with the transactions contemplated by the Merger Agreement, (1) the Thoma Bravo Fund has provided to Parent an equity commitment of an amount equal to the estimated amount of aggregate consideration that will be due and payable at closing, the aggregate proceeds of which will be sufficient for Parent and Merger Sub to pay the aggregate merger consideration at the closing of the transactions contemplated by the Merger Agreement and all related fees and expenses (pursuant to the terms and conditions as described further under the caption “The Merger — Financing of the Merger,” beginning on page 63 of this proxy statement). After giving effect to the Merger, Bottomline, as the Surviving Corporation, will be affiliated with the Thoma Bravo Fund.

Effect of the Merger

Upon the terms and subject to the conditions of the Merger Agreement, if the Merger is completed, Merger Sub will merge with and into Bottomline, and Bottomline will continue as the Surviving Corporation and as a wholly owned subsidiary of Parent. As a result of the Merger, our common stock will no longer be publicly traded and will be delisted from NASDAQ. In addition, our common stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.

The Effective Time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we, Parent and Merger Sub may agree and specify in the certificate of merger).

Effect on Bottomline if the Merger is Not Completed

If the Merger Agreement is not adopted by Bottomline’s stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares of common stock. Instead, Bottomline will remain an independent public company, our common stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act and we will continue to file periodic reports with the SEC. In addition, if the Merger is not completed, we expect that stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the highly competitive industry in which Bottomline operates and risks related to adverse economic conditions.

Furthermore, if the Merger is not completed, and depending on the circumstances that caused the Merger not to be completed, the price of our common stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of common stock. If the Merger is not completed, the Board of Directors will continue to evaluate and review Bottomline’s business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate. If the Merger Agreement is not adopted by Bottomline’s stockholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to the Board of Directors will be offered or that Bottomline’s business, prospects or results of operation will not be adversely impacted.

Upon termination of the Merger Agreement under specified circumstances, Bottomline will be required to pay Parent a termination fee of $78,000,000. In addition, in certain circumstances, Bottomline will be required to reimburse Parent for up to $5,000,000 of its expenses associated with the transactions contemplated by the Merger Agreement (with such reimbursement deducted from the termination fee, should it not be payable at the time of such termination but subsequently become payable). For more information please see the section captioned “The Merger Agreement — Termination Fees and Expense Reimbursement,” beginning on page 98 of this proxy statement.

Merger Consideration

In the Merger, each outstanding share of common stock (other than shares owned by (1) Parent or Merger Sub and (2) stockholders who are entitled to and who properly exercise appraisal rights under the DGCL) will be converted into the right to receive the Per Share Merger Consideration.

After the Merger is completed, you will have the right to receive the Per Share Merger Consideration, but you will no longer have any rights as a stockholder (except that stockholders who properly exercise their appraisal rights will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by the DGCL, as described below under the caption “—Appraisal Rights,” beginning on page 64 of this proxy statement.)

Background of the Merger

The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. This chronology does not purport to catalogue every conversation of or among members of the Board of Directors, Thoma Bravo, the Company’s representatives, Thoma Bravo’s representatives, and other parties. Other than as described below, there have been no material contacts between the Company and Thoma Bravo in the past two years.

As part of its ongoing evaluation of Bottomline’s business, the Board of Directors, together with senior management, regularly reviews and assesses Bottomline’s strategic direction, financial performance and business plans with a view towards strengthening Bottomline’s business and identifying opportunities to increase stockholder value. Representatives of private equity firms and potential strategic partners have from time to time contacted and/or met with members of Company management to discuss the Company’s business, with a view to exploring whether to pursue a potential transaction with the Company.

On February 5, 2021, a representative of a private equity firm (“Party D”) contacted Robert Eberle, the Chief Executive Officer of the Company, seeking to receive an update on the Company’s business. This representative subsequently expressed to Mr. Eberle an interest in exploring a potential acquisition of the Company. As further described below, Mr. Eberle and other Company representatives engaged in periodic discussions with Party D during the period leading up to Party D’s submission of a written expression of interest with respect to a transaction involving the Company.

On April 6, 2021, a representative of a private equity firm (“Party E”) contacted Mr. Eberle, seeking to receive an update on the Company’s business. This representative subsequently expressed to Mr. Eberle an interest in exploring a potential acquisition of the Company. As further described below, Mr. Eberle and other Company representatives engaged in periodic discussions with Party E during the period leading up to mid-September 2021, but when Party E learned that the Company would be undertaking a process to solicit interest from potential acquirors, Party E indicated it did not intend to participate in the process.

On April 13, 2021, a representative of a private equity firm (“Party B”) contacted Mr. Eberle, seeking to receive an update on the Company’s business. This representative subsequently expressed to Mr. Eberle an interest in exploring a potential acquisition of the Company. As further described below, Mr. Eberle and other Company representatives engaged in periodic discussions with Party B during the period leading up to the Company’s entry into an exclusivity agreement with Thoma Bravo on December 9, 2021.

In light of the various expressions of interest described above, Mr. Eberle contacted representatives of Deutsche Bank, whose lead representative had a long-standing relationship with the Company and familiarity with the Company’s business, and requested a meeting, which meeting occurred on April 16, 2021. During this meeting, Mr. Eberle and Bruce Bowden, the Company’s Chief Financial Officer, discussed Deutsche Bank’s perspectives, based on public information, concerning a range of potential strategic alternatives for the Company and market perspectives of the Company.

On April 26, 2021, a representative of a private equity firm (“Party F”) contacted Mr. Eberle, seeking to receive an update on the Company’s business. This representative subsequently expressed to Mr. Eberle an interest in exploring a potential acquisition of the Company. As further described below, Mr. Eberle and other Company representatives engaged in periodic discussions with Party F during the period leading up to early December 2021, including submitting a written expression of interest as described below.

On May 4, 2021, the Company publicly announced earnings for its 2021 third fiscal quarter and provided guidance for the upcoming 2022 fiscal year. The Company’s financial performance had met Wall Street consensus revenue and earnings targets and the Company’s publicly disclosed guidance for the 2021 third fiscal quarter. However, the Company’s 2022 fiscal year guidance reflected the Company’s expectation of focusing on growth investments and accelerating subscription revenue growth, and as a consequence reflected anticipated earnings that were lower than Wall Street consensus for the 2022 fiscal year. The Company’s stock price traded down by more than 20% within the two trading days after this announcement.

On May 11, 2021, the Board of Directors met to discuss perspectives on the Company’s strategic plan in light of the negative market reaction following the Company’s announcement of its 2021 third fiscal quarter results and 2022 fiscal year guidance. The Board of Directors discussed the potential opportunities and challenges faced by the Company in seeking to execute on its long-term business plans, including that the Company’s ability to invest in growth opportunities was constrained by stockholder focus on near-term profitability, affecting both investment in product development as well as sales and marketing and go-to-market activities for existing products, and that this could create disadvantages over the longer term relative to competitors with public or private market valuations based on growth rather than earnings. The Board of Directors also discussed the Company’s past success in using acquisitions to enhance its product offerings and market scope as new technologies and opportunities emerged, and the fact that it had become more difficult to execute successful acquisitions given the increased valuations of potentially attractive targets and the constraints on the Company’s ability to invest in acquisitions relative to competitors with public or private market valuations based on growth rather than earnings, and that the Board of Directors and the Company’s senior management expected this challenge to persist. In addition, the Board of Directors discussed concerns relative to attracting and retaining key, experienced talent at various levels of the Company’s business, and the fact that these concerns could worsen in the future given both the constraints on the Company’s ability to offer competitive compensation relative to some competitors with public or private market valuations based on growth rather than earnings and the negative impact of the Company’s recent stock price decline on employee incentives. Following discussion of these matters, the Board of Directors discussed a variety of potential strategic alternatives in addition to continuing to seek to execute on the Company’s long-term business plans, including the possibility of a spin-off or divestiture of one or more business units and the possibility of a sale of the Company to either a strategic or a financial buyer.    The Board of Directors discussed the Company’s recent interactions with private equity firms (which interactions had been discussed informally with various members of the Board of Directors prior to May 11, 2021). The Board of Directors discussed the risk that exploring potential strategic and financial buyer interest in a transaction, in particular through a process with broad outreach, could become publicly known and negatively impact new bookings, customer relationships and the Company’s ability to attract and retain key talent. Following discussion, the Board of Directors authorized Mr. Eberle to work with necessary members of Company management and Deutsche Bank to implement a process to confidentially solicit indications of interest, based on publicly available information, from leading private equity firms viewed as best positioned to offer the highest value for the Company, to enable the Board of Directors to consider feedback and further evaluate whether or not to pursue a potential sale or marketing process (as opposed to continuing to execute the Company’s long-term business plans or pursuing other strategic alternatives) and whether or not to contact additional potential financial buyers or strategic buyers. No decision was made to pursue a sale or marketing process at that time.

On May 17, 2021, Mr. Eberle and Mr. Bowden met with representatives of Deutsche Bank and further discussed potential strategic alternatives, including a process for outreach to a select number of private equity firms, consistent with Mr. Eberle’s discussion with the Board of Directors on May 11, 2021, to explore a sale of the Company and the possibility of outreach to additional parties depending on initial feedback.

On June 7, 2021, Brian Jaffee of Thoma Bravo contacted Mr. Eberle seeking to receive an update on the Company’s business. Mr. Jaffee subsequently expressed to Mr. Eberle an interest in exploring a potential acquisition of the Company, but no specific acquisition proposal was discussed.

On June 9, 2021, a representative of a private equity firm (“Party C”) contacted Mr. Eberle, seeking to receive an update on the Company’s business. This representative subsequently expressed to Mr. Eberle an interest in exploring a potential acquisition of the Company. As further described below, Mr. Eberle and other Company representatives engaged in periodic discussions with Party C during the period leading up to early December 2021.

On June 17, 2021, Mr. Bowden met with a representative of a private equity firm (“Party G”) at the representative’s request at an investor conference. Thereafter, on July 6, 2021, a representative of Party G contacted Mr. Eberle, seeking to better understand the Company’s business.

On July 16, 2021, a representative of a private equity firm (“Party H”) contacted Mr. Eberle, seeking to receive an update on the Company’s business. This representative subsequently expressed to Mr. Eberle an interest in exploring a potential acquisition of the Company. As further described below, Mr. Eberle and other Company representatives engaged in periodic discussions with Party H during the period leading up to mid-October 2021.

On August 25, 2021, Mr. Eberle and Mr. Bowden had a meeting with representatives of Party G who expressed an interest in exploring a potential acquisition of the Company. As further described below, Mr. Eberle and other Company and Deutsche Bank representatives engaged in periodic discussions with Party G during the period leading up to early December 2021.

On September 1, 2021, Mr. Eberle had a meeting with the CEO of a potential strategic partner (“Party A”). This meeting was scheduled at the request of Party A’s CEO. At the meeting, Party A’s CEO expressed to Mr. Eberle an interest in exploring a potential strategic combination with the Company. Later that day, the Board of Directors held a meeting, attended by members of the Company’s senior management and representatives of the Company’s outside corporate counsel at Wilmer Cutler Pickering Hale and Dorr LLP (“WilmerHale”), for the purpose of updating the Board of Directors on Mr. Eberle’s meeting with the CEO of Party A. Mr. Eberle reported that the CEO of Party A had expressed interest in exploring the possibility of a strategic transaction between the Company and Party A, but had not made a specific proposal or provided any indication of the terms of such a transaction.

On September 9, 2021, the CEO of Party A contacted Mr. Eberle, inquiring again whether the Company would be interested in discussing a potential strategic transaction with Party A. The CEO of Party A indicated to Mr. Eberle that the CEO had not discussed a potential transaction with his board, or received authority from his board to make an offer, and that Party A had not engaged a financial advisor for such a transaction, but that the CEO believed such a transaction could be priced at $52.00 per share and could consist of a combination of cash and stock consideration with a significant component of stock. The CEO of Party A noted that he was not yet prepared to identify the source of any financing for the cash component of the consideration and would require approximately two months before he would be able to do so.

On September 10, 2021, Mr. Jaffee from Thoma Bravo and Mr. Eberle had a telephone conversation regarding Mr. Jaffee’s interest in receiving an update on the Company’s business. No specific acquisition proposal was discussed at the time.

On September 10, 2021, the Board of Directors held a meeting, attended by members of the Company’s senior management, representatives of WilmerHale and representatives of Skadden, Arps, Slate, Meagher & Flom LLP, the Company’s outside counsel for strategic matters (“Skadden”). Mr. Eberle reported to the Board of Directors regarding outreach he had received the prior day from the CEO of Party A, including the lack of board or financial advisor involvement by Party A at this stage, the proposed valuation, and the mix of consideration. Mr. Eberle also noted that the Company had received outreach from several potential private equity acquirors looking to engage in discussions with the Company. After discussion, the Board of Directors determined that it would not be in the Company’s best interest at this time to engage in further discussion with Party A given the speculative nature of Party A’s outreach and concerns raised by the Board of Directors, including with respect to the ability of Company A to finance the cash consideration and the prospects of Company A, but acknowledged that it may be appropriate at a later date to discuss a more concrete proposal. Accordingly, the Board of Directors agreed that Mr. Eberle would communicate that message to the CEO of Party A.

Mr. Eberle then updated the Board of Directors on outreach he had received on September 8, 2021, from representatives of Sachem Head Capital Management LP (“Sachem Head”), which indicated that it was working with Clearfield Capital Management LP (“Clearfield”) and that together, they held approximately 4% of the Company’s outstanding shares beneficially, and 8% economically. The Board of Directors discussed this outreach with representatives of Skadden, and determined that it was advisable for Mr. Eberle to engage in further discussion with Sachem Head and Clearfield.

On September 13, 2021, the Board of Directors held a meeting, attended by members of the Company’s senior management and representatives of Skadden and WilmerHale. Mr. Eberle reported on a call that he and Mr. Bowden had with representatives of Sachem Head and Clearfield that day, during which those representatives requested that the Company agree to accept director nominations from Sachem Head and Clearfield for up to one month after the current director nomination deadline to allow for further discussions with the Company. The representatives of Sachem Head and Clearfield had indicated that they believed the Company was undervalued, explained their views on the factors causing the undervaluation, and suggested that Mr. Hilal, the founder and Chief Investment Officer of Clearfield, chair a newly formed special committee of the Board of Directors to evaluate alternatives for accelerating growth and enhancing stockholder value. The representatives of Sachem Head and Clearfield also indicated their desire to put forward two nominees to the Board of Directors, proposed that the Company declassify the Board of Directors, requested that the nomination deadline be extended to allow for further discussion to achieve a settlement, and indicated that if the deadline were not extended, they were prepared to submit a nomination for two directors and proceed with a proxy contest. The Board of Directors discussed the various potential outcomes of an activist campaign and the risks to the Company of such a process. The Board of Directors recommended that Mr. Eberle continue discussions with Sachem Head and Clearfield to see if a mutually agreeable resolution would be possible. The Board of Directors also discussed the recent inbound interest in a strategic transaction for the Company detailed above, and authorized Company management to engage in discussions with Deutsche Bank with respect to formalizing its relationship with the Company.

Between September 13, 2021 and September 23, 2021, discussions continued between Mr. Eberle (acting in consultation with Joseph Mullen, Chairperson of the Board of Directors) and representatives of Sachem Head and Clearfield, as well as between representatives of Skadden and representatives of Schulte Roth & Zabel LLP (“SRZ”), counsel to Sachem Head and Clearfield.

On September 23, 2021, an executive session of the Board of Directors was held, with members of the Company’s senior management and representatives of Skadden and WilmerHale attending. At the executive session, the Board of Directors discussed whether to engage Deutsche Bank as a financial advisor to the Company in connection with a potential evaluation of strategic alternatives for the Company. The Board of Directors discussed Deutsche Bank’s industry knowledge and expertise, and familiarity with the Company, and the fact that the lead representative of Deutsche Bank had a long-standing working relationship with the Company. After discussion, the Board of Directors authorized the Company to engage Deutsche Bank as financial advisor to the Company. After representatives of Deutsche Bank joined the meeting, representatives of Skadden described the current status of settlement discussions with Sachem Head and Clearfield. After discussion, the Board of Directors authorized Company management to respond to the proposed settlement with Sachem Head and Clearfield.

Later on September 23, 2021, a representative of Deutsche Bank contacted a representative of a potential strategic buyer to assess its interest in exploring a strategic transaction with the Company. This representative did not express interest in further evaluating a potential transaction.

On October 2, 2021, a representative of a private equity firm (“Party I”) contacted Mr. Eberle, seeking to receive an update on the Company’s business. This representative subsequently expressed to Mr. Eberle an interest in exploring a potential acquisition of the Company, but noted that Party I would need to determine its equity commitment sources and that if an auction were to occur, Party I would not likely be the highest bidder. Mr. Eberle and representatives of Deutsche Bank engaged in periodic discussions with Party I during the period leading up to late October 2021.

On October 4, 2021, the Board of Directors held a meeting, attended by members of the Company’s senior management and representatives of Skadden and WilmerHale. The Board of Directors discussed a revised settlement proposal from Sachem Head and Clearfield, and authorized Company management to respond to the revised proposed settlement and agree to, among other things, the appointment of three new directors to the Board of Directors, the formation of a new Strategy Committee of the Board of Directors, a one-year standstill, and declassification of the Board of Directors in 2022.

During early October 2021, a representative of the Company and/or a representative of Deutsche Bank conveyed to Thoma Bravo, Party B, Party C, Party D, Party E, Party G, Party H and Party I that if these parties wished to further pursue a transaction with the Company and obtain access to non-public information, they should submit to Deutsche Bank in the near term a written indication of interest with a proposed valuation for the Company, their proposed due diligence requests and a summary of their proposed material terms for a potential acquisition of the Company. Party F was not contacted at this time as the Company believed that Party F was unlikely to engage at this time due to their lack of engagement and interest in recent months.

On October 12, 2021, the Nominations and Corporate Governance Committee (the “NCGC”) of the Board of Directors held a meeting, attended by members of the Company’s senior management and representatives of Skadden and WilmerHale. Conditioned upon the execution of a settlement agreement with Sachem Head and Clearfield, the NCGC recommended that the Board of Directors appoint three new directors to the Board of Directors, appoint one of the new directors to the NCGC, appoint one of the new directors to the Leadership Development and Compensation Committee of the Board of Directors, and form a Strategy Committee of the Board of Directors consisting of two of the new directors and four other directors.

On October 19, 2021, the Board of Directors held a meeting, attended by members of the Company’s senior management and representatives of Skadden and WilmerHale. The Board of Directors considered and approved the final terms of the proposed settlement with Sachem Head and Clearfield, including the proposed appointment of three new directors to the Board of Directors and the formation of a new Strategy Committee of the Board of Directors.

Also on October 19, 2021, a representative of Party G informed Mr. Eberle that Party G was working on a written indication of interest with support from its investment committee and expressed confidence in Party G’s ability to enter into a definitive agreement for a transaction within three weeks. On October 20, 2021, the Company issued a press release announcing that, following engagement with stockholders Sachem Head and Clearfield, it had agreed to appoint three new directors to the Board of Directors, effective November 8, 2021. In addition, the Company announced that the Board of Directors had formed a new Strategy Committee responsible for evaluating and making recommendations with respect to the Company’s market position and strategy, acceleration of subscription revenue growth and opportunities to create additional stockholder value. The Company’s stock price traded up by more than 15% within the two trading days after this announcement.

Between October 19 and October 26, 2021, three private equity firms (Thoma Bravo, Party B and Party C), submitted initial written indications of interest with proposed price ranges. Thoma Bravo’s indication of interest, received on October 22, 2021, proposed an acquisition of the Company in the range of $52.00 to $55.00 per share. Party B proposed an acquisition of the Company in a range of $50.00 to $55.00 per share, and Party C proposed a range of $50.00 to $52.00 per share. In addition, two other private equity firms (Party D and Party I) submitted written expressions of interest during this period, with no specific proposed valuation. None of these parties were provided non-public information by the Company in order to formulate these indications or expressions of interest.

On October 26, 2021, the Board of Directors held a meeting, with members of the Company’s senior management and representatives of Deutsche Bank, Skadden and WilmerHale in attendance. Mr. Eberle updated the Board of Directors on inbound inquiries that the Company had received expressing interest in exploring a strategic transaction with the Company, including with respect to the five private equity firms (Thoma Bravo,

Party B, Party C, Party D and Party I) that had submitted written indications or expressions of interest. Mr. Eberle noted that four other private equity firms that had initially expressed interest in a transaction with the Company had not submitted written indications of interest (Party E, Party F, Party G and Party H), one strategic party (Party A) that had originally expressed interest had not been invited to submit a written indication of interest, another strategic party that was not Party A had responded to outreach from Deutsche Bank on October 22, 2021, indicating that its interest did not include an acquisition of the entire Company, and a third strategic party had responded to outreach from Deutsche Bank indicating that it was not interested in engaging with the Company due to lack of a strategic fit. The Board of Directors also discussed the Company’s current five-year financial model for the Company and opportunities and challenges facing the Company in the coming years. After discussion, the Board of Directors authorized Company management to enter into non-disclosure agreements (“NDAs”) with four of the five private equity firms (Thoma Bravo, Party B, Party C and Party D) that had submitted written indications or expressions of interest, and to provide non-public information to such firms. The Board of Directors determined that the Company should terminate discussions with the fifth private equity firm (Party I) based on its belief that any potential offer from Party I would require validating sources of funds including third party equity commitments. The Board of Directors authorized Deutsche Bank to make additional outreach to certain specified strategic parties and additional private equity firms, which were selected by Deutsche Bank based on its knowledge of the Company and the markets in which it operates, and seek to determine their level of interest in a potential transaction with the Company. The Board of Directors also determined not to pursue further discussions with the four private equity firms that had not submitted written indications of interest (Party E, Party F, Party G and Party H) and Party A for several reasons, including the valuation proposed, the uncertainty as to the source of the cash component of Party A’s original proposal, and the uncertainty created by the likely need for a vote by Party A’s stockholders.

Following the October 26, 2021 meeting of the Board of Directors, representatives of Deutsche Bank contacted five additional strategic parties and three additional private equity firms consistent with discussion with the Board of Directors.

Between November 8, 2021 and December 4, 2021, the Company executed NDAs with seven private equity firms consistent with discussions with the Board of Directors, including the four private equity firms that had submitted written indications or expressions of interest and were discussed with the Board of Directors on October 26, 2021 (this included Thoma Bravo, which entered into an NDA on November 11, 2021, and Party B, which entered into an NDA on November 8, 2021, Party D, which entered into an NDA on November 10, 2021, and Party F, which entered into an NDA on December 4, 2021). All seven of the NDAs included standstill provisions which would automatically terminate upon announcement by the Company of an acquisition transaction. None of the strategic parties with whom the Company or its representatives had contact (whether before or after the October 26, 2021 meeting of the Board of Directors) entered into an NDA with the Company and, except for the discussions with Party A described above, all of these strategic parties either expressed a lack of interest in pursuing an acquisition of the Company or failed to respond following outreach.

Beginning on November 15, 2021, management conducted management presentations with each of the seven private equity firms that had entered into NDAs with the Company. Six of the seven firms were then given access to a virtual data room that had been established by the Company to facilitate due diligence. The seventh firm declined data room access.

On November 17, 2021, the Board of Directors held a meeting, with members of the Company’s senior management and representatives of Deutsche Bank, Skadden and WilmerHale in attendance. Representatives of Skadden reviewed the role of the Board of Directors in a potential sale transaction and discussed related legal considerations. Company management reviewed with the Board of Directors the Company’s five-year financial model that would be provided to potential acquirors and used for purposes of financial analyses to be conducted by Deutsche Bank, which management noted was a more detailed version of the model discussed at the meeting of the Board of Directors on October 26, 2021. This financial model is identical, other than immaterial differences, to the projections included at “ —Certain Financial Projections” beginning on page 53. Mr. Eberle updated the Board of Directors on management presentations that had been given that week and upcoming scheduled presentations. Representatives of Deutsche Bank summarized the results of their outreach to strategic parties, indicating that Deutsche Bank had contacted seven additional potential strategic acquirors of the Company and that none had expressed interest in entering into an NDA in order to receive non-public information concerning the Company.

During the latter part of November 2021 and early December 2021, several private equity firms contacted Deutsche Bank inquiring whether the Company was considering a sale process. Deutsche Bank did not confirm that the Company was engaged in a sale process or invite participation in a process by these private equity firms, and these private equity firms made no further efforts to engage Deutsche Bank or the Company.

On November 29, 2021, a draft of the merger agreement was uploaded to the data room for all bidders to review, and instructions were provided for a markup to be included with bids due on December 6, 2021. This initial draft proposed a go-shop period and lower termination fee for parties identified during the go-shop period. This initial draft did not include a financing contingency; however, given the expectation that bidders (all of whom were then anticipated to be private equity firms) would seek debt financing, this initial draft proposed that the Company’s ability to obtain specific performance to consummate the Merger would be contingent on the availability of a bidder’s debt financing and that if specific performance were not available, the Company’s recourse would be limited to a reverse termination fee. In addition, the draft proposed full acceleration of all Company equity awards at closing. The instructions for the bids due on December 6, 2021 referred bidders to capitalization assumptions contained in the virtual data room, which capitalization assumptions included fully diluted capitalization of approximately 47.4 million shares as of September 30, 2021 and described additional shares to be issued in the ordinary course of business prior to the closing pursuant to equity awards to certain recent or prospective new employees and under the second tranche of the Company’s fiscal year 2022 equity awards to non-named executive officer employees.

On December 2, 2021, Party F submitted a written expression of interest addressed to the Company CEO and the Chairman of the Board of Directors, indicating its interest in participating in the process with respect to a potential transaction. The expression of interest did not include a specific proposed valuation. Party F entered into an NDA with the Company on December 4, 2021 and subsequently received a management presentation from the Company, access to the data room and the draft merger agreement on December 6, 2021. However, Party F did not make a further proposal to acquire the Company. Also on December 2, 2021, a representative of Party G informed Mr. Eberle that it was no longer interested in making a proposal to acquire the Company given the increase in the Company’s stock price following the Company’s announcement of the formation of the Strategy Committee. A representative of Party G subsequently sent an email to Mr. Eberle on December 8, 2021 confirming that Party G would not be making a proposal to acquire the Company on the timeline suggested by the Company but would seek to line up the necessary resources and approvals to further engage after the holidays.

On December 7, 2021, Thoma Bravo submitted an updated written indication of interest, with a per share value of $56.50. Thoma Bravo requested exclusivity for a seven-day period to negotiate a transaction. Thoma Bravo also provided an equity commitment letter from Thoma Bravo Fund XV, L.P. covering 100% of the consideration payable in the Merger, and a markup of the draft merger agreement, which markup proposed the following material revisions: eliminating the go-shop period and lower termination fee for parties identified during the go-shop period, adding a quantitative threshold for the accuracy of the Company’s capitalization representations as a condition to closing, eliminating the requirement that debt financing be available in order for the Company to obtain specific performance to consummate the Merger (subject to the satisfaction of other conditions) and eliminating a reverse termination fee, adding a cap on post-termination damages, adding expense reimbursement by the Company in the event of a termination in which a termination fee could in the future become payable by the Company, expanding Thoma Bravo’s termination rights and the circumstances triggering payment of a termination fee by the Company, and eliminating acceleration of Company equity awards (other than as provided by existing plans and award agreements) such that unvested awards would be converted into time-based cash awards with their existing vesting schedule; and including certain modifications to the overall suite of representations, warranties and covenants to be provided by each party under the merger agreement. This indication of interest assumed fully diluted capitalization of the Company no greater than approximately 47.4 million shares.

On December 7, 2021, the Board of Directors held a meeting, with members of the Company’s senior management and representatives of Deutsche Bank, Skadden and WilmerHale in attendance, as well as a representative from the Company’s strategic communications advisor, Joele Frank. Representatives of Deutsche Bank updated the Board of Directors on the updated proposal submitted by Thoma Bravo, indicated that an updated proposal was expected from Party B soon, noted that the remaining private equity firms that had received presentations and due diligence material had indicated that they were not interested in pursuing a transaction with the Company (and the reasons conveyed by those entities, which included concerns about future organic growth opportunities, focusing on other transactions, and investment theses being challenged through diligence), and noted that no serious interest had been expressed by the strategic companies to which Deutsche Bank had initiated outreach. The Board of Directors discussed the proposal from Thoma Bravo and directed Deutsche Bank to inform Thoma Bravo that the Company would respond after the Board of Directors’ meeting to be held the following day. The Board of Directors also considered and approved the Company’s five-year financial model that had been reviewed with the Board of Directors at the November 17 meeting. This financial model is identical, other than immaterial differences, to the projections included at “ —Certain Financial Projections” beginning on page 53.

On December 8, 2021, representatives of Deutsche Bank and Party B held a phone conversation whereby Party B continued to indicate its interest in acquiring the Company but expressed the necessity to continue its due diligence into January 2022.

Later on December 8, 2021, the Board of Directors held a meeting, with members of the Company’s senior management and representatives of Deutsche Bank, Skadden and WilmerHale in attendance. Representatives of Deutsche Bank updated the Board of Directors on discussions with Party B, its continued interest in the Company and the additional time that Party B had requested to conduct further diligence before submitting an updated written proposal. Representatives of Deutsche Bank also presented an analysis of Thoma Bravo’s bid, and representatives of Skadden described generally the status of the merger agreement negotiations. The Board of Directors instructed the representatives of Deutsche Bank to request Thoma Bravo to increase its bid and express willingness to work to finalize negotiations on the timeframe proposed by Thoma Bravo if such an increase were acceptable to the Board of Directors, but to resist exclusivity in light of ongoing discussions with Party B.

On December 9, 2021, Thoma Bravo submitted an updated written offer, described as its “best and final” offer, of $57.00 per share, which was also conditioned on a seven-day exclusivity period (which would automatically extend for an additional seven days unless terminated by either party at the end of the initial period).

Later on December 9, 2021, the Board of Directors held a meeting, with members of the Company’s senior management and representatives of Deutsche Bank, Skadden and WilmerHale in attendance. Representatives of Deutsche Bank described the updated bid from Thoma Bravo and the communication regarding Thoma Bravo’s bid and eagerness to finalize the transaction. Representatives of Skadden reviewed legal considerations pertaining to the Board of Directors’ consideration of a sale of the Company, and the Board of Directors discussed the opportunities, risks and challenges of remaining an independent public company as compared to being acquired. The Board of Directors discussed the financial and legal terms of the proposal, and authorized the Company to enter into an exclusivity agreement with Thoma Bravo and to proceed to finalize negotiations with respect to their proposal. Later that day, representatives of Skadden and representatives of Kirkland & Ellis LLP (“Kirkland”), counsel to Thoma Bravo, exchanged signatures from their respective clients on an agreed-upon seven day exclusivity agreement. Thereafter, representatives from Kirkland and Skadden spoke regarding next steps, and representatives from Kirkland indicated that Thoma Bravo would require voting agreements from members of the Board of Directors (including Mr. Eberle) and Clearfield. Following that discussion, also on December 9, 2021, Kirkland provided Skadden with a form of the proposed voting agreement.

Also on December 9, 2021, Bloomberg reported that the Company was exploring a potential sale and other options with assistance from Deutsche Bank and had attracted interest from private equity buyers. The Company did not comment on this report.

During the period following the Company’s entry into an exclusivity agreement with Thoma Bravo on December 9, 2021 through the public announcement of the Merger on December 17, 2021, approximately nine private equity firms or financial advisors purporting to represent possible buyers contacted Deutsche Bank inquiring as to whether the Company was exploring a sale transaction, and Deutsche Bank did not engage with any of these parties given the Company’s exclusivity agreement with Thoma Bravo. However, no proposals were made by any of these third parties.

During the period following the Company’s entry into an exclusivity agreement with Thoma Bravo, representatives of the Company had discussions with representatives of Thoma Bravo relating to Thoma Bravo’s ongoing due diligence.

On December 12, 2021, representatives of Skadden sent proposed revisions to the Kirkland draft of the merger agreement and the equity commitment letter, which proposed the following material revisions: specifying the amount of the termination fee payable by the Company, increasing the quantitative threshold for the accuracy of the Company’s capitalization representations as a condition to closing, increasing the cap on post-termination damages, limiting certain of Thoma Bravo’s termination rights and the circumstances triggering payment of a termination fee by the Company, and providing for 30 months of accelerated vesting (which includes the existing 12 month entitlement under the Company’s 2019 equity plan for equity awards, with unvested awards being converted into time-based cash awards with their existing vesting schedule pulled forward by 30 months); and including certain modifications to the overall suite of representations, warranties and covenants to be provided by each party under the merger agreement. Also on December 12, 2021, Skadden shared the proposed form of voting agreement with members of the Board of Directors.

On December 13, 2021, representatives of SRZ provided comments on the voting agreement with Clearfield to Skadden, and Skadden provided such comments to Kirkland.

On December 14, 2021, Skadden received markups of the merger agreement and the equity commitment letter from Kirkland, which proposed the following material revisions: decreasing the quantitative threshold for the accuracy of the Company’s capitalization representations as a condition to closing, decreasing the cap on post-termination damages, altering the accelerated vesting proposed by the Company (in addition to the existing 12 month entitlement under the Company’s 2019 equity plan for equity awards) in a manner that meaningfully decreased the overall level of acceleration of equity awards versus the Company’s proposal, capping the number of times that the Company could adjourn or postpone the stockholder meeting without Thoma Bravo’s consent, requesting additional information with respect to and/or limiting the Company’s ability to issue equity awards to certain recent or prospective new employees and to issue the second tranche of its fiscal year 2022 equity awards to non-named executive officer employees in the ordinary course of business prior to the closing; and including certain modifications to the overall suite of representations, warranties and covenants to be provided by each party under the merger agreement. Also on December 14, 2021, Skadden sent additional proposed revisions to the voting agreement to Kirkland and to SRZ. Later that day, Kirkland returned the draft voting agreement with non-substantive revisions.

On December 15, 2021, Skadden sent a markup of the merger agreement and a revised draft of the disclosure schedules to the merger agreement to Kirkland, reflecting resolution of issues that Skadden and Kirkland had discussed on telephone calls and over email, including with respect to the specific regulatory approvals required for completion of the Merger, the amount of the cap on post-termination damages, the agreed treatment of Company equity awards in the transaction, the Company’s ability to issue equity awards to certain recent or prospective new employees and to issue the second tranche of its fiscal year 2022 equity awards to non-named executive officer employees in the ordinary course of business prior to the closing, and the Company’s flexibility to determine quarterly bonuses in the ordinary course of business prior to the closing (including the amount for the current calendar quarter available to be paid to the Chief Financial Officer prior to December 31, 2021 as described under “—Interests of Bottomline’s Directors and Executive Officers in the Merger” beginning on page 55). Skadden and Kirkland continued to confer and exchange drafts in order to finalize the merger agreement, voting agreement and disclosure schedules, until agreement on the final execution version was reached. Also on December 15, 2021, Company management provided revised capitalization information to Thoma Bravo, reflecting fully diluted capitalization of the Company at September 30, 2021 of approximately 45 million shares.

On December 16, 2021, the Board of Directors held a meeting, with members of the Company’s senior management and representatives of Deutsche Bank, Skadden and WilmerHale in attendance. Mr. Eberle and representatives of Deutsche Bank and Skadden provided the Board of Directors with an update on discussions and the resolution of open issues in the merger agreement. Representatives of Skadden described to the Board of Directors the relationships disclosure that had been provided by Deutsche Bank in November 2021, with respect to any relationships between Deutsche Bank and the potential bidders. This disclosure showed that Deutsche Bank received no material fees from Thoma Bravo since the beginning of 2021. Representatives of Deutsche Bank reviewed with the Board of Directors their financial analyses, summarized below in the section entitled “ —Opinion of Bottomline’s Financial Advisor” beginning on page 47. At the request of the Board of Directors, representatives of Deutsche Bank rendered the oral opinion of Deutsche Bank, which was subsequently confirmed by delivery of a written opinion, dated December 17, 2021, to the Board of Directors, and attached to this proxy statement as Annex B, to the effect that, as of such date and subject to and based on the various assumptions made, procedures followed, matters considered and qualifications and limitations of the review set forth in the written opinion, the merger consideration to be received by the holders of Bottomline common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders. Representatives of Skadden also described in detail the final terms of the merger agreement. After considering the proposed terms of the merger agreement and taking into consideration a variety of factors, including those described in “—Recommendation of the Board of Directors and Reasons for the Merger—Reasons for the Merger” beginning on page 42, the Board of Directors unanimously (1) adopted and declared advisable the merger agreement and the transactions contemplated by the merger agreement, (2) declared that it is in the best interests of the Company and its stockholders that the Company enter into the merger agreement and consummate the transactions contemplated by the merger agreement, in each case on the terms and subject to the conditions set forth in the merger agreement, (3) declared that the terms of the merger agreement are fair to the Company and its stockholders and (4) subject to the provisions of the merger agreement, recommended that the Company’s stockholders approve the merger agreement, and directed that the merger agreement be submitted for consideration by Company stockholders at the Company special meeting.

On December 17, 2021, the Company issued a press release and filed a Form 8-K announcing the entry into the Merger Agreement and related matters.

Recommendation of the Board of Directors and Reasons for the Merger

Recommendation of the Board of Directors

The Board of Directors has unanimously (1) adopted and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement; (2) declared that it is in the best interests of Bottomline and its stockholders that Bottomline enter into the Merger Agreement and consummate the transactions contemplated by the Merger Agreement, in each case on the terms and subject to the conditions set forth in the Merger Agreement; and (3) declared that the terms of the Merger Agreement are fair to Bottomline and its stockholders.

The Board of Directors unanimously recommends that you vote (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Bottomline to its named executive officers in connection with the Merger.

Reasons for the Merger

In evaluating the Merger Agreement and the transactions contemplated thereby, the Board of Directors consulted with outside legal counsel, its financial advisor and Bottomline’s senior management. In recommending that Bottomline’s stockholders vote in favor of adoption of the Merger Agreement, the Board of Directors considered numerous positive factors relating to the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, including the following material factors (which factors are not necessarily presented in order of relative importance):

•

The relationship of the Per Share Merger Consideration to trading prices of Bottomline’s common stock, representing a premium of: (1) approximately 41% and 40% to the unaffected 30-day and 60-day (respectively) volume weighted average stock price of Bottomline’s common stock as of October 19, 2021, the last trading day prior to the announcement of the appointment of Michael Curran, Philip Hilal and Larry Klane to the Board of Directors; and (2) approximately 13% to the closing price of Bottomline’s common stock on December 15, 2021, the last trading day prior to the date on which Bottomline entered into the Merger Agreement.

•

The perceived risks and benefits of a variety of strategic alternatives for Bottomline, including a possible sale of Bottomline to potential strategic or financial buyers other than Thoma Bravo, or a spin-off or divestiture of certain business units and the perceived lack of any acquisition candidate or merger partner that would be transformative to Bottomline’s business and available on attractive terms if Bottomline remained a public company.

•

The financial forecasts prepared by Bottomline’s senior management team, which reflected the potential impact of multiple key growth drivers across Bottomline’s lines of business on a standalone basis. In addition, the view of the Board of Directors (which view was shared by Bottomline’s senior management and by its financial advisor) that these financial forecasts were based on assumptions that are difficult to project and were subject to high levels of uncertainty and also significant execution risk.

•

The current and prospective business environment in which Bottomline operates, including international, national and local economic conditions, the competitive environment and the likely effect of these factors on Bottomline and the execution of Bottomline’s standalone strategic plans.

•

The pace and magnitude of ongoing changes in the market for Bottomline’s products and the view of the Board of Directors (which view was shared by Bottomline’s senior management and by its financial advisor) that the Company’s ability to invest in growth opportunities was constrained by stockholder focus on near-term profitability, affecting both investment in product development as well as sales and marketing and go-to-market activities for existing products, which could create disadvantages over the longer term relative to competitors with public or private market valuations based on growth rather than earnings.

•

The Company’s past success in using acquisitions to enhance its product offerings and market scope as new technologies and opportunities emerged, and the view of the Board of Directors (which view was shared by Bottomline’s senior management and by its financial advisor) that it could be more difficult to execute successful acquisitions in the future given the increased valuations of potentially attractive targets and the constraints on the Company’s ability to invest in acquisitions relative to competitors with public or private market valuations based on growth rather than earnings.

•

Concerns relative to attracting and retaining key, experienced talent at various levels of the Company’s business, and the view of the Board of Directors (which view was shared by Bottomline’s senior management and by its financial advisor) that these concerns could worsen in the future given both the constraints on the Company’s ability to offer competitive compensation relative to some competitors with public or private market valuations based on growth rather than earnings and the negative impact of recent and potential future declines in the Company’s stock price on employee incentives.

•

The view of the Board of Directors (which view was shared by Bottomline’s senior management and by its financial advisor) that certain of the risks described above could occur in combination to negatively affect Bottomline and its business.

•

The fact that the all-cash Per Share Merger Consideration will provide certainty of value and liquidity to Bottomline’s stockholders, while eliminating the effects of long-term business and execution risk to Bottomline’s stockholders.

•

The fact that Bottomline was contacted by a number of parties and/or actively sought proposals from additional parties that it and its financial advisor believed were logical potential buyers, as more fully described above under the heading “— Background of the Merger,” including both strategic and financial buyers:

•

Bottomline and its financial advisor collectively communicated with eight strategic buyers and eleven financial buyers regarding their interest in acquiring the Company, Bottomline entered into NDAs with seven financial buyers, Bottomline conducted management presentations attended by seven financial buyers (including Party B and Party C), and Bottomline granted access to a data room to six financial buyers.

•	Of these parties, Thoma Bravo, Party B and Party C submitted written proposals with a specified price range.

•

Only Thoma Bravo submitted a proposed final equity commitment letter for the full amount of the merger consideration and proposed a discrete limited period of additional time for confirmatory due diligence and negotiation.

•	Party B indicated a price range of $50.00 to $55.00 per share and required additional time to conduct further diligence before submitting an updated written proposal.

•

The fact that Thoma Bravo’s final price had increased from an initial range of $52.00 to $55.00 per share, to a subsequent bid of $56.50 per share, and ultimately to a final bid of $57.00 per share, which Bottomline, after consultation with its financial advisor, believed was the maximum price at which Thoma Bravo would transact.

•

The risk that prolonging the sale process further could have resulted in the loss of the opportunity to successfully consummate a transaction on favorable terms and potentially jeopardized customer and employee relationships.

•

The financial analyses reviewed and discussed with the Board of Directors by representatives of Deutsche Bank at numerous meetings of the Board of Directors in connection with the Merger, which included the opinion of Deutsche Bank that, as of December 16, 2021, and based upon and subject to the factors and assumptions set forth in such opinion, the Per Share Merger Consideration to be paid to holders of shares of Bottomline common stock pursuant to the Merger Agreement was fair from a financial point of view to such holders, as more fully described below under the caption “ — Opinion of Bottomline’s Financial Advisor.”

•	The terms and conditions of the Merger Agreement and related transaction documents, including:

•	Parent’s commitments in the Merger Agreement to use its reasonable best efforts to consummate the Merger (subject to the terms and conditions of the Merger Agreement);

•	The fact that Parent’s obligation to complete the Merger is not conditioned upon receipt of financing;

•	The equity commitment by the Thoma Bravo Fund to the transaction and the fact that Bottomline is a named third party beneficiary in the equity commitment letter;

•	Bottomline’s ability, subject to certain conditions in the Merger Agreement, to seek specific performance of the Thoma Bravo Fund’s obligation to make the equity contributions pursuant to the equity commitment letter (and, if specific performance is not obtained, to seek damages for Parent’s willful and material breach of the Merger Agreement (subject to a cap of $195,000,000), which damages are covered by the equity commitment letter from the Thoma Bravo Fund);

•

Bottomline’s ability, under certain circumstances pursuant to the Merger Agreement, to seek specific performance to prevent breaches of the Merger Agreement and to enforce the terms of the Merger Agreement;

•	Parent’s commitment in the Merger Agreement to take all actions necessary, proper or advisable to obtain the equity financing pursuant to the terms of the equity commitment letter;

•

Bottomline’s ability, in certain circumstances specified in the Merger Agreement, to furnish information to and conduct negotiations with a third party regarding an unsolicited alternative acquisition proposal that the Board of Directors determines in good faith, after consulting with its financial advisor and outside legal counsel, constitutes or could reasonably be expected to lead to a superior proposal;

•

The ability of the Board of Directors to change its recommendation in response to a superior proposal or terminate the Merger Agreement in favor of a superior proposal, subject to Parent’s ability to match such superior proposal and subject to the Company’s payment to Parent of a termination fee of $78,000,000;

•

The ability of the Board of Directors to change its recommendation in response to an intervening event not related to an alternative acquisition proposal not known or reasonably foreseeable by the Board of Directors prior to December 16, 2021, subject to Parent’s ability to propose adjustments to the terms and conditions of the Merger Agreement that may convince the Board of Directors not to change its recommendation, and subject to Parent’s right to terminate the Merger Agreement following such change in recommendation and to collect a termination fee of $78,000,000;

•

The fact that the termination fee payable by the Company is approximately equal to 3% of the purchase price, which amount the Board of Directors believed was reasonable in light of, among other matters, the benefits of the Merger to Bottomline’s stockholders, the typical size of such termination fees in similar transactions and the likelihood that a fee of such size would not be a meaningful deterrent to alternative acquisition proposals;

•

The fact that the Merger is subject to the approval of the holders of a majority of the outstanding shares of Bottomline’s common stock, and the fact that, pursuant to the Voting Agreement, the Company had received the support of holders of approximately 4% of the Company’s outstanding shares, as of the date of the Voting Agreement;

•	The fact that the end date is December 16, 2022, allowing for sufficient time to complete the Merger;

•	The fact that the Merger Agreement has customary terms and was the product of extensive arms-length negotiations by Bottomline and Bottomline’s professional advisors; and

•

The fact that the Voting Agreement terminates in the event that the Merger Agreement is validly terminated in any manner thereunder, as more fully described under the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Voting Agreement”.

•	The availability of statutory appraisal rights under the DGCL in connection with the Merger for Company stockholders who properly exercise their rights under the DGCL.

•

The fact that resolutions approving the Merger Agreement were unanimously approved by the Board of Directors, which is comprised of a majority of independent directors who are neither affiliated with Thoma Bravo nor employees of Bottomline or any of its subsidiaries, and which retained and received advice from Bottomline’s outside legal counsel and financial advisor in evaluating, negotiating and recommending the terms of the Merger Agreement.

In the course of reaching the determinations and decisions and making the recommendation described above, the Board of Directors, in consultation with Bottomline’s senior management, outside legal counsel and financial advisor, considered the risks and potentially negative factors relating to the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, including the following material factors (which factors are not necessarily presented in order of relative importance):

•

The fact that Bottomline’s public stockholders will have no ongoing equity interest in the surviving corporation following the Merger, meaning that the stockholders will cease to participate in Bottomline’s potential future earnings or growth and benefit from any potential increases in the value of Bottomline’s common stock.

•	The possibility that the consummation of the Merger may be delayed or not occur at all, and the adverse impact such event would have on Bottomline and its business.

•

The restrictions on the conduct of Bottomline’s business during the period between execution of the Merger Agreement and the consummation of the Merger, which may delay or prevent Bottomline from undertaking business opportunities that may arise during such time which, absent the Merger Agreement, Bottomline might otherwise have pursued.

•	The possible disruption to Bottomline’s business that may result from announcement of the Merger and the resulting distraction of management’s attention from day-to-day operations of the business.

•	The potential negative effect of the pendency of the Merger Agreement on Bottomline’s business, including:

•	uncertainty about the effect of the proposed Merger on Bottomline’s employees, which may impair Bottomline’s ability to attract, retain and motivate key personnel; and

•

uncertainty about the effect of the proposed Merger on Bottomline’s customers, suppliers and other third parties, which could cause customers, suppliers and other third parties to seek to change existing business relationships with Bottomline.

•	The fact that under the terms of the Merger Agreement, Bottomline is unable to solicit other acquisition proposals during the pendency of the Merger Agreement.

•

The fact that if the Merger is not consummated, Bottomline will be required to pay its own expenses associated with the Merger Agreement, and the fact that the resulting public announcement of termination of the Merger Agreement could affect the trading price of Bottomline’s common stock.

•

The fact that Bottomline must pay a termination fee of $78,000,000 to Parent if the Merger Agreement is terminated in connection with the Company accepting a superior proposal, due to the Board of Directors’ changing or withdrawing its recommendation of the Merger, or under certain other circumstances in connection with the Company entering into an agreement for a transaction involving at least 50% of the Company’s stock or assets.

•

The fact that Bottomline must reimburse Parent’s expenses up to $5,000,000 if the Merger Agreement is terminated under certain circumstances (with the amount of such expenses deducted from any termination fee that subsequently becomes payable to Parent by Bottomline).

•	The fact that the receipt of cash by stockholders in exchange for shares of common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes.

•

The fact that the completion of the Merger requires certain regulatory clearances and consents, including under U.S. antitrust rules and U.K. financial regulatory authority rules, which clearances and consents could subject the Merger to unforeseen delays and risk.

•

The fact that some of Bottomline’s directors and executive officers may be deemed to have interests in the Merger that are different from, or in addition to, the interests of Bottomline’s stockholders generally, as more fully described below under the caption “—Interests of Bottomline’s Directors and Executive Officers in the Merger.”

•	The risk of potential litigation relating to the Merger that could be instituted against the Company or its directors or officers, and potential effects of outcomes related thereto.

•	The possible loss of key management or other personnel of Bottomline during the pendency of the Merger.

The Board of Directors believed that, overall, the potential benefits of the Merger to Bottomline’s stockholders outweighed the risks and uncertainties of the Merger.

The foregoing discussion of factors considered by the Board of Directors contains the material factors considered by the Board of Directors, but is not in any way intended to be exhaustive. In light of the variety of factors considered in connection with its evaluation of the Merger, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Each member of the Board of Directors applied his or her own business judgment to the process and may have given different weight to different factors. The Board of Directors did not undertake to make any specific determination as to whether any factor or any particular aspect of a factor supported or did not support its ultimate determination. The Board of Directors based its recommendation on the totality of the information presented.

Opinion of Bottomline’s Financial Advisor

Pursuant to an engagement letter dated as of September 20, 2021, Deutsche Bank acted as financial advisor to the Board of Directors in connection with the Merger. At the December 16, 2021 meeting of the Board of Directors, Deutsche Bank delivered its opinion, subsequently confirmed in writing, to the effect that, as of the date of such opinion, based upon and subject to the assumptions, limitations, qualifications and other conditions set forth in the opinion, the Per Share Merger Consideration was fair, from a financial point of view, to holders of Bottomline’s common stock.

The full text of Deutsche Bank’s written opinion, dated as of December 17, 2021, which sets forth, among other things, the assumptions made, matters considered and limitations, qualifications and conditions of the review undertaken by Deutsche Bank in connection with its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference in its entirety. Deutsche Bank’s opinion has been approved and authorized for issuance by a Deutsche Bank fairness opinion review committee and is addressed to, and is for the use and benefit of, the Board of Directors in connection with and for the purpose of its evaluation of the Merger. Deutsche Bank’s opinion is limited to the fairness of the Per Share Merger Consideration, from a financial point of view, to the holders of Bottomline’s common stock as of the date of the opinion. Deutsche Bank’s opinion does not address any other terms of the Merger or the Merger Agreement, nor does it address the terms of any other agreement entered into or to be entered into in connection with the Merger. Deutsche Bank was not asked to, and Deutsche Bank’s opinion did not, address the fairness of the Merger, or any consideration received in connection therewith, to the holders of any other class of securities, creditors or other constituencies of the Company, nor did it address the fairness of the contemplated benefits of the Merger. Deutsche Bank expressed no opinion as to the merits of the underlying decision by the Company to engage in the Merger or the relative merits of the Merger as compared to any alternative transactions or business strategies. Deutsche Bank did not express any opinion, and Deutsche Bank’s opinion did not constitute a recommendation, as to how any holders of shares of Bottomline’s common stock should vote or act with respect to the Merger or any other matter. Deutsche Bank did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of the Company’s officers, directors, or employees, or any class of such persons, in connection with the Merger relative to the Per Share Merger Consideration to be received by the holders of Bottomline’s common stock. The summary of Deutsche Bank’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of Deutsche Bank’s opinion set forth as Annex B. Holders of Bottomline’s common stock are urged to read Deutsche Bank’s opinion in its entirety.

In connection with Deutsche Bank’s role as financial advisor to the Board of Directors, and in arriving at its opinion, Deutsche Bank has, among other things, reviewed certain publicly available financial and other information concerning the Company and certain internal analyses, financial forecasts and other information relating to the Company prepared and furnished to Deutsche Bank by the management of the Company and approved for Deutsche Bank’s use by the Company. Deutsche Bank also held discussions with certain senior officers of the Company regarding the businesses and prospects of the Company. In addition, Deutsche Bank has:

•	reviewed the reported prices and trading activity for Bottomline’s common stock;

•	compared certain financial and stock market information for the Company with similar information for certain other companies Deutsche Bank considered relevant whose securities are publicly traded;

•	reviewed, to the extent publicly available, the financial terms of certain recent business combinations which it deemed relevant;

•	reviewed the Merger Agreement; and

•	performed such other studies and analyses and considered such other factors as it deemed appropriate.

In preparing its opinion, Deutsche Bank did not assume responsibility for the independent verification of, and did not independently verify, any information, whether publicly available or furnished to it, concerning the Company, including, without limitation, any financial information considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, with the knowledge and permission of the Board, Deutsche Bank assumed and relied upon the accuracy and completeness of all such information. Deutsche Bank did not conduct a physical inspection of any of the properties or assets and did not prepare, obtain or review any independent evaluation or appraisal of any of the assets or liabilities (including any contingent, derivative or off-balance sheet assets or liabilities) of the Company or any of its respective subsidiaries, nor did Deutsche Bank evaluate the solvency or fair value of the Company under any law relating to bankruptcy, insolvency or similar matters. With respect to the financial forecasts made available to Deutsche Bank and used in its analyses, Deutsche Bank, with the knowledge and permission of the Board of Directors, assumed that such forecasts had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby. In rendering its opinion, Deutsche Bank expressed no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based. Deutsche Bank’s opinion was necessarily based upon the economic, market and other conditions as in effect on, and the information made available to Deutsche Bank as of, the date of such opinion. Deutsche Bank expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting Deutsche Bank’s opinion of which it becomes aware after the date of the opinion.

For purposes of rendering its opinion, Deutsche Bank, with the knowledge and permission of the Board of Directors, has assumed that, in all respects material to its analysis:

•

the Merger will be consummated in accordance with the terms of the Merger Agreement, without any waiver, modification or amendment of any term, condition or agreement that would be material to Deutsche Bank’s analysis; and

•

all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Merger will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, no restrictions, terms or conditions will be imposed that would be material to Deutsche Bank’s analysis.

Deutsche Bank is not a legal, regulatory, tax or accounting expert and has relied on the assessments made by the Company and its other advisors with respect to these issues.

Deutsche Bank’s Financial Analyses

The following is a summary of the material financial analyses contained in the presentation that was made by Deutsche Bank to the Board on December 16, 2021 and that were used by Deutsche Bank in connection with rendering its opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Deutsche Bank, nor does the order of the analyses described below represent the relative importance or weight given to those analyses by Deutsche Bank or the Board. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Deutsche Bank’s financial analyses. Certain financial, comparative and other analyses summarized below include information presented in tabular format. The tables must be read together with the text of each summary and are alone not a complete description of Deutsche Bank’s financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before December 15, 2021, and is not necessarily indicative of current market conditions. In performing its analyses, Deutsche Bank made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. None of the Company, Parent, Merger Sub, Deutsche Bank or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the businesses do not purport to be appraisals or to reflect the prices at which the businesses could actually be sold.

Discounted Cash Flow Analysis

Deutsche Bank performed a discounted cash flow analysis of the Company on a standalone basis using financial forecasts, data and other information provided by the Company’s management to calculate a range of implied equity values per share of the Company discounted to December 15, 2021.

In performing the discounted cash flow analysis, Deutsche Bank applied a range of discount rates of 9.00% to 10.00% to the sum of (i) unlevered free cash flows estimated to be generated by the Company for the fiscal years 2022 to 2031, as calculated based on financial forecasts and data provided by the Company’s management and (ii) estimated terminal values of the Company calculated using perpetuity growth rates ranging from 2.50% to 3.50%. For purposes of its analysis, Deutsche Bank calculated unlevered free cash flow as (a) adjusted earnings before interest, taxes, depreciation and amortization (which we refer to as “Adjusted EBITDA”), less (b) capital expenditures, less (c) stock based compensation, less (d) cash taxes, plus (e) increase (decrease) in deferred revenue, and less (f) increase (decrease) in working capital, in each case as provided to Deutsche Bank by the Company’s management.

Deutsche Bank derived the foregoing range of discount rates using a weighted average cost of capital analysis based on a risk free rate of 1.87% using the 20-year U.S. Treasury yield as of December 15, 2021, and certain other financial metrics, including betas, for the Company and the other selected companies described below.

The analysis resulted in a range of implied present values per share of Bottomline’s common stock of $41.90 to $57.21 per share.

Analysis of Selected Publicly Traded Companies

Deutsche Bank compared certain financial information and commonly used valuation measurements for the Company to corresponding information and measurements of certain publicly traded companies that Deutsche Bank considered relevant for the Company. In determining the universe of comparable companies for the Company, Deutsche Bank considered a variety of factors, based on publicly available information, including, but not limited to, similarity in company portfolio, size and geographic exposure. However, because of the inherent differences between the businesses, operations and prospects of the Company and those of the selected comparable companies, Deutsche Bank believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected publicly traded company analysis. Accordingly, Deutsche Bank also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of the Company and the selected comparable companies that could affect the values of the Company in order to provide a context in which to consider the results of the quantitative analysis for Company. Deutsche Bank selected comparable companies with businesses in the categories of financial software and payment technology.

To calculate the trading multiples for the selected companies, Deutsche Bank used publicly available information concerning historical and projected financial performance, including published historical financial information and forecasted estimates based on widely used industry data and research providers and public filings made by the selected companies. Using such financial information, Deutsche Bank reviewed for each of these companies, among other things: (i) the ratio of enterprise value to Adjusted EBITDA (which we refer to as “EV/EBITDA”) and (ii) the ratio of enterprise value to revenue (which we refer to as “EV/Revenue”). The companies reviewed and analysis indicated the following, with multiples based on publicly available research analyst median calendar year 2022 estimates:

Company	EV / EBITDA (2022E)		EV / Revenue (2022E)
Bank / Payment Technology
Temenos AG	21.4x		9.9x
Jack Henry & Associates, Inc.	19.7x		6.1x
Fidelity National Information Services Inc.	12.3x		5.6x
Global Payments Inc.	11.0x		5.4x
Fiserv, Inc.	12.9x		5.5x
ACI Worldwide Inc.	12.1x		3.5x
B2B Payments
Repay Holdings, Inc.	15.9x		7.0x
Edenred SE	14.7x		6.1x
FLEETCOR Technologies, Inc.	12.7x		7.1x
WEX, Inc.	9.4x		4.1x
Bill.com Holdings Inc..	n/a	*	42.1x
Paymentus Holdings, Inc.	n/a	*	6.9x
Esker SA	n/a	*	12.7x
BTRS Holdings, Inc.	n/a	*	6.6x
AvidXchange Holdings, Inc.	n/a	*	10.8x

*	Multiples that are negative or above 40.0x for EBITDA are considered not meaningful.

Based in part upon the EV/EBITDA and EV/Revenue multiples of the selected companies described above and taking into account their professional judgment and experience, Deutsche Bank calculated ranges of estimated implied value per share of Bottomline’s common stock by:

•

applying multiples of EV/EBITDA of 16.0x to 20.0x to the Company’s management estimates of CY 2022 Adjusted EBITDA, resulting in a range of implied values of $40.14 to $50.20 per share of Bottomline’s common stock; and

•

applying multiples of EV/Revenue of 4.0x to 5.0x to the Company’s management estimates of CY 2022 revenue, resulting in a range of implied values of $50.00 to $62.53 per share of Bottomline’s common stock

Analysis of Selected Precedent Transactions

Deutsche Bank reviewed the financial terms, to the extent publicly available, of thirteen financial software and payment technology transactions since April 2018 that Deutsche Bank deemed, in its professional judgment and experience, as comparable to the Company in certain business and financial respects. In its analysis, Deutsche

Bank derived and compared, among other things, the mean and median values of multiples for the ratio of total enterprise value to last-twelve-months Adjusted EBITDA (which we refer to as “TEV/LTM EBITDA”). To calculate the comparative data for the selected transactions, Deutsche Bank used publicly available information from public filings, FactSet and Wall Street research. The transactions reviewed and analysis indicated the following:

Month and Year Announced	Target/Acquiror	TEV/LTM EBITDA
March 2021	Itiviti / Broadridge	25.0x
December 2020	Realpage, Inc. / Thoma Bravo	32.4x
November 2020	Nets A/S / Nexi	15.7x
October 2020	Avaloq / NEC	23.7x
October 2020	SIA / Nexi	16.8x
August 2020	Ellie Mae / Intercontinental Exchange	23.4x
July 2020	Majesco / Thoma Bravo	37.5x
February 2020	Ingenico / Worldline	14.7x
May 2019	Total System Services / Global Payments Network	18.0x
March 2019	Worldpay / Fidelity National Information Services	21.8x
January 2019	First Data Corp / Fiserv	12.0x
November 2018	Apptio / Vista	n/a	*
April 2018	Fidessa / ION	21.8x

*	Multiples that are negative or above 40x for EBITDA are considered not meaningful.

Based upon the results of the selected precedent transactions analysis, Deutsche Bank calculated ranges of estimated implied value per share of Bottomline’s common stock by applying multiples of TEV/EBITDA of 20.0x to 24.0x to the Company’s management estimates of last twelve months Adjusted EBITDA, resulting in a range of implied values of $42.49 to $51.01 per share of Bottomline’s common stock.

Additional Informational Analysis

Deutsche Bank observed certain additional information that, based on Deutsche Bank’s professional judgment and experience, Deutsche Bank did not consider to be part of its financial analysis with respect to its opinion but was noted for informational purposes, including the following:

Historical Trading Range Analysis

Deutsche Bank performed a trading range analysis with respect to the historical share prices of Bottomline’s common stock. Deutsche Bank noted that the low and high prices per share of Bottomline’s common stock during the 52-week period ending on December 15, 2021 were $36.49 and $54.39. As of December 15, 2021, the closing price per share of Bottomline’s common stock was $50.36.

Deutsche Bank noted that the trading range analysis was presented merely for reference purposes only, and was not relied upon for valuation purposes.

Wall Street Price Targets

Deutsche Bank reviewed the stock price targets for Bottomline’s common stock in several recently published, publicly available research analysts’ reports, which indicated low and high stock price targets ranging from $50.00 to $57.21 per share. Such range excluded publications after December 9, 2021, the date Bloomberg reported that the Company was exploring a sale, to reflect unaffected stock price targets from research analysts.

Deutsche Bank noted that the analyst price targets were presented merely for reference purposes only, and were not relied upon for valuation purposes.

Miscellaneous

The foregoing summary is not a comprehensive description of all analyses performed and factors considered by Deutsche Bank in connection with preparing its opinion. The preparation of a fairness opinion is a complex process involving the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to a summary description. Deutsche Bank believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered without considering all analyses and factors could create a misleading view of the process underlying the opinion. In arriving at its fairness determination, Deutsche Bank did not assign specific weights to any particular analyses.

In conducting its analyses and arriving at its opinion, Deutsche Bank utilized a variety of generally accepted valuation methods. The analyses were prepared solely for the purpose of enabling Deutsche Bank to provide its opinion to the Board as to the fairness, from a financial point of view, to the holders of Bottomline’s common stock, of the Per Share Merger Consideration. Analyses based on estimates or forecasts of future results are not necessarily indicative of actual past or future values or results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the Company or its advisors, neither the Company nor Deutsche Bank nor any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.

The terms of the Merger were determined through negotiations between the Company and Parent and were approved by the Board of Directors. Although Deutsche Bank provided advice to the Board during the course of these negotiations, the decision to enter into the Merger was solely that of the Board of Directors. As described above, the opinion and presentation of Deutsche Bank to the Board of Directors were only one of a number of factors taken into consideration by the Board in making its determination to approve the Merger. Deutsche Bank’s opinion was provided to the Board of Directors to assist it in connection with its consideration of the Merger and does not constitute a recommendation to any holders of Bottomline’s common stock as to how to vote on any matter.

Additional Information

The Board of Directors selected Deutsche Bank as its financial advisor in connection with the Merger based on Deutsche Bank’s qualifications, expertise, reputation and experience in mergers and acquisitions. The Company has retained Deutsche Bank pursuant to an engagement letter dated as of September 20, 2021, as amended. As compensation for Deutsche Bank’s services in connection with the Merger, the Company has agreed to pay to Deutsche Bank the following fees:

•	an opinion fee of $1,000,000, which became payable upon Deutsche Bank’s delivery of its written opinion, dated as of December 17, 2021, to the Company;

•

a transaction fee contingent on the consummation of the Merger of approximately $25 million, equal to 0.95% of the value of the aggregate consideration (as defined in the engagement letter), which is estimated to be approximately $2.6 billion as of December 14, 2021; provided that the transaction fee shall be reduced by the opinion fee described in the preceding bullet; and

•

if the transaction is not consummated and the Company or its subsidiaries are entitled to any payment (including, without limitation, a break-up fee, lock-up option, topping fee or other termination fee or any judgment or settlement in connection with a litigation or other proceeding related to the failure of the Merger) (which we refer to collectively as a “Termination Fee”), a fee equal to 20% of such

Termination Fee, net the Company’s out of pocket costs and expenses incurred in connection with the transaction and collection of such Termination Fee, at such time as such Termination Fee is received by the Company or its subsidiaries; provided that the such fee shall not be greater than the transaction fee shall be reduced by the amount of any previously paid opinion fee, without duplication of any other offset of such opinion fee.

Regardless of whether the Merger is consummated, the Company has agreed to reimburse Deutsche Bank for reasonable and documented fees, expenses and disbursements of Deutsche Bank’s counsel and all of Deutsche Bank’s reasonable and documented travel and other out-of-pocket expenses incurred in connection with the Merger or otherwise arising out of the engagement of Deutsche Bank under the engagement letter provided that if such fees exceed $100,000 in the aggregate, such excess fees will only be reimbursed if incurred with the prior written consent of the Company. The Company has also agreed to indemnify Deutsche Bank and certain related persons to the full extent lawful against certain liabilities arising out of its engagement or the Merger.

Deutsche Bank is an internationally recognized investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions. Deutsche Bank is an affiliate of Deutsche Bank AG, which, together with its affiliates, are referred to in this proxy statement as the DB Group. One or more members of the DB Group have, from time to time, provided, and are currently providing, commercial banking (including extension of credit) and other financial services to Parent or its affiliates for which they have received, and in the future may receive, compensation, including (i) acting as joint arranger for an entity affiliated with Thoma Bravo, L.P., an affiliate of Parent, on a debt financing transaction in February 2019, (ii) acting as joint bookrunner for an entity affiliated with Thoma Bravo, L.P. and lender on a debt financing transaction in November 2020, (iii) receiving deferred fees from an entity affiliated with Thoma Bravo, L.P. in June 2021 in connection with a SPAC initial public offering and (iv) acting as joint bookrunner for an entity affiliated with Thoma Bravo, L.P. on debt financing transactions in October 2020 and January, March, April, May and September 2021. In addition, the DB Group may also provide investment and commercial banking services to Parent and the Company in the future, for which Deutsche Bank would expect the DB Group to receive compensation. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of Parent, the Company and their respective affiliates for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

Certain Financial Projections

In connection with the Board of Directors’ review of potential strategic alternatives and its evaluation of a potential sale transaction, the Company’s management team prepared projections of the Company’s financial performance for the fiscal years 2022 through 2026 (which forecasts are referred to herein as the “Financial Projections”). In the course of due diligence, the Company provided Thoma Bravo with the Financial Projections. The Financial Projections also were provided to Deutsche Bank which was directed to use and rely upon the Financial Projections for purposes of its financial analysis and fairness opinion as described above under “—Opinion of Bottomline’s Financial Advisor”.

The Financial Projections were based on numerous variables and assumptions made by Company management at the time prepared, including with respect to industry performance, general business, economic, market and financial conditions and other future events, as well as matters specific to the Company.

Bottomline uses a variety of financial measures that are not in accordance with U.S. Generally Accepted Accounting Principles (which we refer to as “GAAP”) as supplemental measures to evaluate its operational performance. While Bottomline believes that these non-GAAP financial measures provide useful supplemental information, there are limitations associated with the use of these non-GAAP financial measures. Please read carefully “—Important Information About the Financial Projections” below.

The following table summarizes the Financial Projections prepared as described above.

(amounts in millions)

	2022	2023	2024	2025	2026
Total Revenue	$528	$610	$722	$865	$1,071
Non-GAAP Gross Profit	$320	$380	$461	$563	$712
Operating Income	$71	$86	$115	$153	$215
Adjusted EBITDA	$106	$123	$154	$194	$258

Unlevered Free Cash Flows

Additionally, at the direction of Bottomline management, Deutsche Bank calculated, based on the five-year financial projections provided by Bottomline management, unlevered free cash flows for fiscal years 2022 through 2031 for use in connection with its financial analysis.

The following is a summary of the calculation of unlevered free cash flows, which were prepared as described above, reviewed by and approved by Bottomline management, and used by Deutsche Bank for the purposes of its financial analyses, and which are defined as Adjusted EBITDA, less cash taxes, less capital expenditures, less stock-based compensation, plus increase (decrease) in deferred revenue, less increase (decrease) in working capital.

(amounts in millions)

	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031
Total Revenue	$528	$610	$722	$865	$1,071	$1,285	$1,510	$1,736	$1,953	$2,148
Adjusted EBITDA	$106	$123	$154	$194	$258	$369	$443	$521	$599	$673
Unlevered Free Cash Flow	$11	$19	$27	$37	$57	$126	$151	$178	$205	$232

Important Information About the Financial Projections

The summary of the Financial Projections is not included in this proxy statement in order to induce any Bottomline shareholder to vote in favor of the proposal to approve the Merger Agreement or any of the other proposals to be voted on at the Special Meeting.

The inclusion of information about the Financial Projections in this proxy statement should not be regarded as an indication that any of the Company, Thoma Bravo or any other recipient of this information considered, or now considers, it necessarily predictive of actual future results or material information given the inherent risks and uncertainties associated with such forecasts.

The Financial Projections are subjective in many respects and, thus, subject to interpretation. Although presented with numeric specificity, the Financial Projections reflect numerous estimates and assumptions with respect to industry performance and competition, general business, economic, market and financial conditions and matters specific to the Company’s businesses, all of which are difficult to predict and many of which are beyond the Company’s control. The Company cannot provide any assurance that the assumptions underlying the Financial Projections will be realized.

Many of the assumptions reflected in the Financial Projections are subject to change and the Financial Projections do not reflect revised prospects for the Company’s business, changes in general business or economic conditions or any other transaction or event that has occurred or that may occur and that was not anticipated at the time such financial information was prepared. The Company has not updated and does not intend to update or otherwise revise the Financial Projections. There can be no assurance that the results reflected in the Financial Projections will be realized or that actual results will not materially vary from the Financial Projections. In addition, the Financial Projections cover multiple years and such information by its nature becomes less predictive with each successive year. Therefore, the Financial Projections included in this proxy statement should not be relied on as necessarily predictive of actual future events nor construed as financial guidance.

Bottomline shareholders are urged to review the Company’s most recent SEC filings for a description of risk factors with respect to the Company’s business. You should read “Cautionary Statement Regarding Forward-Looking Statements” for additional information regarding the risks inherent in forward-looking information such as the Financial Projections and “Where You Can Find More Information”.

The Financial Projections were not prepared with a view toward complying with GAAP (including because certain metrics are non-GAAP measures, and the forecasts contained therein do not include footnote disclosures as may be required by GAAP), the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the Financial Projections, nor have they expressed any opinion or any other form of assurance on the Financial Projections or the achievability of the results reflected in the Financial Projections, and they assume no responsibility for, and disclaim any association with, the Financial Projections. Non-GAAP measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP measures such as those used in the Financial Projections may not be comparable to similarly titled amounts used by other companies or persons.

The non-GAAP measures set forth above should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with U.S. GAAP. Financial measures included in forecasts provided to a financial advisor and a board of directors in connection with a business combination transaction, such as the Financial Projections, are excluded from the definition of “non-GAAP financial measures” under applicable SEC rules and regulations. As a result, the Financial Projections are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Accordingly, no reconciliation of the financial measures included in the Financial Projections is provided in this proxy statement For the reasons described above, readers of this proxy statement are cautioned not to place undue, if any, reliance on the Financial Projections. The Company has not made any representation to Parent in the Merger Agreement concerning any of the Financial Projections.

The information about the Financial Projections set forth above does not give effect to the Merger and also does not take into account the effect of any failure of the Merger to be consummated.

THE COMPANY DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH FORECASTS ARE NOT REALIZED.

Interests of Bottomline’s Directors and Executive Officers in the Merger

When considering the recommendation of the Board of Directors that you vote to approve the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers (a list of which is set forth in the subsection “Equity Interests of Bottomline’s Executive Officers and Non-Employee Directors” below) may have interests in the Merger that are different from, or in addition to, the interests of stockholders generally, as more fully described below. The Board of Directors was aware of and considered these interests to the extent that they existed at the time, among other matters, in approving the Merger Agreement and the Merger and recommending that the Merger Agreement be adopted by Bottomline’s stockholders.

Philip Hilal, a director of Bottomline, is also the Founder and Chief Investment Officer of Clearfield Capital Management LP. As of January 24, 2022, Mr. Hilal beneficially owned 935,000 shares (approximately 2.1%) of Bottomline’s common stock (which includes shares that Mr. Hilal may be deemed to beneficially own by virtue of his positions at Clearfield Capital Management LP). As of January 24, 2022, Clearfield Capital Management LP beneficially owned 925,000 shares (approximately 2.1%) of Bottomline’s common stock.

Treatment of Equity-Based Awards

The Merger Agreement provides that immediately prior to, and subject to the occurrence of, the Effective Time, (1) for any unvested restricted stock award or unvested restricted stock unit award the vesting of which is conditioned upon both time-based vesting and the attainment of performance conditions and that remains outstanding and subject to such performance vesting conditions as of immediately prior to the Effective Time, the number of shares of Bottomline common stock subject to such unvested restricted stock award or unvested restricted stock unit award will be fixed at the Effective Time based upon the target level of performance, and (2) each outstanding unvested stock option and each outstanding unvested restricted stock award and unvested restricted stock unit award will be credited the Additional Vesting Credit. The Additional Vesting Credit includes the 12 months of “change in control” accelerated vesting provided in Bottomline’s 2019 Stock Incentive Plan, as amended and is without limitation of any more favorable vesting provisions in any other plan or agreement between Bottomline and any employee (described below for our named executive officers, where applicable).

Treatment of Stock Options in the Merger

As of January 24, 2022, there were 1,051 outstanding options to acquire Bottomline common stock, all of which options were both vested and “in-the-money,” meaning that they have an exercise price less than $57.00 per share. Bottomline’s directors and executive officers held none of such stock options. As of the Effective Time, each option that is outstanding will be converted into the right to receive an amount in cash (subject to any applicable tax withholding) equal to the product of (1) the excess of $57.00 over the exercise price per share of Bottomline common stock underlying such stock option; and (2) the total number of shares of Bottomline common stock subject to such option.

Treatment of Restricted Stock Awards in the Merger

As of January 24, 2022, there were 2,270,108 outstanding restricted stock awards, 678,196 of which were held by our directors and executive officers. As of the Effective Time, the portion of each restricted stock award which is vested (after giving effect to the Additional Vesting Credit), will be converted into the right to receive the product of (i) $57.00, multiplied by (ii) the number of shares of Bottomline common stock subject to such restricted stock award. Each other outstanding restricted stock award will be converted into a right to receive an amount in cash, without interest, equal to the product of (i) $57.00, multiplied by (ii) the number of shares of Bottomline common stock subject to such restricted stock award, which amount will, generally subject to the holder’s continued service with Bottomline, Parent or an affiliate through the applicable vesting date and vest and be payable at the same time and on the same terms as the restricted stock award for which such cash amount relates would have vested pursuant to its terms (except that any applicable performance conditions will be deemed to have been achieved at target levels and after giving effect to Additional Vesting Credit). Additionally, under Bottomline’s 2019 Stock Incentive Plan, if the holder’s employment is terminated other than for cause or by the holder for good reason within two years of the Effective Time, the cash amount to which such restricted stock award relates will immediately vest.

Treatment of Restricted Stock Unit Awards in the Merger

As of January 24, 2022, there were 190,835 outstanding restricted stock units, none of which were held by our directors and executive officers. As of the Effective Time, the portion of each restricted stock unit award which is vested (after giving effect to the Additional Vesting Credit), will be converted into the right to receive a payment equal to the product of (i) $57.00, multiplied by (ii) the number of shares of Bottomline common stock subject to such restricted stock unit award. Each other outstanding restricted stock unit award will be converted into a right to receive an amount in cash, without interest, equal to the product of (i) $57.00, multiplied by (ii) the number of shares of Bottomline common stock subject to such restricted stock unit award, which amount will, subject to the holder’s continued service with Bottomline, Parent or an affiliate through the applicable vesting date and vest at the same time and on the same terms as the restricted stock unit to which such cash amount relates would have vested pursuant to its terms (except that any applicable performance conditions will be deemed to have been achieved at target levels and after giving effect to Additional Vesting Credit). Additionally, under Bottomline’s 2019 Stock Incentive Plan, if the holder’s employment is terminated other than for cause or by the holder for good reason within two years of the Effective Time, the cash amount to which such restricted stock unit award relates will immediately vest..

Employee Stock Purchase Plan

Pursuant to the Merger Agreement, no new offering period or purchase period will be commenced following the date of the Merger Agreement under the ESPP, and the offering period or purchase period in effect on the date of the Merger Agreement will be the final offering period or purchase period under the Employee Stock Purchase Plan. Participants will not be permitted to increase the amount of their payroll deduction elections under the ESPP during the final offering period or purchase period, and no new individuals will be permitted to commence participation in the ESPP prior to the Effective Time. The ESPP will be terminated immediately prior to the Effective Time.

Equity Interests of Bottomline’s Executive Officers and Non-Employee Directors

The following table sets forth the number of shares of Bottomline common stock and the number of shares of Bottomline common stock underlying restricted stock awards and restricted stock unit awards that, as of January 24, 2022, were held by each of Bottomline’s executive officers (including the named executive officers) and non-employee directors, in each case that either were then-currently vested or that will or may vest in connection with the Merger. The table also sets forth the values of these shares and equity awards based on the $57.00 Per Share Merger Consideration.

Name	Shares Held (#)	Shares Held ($)	Outstanding Equity Awards Held (#)(1)(2)	Outstanding Equity Awards Held ($)
Robert A. Eberle	214,102	12,203,814	293,808	16,747,056
A. Bruce Bowden	—	—	101,172	5,766,804
Norman J. Deluca	20,349	1,159,893	69,843	3,981,051
Nigel K. Savory	30,417	1,733,769	125,575	7,157,775
John F. Kelly	4,322	246,354	22,798	1,299,486
Michael J. Curran	15,500	883,500	10,000	570,000
Kenneth J. D’Amato	15,000	855,000	5,000	285,000
Peter W. Gibson	42,000	2,394,000	5,000	285,000
Jennifer M. Gray	23,000	1,311,000	5,000	285,000
Philip J. Hilal	925,000	52,725,000	10,000	570,000
Paul H. Hough	24,000	1,368,000	5,000	285,000
Larry A. Klane	13,640	777,480	10,000	570,000
Jeffrey C. Leathe	14,000	798,000	5,000	570,000
Joseph L. Mullen	64,855	3,696,735	5,000	285,000
Benjamin E. Robinson	18,000	1,026,000	5,000	285,000

(1)	This column only represents restricted stock awards and restricted stock unit awards. None of our executive officers and non-employee directors hold Bottomline stock options.

(2)

This column includes both time-based and performance-based equity awards, and all performance-based awards are presented at target level of achievement of the relevant performance metrics, in accordance with the provisions of the Merger Agreement.

Potential Severance Payments and Benefits

Employment, Service and Retention Agreements

Bottomline is party to employment agreements or similar arrangements with Mr. Eberle, Mr. Bowden, Mr. DeLuca and Mr. Savory which provide for certain benefits upon a “change in control”, including the treatment of unvested equity awards and in certain instances severance benefits. Under each of the agreements a change in control will occur upon the closing of the Merger. The following descriptions are qualified by reference to the full agreements as previously filed with the Securities and Exchange Commission.

Robert A. Eberle Employment Agreement

Bottomline is party to an employment agreement with Mr. Eberle which provides for certain payments and benefits that will or may be payable upon or in connection with the closing of the Merger. Under the employment agreement with Mr. Eberle, the closing of the Merger will constitute a “change in control” of Bottomline; and the employment agreement provides that upon a change in control, Mr. Eberle’s restricted stock awards will vest in full. The employment agreement also provides that if Mr. Eberle’s employment is terminated during a potential change in control (Bottomline’s entry into the Merger Agreement resulted in such a potential change in control), either by Mr. Eberle as a result of an involuntary termination or by Bottomline without cause (in each case as defined in the employment agreement), all of his restricted stock awards will vest in full. In the event of such a termination either during a potential change in control or following a change in control, Mr. Eberle will be entitled to receive a lump sum severance payment equal to three times the sum of (i) Mr. Eberle’s then annual salary and (ii) the maximum amount of any bonus Mr. Eberle was eligible to earn for the then-current fiscal year, as well as continuation of benefits for a period of 24 months. If Mr. Eberle is not continuing his employment with the Company following closing, he will be entitled to these payments immediately prior to the closing.

The employment agreement also provides that, in the event of a change in control, Bottomline will pay any excise tax for which Mr. Eberle would be liable under Section 4999 of the Internal Revenue Code of 1986 (the “Code”), as a result of having received change in control related payments or benefits, as well as the amount necessary to pay all additional taxes imposed on Mr. Eberle as a result of Bottomline’s payment of the excise tax. No such additional payment is expected to be required in connection with the Merger.

A. Bruce Bowden Retention Agreement

Bottomline is party to an executive retention agreement with Mr. Bowden. Under the terms of the retention agreement, if Mr. Bowden’s employment is terminated by Bottomline other than for cause, disability or death or by Mr. Bowden for good reason (which definition includes his ceasing to serve as the Chief Financial Officer of Bottomline as a standalone publicly traded company as a result of the change in control event, which will occur upon the closing of the Merger), in either case, within 12 months following a change in control, then subject to Mr. Bowden’s execution of a general release of claims in favor of Bottomline, Mr. Bowden will receive severance in an amount equal to his base salary for the six months prior to the date of termination and an amount equal to 50% of his annual bonus opportunity for the most recently completed fiscal year. In connection with such termination of employment, he will also be entitled (among other things) to payment of a pro-rated portion of his annual bonus opportunity for the fiscal year in which termination of employment occurs and an amount equal to 50% of any commissions paid to him over the previous 12-month period, and all shares of restricted stock and restricted stock units will vest in connection with such a termination (which vesting is not subject to the release of claims requirement). If, following such a termination, Mr. Bowden timely elects and remains eligible for benefits continuation pursuant to federal COBRA laws, Bottomline will pay any difference between the premiums for health continuation coverage and the amount for which Mr. Bowden would otherwise be responsible with respect to the medical and dental coverage elected until the earlier of 12 months after the date of termination and the date on which Mr. Bowden becomes covered under another employer insurance plan that provides substantially similar in the aggregate or greater coverage than the Company’s health plans.

Pursuant to the Merger Agreement, if Mr. Bowden remains employed by the Company at the time of the closing, he will be entitled to the Additional Vesting Credit with respect to his outstanding equity awards as well as full vesting of his remaining unvested equity awards due to his having “good reason” as of the effective date.

Bottomline is also party to an employment agreement with Mr. Bowden; however, all payments and benefits payable in connection with the Merger would be provided pursuant to Mr. Bowden’s retention agreement described above.

Norman J. DeLuca Employment Agreement

Bottomline is party to an employment agreement with Mr. DeLuca, which provides that any restricted stock granted to Mr. Deluca will vest in full upon a change in control. In addition, if Mr. DeLuca’s employment is terminated by Bottomline without cause, either before or after a change in control, he will be provided six months’ salary and benefits, and a lump sum payment equal to 50% of his annual bonus opportunity pursuant to Bottomline’s severance practice with respect to senior executives.

Nigel K. Savory Service Agreement

Bottomline is party to a Service Agreement with Mr. Savory. The Service Agreement generally provides that during a transition period running from March 12, 2022 until June 1, 2023, either Bottomline or Mr. Savory may provide written notice that the working arrangement pursuant to the service agreement is either not working as desired or not one the party desires to continue, subject to certain exceptions in the case of Mr. Savory. In the event that either Bottomline or Mr. Savory exercises its right to serve such notice (the “transition notice”) during the transition period, then, subject to Mr. Savory’s execution of a release of claims in favor of the Company, (i) Mr. Savory will be entitled to severance in the form of 12 months’ base salary continuation (subject to certain offsets) and a lump sum cash payment in an amount equal to the sum of the bonus paid to him in the 12 months prior to the termination date multiplied by 0.5 and (ii) each outstanding equity award held by Mr. Savory as of the termination date will continue to vest until the earlier of (a) such time as it is vested in full in accordance with its terms, (b) the end of the period of 24 months following the termination date, during which period Mr. Savory agrees to provide services to Bottomline as a strategic adviser, (c) the date on which he commences alternative employment or engagement with another entity, subject to certain exceptions and (d) the date upon which he terminates, or materially breaches the terms of, the strategic advisor agreement.

In addition, if Mr. Savory’s employment terminates (i) following his receipt of a transition notice from Bottomline and (ii) within 12 months following a change in control (and other than as a result of his death or disability), then each equity award held by him as of the termination date will immediately vest in full.

Under Mr. Savory’s Service Agreement, if Bottomline terminates Mr. Savory’s employment without cause (and other than as a result of Mr. Savory’s death or disability) outside of the transition period (i.e., prior to March 12, 2022 or following June 1, 2023) regardless of whether such termination of employment occurs before or after a change in control, then, subject to Mr. Savory’s execution of a release of claims against the company, (i) Bottomline has agreed to pay Mr. Savory severance in the form of 12 months’ base salary continuation (subject to certain offsets) and a lump sum cash payment in an amount equal to the sum of the bonus paid in the 12 months prior to the termination date multiplied by 0.5 and (ii) all outstanding equity awards held by him as of the termination date will immediately vest in full.

Pursuant to the Merger Agreement, if Mr. Savory is employed by the Company at the time of the closing, he will be entitled to the Additional Vesting Credit with respect to his outstanding equity awards and full vesting of his remaining unvested equity awards upon a qualifying termination of employment within two years of the effective date. If Mr. Savory is serving as a strategic advisor at the time of closing, he will be entitled to the Additional Vesting Credit with respect to his outstanding equity awards.

John F. Kelly Special Advisor and Transition Agreement

Bottomline is also party to a Special Advisor and Transition Agreement with Mr. Kelly, under which Mr. Kelly continues to serve as Special Advisor to Bottomline following the termination of his employment that occurred on August 24, 2021, and pursuant to which his stock awards will continue to vest through August 24, 2022 and are thus entitled to the Additional Vesting Credit provided in the Merger Agreement, which will result in full vesting of his remaining awards.

Stock Incentive Plans

In addition to the change in control provisions in such individual employment arrangements, our stock incentive plans contain provisions that are applicable to all plan participants regarding the consequences of a “Change in Control Event” (which will occur upon the Effective Time). Generally, the plans provide that the vesting schedule of any unvested restricted stock award or restricted stock unit award would be accelerated in part such that what would have otherwise become vested on any date within one year after the date of the Change in Control Event would immediately become vested. Additionally, each unvested restricted stock award or restricted stock unit award would immediately become free from all vesting conditions or restrictions if, on or prior to the second anniversary of the date of the consummation of the Change in Control Event, the plan participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason (as defined in the applicable plan) by the participant or is terminated without Cause (as defined in the applicable plan) by the Company or the acquiring or succeeding corporation. Awards that vest in whole or in part based on specified performance conditions will be deemed satisfied at the target level upon the consummation of the Change in Control Event. Awards continue to be subject to their original service-based vesting requirements (if any) and be accelerated, as applicable, as described in the preceding two sentences of this paragraph. Such accelerated vesting provision will not apply to our outstanding stock options, all of which were fully vested as of January 24, 2022. In addition, all restricted stock awards held by our non-employee directors will immediately vest in full at closing given that such awards would otherwise vest on the first anniversary of the date of grant. The foregoing description is only a summary and is qualified by reference to the applicable plan.

Golden Parachute Compensation

This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation that is based on or otherwise related to the transactions contemplated by the Merger Agreement for each of Bottomline’s executive officers who were designated as “named executive officers” in Bottomline Proxy Statement filed on October 21, 2021. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the compensation and benefits related to the transactions contemplated by the Merger Agreement that will or may be payable to those named executive officers. The amounts set forth in the table below are based on multiple assumptions that may or may not actually prove correct, including assumptions described in in the footnotes to the tables below. As a result, the actual amounts received by a named executive officer in connection with the transactions contemplated by the Merger Agreement may differ materially from the amounts set forth below.

The table below sets forth, for the purposes of this golden parachute disclosure, the amount of payments and benefits that each of Bottomline’s named executive officers would receive, assuming that (i) the closing occurs on May 31, 2022 (which is the assumed closing date solely for purposes of this golden parachute compensation disclosure); (ii) each of Bottomline’s named executive officers is employed or providing services to Bottomline at the closing and, to the extent employed, experiences a qualifying termination of employment immediately following the closing; (iii) the unvested Bottomline restricted shares outstanding as of May 31, 2022 become fully vested as a result of either the occurrence of a “change in control” or, for named executive officers who are employed at that time, a qualifying termination; (iv) no named executive officer receives any additional equity grants or retention awards on or prior to the closing; and (v) no named executive officer enters into any new agreement or becomes entitled to, prior to the closing, additional compensation or benefits related to the transactions contemplated by the Merger Agreement.

Name (1)	Cash ($) (2)	Equity ($) (3)	Perquisites/Benefits ($) (4)	Total ($)
Robert A. Eberle	2,730,499	13,887,537	88,000	16,706,036
A. Bruce Bowden	452,333	4,738,182	40,000	5,230,515
Norman J. DeLuca	251,164	3,334,500	40,000	3,625,664
Nigel K. Savory (5)	420,112	5,322,375	––	5,742,487
John F. Kelly (6)	––	783,807	––	783,807

(1)

Under relevant SEC rules, Bottomline is required to provide information in this table with respect to Bottomline’s named executive officers, who for these purposes are the individuals whose compensation was required to be reported in the summary compensation table of Bottomline’s most recent proxy statement. Although Richard D. Booth was a named executive officer in Bottomline’s most recent proxy statement, he is no longer employed by Bottomline and is not eligible to receive any compensation based on, or otherwise related to, the Merger.

(2)

Except as indicated below, the amounts in this column represent the cash severance payments that would be payable to each named executive officer upon a qualifying termination under their respective agreements in connection with the Merger, as described in more detail under “Interests of Bottomline’s Directors and Executive Officers in the Merger.” The amounts in this column for Messrs. Eberle and Bowden are anticipated to be payable in connection with the closing on a “single trigger” basis (i.e., such amounts are payable upon the change in control at closing). The amounts for Mr. DeLuca are considered “double-trigger” (i.e., such amounts are payable upon a qualifying termination of employment following the closing). The amount for Mr. Savory represents the amounts payable in connection with a delivery of the transition notice described above. The cash severance amounts for each named executive officer are calculated as follows:

Named Executive Officer	Salary ($)	Annual Bonus Opportunity ($)	Severance Multiple	Total ($)
Robert A. Eberle	413,712	496,454	300%	2,730,499
A. Bruce Bowden	338,000	200,000	see below *	452,333
Norman J. DeLuca	302,328	200,000	50%	251,164
Nigel K. Savory	328,920	182,385	100%	420,112

*

Under his retention agreement with respect to bonus-related severance payments, Mr. Bowden is entitled to both (1) a severance payment equal to 50% of his annual bonus opportunity for the prior fiscal year (year ending June 30, 2021, annual bonus opportunity of $200,000, resulting in a payment of $100,000) and (2) a prorated bonus for the fiscal year of termination (year ending June 30, 2022, annual bonus opportunity of $200,000, resulting in a payment of $183,333).

(3)

The amounts in this column represent the estimated pre-tax value to each named executive officer of the vesting of unvested Bottomline restricted stock held by such named executive officer as of May 31, 2022. The value of Bottomline restricted stock is calculated by multiplying the number of shares subject to such Bottomline restricted stock by $57.00. The following table breaks down the amounts in this column by the number and value of awards that will vest upon application of the Additional Vesting Credit and the number and value of awards that will vest as a result of either contractual single trigger vesting rights or in connection with a subsequent termination of employment (see columns entitled “Additional Shares Vesting”). For Messrs. Eberle, Bowden, DeLuca and Kelly, all of the displayed amounts (including those under “Additional Shares Vesting”) are considered “single trigger” as they vest upon a change in control, which change in control will occur upon the closing. For Mr. Savory, the amounts that represent the value of restricted stock that will vest upon the Additional Vesting Credit are considered “single trigger” as they vest upon a change in control, without regard to the executive’s termination of service. For additional information on the treatment of outstanding equity awards held by each named executive officer in the Merger, see “Interests of Bottomline’s Directors and Executive Officers in the Merger.”

Name	Shares Vesting upon Application of Additional Vesting Credit (#)	Value of Shares Vesting upon Application of Additional Vesting Credit ($)	Additional Shares Vesting (#)*	Value of Additional Shares Vesting ($)	Total Value of Shares Vesting ($)
Robert A Eberle	223,015	12,711,855	20,626	1,175,682	13,887,537
A. Bruce Bowden	72,184	4,114,488	10,942	623,694	4,738,182
Norman J. DeLuca	52,874	3,013,818	5,626	320,682	3,334,500
Nigel K. Savory**	93,375	5,322,375	N/A	N/A	5,322,375
John F. Kelly	13,751	783,807	N/A	N/A	783,807

*	This column represents acceleration due to single trigger contractual vesting rights which provide vesting at the closing in addition to the Additional Vesting Credit.
**	The accelerated vesting in this row is set forth on the basis that Mr. Savory is serving as a strategic advisor at the time of closing and is entitled to the Additional Vesting Credit.
(4)

The amounts in this column represent the estimated value of post-termination benefits coverage, as described in more detail under “Interests of Bottomline’s Directors and Executive Officers in the Merger.” The amounts in this column are considered “double-trigger” as they will only be payable in the event of a qualifying termination of employment following the closing.

(5)	The numbers in this row have been converted from pounds sterling (£) to USD ($) at a conversion rate of 1.351.
(6)

John F. Kelly is party to a Special Advisor and Transition Agreement with Bottomline, under which Mr. Kelly continues to serve as Special Advisor to Bottomline following the termination of his employment that occurred on August 24, 2021. Mr. Kelly’s stock awards continue to vest under the agreement through August 24, 2022 and accordingly he will be entitled to the Additional Vesting Credit. Mr. Kelly is not eligible for additional severance or other payments in connection with the Merger in the event he remains Special Advisor to Bottomline through the closing date.

Indemnification and Insurance of Directors and Officers

For a period of six years from the Effective Time, Parent has agreed that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time which were in existence as of the signing of the Merger Agreement in favor of the current and former directors or officers of Bottomline or any of its subsidiaries as provided in their respective governing or organizational documents and any indemnification or other similar agreements of Bottomline or certain of its subsidiaries, in each case as in effect on the date of the Merger Agreement to continue in full force and effect in accordance with their terms, for a period of no less than six years from and after the Effective Time, and Parent shall cause each of Bottomline and its subsidiaries to perform their obligations thereunder. Without limiting the foregoing, from and after the Effective Time and ending on the date that is the sixth anniversary of the closing date, Parent will cause the Surviving Corporation to, and the Surviving Corporation has agreed that it will, indemnify and hold harmless each individual who was as of the date of the Merger Agreement, or who becomes prior to the Effective Time, a director or officer of Bottomline or any of its subsidiaries, or who was as of the date of the Merger, or who thereafter commenced prior to the Effective Time, serving at the request of Bottomline or any of its subsidiaries as a director or officer of another person, against all claims, losses, liabilities, damages, judgements, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including with respect to matters existing or occurring at or prior to the Effective Time, including the Merger Agreement and the transactions and actions contemplated thereby), arising out of or pertaining to the fact that such person is or was a director or officer of Bottomline or any of its subsidiaries or is or was serving at the request of Bottomline or any of its subsidiaries as a director or officer of another person, whether asserted or claimed at, prior to or after the Effective Time, to the fullest extent permitted under the governing or organizational documents of Bottomline and its subsidiaries and any indemnification or other similar agreements of Bottomline and any of its subsidiaries. In the event of any such claim, action, suit or proceeding, such person will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit or proceeding from the Surviving Corporation in accordance with the organizational documents of the Surviving Corporation in effect on the date of the Merger Agreement; provided that any person to whom expenses are advanced provides an undertaking, if and only to the extent required by the DGCL or the Surviving Corporation’s certificate of incorporation or bylaws to repay such advances if it is ultimately determined by final adjudication that such person is not entitled to indemnification, and the Surviving Corporation will reasonably cooperate in the defense of any such matter.

For a period of six years from and after the Effective Time, Parent and the Surviving Corporation will either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by Bottomline or its subsidiaries or provide substitute policies for Bottomline and its subsidiaries and their current and former directors and officers who are currently covered by the directors’ and officers’ insurance coverage currently maintained by Bottomline and its subsidiaries, in either case, of not less than the existing coverage and having other terms not less favorable to the insured persons than the directors’ and officers’ liability insurance coverage currently maintained by Bottomline or its subsidiaries with respect to claims arising from facts or events that occurred on or before the Effective Time (with insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’ liability insurance), except that in no event shall Parent or the Surviving Corporation be required to pay with respect to any annual policy period more than 350% of the aggregate annual premium most recently paid by Bottomline prior to the date of the Merger Agreement. If the Surviving Corporation is unable to obtain such insurance coverage, it will obtain as much comparable insurance as possible within such six-year period for a premium equal to such maximum amount. In lieu of such insurance, prior to the closing of the Merger, Bottomline may, at its option, purchase a “tail” directors’ and officers’ liability insurance policy for Bottomline and its subsidiaries and the insured persons who are currently covered by the directors’ and officers’ liability insurance coverage currently maintained by Bottomline and its subsidiaries, such tail to provide coverage in an amount not less than the existing coverage and to have other terms not less favorable to the insured persons than the directors’ and officers’ liability insurance coverage currently maintained by Bottomline or its subsidiaries with respect to claims arising from facts or events that occurred at or before the Effective Time; provided that in no event will the cost of any such tail policy exceed the maximum amount described in the preceding sentence. Parent and the Surviving Corporation shall maintain such policies in full force and effect, and continue to honor the obligations thereunder.

Executive Officers Following the Merger

As of the date of this proxy statement, none of our executive officers has entered into any new agreement or arrangement with Bottomline, Thoma Bravo or any of their affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates.

Financing of the Merger

We anticipate that the total funds needed to complete the Merger will be approximately $2.6 billion, which will be funded via equity financing described below. This amount includes funds needed to (i) pay our stockholders the amounts due to them under the Merger Agreement, (ii) pay all fees and expenses payable by Parent and Merger Sub under the Merger Agreement and (iii) make payments due as of the Effective Time in respect of our outstanding equity-based awards pursuant to the Merger Agreement.

On December 16, 2021, Parent entered into the Equity Commitment Letter, pursuant to which the Thoma Bravo Fund has committed to purchase, or cause the purchase of, an amount of equity securities of Parent at or immediately prior to the Effective Time equal to the estimated amount of aggregate consideration that will be due and payable at closing. The Equity Commitment Letter provides, among other things, that Bottomline is an express third party beneficiary thereof in connection with Bottomline’s exercise of its rights related to specific performance under the Merger Agreement. The Equity Commitment Letter may not be amended, revoked, modified or terminated, and no provision thereunder may be waived, except by an instrument in writing signed by Parent, Bottomline and the Thoma Bravo Fund. For more information please see the section captioned “The Merger Agreement — Financing,” beginning on page 88 of this proxy statement.

Under the Merger Agreement, Bottomline agrees to cooperate should Parent attempt to obtain the Debt Financing, if any. For more information please see the section captioned “The Merger Agreement — Financing Cooperation,” beginning on page 89 of this proxy statement.

Closing and Effective Time

The closing of the transactions contemplated by the Merger Agreement will take place no later than the second business day following the satisfaction or waiver in accordance with the Merger Agreement of all of the conditions to closing of the transactions contemplated by the Merger Agreement (as described under the caption “The Merger Agreement — Conditions to the Closing of the Merger”), other than conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions.

Appraisal Rights

If the Merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex C and incorporated herein by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A person having a beneficial interest in shares of common stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of our common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee.

Under Section 262, holders of shares of common stock who (i) do not vote in favor of the adoption of the Merger Agreement; (ii) continuously are the record holders of such shares through the Effective Time; and (iii) otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive in lieu of the Per Share Merger Consideration payment in cash of the “fair value” of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the Delaware Court of Chancery. Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the Effective Time through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 could be more than, the same as or less than the Per Share Merger Consideration.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than twenty days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes Bottomline’s notice to stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 is attached to this proxy statement as Annex C. In connection with the Merger, any holder of shares of common stock who wishes to exercise appraisal rights or who wishes to preserve such holder’s right to do so should review Annex C carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the Per Share Merger Consideration. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of common stock, Bottomline believes that if a stockholder considers exercising such rights, that stockholder should seek the advice of legal counsel.

Stockholders wishing to exercise the right to seek an appraisal of their shares of common stock must do ALL of the following:

•	the stockholder must not vote in favor of the proposal to adopt the Merger Agreement;

•	the stockholder must deliver to Bottomline a written demand for appraisal before the vote on the Merger Agreement at the Special Meeting;

•

the stockholder must continuously hold the shares from the date of making the demand through the Effective Time (a stockholder will lose appraisal rights if the stockholder transfers the shares before the Effective Time); and

•

the stockholder or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the Merger Agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the Merger Agreement, abstain or not vote its shares.

Filing Written Demand

Any holder of shares of common stock wishing to exercise appraisal rights must deliver to Bottomline, before the vote on the adoption of the Merger Agreement at the Special Meeting at which the proposal to adopt the Merger Agreement will be submitted to the stockholders, a written demand for the appraisal of the stockholder’s shares, and that stockholder must not vote or submit a proxy in favor of the adoption of the Merger Agreement. A holder of shares of common stock exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the Effective Time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the Merger Agreement or abstain from voting on the adoption of the Merger Agreement. Neither voting against the adoption of the Merger Agreement nor abstaining from voting or failing to vote on the proposal to adopt the Merger Agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the Merger Agreement. A proxy or vote against the adoption of the Merger Agreement will not constitute a demand. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the Merger Agreement at the Special Meeting of Bottomline’s stockholders will constitute a waiver of appraisal rights.

Only a holder of record of shares of common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of common stock should be executed by or on behalf of the holder of record and must reasonably inform Bottomline of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares in connection with the Merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BANK, BROKER OR OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Bottomline Technologies, Inc.

325 Corporate Drive

Portsmouth, New Hampshire 03801

Attention: Eric Morgan, Executive Vice President, Global Controller

Any holder of shares of common stock may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the Merger Agreement by delivering to Bottomline a written withdrawal of the demand for appraisal within 60 days after the Effective Time . However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the Surviving Corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.

Notice by the Surviving Corporation

If the Merger is completed, within ten days after the Effective Time, the Surviving Corporation will notify each holder of shares of common stock who has made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the adoption of the Merger Agreement that the Merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the Effective Time, but not thereafter, the Surviving Corporation or any holder of shares of common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and holders should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of common stock. Accordingly, any holders of shares of common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of common stock within the time and in the manner prescribed in Section 262. The failure of a holder of common stock to file such a petition within the period specified in Section 262 could nullify the stockholder’s previous written demand for appraisal.

Within 120 days after the Effective Time, any holder of shares of common stock who has complied with the requirements for exercise of appraisal rights, or a beneficial owner of shares held in either a voting trust or by a nominee on behalf of such person, will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the Merger Agreement and with respect to which Bottomline has received demands for appraisal, and the aggregate number of holders of such shares. The Surviving Corporation must mail this statement to the requesting stockholder within ten days after receipt of the written request for such a statement or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the Surviving Corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

If a petition for an appraisal is duly filed by a holder of shares of common stock and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within twenty days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded appraisal of their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss that stockholder from the proceedings.

Determination of Fair Value

After determining the holders of common stock entitled to appraisal, the Delaware Court of Chancery will appraise the “fair value” of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder’s exclusive remedy.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to, and does not in any manner address, fair value under Section 262. Although Bottomline believes that the Per Share Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Per Share Merger Consideration. Neither Bottomline nor Parent anticipates offering more than the Per Share Merger Consideration to any stockholder exercising appraisal rights, and each of Bottomline and Parent reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of common stock is less than the Per Share Merger Consideration. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.

If any stockholder who demands appraisal of his, her or its shares of common stock under Section 262 fails to perfect, or loses or successfully withdraws, such holder’s right to appraisal, the stockholder’s shares of common stock will be deemed to have been converted at the Effective Time into the right to receive the Per Share Merger Consideration. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time or if the stockholder delivers to the Surviving Corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the Per Share Merger Consideration in accordance with Section 262.

From and after the Effective Time, no stockholder who has demanded appraisal rights will be entitled to vote such shares of common stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of common stock, if any, payable to stockholders as of a time prior to the Effective Time. If no petition for an appraisal is filed, or if the stockholder delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal and an acceptance of the Merger, either within 60 days after the Effective Time or thereafter with the written approval of the Surviving Corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder who commenced the proceeding or joined that proceeding as a named party without the approval of the court.

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Accounting Treatment

The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.

U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of certain U.S. federal income tax consequences of the Merger that are relevant to U.S. Holders and Non-U.S. Holders (each as defined below) of shares of common stock of Bottomline whose shares are converted into the right to receive cash pursuant to the Merger. This discussion is based upon the Code, Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect.

This discussion is limited to holders who hold their shares of common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This discussion does not describe any of the tax consequences arising under the laws of any state, local or foreign tax jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation (e.g., estate or gift taxation) or the alternative minimum tax or the Medicare net investment income surtax that may be relevant or applicable to a particular holder in connection with the Merger. For purposes of this discussion, a “holder” means either a U.S. Holder or a Non-U.S. Holder (each as defined below) or both, as the context may require.

This discussion is for general information only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances. For example, this discussion does not address:

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holders who may be subject to special treatment under U.S. federal income tax laws, such as financial institutions or banks; tax-exempt organizations (including private foundations); S corporations or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes; insurance companies; mutual funds; retirement plans; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts; entities subject to the U.S. anti-inversion rules; or certain former citizens or long-term residents of the United States;

•	controlled foreign corporations; passive foreign investment companies;

•	holders who are subject to the alternative minimum tax;

•	holders holding the shares as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;

•	holders that received their shares of common stock in connection with the performance of services;

•	holders who own an equity interest, actually or constructively, in Parent or the Surviving Corporation following the Merger;

•	U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar;

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holders that hold or have held, directly or pursuant to attribution rules, more than 5 percent of the shares of common stock of Bottomline at any time during the five-year period ending on the date of the consummation of the Merger; or

•	holders that do not vote in favor of the Merger and who properly demand appraisal of their shares under Section 262 of the DGCL.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of common stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of common stock and partners therein should consult their tax advisors regarding the consequences of the Merger.

No ruling has been or will be obtained from the IRS regarding the U.S. federal income tax consequences of the Merger described below. No assurance can be given that the IRS will agree with the views expressed in this discussion, or that a court will not sustain any challenge by the IRS in the event of litigation. Furthermore, no opinion of counsel has been or will be rendered with respect to any tax considerations of the Merger or any related transactions. The use of words such as “will” and “should” in any tax-related discussion contained in this discussion is not intended to convey a particular level of comfort.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR ANY NON-INCOME TAX LAWS.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of common stock of Bottomline that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity classified as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust; or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

The receipt of cash by a U.S. Holder in exchange for shares of common stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the Merger. A reduced tax rate generally will apply to long-term capital gains of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of common stock at different times or different prices, such U.S. Holder must determine its tax basis, holding period, and gain or loss separately with respect to each block of common stock.

A U.S. Holder may be subject to information reporting and backup withholding in connection with the Merger. Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax exempt organizations. A U.S. Holder will be subject to backup withholding if such holder fails to demonstrate an exemption and such holder:

•	fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	furnishes an incorrect taxpayer identification number; or

•	fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the holder is not subject to backup withholding.

If a holder does not provide such holder’s correct taxpayer identification number or fails to provide the required certifications, the IRS may impose penalties on such holder, and the gross proceeds payable to such holder pursuant to the Merger may be subject to backup withholding at a rate currently equal to 24%. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of common stock that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

In general, any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

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the gain is effectively connected with the conduct of a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax on a net basis at the rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable income tax treaty); or

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such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year in which the Merger is consummated, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable income tax treaty), net of applicable U.S.-source capital losses recognized by such Non-U.S. Holder.

Payments made to Non-U.S. Holders in the Merger may be subject to information reporting and backup withholding. Non-U.S. Holders generally can avoid backup withholding and information reporting by providing the paying agent with the applicable and properly executed IRS Form W-8 (or an appropriate substitute or successor form) certifying the holder’s non-U.S. status or by otherwise establishing an exemption. Copies of information returns that are filed with the IRS may also be made available under an applicable tax treaty or information exchange agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Non-U.S. Holders are urged to consult their tax advisors as to any applicable tax treaties that might provide for different rules.

THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO PARTICULAR HOLDERS. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE RECEIPT OF CASH FOR THEIR SHARES OF COMMON STOCK PURSUANT TO THE MERGER UNDER ANY U.S. FEDERAL, STATE, FOREIGN, LOCAL OR OTHER TAX LAWS, OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Regulatory Approvals Required for the Merger

Bottomline and Parent have agreed to use their reasonable best efforts to comply with all regulatory notification requirements and obtain all regulatory approvals required to consummate the Merger and the other transactions contemplated by the Merger Agreement. These approvals include (i) the expiration or early termination of the applicable waiting period under the HSR Act; and (ii) approval of the change in control relating to Bottomline Payment Services Limited (a U.K.-based subsidiary of Bottomline) by the Financial Conduct Authority in the United Kingdom.

HSR Act and U.S. Antitrust Matters

Under the HSR Act and the rules promulgated thereunder, the Merger cannot be completed until Bottomline and Parent file a notification and report form with the FTC and the DOJ under the HSR Act and the applicable waiting period has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of waiting period following the parties’ filing of their respective HSR Act notification forms (typically a 30-day period) or the early termination of that waiting period. Bottomline and Parent made the necessary filings with the FTC and the Antitrust Division of the DOJ on December 30, 2021. The required waiting period under the HSR Act with respect to the Merger expired at 11:59 p.m., Eastern Time on January 31, 2022. Accordingly, the condition of the expiration or termination of the applicable waiting period under the HSR Act as described below under the caption “—Conditions to the Closing of the Merger” has been satisfied.

At any time before or after consummation of the Merger, notwithstanding the termination of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary under the applicable statutes, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the parties, or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

U.K. Change in Control Matters

Bottomline Payment Services Limited (a U.K. based subsidiary of Bottomline) is authorized and regulated by the FCA. Accordingly, any person who will acquire a “qualifying holding” in Bottomline Payment Services Limited as a result of the consummation of the Merger, which will include Parent and other members of its group, will require approval from the FCA for the change in control.

Parent submitted a change in control application with the FCA on January 20, 2022. Following submission of the change in control application by, amongst others, the Parent, the FCA has 60 working days (or up to 90 working days if the FCA require further information) to decide either to (i) approve the Merger unconditionally; (ii) approve the Merger subject to conditions, for instance, preventing Parent or a connected party from taking up directorships and from exercising their voting powers over certain matters related to Bottomline Payment Services Limited; or (iii) object to the Merger entirely. However, over the past year such applications have been experiencing increasingly severe delays and the FCA may take many weeks before it acknowledges receipt of the completed application and allocates it to a case officer for review; the statutory review period set out above will only commence thereafter.

Other Regulatory Approvals

One or more governmental agencies may impose a condition, restriction, qualification, requirement or limitation when it grants the necessary approvals and consents. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, any of which actions could significantly impede or even preclude obtaining required regulatory approvals. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained, and there may be a substantial period of time between the approval by Bottomline’s stockholders and the completion of the Merger.

Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Merger, including the requirement to divest assets, or require changes to the terms of the Merger Agreement. These conditions or changes could result in the conditions to the Merger not being satisfied.

Legal Proceedings Regarding the Merger

On January 19, 2022, a purported stockholder of Bottomline filed a lawsuit in the United States District Court for the Southern District of New York against Bottomline and its directors, captioned Shiva Stein v. Bottomline Technologies, Inc., et al., Case No. 1:22-cv-00481 (the “Stein Complaint”). On January 21, 2022, a purported stockholder of Bottomline filed a lawsuit in the United States District Court for the Southern District of New York against Bottomline and its directors, captioned Jeffrey D. Justice, II v. Bottomline Technologies, Inc., et al., Case No. 1:22-cv-00586 (the “Justice Complaint”). On January 26, 2022, a purported stockholder of Bottomline filed a lawsuit in the United States District Court for the Southern District of New York against Bottomline and its directors, captioned Chau Le v. Bottomline Technologies, Inc., et al., Case No. 1:22-cv-00670 (the “Le Complaint”).

All of the complaints allege that the preliminary proxy statement issued in connection with the Merger omits material information or contains misleading disclosures and that, as a result, (i) all of the defendants violated Section 14(a) of the Exchange Act and (ii) all of Bottomline’s directors violated section 20(a) of the Exchange Act. The Le Complaint also alleges that Bottomline’s directors breached their fiduciary duties of care, loyalty and good faith by, among other things, causing Bottomline to enter into the transactions contemplated by the Merger Agreement as a result of an inadequate sale process, agreeing to preclusive deal mechanisms and filing a materially misleading and incomplete preliminary proxy statement. The Le Complaint also alleges that Bottomline aided and abetted these purported breaches of fiduciary duties.

All of the complaints seek, among other things, (i) injunctive relief preventing the consummation of the transactions contemplated by the Merger Agreement; (ii) rescission or rescissory damages in the event the transactions contemplated by the Merger Agreement have been implemented; (iii) dissemination of a proxy statement that does not omit material information or contain any misleading disclosures; (iv) a declaration that defendants violated Sections 14(a) and/or 20(a) of the Exchange Act (except the Stein Complaint and the Le Complaint) or that Bottomline’s directors violated their fiduciary duties (except the Stein Complaint and the Justice Complaint); (v) to direct the defendants to account to plaintiff for all damages suffered (except the Justice Complaint); and (vi) an award of plaintiff’s expenses, including attorneys’ and experts’ fees.

Bottomline, Parent and Merger Sub believe the claims asserted in each of the complaints are without merit.

Additional lawsuits may be filed against Bottomline, the Board of Directors, Parent and/or Merger Sub in connection with the transactions contemplated by the Merger Agreement and the Proxy Statement.

THE MERGER AGREEMENT

Explanatory Note Regarding the Merger Agreement

The following summary describes the material provisions of the Merger Agreement. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to read the Merger Agreement carefully and in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement. Capitalized terms used in this section but not defined in this proxy statement have the meaning ascribed to them in the Merger Agreement.

The representations, warranties, covenants and agreements described below and included in the Merger Agreement (1) were made only for purposes of the Merger Agreement and as of specific dates; (2) were made solely for the benefit of the parties to the Merger Agreement; and (3) may be subject to important qualifications, limitations and supplemental information agreed to by Bottomline, Parent and Merger Sub in connection with negotiating the terms of the Merger Agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and in some cases were qualified by confidential matters disclosed to Parent and Merger Sub by Bottomline in connection with the Merger Agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating contractual risk among Bottomline, Parent and Merger Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Bottomline, Parent or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of Bottomline, Parent and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure letter to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Bottomline, Parent, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Bottomline and our business.

Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws

The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into Bottomline, the separate corporate existence of Merger Sub will cease, and Bottomline will continue as the Surviving Corporation and as a wholly owned subsidiary of Parent.

Effective as of, and immediately following, the Effective Time, the board of directors of the Surviving Corporation will consist of the directors of Merger Sub immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until the earlier of their death, resignation or removal or until their successors are duly elected and qualified, as the case may be. From and after the Effective Time, the officers of Bottomline immediately prior to the Effective Time will be the officers of the Surviving Corporation, until the earlier of their death, resignation or removal or until their successors have been duly elected or appointed and qualified, as the case may be. At the Effective Time, the certificate of incorporation of Bottomline as the Surviving Corporation will be amended and restated to be identical to the certificate set forth in Exhibit A to the Merger Agreement until changed or amended in accordance with applicable law and the applicable provisions of such certificate, and the bylaws of the Surviving Corporation, without any further action on the part of Bottomline or Merger Sub, will be the bylaws of Merger Sub in effect immediately prior to the Effective Time (except references to Merger Sub’s name will be replaced by references to “Bottomline Technologies, Inc.”).

Closing and Effective Time

The closing of the transactions contemplated by the Merger Agreement will take place as soon as possible and no later than the second business day following the satisfaction or (to the extent permitted by law) waiver of all conditions to closing of the transactions contemplated by the Merger Agreement (described below under the caption “ —Conditions to the Closing of the Merger”) (other than those conditions that, by their nature, are to be satisfied at the closing of the transactions contemplated by the Merger Agreement) or such other time agreed to in writing by Parent and Bottomline. Concurrently with the closing of the transactions contemplated by the Merger Agreement, the parties will file a certificate of merger relating to the Merger with the Secretary of State for the State of Delaware as provided under the DGCL. The Merger will become effective upon the filing of the certificate of merger, or at such later time as is agreed by the parties and specified in the certificate of merger.

Merger Consideration

Common Stock

At the Effective Time, each outstanding share of common stock (other than shares owned by (1) Parent or Merger Sub; (2) any subsidiary of the Company; and (3) stockholders who are entitled to and who properly exercise appraisal rights under the DGCL) will be converted into the right to receive the Per Share Merger Consideration (which is $57.00 per share, less any applicable withholding taxes) without interest. All shares converted into the right to receive the Per Share Merger Consideration will no longer be outstanding and automatically be cancelled at the Effective Time and the holders of such shares will cease to have any rights thereto, except for the right to receive the Per Share Merger Consideration.

Outstanding Equity Awards

The Merger Agreement provides that Bottomline’s equity awards that are outstanding immediately prior to the Effective Time will be subject to the following treatment at the Effective Time:

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Additional Vesting Credit. Immediately prior to, and subject to the occurrence of, the Effective Time, (1) for any unvested restricted stock award or unvested restricted stock unit award the vesting of which is conditioned upon both time-based vesting and the attainment of performance conditions and that remains outstanding and subject to such performance vesting conditions as of immediately prior to the Effective Time, the number of shares of common stock subject to such unvested restricted stock award or unvested restricted stock unit award will be fixed at the Effective Time based upon the target level of performance, and (2) each outstanding unvested stock option and each outstanding unvested restricted stock award and unvested restricted stock unit award will be credited with the Additional Vesting Credit. The Additional Vesting Credit includes the 12 months of “change in control” accelerated vesting provided in Bottomline’s 2019 Stock Incentive Plan, as amended and is without limitation of any more favorable vesting provisions in any other plan or agreement between Bottomline and any employee.

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Options. Each option that is vested and outstanding will be converted into the right to receive an amount in cash (subject to any applicable tax withholding) equal to the product of (1) the excess of $57.00 over the exercise price per share of common stock underlying such stock option; and (2) the total number of shares of common stock subject to such option.

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Restricted Stock Awards. As of the Effective Time, the portion of each restricted stock award which is vested (after giving effect to the Additional Vesting Credit), will be converted into the right to receive the product of (i) $57.00, multiplied by (ii) the number of shares of common stock subject to such restricted stock award. Each other outstanding restricted stock award will be cancelled and converted into a right to receive an amount in cash, without interest, equal to the product of (i) $57.00, multiplied by (ii) the number of shares of common stock subject to such restricted stock award, which amount will, generally be subject to the holder’s continued service with Bottomline, Parent or an affiliate through the applicable vesting date, vest and be payable at the same time and on the same terms (except as described below) as the restricted stock award for which such amount was exchanged would have vested pursuant to its terms (after giving effect to the Additional Vesting Credit). Additionally, under Bottomline’s 2019 Stock Incentive Plan, if the holder’s employment is terminated other than for cause or by the holder for good reason within two years of the Effective Time, the vesting conditions with respect to any unpaid unvested restricted stock award will be satisfied as of the holder’s last day of employment.

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Restricted Stock Unit Awards. As of the Effective Time, the portion of each restricted stock unit award which is vested (after giving effect to the Additional Vesting Credit), will be converted into the right to receive a payment equal to the product of (i) $57.00, multiplied by (ii) the number of shares of common stock subject to such restricted stock unit award. Each other outstanding award will be cancelled and converted into a right to receive an amount in cash, without interest, equal to the product of (i) $57.00, multiplied by (ii) the number of shares of common stock subject to such restricted stock unit award, which amount will, generally be subject to the holder’s continued service with Bottomline, Parent or an affiliate through the applicable vesting date, vest and be payable through the applicable payroll system(s) of the Surviving Corporation and its subsidiaries at the same time and on the same terms (except as described below) as the restricted stock unit to which such cash amount relates would have vested pursuant to its terms (after giving effect to the Additional Vesting Credit). Additionally, under Bottomline’s 2019 Stock Incentive Plan, if the holder’s employment is terminated other than for cause or by the holder for good reason within two years of the Effective Time, the vesting conditions with respect to any unpaid unvested restricted stock unit award will be satisfied as of the holder’s last day of employment.

Exchange and Payment Procedures

Prior to the Effective Time, Parent will appoint a bank, trust or transfer agent company reasonably acceptable to Bottomline, which institution we refer to as the “paying agent,” to make payments of the Per Share Merger Consideration to stockholders. Immediately prior to the Effective Time, Parent will deposit with the paying agent cash constituting an amount equal to the aggregate Per Share Merger Consideration payable to stockholders (other than any merger consideration in respect of any dissenting shares).

As reasonably promptly as practicable (but no later than the third business day) after the Effective Time, Parent will cause the paying agent to mail to each holder of record of Bottomline common stock (other than Bottomline, its subsidiaries, Parent and Merger Sub) a form of letter of transmittal together with instructions thereto. Upon receipt of (i) in the case of shares of Bottomline common stock represented by a stock certificate, a surrendered certificate or certificates in respect of such shares together with the signed letter of transmittal or (ii) in the case of shares of Bottomline common stock held in book-entry form, the receipt of an “agent’s message” by the paying agent, and in each case, together with such other documents as may be reasonably required by the paying agent, the holder of such shares will be entitled to receive the Per Share Merger Consideration in exchange therefor. The amount of any Per Share Merger Consideration paid to the stockholders may be reduced by any applicable withholding taxes. No interest will be paid or will accrue on the cash payable upon surrender of any stock certificate or shares of stock held in book-entry form.

If any cash deposited with the paying agent remains undistributed to holders of Bottomline common stock one (1) year after the Effective Time, such cash (including any interest received with respect thereto) will be delivered to Parent or its designee, and any holder of Bottomline common stock who has not complied with the exchange procedures in the Merger Agreement will thereafter look only to the Surviving Corporation as a general unsecured creditor thereof for payment of its claim for the Per Share Merger Consideration, without any interest thereon.

If any stock certificate has been lost, stolen or destroyed, upon the making of an affidavit, in form and substance reasonably acceptable to Parent, of that fact by the person claiming such stock certificate to be lost, stolen or destroyed (and if required by Parent, the posting of such person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such stock certificate), the paying agent will, in exchange for such lost, stolen or destroyed stock certificate, pay the Per Share Merger Consideration deliverable in respect thereof pursuant to the Merger Agreement.

Representations and Warranties

The Merger Agreement contains representations and warranties of Bottomline, Parent and Merger Sub.

Bottomline

Certain of the representations and warranties in the Merger Agreement made by Bottomline are qualified as to “materiality” or “Company Material Adverse Effect.” “Company Material Adverse Effect” means any fact, circumstance, occurrence, effect, change, event or development that, individually or in the aggregate, has or would reasonably be expected to (i) have a material adverse effect on the business, results of operations or condition (financial or otherwise) of Bottomline and its subsidiaries, taken as a whole; or (ii) prevent or materially impair, interfere with, hinder or delay the consummation of the Merger or the other transactions contemplated by the Merger Agreement. The foregoing notwithstanding, none of the following will be taken into account in determining whether such Company Material Adverse Effect has occurred for purposes of clause (i) of the prior sentence:

•	conditions affecting the United States economy, or any other national or regional economy or the global economy generally;

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political conditions in the United States or any other country or region in the world, acts of war, sabotage or terrorism or epidemics, pandemics or natural disasters (including any escalation or general worsening or any improvement or diminution of any of the foregoing) in the United States or any other country or region of the world;

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changes in the financial, credit, banking or securities markets in the United States or any other country or region in the world (including any disruption thereof and any decline in the price of any security or any market index);

•	changes required by GAAP or other accounting standards (or interpretation or enforcement thereof), in each case after the date of the Merger Agreement;

•	changes in any laws or orders issued by any governmental entity (or interpretation or enforcement thereof), in each case after the date of the Merger Agreement;

•	changes generally affecting the industries in which Bottomline and its subsidiaries operate;

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any failure by Bottomline to meet any internal or published projections, forecasts or revenue or earnings predictions or any decline in the market price or trading volume of Bottomline’s common stock (provided that the underlying causes of any such failure or decline may be considered in determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded by another exception therein);

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the negotiation, execution or delivery of the Merger Agreement, the performance by any party thereto of its obligations thereunder or the public announcement (including as to the identity of the parties thereto) or pendency of the Merger or any of the other transactions contemplated thereby; provided that this exception will not apply to any representation or warranty contained in the Merger Agreement to the extent that such representation or warranty expressly addresses consequences resulting from the execution of the Merger Agreement or the consummation or pendency of the Merger;

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any suit, action or other proceeding commenced or, to the knowledge of Bottomline, threatened against Bottomline or its current or former directors or officers by any stockholder of Bottomline relating to, arising out of or involving the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement or any suit, action or other proceeding relating to dissenting shares; or

•	any action expressly required by the terms of the Merger Agreement, or taken with the express prior written consent or at the express written direction of Parent.

However, in the case of the exclusions set forth in bullets 1 through 6 immediately above, to the extent any fact, circumstance, occurrence, effect, change, event or development arising from or related to such exclusions materially disproportionately affects Bottomline and its subsidiaries, taken as a whole, relative to other companies of similar size in the industries in which Bottomline and its subsidiaries operate, only the incremental disproportionate effect may be taken into account in determining whether a Company Material Adverse Effect has occurred.

In the Merger Agreement, Bottomline has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, valid existence, good standing and authority and qualification to conduct business with respect to Bottomline and its subsidiaries;

•	the capital structure of Bottomline or Bottomline’s ownership of its subsidiaries;

•	Bottomline’s corporate power and authority to enter into and perform the Merger Agreement, and the enforceability of the Merger Agreement;

•	the absence of conflicts with laws, Bottomline’s organizational documents and Bottomline’s material contracts;

•	required consents and regulatory filings in connection with the Merger Agreement;

•	the accuracy of Bottomline’s SEC filings and financial statements and the absence of certain specified undisclosed liabilities;

•	Bottomline’s internal controls and disclosure controls and procedures;

•	the accuracy of the information supplied by or on behalf of Bottomline for inclusion in this proxy statement and any other SEC filing required to be made in connection with the Merger;

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the absence of any fact, circumstance, effect, change, event or development that, individually or in the aggregate, has had a Company Material Adverse Effect from December 31, 2020 through the date of the Merger Agreement;

•	the conduct of the business of Bottomline and its subsidiaries in the ordinary course of business in all material respects from June 30, 2021 through the date of the Merger Agreement;

•	Bottomline having not taken certain specified actions or having failed to take certain specified actions since September 30, 2021;

•	tax matters;

•	employee benefit plans;

•	litigation and investigation matters;

•	Bottomline’s and its subsidiaries’ compliance with applicable laws;

•	environmental matters;

•	the existence, status and enforceability of specified categories of Bottomline’s material contracts;

•	real property matters;

•	intellectual property rights;

•	labor matters;

•	the inapplicability of anti-takeover statutes;

•	insurance matters;

•	payment of fees to brokers, investment bankers or other advisors in connection with the Merger Agreement;

•	receipt of Deutsche Bank’s fairness opinion;

•	international trade and anti-corruption compliance;

•	related party transactions;

•	government contracts; and

•	indebtedness.

Parent and Merger Sub

Certain of the representations and warranties in the Merger Agreement made by Parent and Merger Sub are qualified as to a “Parent Material Adverse Effect.” “Parent Material Adverse Effect” means with respect to Parent or Merger Sub, any fact, circumstance, occurrence, effect, change, event or development that, individually or in the aggregate, would be reasonably expected to prevent or materially impair, interfere with, hinder or delay the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

In the Merger Agreement, Parent and Merger Sub have made customary representations and warranties to Bottomline that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, valid existence, good standing and authority and qualification to conduct business with respect to Parent and Merger Sub;

•	Parent’s and Merger Sub’s limited liability or corporate power and authority to enter into and perform the Merger Agreement and the enforceability of the Merger Agreement;

•	the absence of conflicts with laws, Parent’s or Merger Sub’s organizational documents and Parent’s or Merger Sub’s contracts;

•	required consents and regulatory filings in connection with the Merger Agreement;

•	matters with respect to Parent’s financing (as more fully described below under “—Financing”) and sufficiency of funds;

•	the accuracy of the information supplied by or on behalf of Parent or Merger Sub for inclusion in this proxy statement;

•	the absence of litigation;

•	the absence of certain other agreements relating to the Merger;

•	payment of fees to brokers, investment bankers or other advisors in connection with the Merger Agreement;

•	the ownership and capital structure of Merger Sub;

•	Parent’s, Merger Sub’s and certain of their respective affiliates’ lack of any ownership interest in Bottomline;

•	the solvency of Parent and the Surviving Corporation following the consummation of the Merger and the transactions contemplated by the Merger Agreement; and

•	the absence of agreements between Parent and Merger Sub, on the one hand, and any members of Bottomline’s Board of Directors or management, on the other hand, relating to Bottomline.

None of the representations and warranties contained in the Merger Agreement survive the consummation of the Merger.

Conduct of Business Pending the Merger

The Merger Agreement provides that, except (1) as set forth in the confidential disclosure letter to the Merger Agreement; (2) as expressly permitted, required or contemplated by the Merger Agreement; (3) as required in order to not be in violation of any applicable law; or (4) with the prior written consent of Parent (which consent may not be unreasonably withheld, conditioned or delayed), during the period of time between the signing of the Merger Agreement and the earlier of the Effective Time and the valid termination of the Merger Agreement, Bottomline will, and will cause each of its subsidiaries to:

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conduct its business in the ordinary course of business consistent with past practice, in all material respects (except that during any period of full or partial suspension of operations related to the worsening of the COVID-19 pandemic, Bottomline and its subsidiaries may, in connection with the worsening of the COVID-19 pandemic, take such actions as are reasonably necessary to protect the health and safety of their employees and other individuals having business dealings with Bottomline and its subsidiaries or respond to third-party supply or service disruptions caused by the COVID-19 pandemic in a commercially reasonable manner; provided that, unless doing so is impracticable due to emergency or urgent circumstances, Bottomline will provide reasonable advance notice to and reasonably consult with Parent prior to taking any action that would be otherwise prohibited or restricted by the covenants described under this heading); and

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use commercially reasonable efforts to ensure that it preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with material customers, suppliers, landlords, and other persons having material business relationships with Bottomline or any of its subsidiaries.

In addition, Bottomline has also agreed that, except (1) as set forth in the confidential disclosure letter to the Merger Agreement; (2) as expressly permitted or required by the Merger Agreement; (3) as required in order to not be in violation of any applicable law; or (4) with the prior written consent of Parent (which consent may not be unreasonably withheld, conditioned or delayed), during the period of time between the signing of the Merger Agreement and the earlier of the Effective Time and the valid termination of the Merger Agreement, Bottomline will not, and will not permit any of its subsidiaries to, subject in each case to certain specified exceptions, among other things:

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declare, set aside or pay any dividend on, or make any other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, other equity interests or voting securities, other than dividends and distributions solely between or among Bottomline and its wholly owned subsidiaries or among wholly owned subsidiaries;

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split, combine, subdivide or reclassify any of its capital stock, other equity interests or voting securities or securities convertible into or exchangeable or exercisable for capital stock or other equity interests or voting securities;

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issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, other equity interests or voting securities, other than as permitted by the Merger Agreement;

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subject to certain specified exceptions contemplated under the Merger Agreement, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock or voting securities of, or equity interests in, Bottomline or any of its subsidiaries or any securities of Bottomline or any of its subsidiaries convertible into or exchangeable or exercisable for capital stock or voting securities of, or equity interests in, Bottomline or its subsidiaries, or any warrants, calls, options, phantom stock, stock appreciation rights or other rights to acquire any such capital stock, securities or interests;

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issue, deliver, sell, grant, pledge or otherwise subject to any lien (other than liens imposed by applicable securities laws): (i) any shares of its capital stock or other equity interests or voting securities (subject to certain exceptions contemplated under the Merger Agreement); (ii) any securities convertible into or exchangeable or exercisable for capital stock or voting securities of, or other equity interests in, Bottomline or any of its subsidiaries; (iii) any warrants, calls, options, phantom stock, stock appreciation rights or other rights to acquire any capital stock or voting securities of, or other equity interests in, Bottomline or any of its subsidiaries; (iv) any rights issued by Bottomline or any of its subsidiaries that are linked in any way to the price of any class of Bottomline’s capital stock or any shares of capital stock of any its subsidiaries, the value of Bottomline, any of its subsidiaries or any part of Bottomline or any of its subsidiaries or any dividends or other distributions declared or paid on any shares of capital stock of Bottomline or any of its subsidiaries; or (v) any debentures, bonds, notes or other indebtedness of Bottomline having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which Bottomline’s stockholders may vote;

•	amend Bottomline’s or any of its subsidiaries’ certificate of incorporation, bylaws or similar organizational documents except as may be required by law or the rules and regulations of NASDAQ;

•	make or adopt any material change in accounting methods, principles or practices, other than as required by a change in GAAP or applicable law;

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directly or indirectly acquire, dispose of, sell, assign or abandon, or agree to acquire, dispose of, sell, assign or abandon in any transaction any material equity interest in or material business or assets of any person or material division thereof, except for acquisitions or dispositions with respect to transactions solely between or among Bottomline and any wholly owned subsidiary of Bottomline or between or among wholly owned subsidiaries of Bottomline or with respect to dispositions constituting certain permitted liens under the Merger Agreement;

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except in relation to liens to secure indebtedness for borrowed money permitted to be incurred or, in the case of any commitments with respect thereto, established, under the Merger Agreement, sell, lease (as lessor), license, mortgage, sell and leaseback or otherwise subject to any lien (other than liens permitted under the Merger Agreement), or otherwise dispose of any material properties or assets or any material interests therein, other than (i) in the ordinary course of business consistent with past practices; (ii) pursuant to contracts in existence on the date of the Merger Agreement that have been disclosed or made available to Parent; or (iii) with respect to transactions between Bottomline, on the one hand, and any wholly owned subsidiary of Bottomline, on the other hand, or between wholly owned subsidiaries of Bottomline;

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incur any indebtedness other than (i) reimbursement obligations under letters of credit, bank guarantees and other similar contractual obligations (in each case whether or not drawn, contingent or otherwise), (ii) liabilities pursuant to capitalized leases (determined in accordance with GAAP), (iii) net liabilities arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates, in each case including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities and all other amounts payable in connection with any of the foregoing, (iv) indebtedness incurred under Bottomline’s existing credit agreement of less than $5.0 million individually or in the aggregate or (v) indebtedness solely between or among Bottomline and any wholly owned subsidiary of Bottomline or between wholly owned subsidiaries of Bottomline;

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except as provided in the Merger Agreement or required pursuant to the terms of any company benefit plan in effect on the date of the Merger Agreement and made available to Parent, (i) establish, adopt, enter into, terminate or amend, or take any action to accelerate the vesting, payment or funding of any compensation, or benefits under, any material company benefit plan; (ii) increase the compensation of any director, officer, employee or individual consultant of Bottomline or any of its subsidiaries whose total annual base salary and wages exceeds $300,000 (or, in the case of any such person whose total annual base salary and wages does not exceed such amount, grant any such increase unless done in the ordinary course of business); (iii) grant to any director, officer, employee or individual consultant of Bottomline or any of its subsidiaries any new or increased change in control, retention, deal or stay bonus, severance or termination pay, or materially amend or modify any such arrangement; (iv) enter into, terminate or materially amend any employment agreement, offer letter, consulting agreement or arrangement with any director, officer, employee or individual consultant of Bottomline or any of its subsidiaries (other than entering into offer letters or consulting agreements with newly-hired or promoted non-officer employees or consultants with total annual base salary and wages equal to or less than $300,000 in the ordinary course of business); or (v) terminate any director, officer, employee or individual consultant of Bottomline or any of its subsidiaries with total annual base salary and wages in excess of $300,000, other than terminations for cause;

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(i) negotiate, modify, extend, or enter into any collective bargaining agreement or (ii) recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of Bottomline or any of its subsidiaries other than, in the case of either clause (i) or (ii), as required by the terms of an existing collective bargaining agreement as disclosed to Parent;

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implement or announce any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that trigger the WARN Act;

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except as permitted by the terms of the Merger Agreement, settle or compromise any litigation, or release, dismiss or otherwise dispose of any claim, liability, obligation or arbitration, other than settlements or compromises of litigation or releases, dismissals or dispositions of claims, liabilities, obligations or arbitration that involve the payment of monetary damages in an amount not in excess of $1.0 million individually or $5.0 million in the aggregate by Bottomline or any of its subsidiaries and do not involve any injunctive or other material non-monetary relief or impose material restrictions on the business or operations of Bottomline and its subsidiaries, taken as a whole;

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(i) sell, assign, transfer, abandon, let lapse, encumber, convey title (in whole or in part), exclusively license or sublicense, otherwise dispose of, or grant any right or other licenses to any material intellectual property rights owned by or exclusively licensed to Bottomline or any of its subsidiaries, other than non-exclusive licenses or sublicenses granted to customers in the ordinary course of business, (ii) disclose any material trade secret (except pursuant to a written confidentiality agreement in the ordinary course of business with reasonable protections of, and preserving all rights of, Bottomline and its subsidiaries) or (iii) disclose, distribute or license (or agree to disclose, distribute or license) any source code;

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make any adverse change to the operation or security of any company system or Bottomline’s or any of its subsidiaries’ policies or procedures with respect to personal information or confidential or other sensitive information (including customer data), in any material respect, except in the ordinary course of business as required to comply with applicable law;

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(i) make, change or revoke any election with respect to taxes, (ii) file any amended tax return, (iii) settle or compromise any material tax liability or any audit or proceeding relating to material taxes, (iv) enter into any closing agreement with respect to any tax, (v) surrender any right to claim a material tax refund, (vi) adopt or change any annual tax accounting period or method of tax accounting, (vii) request or consent any extension or waiver of the limitation period applicable to any tax claim or assessment (other than automatic extensions granted in the ordinary course of business in connection with filing tax returns), (viii) fail to pay any material tax that becomes due and payable (including estimated tax payments), (ix) incur any material liability for taxes (other than in the ordinary course of business), or (x) request any ruling or similar guidance from any governmental entity in respect of taxes;

•	lend money to any person (other than advances to Bottomline’s employees in the ordinary course of business);

•	other than in the ordinary course of business, amend or terminate (other than expiration in accordance with its terms), or waive any material right, remedy or default under any material contract;

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enter into any contract that would explicitly impose any material restriction on the right or ability of Bottomline or any of its subsidiaries to: (i) compete with any other person; (ii) acquire any product or other asset or any services from any other person; (iii) perform services for or sell products to any other person; (iv) transact business with any other person; (v) to operate at any location in the world; or (vi) exploit any owned intellectual property rights; or

•	enter into any binding commitment to take any of the foregoing actions.

Parent’s and Merger Sub’s Conduct of Business Pending the Merger

Except with respect to governmental approvals, which are addressed separately in the Merger Agreement, the Merger Agreement provides that, except as expressly permitted, contemplated or required by the Merger Agreement, as required by applicable law or with the prior written consent of Bottomline, from the date of the Merger Agreement to the Effective Time, each of Parent and Merger Sub will not, and will cause their respective affiliates to not, take any actions or omit to take any actions that would or would be reasonably expected to impair, interfere with, hinder, delay, or prevent the ability of Parent, Bottomline or Merger Sub to consummate the Merger and the other transactions contemplated by the Merger Agreement in accordance with the terms of the Merger Agreement.

Acquisition Proposals

Under the Merger Agreement, from the date of the Merger Agreement until the earlier of the Effective Time or termination of the Merger Agreement, Bottomline has agreed not to, and to cause its subsidiaries not to (and Bottomline and its subsidiaries will not instruct, authorize or knowingly permit any of their respective representatives to), directly or indirectly, among other things:

•	solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any Inquiry (as defined below);

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furnish to any person (other than Parent, Merger Sub or any designees or representatives of Parent or Merger Sub) any information relating to Bottomline or its subsidiaries or afford to any person access to the business, properties, assets, books, records or other information, or to any personnel, of Bottomline or any of its subsidiaries, in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an Acquisition Proposal (as defined below) or any Inquiries;

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participate or engage in discussions or negotiations with any person with respect to an Acquisition Proposal (or Inquiries or any other effort or attempt that could reasonably be expected to lead to an Acquisition Proposal); or

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enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an Alternative Acquisition Agreement (as defined below), other than an Acceptable Confidentiality Agreement (as defined below).

From the time that the Merger Agreement is executed until the earlier to occur of the valid termination of this Merger Agreement pursuant to its terms and the Effective Time, Bottomline will not be required to enforce, and will be permitted to waive, any provision of any standstill or confidentiality agreement that prohibits or purports to prohibit a proposal being made to the Board of Directors (or any committee thereof) if, and only if, the Board of Directors (or a committee thereof) determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so (i) would prohibit the counterparty from making an unsolicited Acquisition Proposal to the Board of Directors in compliance with the Merger Agreement and (ii) would be inconsistent with the Board of Directors’ fiduciary duties under applicable law.

Unless otherwise permitted under the Merger Agreement, the Board of Directors may not, among other things:

•	make a Company Board Recommendation Change (as defined below); or

•	cause or permit Bottomline or any of its subsidiaries to enter into an Alternative Acquisition Agreement (as defined below).

Notwithstanding anything to the contrary in the Merger Agreement, at any time following the execution of the Merger Agreement and prior to the time of Bottomline’s receipt of the company stockholder approval, if Bottomline receives an unsolicited written Acquisition Proposal that was not the result of a material breach of the Merger Agreement and the Board of Directors (or a committee thereof) has determined in good faith (after consultation with its financial advisors and outside legal counsel) that such unsolicited Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal, Bottomline and the Board of Directors (or a committee thereof) may, directly or indirectly through one or more of their representatives, participate or engage in discussions or negotiations with, furnish any non-public information relating to Bottomline or any of its subsidiaries to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Bottomline or any of its subsidiaries pursuant to an Acceptable Confidentiality Agreement to any person or its representatives that has made, renewed or delivered to Bottomline an Acquisition Proposal after the date of the Merger Agreement, and otherwise facilitate such Acquisition Proposal or assist such person (and its representatives and financing sources) with such Acquisition Proposal if requested by such person; provided that, subject to applicable law, Bottomline must provide to Parent and Merger Sub any non-public information or data that is provided to any person given such access that was not previously made available (whether prior to or after the execution of the Merger Agreement) to Parent or Merger Sub prior to or substantially concurrently with the time it is provided to such person.

From the time Merger Agreement is executed until the earlier to occur of the valid termination of the Merger Agreement and the Effective Time, Bottomline will as promptly as reasonably practicable (and, in any event, within 48 hours) notify Parent if any Acquisition Proposal or any Inquiries are received by Bottomline or any of its representatives. Such notice must include (i) the identity of the person or group making such Acquisition Proposal or Inquiries; (ii) the material terms and conditions of such offers or proposals; and (iii) if available, copies of any written materials relating thereto provided to Bottomline or its representatives. Thereafter, Bottomline must keep Parent reasonably informed, on a prompt basis, of the status and material change to the terms of any such Acquisition Proposal or inquiries, offers or proposals (including any material amendments thereto) and the status of any related substantive discussions or negotiations. Bottomline must notify Parent that it has entered into an Acceptable Confidentiality Agreement with any person within 24 hours after the execution thereof.

For purposes of this proxy statement and the Merger Agreement:

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“Acceptable Confidentiality Agreement” means a customary confidentiality agreement containing substantive terms that are no less restrictive in any material respect to the counterparty than those contained in the Confidentiality Agreement, except that such confidentiality agreement need not contain any “standstill” or similar provision or otherwise prohibit the making of any Acquisition Proposal; provided, however, that such confidentiality agreement must not prohibit compliance by Bottomline with certain provisions of the Merger Agreement;

•	“Acquisition Proposal” means any bona fide offer or proposal (other than an offer or proposal by Parent or Merger Sub), whether or not in writing, to engage in an Acquisition Transaction;

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“Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving: (i) any direct or indirect purchase or other acquisition by any person or group, whether from Bottomline or any other person(s), of shares of company common stock representing more than 20% of the company common stock outstanding after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any person or group that, if consummated in accordance with its terms, would result in such person or group beneficially owning more than 20% of the company common stock outstanding after giving effect to the consummation of such tender or exchange offer; (ii) any direct or indirect purchase or other acquisition by any person or group, or stockholders of any such person or group, of more than 20% of the consolidated assets of Bottomline and its subsidiaries taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); (iii) the issuance, sale or disposition, directly or indirectly, to any person (or the stockholders of any person) or group of persons of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of Bottomline; (iv) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving Bottomline or any of its subsidiaries pursuant to which any person or group, or stockholders of any such person or group, would hold shares of company common stock representing more than 20% of the company common stock outstanding after giving effect to the consummation of such transaction; or (v) the combination of the foregoing;

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“Alternative Acquisition Agreement” means any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement;

•	“Inquiry” means any inquiry, proposal or offer that constitutes or could reasonably be expected to lead to an Acquisition Proposal;

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“Intervening Event” means any material change, event, effect or circumstance or material change in circumstances or facts (including any change in probability or magnitude of circumstances) that (a) was not known to or reasonably foreseeable by the Board of Directors on the date of the Merger Agreement (or if known by the Board of Directors, the material consequences of which were not known to or reasonably foreseeable by the Board of Directors as of the date of the Merger Agreement) and becomes known to the Board of Directors prior to the receipt of the company shareholder approval and (b) does not relate to (i) any Acquisition Proposal or (ii) the mere fact, in and of itself, that Bottomline meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of the Merger Agreement, or changes after the date of the Merger Agreement in the market price or trading volume of the company common stock or the credit rating of Bottomline (it being understood that the underlying cause of any of the foregoing in this clause (ii) may be considered and taken into account); and

•

“Superior Proposal” means any written Acquisition Proposal for an Acquisition Transaction that is on terms that the Board of Directors (or a committee thereof) has determined in good faith (after consultation with its financial advisors and outside legal counsel) would be more favorable, from a financial point of view, to Bottomline’s shareholders than the Merger (taking into account any legal, regulatory, financial, timing, financing and other aspects of such proposal that the Board of Directors (or a committee thereof) considers relevant and any revisions to the Merger Agreement made or proposed in writing by Parent prior to the time of such determination). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “20%” in the definition of “Acquisition Transaction” are deemed to be references to “80%.”

The Board of Directors’ Recommendation; Company Board Recommendation Change

As described above, and subject to the provisions described below, the Board of Directors has made the recommendation that the holders of shares of Bottomline common stock vote “FOR” the proposal to adopt the Merger Agreement. The Merger Agreement provides that the Board of Directors may not effect a Company Board Recommendation Change except as described below.

The Board of Directors may not (with any action described in the following being referred to as an “Company Board Recommendation Change”):

•

withhold, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, its recommendation that stockholders vote in favor of approval and adoption of the Merger Agreement in a manner adverse to Parent in any material respect;

•	adopt, approve or recommend to Bottomline’s stockholders an Acquisition Proposal;

•	fail to publicly reaffirm its recommendation that stockholders vote in favor of approval and adoption of the Merger Agreement within seven business days after Parent so requests in writing; or

•	fail to include its recommendation that stockholders vote in favor of approval and adoption of the Merger Agreement and the Merger in this proxy statement.

Prior to the Special Meeting, and notwithstanding the restrictions described above in “ — Acquisition Proposals,” the Board of Directors is permitted in certain circumstances, and subject to Bottomline’s compliance with certain obligations (as summarized below), to (i) make a Company Board Recommendation Change, and (ii) terminate the Merger Agreement and enter into a definitive written agreement providing for a Superior Proposal.

Notwithstanding anything to the contrary in the Merger Agreement, at any time prior to obtaining the company stockholder approval:

•

the Board of Directors (or a committee thereof) may effect a Company Board Recommendation Change (other than in response to an Acquisition Proposal) in response to an Intervening Event if the Board of Directors (or a committee thereof) determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable law; provided that the Board of Directors (or a committee thereof) may not effect such a Company Board Recommendation Change unless:

•

Bottomline has provided prior written notice to Parent at least four business days in advance to the effect that the Board of Directors (or a committee thereof) intends to effect a Company Board Recommendation Change, which notice shall specify the basis for such Company Board Recommendation Change, including a reasonably detailed description of the facts and circumstances related thereto; and

•

prior to effecting such Company Board Recommendation Change, Bottomline and its representatives have negotiated with Parent and its representatives in good faith (to the extent that Parent desires to so negotiate) to enable Parent to make such adjustments to the terms and conditions of the Merger Agreement and the Equity Commitment Letter in such a manner that would obviate the need to effect a Company Board Recommendation Change; or

•

if Bottomline has received a written Acquisition Proposal that the Board of Directors has determined in good faith (after consultation with its financial advisors and outside legal counsel) constitutes a Superior Proposal, then the Board of Directors may (A) effect a Company Board Recommendation Change with respect to such Acquisition Proposal; or (B) provided that Bottomline has complied in all material respects with its obligations pursuant to the Merger Agreement with respect to such Acquisition Proposal, cause Bottomline to terminate the Merger Agreement in order to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal; provided that the Board of Directors (or a committee thereof) may not take any action described in the foregoing clauses (A) and (B) unless:

•

the Board of Directors (or a committee thereof) determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable law;

•

(i) Bottomline has provided prior written notice to Parent four business days in advance (it being understood that any material revision, amendment, update or supplement to the terms or conditions of such Superior Proposal will be deemed to constitute a new Superior Proposal and will require a new notice but with a two-business day period from the date of such notice) to the effect that the Board of Directors (or a committee thereof) intends to take the actions described in clauses (A) or (B) above, including the identity of the person or group making such Acquisition Proposal, the material terms thereof and copies of all material relevant agreements relating to such Acquisition Proposal; and (ii) prior to effecting such Company Board Recommendation Change or termination, Bottomline and its representatives, during the applicable notice period, must have negotiated with Parent and its representatives in good faith (to the extent that Parent desires to so negotiate) to enable Parent to make such adjustments to the terms and conditions of the Merger Agreement and the Equity Commitment Letter in such a manner that would obviate the need to effect a Company Board Recommendation Change or termination; provided, that none of Bottomline, any of its affiliates or any of their respective representatives may disclose to any other person the terms or other information with respect to any offer of, or negotiations with, Parent pursuant to the Merger Agreement unless and until a definitive agreement with respect to such offer or negotiations is executed; and

•

following the notice period described above, including any subsequent notice period, the Board of Directors (or a committee thereof) (after consultation with its financial advisor and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of the Merger Agreement and the Equity Commitment Letter) will have determined that the Acquisition Proposal continues to be a Superior Proposal, and in the case of a Company Board Recommendation Change, that the failure to effect such Company Board Recommendation Change would be inconsistent with its fiduciary duties pursuant to applicable law.

Notwithstanding the restrictions described above, the Merger Agreement does not prohibit Bottomline or the Board of Directors (or a committee thereof) from (i) taking and disclosing to Bottomline’s stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication in connection with the making or amendment of a tender offer or exchange offer), (ii) making a customary “stop-look-and-listen” communication to Bottomline’s stockholders pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communication), or (iii) making any legally required disclosure to Bottomline’s stockholders pursuant to applicable securities laws with regard to the transactions contemplated by the Merger Agreement or an Acquisition Proposal; provided that the foregoing will in no way eliminate or modify the effect that such disclosure would otherwise have under the Merger Agreement.

Employee Benefits

For a period of one year immediately following the closing date, or, if earlier, the date of such employee’s termination of employment, Parent will cause the Surviving Corporation or one of its affiliate to provide all employees of Bottomline who remain employed by the Surviving Corporation or any affiliate of Parent following the Merger, which we refer to as “continuing employees,” (i) at least the same aggregate base salary and target annual cash bonus opportunity provided to such continuing employees immediately prior to the closing date and (ii) other compensation and employee benefits (other than the opportunity to participate in equity-based incentive compensation or other cash- or equity-based long-term incentive compensation opportunities, defined benefit pension, retiree or post-employment welfare or nonqualified deferred compensation) that, are substantially similar in the aggregate to such compensation and benefits provided to such employee immediately prior to the closing date. For a period of one year following the closing date, Parent will cause the Surviving Corporation or one of its affiliates to provide severance benefits to continuing employees who incur a termination of employment during such period that are no less favorable than the severance benefits to which such employee would have been entitled with respect to such termination under the severance policies of Bottomline and its subsidiaries as in effect immediately prior to the date of the Merger Agreement. Parent will cause the Surviving Corporation or one of its affiliates to grant any continuing employee credit for such continuing employees’ service with Bottomline for purposes of eligibility and determination of the level of vacation benefits and severance benefits, but not for purposes of benefit accruals under defined benefit pension plans, under corresponding benefit plans maintained by Parent or the Surviving Corporation in which a continuing employee participates to the same extent and for the same purpose as recognized by Bottomline under the applicable Bottomline employee benefit plan immediately prior to the closing date; provided, however, that such service will not be recognized to the extent that such recognition would result in a duplication of benefits with respect to the same period of service (including with respect to severance benefits to be provided to continuing employees).

Financing

Under the Merger Agreement, Parent represents to Bottomline that:

•

it has delivered to Bottomline a true and complete copy of the duly executed Equity Commitment Letter pursuant to which, and subject to the terms and conditions thereof, the Thoma Bravo Fund has committed to invest the amounts set forth therein;

•	the Equity Commitment Letter provides, and will continue to provide, that Bottomline is an express limited third party beneficiary of the Equity Commitment Letter, as set forth therein;

•

as of the date of the Merger Agreement, the Equity Commitment Letter is in full force and effect and is a legal, valid and binding obligation of Parent, and the Thoma Bravo Fund, enforceable in accordance with its terms;

•

as of the date of the Merger Agreement, the Equity Commitment Letter, and the respective commitments or obligations thereunder, have not been withdrawn, terminated, repudiated, rescinded, amended, supplemented or modified, in any respect, and no such withdrawal, termination, repudiation, rescission, amendment, supplement or modification is contemplated;

•

neither Parent nor the Thoma Bravo Fund has committed any breach of the performance, observance or fulfillment of any covenants, conditions or other obligations set forth in, or is in default under, the Equity Commitment Letter, and no event has occurred or circumstance exists that, with or without notice, lapse of time or both, would or would reasonably be expected to (i) constitute or result in a breach or default on the part of either Parent or the Thoma Bravo Fund under the Equity Commitment Letter, (ii) constitute or result in a failure of either Parent or the Thoma Bravo Fund to satisfy, or delay in satisfaction of, any of the terms or conditions or other contingencies set forth in the Equity Commitment Letter, (iii) make any of the assumptions or any of the statements set forth in the Equity Commitment Letter inaccurate in any material respect or (iv) otherwise result in any portion of the Equity Financing not being available as of the closing;

•

as of the date of the Merger Agreement, Parent has no reason to believe that it will be unable to satisfy, on a timely basis (and in any event, not later than the closing), any condition precedent to be satisfied by it (or otherwise within Parent’s, any subsidiary of Bottomline, or any of their respective representatives’ or affiliates’ control) contained in the Equity Commitment Letter or that the full amounts committed pursuant to the Equity Commitment Letter will not be available as of the closing if the conditions precedent to be satisfied by it (or otherwise within Parent’s, any subsidiary of Bottomline, or any of their respective representatives’ or affiliates’ control) contained in the Equity Commitment Letter are satisfied;

•	there are no conditions precedent or other contingencies or conditions related to the Equity Financing other than those conditions set forth in the Equity Commitment Letter;

•

as of the date of the Merger Agreement, Parent has fully paid any and all commitment fees or other fees or deposits required by the Equity Commitment Letter to be paid on or before the date of the Merger Agreement, and will pay in full any such amounts due on or before the closing date; and

•

the aggregate proceeds from the Equity Financing constitute all of the financing required for the consummation of the transactions contemplated by the Merger Agreement and are sufficient in amount to provide Parent with the funds necessary for it to consummate the transactions contemplated hereby and to satisfy its obligations under the Merger Agreement, including for Parent to pay (or cause to be paid) the aggregate amounts payable pursuant to the Merger Agreement on the closing date and the payment of all fees, costs and expenses to be paid by Parent related to the transactions contemplated by the Merger Agreement, including such fees, costs and expenses relating to the Equity Financing, and payment of all amounts in connection with the refinancing or repayment of any outstanding indebtedness (including the amount necessary to repay in full the outstanding indebtedness under Bottomline’s existing credit agreement) of Bottomline or its subsidiaries required by the Merger Agreement.

Parent and Merger Sub further acknowledge and agree that their obligations under the Merger Agreement are not subject to any conditions regarding Parent’s, Merger Sub’s or any other person’s ability to obtain equity or debt financing for the consummation of the transactions contemplated by the Merger Agreement; provided that the foregoing does not limit the express conditions required pursuant to the Merger Agreement in order for Bottomline to enforce Parent’s and Merger Sub’s obligations to cause the Equity Financing to be funded and to consummate the Merger and pursuant to the Equity Commitment Letter in order for Bottomline, as an express third-party beneficiary, to enforce the terms of the Equity Commitment Letter against the Thoma Bravo Fund as if Bottomline were a party thereto.

Financing Cooperation

Bottomline has agreed that prior to the earlier of the closing and the termination of the Merger Agreement, Bottomline will and will cause its applicable subsidiaries to, at Parent’s sole cost and expense, use commercially reasonable efforts to cause the appropriate officers and employees of Bottomline and its applicable subsidiaries to provide such cooperation as is necessary, customary and reasonably requested by Parent solely in connection with Parent’s efforts to obtain the Debt Financing, if any (provided that none of Bottomline, its subsidiaries or any of their respective officers or employees will be obligated to cooperate with a “high-yield” bond financing and such requested cooperation does not unreasonably interfere with the ongoing operations of Bottomline or its subsidiaries). Such cooperation by Bottomline and its subsidiaries may include, at the reasonable request of Parent:

•

causing appropriate senior officers to participate in a reasonable number of meetings and due diligence sessions with providers or potential providers of the Debt Financing (which will be limited to teleconference or virtual meeting platforms) during normal business hours and at mutually agreed times upon reasonable advance notice;

•

reasonably assisting Parent in the preparation of customary marketing materials required in connection with obtaining the Debt Financing, in each case, solely with respect to information relating to Bottomline (to the extent related to its business) and its subsidiaries and customary for financings similar to the Debt Financing;

•

providing reasonable and customary assistance to assist Parent in producing pro forma financial statements; provided, that it is understood that Bottomline and its subsidiaries will not be responsible for preparing such pro forma financial information or required to provide any information or assistance relating to the proposed debt and equity capitalization that is required for such pro forma financial information or assumed interest rates and fees and expenses related to such debt and equity capitalization, any post-closing or pro forma cost savings, synergies, capitalization ownership or other pro forma adjustments or any information related to Parent or any of its subsidiaries or any adjustments that are not directly related to the acquisition of Bottomline;

•

providing reasonably promptly to Parent customary and readily available financial information with respect to Bottomline and its subsidiaries prepared by Bottomline or its subsidiaries in the ordinary course of business without undue burden or expense as is reasonably requested by Parent and is customarily required for completion of debt financings similar to the Debt Financing;

•

executing and delivering customary authorization letters (provided that such customary authorization letters, or the bank information memoranda in which such letters are included, will include language that exculpates Bottomline, its subsidiaries and their respective representatives and affiliates from any liability in connection with the unauthorized use by the recipients thereof of the information set forth in any such bank information memoranda or similar memoranda or report distributed in connection therewith) and other reasonable and customary closing certificates (including a solvency certificate) and other definitive financing documentation required in connection with the Debt Financing, in each case (other than with respect to such authorization letters), subject to the occurrence of the closing and limited, in the case of execution and delivery (other than with respect to such authorization letters), solely to officers continuing with Bottomline and its subsidiaries after the closing;

•

furnishing at least three business days prior to the closing information and documentation related to Bottomline and its subsidiaries reasonably requested in writing by the financing sources providing the Debt Financing at least ten business days prior to the closing date as may be required under applicable “know your customer” laws and anti-money laundering rules and regulations (including the USA PATRIOT Act);

•

reasonably and customarily assisting in the preparation of, and executing and delivering at closing, definitive agreements (including schedules thereto), including guarantee and collateral documents and instruments as may be reasonably requested by Parent, customary certificates (including perfection certificates) and other customary documents and instruments as may be reasonably requested by Parent in writing, in each case, as may be required in connection with the Debt Financing; provided, that the effectiveness of any documentation executed by Bottomline or any of its subsidiaries is conditional and subject to the occurrence of the closing and becomes effective no earlier than the closing;

•

reasonably and customarily facilitate the pledging of collateral of Bottomline and its subsidiaries effective no earlier than the closing and conditional and subject to the occurrence of the closing, including the use of reasonable best efforts to provide to Parent original copies of all certificates representing the equity interests of Bottomline and its subsidiaries required to be delivered in connection with the Debt Financing to the extent in the possession of Bottomline and its subsidiaries; and

•

delivering notices of prepayment for the repayment in full of the outstanding indebtedness under Bottomline’s existing credit agreement to the extent required under the terms of Bottomline’s existing credit agreement (which notices may be conditioned on the occurrence of the closing) or obtain a waiver thereof in the payoff letter for Bottomline’s existing credit agreement.

Notwithstanding anything in the Merger Agreement to the contrary, none of Bottomline, its subsidiaries or any officer, employee or representative of any of the foregoing, will be required to:

•

provide or prepare, and Parent will be solely responsible for the preparation of, pro forma financial information, including pro forma costs savings, synergies, capitalization or other pro forma adjustments desired to be incorporated into any pro forma financing information;

•	pay any commitment or other similar fee,

•	provide Regulation S-X compliant financial statements or any financial data other than specified above;

•

approve any document or other matter related to the Debt Financing or incur or reimburse any costs or expenses or incur any other liability or obligation of any kind or give any indemnities prior to the closing in connection with the Debt Financing;

•

enter into, approve or perform any agreement or commitment in connection with the Debt Financing or modify any agreement or commitment which would be effective prior to the closing or provide any certification which would be effective prior to the closing (excluding any customary authorization letters described above);

•	provide any legal opinion or reliance letters or any certificate, comfort letter or opinion of any of its representatives;

•

provide access to or disclose any information to Parent or its representatives to the extent such disclosure could jeopardize the attorney-client privilege, attorney work product protections or similar protections or violate any applicable law or contract; or

•	take any action that could:

•	cause any representation or warranty in the Merger Agreement to be breached or cause any condition to closing to fail to be satisfied or otherwise cause any breach of the Merger Agreement;

•	result in any director, officer, employee or other representative of Bottomline or any of its subsidiaries incurring any personal liability;

•	conflict with Bottomline’s or its subsidiaries’ governing or organizational documents or any law;

•	result in the contravention of, or that could reasonably be expected to result in a violation or breach of, or a default under, any contract;

•	prepare separate financial statements for Bottomline or any of its subsidiaries or change any fiscal period; or

•	adopt any resolutions, execute any consents or otherwise take any corporate or similar action prior to the closing.

Bottomline consents to the use of the logos of Bottomline and its subsidiaries by Parent in connection with the Debt Financing; provided, however, that Parent must ensure that such logos are used solely in a manner that is not intended, or that is not reasonably likely, to harm or disparage Bottomline or its reputation or goodwill. Bottomline and each of its subsidiaries will be deemed to be in compliance with this provision, and neither Parent nor any of its affiliates may allege that Bottomline or any of its subsidiaries is or has not been in compliance with this provision, unless the Debt Financing (if any) has not been obtained solely as a result of a deliberate action or omission taken or omitted to be taken by Bottomline in material breach of its obligations under this provision with knowledge of Bottomline that such action or omission would, or would reasonably be expected to, cause such material breach of such obligations.

Parent will, promptly (and in any event within two business days of delivery of documentation evidencing the applicable cost or expense) upon request by Bottomline, reimburse Bottomline for all documented out-of-pocket costs and expenses (including outside attorneys’ fees and disbursements) incurred by Bottomline, its subsidiaries and their respective representatives in connection with the cooperation contemplated by the Merger Agreement. Parent will indemnify and hold harmless Bottomline, its subsidiaries and their respective representatives from and against any and all losses suffered or incurred by any of them in connection with their compliance with these provisions (other than with respect to any information provided in writing by Bottomline, its subsidiaries or any of their respective representatives expressly for use in connection with the Debt Financing).

All non-public or other confidential information provided by or on behalf of Bottomline to Parent or its affiliates or any of their respective representatives pursuant to these provisions must be kept confidential in accordance with the terms of the confidentiality agreement; provided, however, that Parent will be permitted to disclose information as necessary and consistent with customary practices in connection with the Equity Financing and the Debt Financing subject to customary confidentiality arrangements.

Prior to closing, Bottomline will deliver (or cause to be delivered) to Parent (i) a customary payoff letter sufficient to repay in full Bottomline’s outstanding indebtedness under its existing credit agreement, (ii) duly executed intellectual property rights security interest releases in customary form and substance for recordation in the United States Patent and Trademark Office and (iii) other documents in customary form and substance and solely to the extent necessary to release the liens granted, and guarantees provided, under Bottomline’s existing credit agreement, subject to the occurrence of the closing.

Parent acknowledges and agrees that it will be fully responsible for obtaining the Equity Financing and will take (or cause to be taken) all actions, and do (or cause to be done) all things, necessary, proper or advisable to obtain the Equity Financing pursuant to and in accordance with and subject to the terms and conditions set forth in the Equity Commitment Letter, including taking all actions necessary to (i) comply with the terms of and maintain in effect the Equity Commitment Letter, (ii) satisfy on a timely basis all conditions in such Equity Commitment Letter which can be satisfied by Parent and (iii) consummate the Equity Financing at or prior to the closing subject to the terms and conditions of the Equity Commitment Letter.

Under the Merger Agreement, neither the obtaining of the Equity Financing, any Debt Financing or any alternative financing, nor the completion of any issuance of securities contemplated by the Equity Financing, any Debt Financing or any alternative financing, is a condition to the closing.

Efforts to Close the Merger

Parent and Bottomline have agreed to use, and to cause their respective affiliates to use, their respective reasonable best efforts to reasonably promptly take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under the Merger Agreement and applicable laws to consummate and make effective as reasonably promptly as practicable after the date of signing of the Merger Agreement and in any event no later than the End Date the transactions contemplated by the Merger Agreement.

Notwithstanding anything to the contrary set forth in the Merger Agreement, in no event will Parent be required to invest any additional capital in Bottomline or any of its affiliates prior to the closing or otherwise take any action or commit to take any action or agree to any condition or restriction that would reasonably be expected to have a material adverse effect on the business, assets, liabilities or operations of Parent or its affiliates, taken as a whole.

Indemnification and Insurance

For a period of six years from the Effective Time, Parent has agreed that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time which were in existence as of the signing of the Merger Agreement in favor of the current and former directors or officers of Bottomline or any of its subsidiaries as provided in their respective governing or organizational documents and any indemnification or other similar agreements of Bottomline or certain of its subsidiaries, in each case as in effect on the date of the Merger Agreement to continue in full force and effect in accordance with their terms, for a period of no less than six years from and after the Effective Time, and Parent will cause each of Bottomline and its subsidiaries to perform their obligations thereunder. Without limiting the foregoing, from and after the Effective Time and ending on the date that is the sixth anniversary of the closing date, Parent will cause the Surviving Corporation to, and the Surviving Corporation has agreed that it will, indemnify and hold harmless each individual who was as of the date of the Merger Agreement, or who becomes prior to the Effective Time, a director or officer of Bottomline or any of its subsidiaries, or who was as of the date of the Merger, or who thereafter commenced prior to the Effective Time, serving at the request of Bottomline or any of its subsidiaries as a director or officer of another person, against all claims, losses, liabilities, damages, judgements, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including with respect to matters existing or occurring at or prior to the Effective Time, including the Merger Agreement and the transactions and actions contemplated thereby), arising out of or pertaining to the fact that such person is or was a director or officer of Bottomline or any of its subsidiaries or is or was serving at the request of Bottomline or any of its subsidiaries as a director or officer of another person, whether asserted or claimed at, prior to or after the Effective Time, to the fullest extent permitted under the governing or organizational documents of Bottomline and its subsidiaries and any indemnification or other similar agreements of Bottomline and any of its subsidiaries. In the event of any such claim, action, suit or proceeding, such person will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit or proceeding from the Surviving Corporation in accordance with the organizational documents of the Surviving Corporation in effect on the date of the Merger Agreement; provided that any person to whom expenses are advanced provides an undertaking, if and only to the extent required by the DGCL or the Surviving Corporation’s certificate of incorporation or bylaws to repay such advances if it is ultimately determined by final adjudication that such person is not entitled to indemnification, and the Surviving Corporation will reasonably cooperate in the defense of any such matter.

For a period of six years from and after the Effective Time, Parent and the Surviving Corporation will either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by Bottomline or its subsidiaries or provide substitute policies for Bottomline and its subsidiaries and their current and former directors and officers who are currently covered by the directors’ and officers’ insurance coverage currently maintained by Bottomline and its subsidiaries, in either case, of not less than the existing coverage and having other terms not less favorable to the insured persons than the directors’ and officers’ liability insurance coverage currently maintained by Bottomline or its subsidiaries with respect to claims arising from facts or events that occurred on or before the Effective Time (with insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’ liability insurance), except that in no event shall Parent or the Surviving Corporation be required to pay with respect to any annual policy period more than 350% of the aggregate annual premium most recently paid by Bottomline prior to the date of the Merger Agreement. If the Surviving Corporation is unable to obtain such insurance coverage, it will obtain as much comparable insurance as possible within such six-year period for a premium equal to such maximum amount. In lieu of such insurance, prior to the closing of the Merger, Bottomline may, at its option, purchase a “tail” directors’ and officers’ liability insurance policy for Bottomline and its subsidiaries and the insured persons who are currently covered by the directors’ and officers’ liability insurance coverage currently maintained by Bottomline and its subsidiaries, such tail to provide coverage in an amount not less than the existing coverage and to have other terms not less favorable to the insured persons than the directors’ and officers’ liability insurance coverage currently maintained by Bottomline or its subsidiaries with respect to claims arising from facts or events that occurred at or before the Effective Time; provided that in no event will the cost of any such tail policy exceed the maximum amount described in the preceding sentence. Parent and the Surviving Corporation shall maintain such policies in full force and effect, and continue to honor the obligations thereunder.

Other Covenants

Stockholders Meeting

Bottomline has agreed to duly call, establish a record date for, give notice of, convene and hold a meeting of stockholders as reasonably promptly as practicable after the date of the Merger Agreement following the clearance of this proxy statement by the SEC for the purpose of (i) seeking the approval and adoption of the Merger Agreement by Bottomline’s stockholders and (ii) in accordance with Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, seeking advisory approval of a proposal to Bottomline’s stockholders for a non-binding, advisory vote to approve certain compensation that may become payable by Bottomline to its named executive officers in connection with the completion of the Merger.

Stockholder Litigation

Bottomline will keep Parent reasonably and promptly informed, but only to the extent that doing so would not, in the reasonable judgment of Bottomline’s legal counsel, jeopardize attorney-client privilege, regarding any suit, action or other proceeding commenced or, to the knowledge of Bottomline, threatened against Bottomline or its current or former directors or officers by any stockholder of Bottomline relating to, arising out of or involving the Merger Agreement, the Merger or any of the other transactions contemplated thereby. Bottomline will (a) give Parent the opportunity to participate in the defense, settlement or prosecution of any such litigation and (b) consult with Parent with respect to the defense and settlement of any such litigation and will not compromise or settle any such litigation unless Parent has consented thereto (which consent will not be unreasonably withheld, conditioned or delayed).

Conditions to the Closing of the Merger

The respective obligations of each party to consummate the Merger are subject to the satisfaction or (to the extent permitted by law) waiver by Bottomline and Parent of the following conditions:

•	the adoption of the Merger Agreement by the requisite affirmative vote of stockholders;

•

the expiration or termination of the applicable waiting period (and any extension thereof) applicable to the Merger under the HSR Act and the approval of the change in control over Bottomline Payment Services Limited (a U.K. based subsidiary of Bottomline) by the Financial Conduct Authority in the United Kingdom; and

•

no law or order of a governmental entity of a competent jurisdiction in any jurisdiction in which Parent, Bottomline or any of their respective subsidiaries have non-de minimis business operations, is in effect which prevents, makes illegal or prohibits the consummation of the Merger and the other transactions contemplated thereby.

In addition, the obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver by Parent of each of the following additional conditions:

•	The representations and warranties of Bottomline:

•

contained in the Merger Agreement, other than the representations and warranties contained in Sections 4.01 (Organization, Standing and Power), 4.03 (Capital Structure), 4.04 (Authority; Execution and Delivery; Enforceability), clause (i) of 4.05(a) (No Conflicts; Consents), 4.18 (Anti-Takeover Provisions), 4.20 (Brokers’ Fees and Expenses) of the Merger Agreement, and the first sentence of Section 4.08 (Absence of Certain Changes or Events) of the Merger Agreement, being true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) at and as of the date of the Merger Agreement and at and as of the closing date as if made at and as of such time (except to the extent expressly made as of another date, in which case as of such other date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein), individually or in the aggregate, would not have a Company Material Adverse Effect;

•

contained in Sections 4.01 (Organization, Standing and Power), 4.04 (Authority; Execution and Delivery; Enforceability), clause (i) of 4.05(a) (No Conflicts; Consents), 4.18 (Anti-Takeover Provisions) and 4.20 (Brokers’ Fees and Expenses) of the Merger Agreement that (A) are not qualified by the words “materially” or “material” or any qualifications based on such terms or based on the term “Company Material Adverse Effect” being true and correct in all material respects at and as of date of the Merger Agreement and at and as of the closing date as if made at and as of such time (except to the extent expressly made as of another date, in which case as of such other date) and (B) that are qualified by the words “materially” or “material” or any qualifications based on such terms or based on the term “Company Material Adverse Effect” being true and correct in all respects at and as of date of the Merger Agreement and at and as of the closing date as if made at and as of such time (except to the extent expressly made as of another date, in which case as of such other date);

•

regarding the absence from and after December 31, 2020 through the date of the Merger Agreement of any fact, circumstance, effect, change, event or development that, individually or in the aggregate, has had a Company Material Adverse Effect, being true and correct in all respects at and as of the date of the Merger Agreement and as of the closing date as if made at and as of such time; and

•

contained in Section 4.03 (Capital Structure) of the Merger Agreement being true and correct in all respects as of the date of the Merger Agreement and as of the closing date as if made at and as of such time (except to the extent expressly made as of another date, in which case as of such other date), which will be deemed to be satisfied unless the failure of such representations and warranties to be so true and correct would, individually or in the aggregate, increase the aggregate consideration by more than $7,500,000.

•	Bottomline having performed in all material respects its obligations required to be performed by it under the Merger Agreement at or before the closing date;

•

Since the date of the Merger Agreement, there not having occurred or arisen any fact, circumstance, effect, change, event or development that, individually or in the aggregate, has had a Company Material Adverse Effect; and

•	Parent’s receipt of a certificate of Bottomline signed by an executive officer certifying the matters in the foregoing bullets.

In addition, the obligation of Bottomline to consummate the Merger is subject to the satisfaction or waiver by Bottomline of each of the following additional conditions:

•	The representations of Parent and Merger Sub:

•

contained in the Merger Agreement, except for the representations and warranties contained in Sections 3.01 (Organization, Standing and Power), 3.02 (Authority; Execution and Delivery; Enforceability) and 3.08 (Brokers’ Fees and Expenses) of the Merger Agreement, being true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein) at and as of the date of the Merger Agreement and at and as of the closing date as if made at and as of such time (except to the extent expressly made as of another date, in which case as of such other date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein), individually or in the aggregate, would not have a Parent Material Adverse Effect; and

•

contained in Sections 3.01 (Organization, Standing and Power), 3.02 (Authority; Execution and Delivery; Enforceability) and 3.08 (Brokers’ Fees and Expenses) of the Merger Agreement that (A) are not qualified by the words “materially” or “material” or any qualifications based on such terms or based on the term “Parent Material Adverse Effect” being true and correct in all material respects at and as of the date of the Merger Agreement and at and as of the closing date as if made at and as of such time (except to the extent expressly made as of another date, in which case as of such other date) and (B) are qualified by the words “materially” or “material” or any qualifications based on such terms or based on the term “Parent Material Adverse Effect” being true and correct in all respects at and as of the date of the Merger Agreement and at and as of the closing date as if made at and as of such time (except to the extent expressly made as of another date, in which case as of such other date).

•	Parent and Merger Sub having performed in all material respects the obligations required to be performed by them under the Merger Agreement at or prior to the closing date; and

•	Bottomline’s receipt of a certificate signed by an executive officer of each of Parent and Merger Sub certifying the matters in the foregoing bullets.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the adoption of the Merger Agreement by Bottomline’s stockholders, in the following ways:

•	By mutual written consent of Bottomline and Parent;

•	By either Bottomline or Parent:

•

if the Merger is not consummated on or before the End Date (except that the right to terminate the Merger Agreement as a result of the occurrence of the End Date will not be available to any party whose material breach of a provision of the Merger Agreement resulted in, or was a principal cause of, the failure of the closing of the transactions contemplated by the Merger Agreement to be consummated by the End Date);

•

if any order has been issued by a governmental entity of competent jurisdiction in any jurisdiction in which Parent, Bottomline or their respective subsidiaries have non-de minimis business operations that prevents, makes illegal or prohibits the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement, and such order has become final and non-appealable; or

•

if Bottomline’s stockholders fail to approve the proposal to approve and adopt the Merger Agreement at the Special Meeting, or any adjournment or postponement thereof, at which a vote on such proposal is taken in respect of the Merger Agreement and the Merger.

•	By Bottomline:

•

if there has been any breach or violation of any representation, warranty, covenant or agreement of Parent or Merger Sub in the Merger Agreement, which (i) would result in the failure of a closing condition and (ii) such failure is not capable of being cured, or is not cured by Parent or Merger Sub, on or before the earlier of the End Date or the date that is 30 calendar days following Bottomline’s delivery of written notice thereof (except that Bottomline may not terminate the Merger Agreement pursuant to this provision if Bottomline is then in breach of the Merger Agreement in any material respect);

•

at any time prior to receiving the stockholder approval adopting the Merger Agreement at the Special Meeting, in order to enter into an Alternative Acquisition Agreement providing for a Superior Proposal, if (i) Bottomline has complied in all material respects with its obligations related to such Superior Proposal and (ii) Bottomline pays or causes to be paid to Parent in immediately available funds a termination fee of $78,000,000 prior to or concurrently with such termination under the Merger Agreement; or

•

if (i) all of the conditions applicable to Parent’s and Merger Sub’s obligations to consummate the closing have been and continue to be satisfied or waived (other than those conditions that, by their nature, are to be satisfied at the closing, each of which is capable of being satisfied at the closing), (ii) Parent and Merger Sub fail to complete the closing on the date the closing should have occurred pursuant to the Merger Agreement, (iii) Bottomline has delivered irrevocable written notice to Parent certifying as to the matters described in clause (i) and that Bottomline stands ready, willing and able to consummate the Merger at such time, and (iv) Parent and Merger Sub fail to consummate the Merger by the third business day after the delivery of the notice described in clause (iii).

•	By Parent:

•

if there has been any breach or violation of any representation, warranty, covenant or agreement of Bottomline in the Merger Agreement, which (i) would result in the failure of a closing condition and (ii) is not capable of being cured, or is not cured by Bottomline, on or before the earlier of the End Date or the date that is 30 calendar days following Parent’s delivery of written notice thereof (except that Parent may not terminate the Merger Agreement pursuant to this provision if either Parent or Merger Sub is then in breach of the Merger Agreement in any material respect);

•

if at any time before the Special Meeting, the Board of Directors (or any committee thereof) has withdrawn, qualified, modified, in each case in a manner adverse to Parent and Merger Sub, or failed to publicly reaffirm within seven business days of being so requested by Parent, its recommendation that Bottomline’s stockholders vote in favor of approval and adoption of the Merger Agreement; or

•

if Bottomline has breached any of its obligations related to Acquisition Proposals and Superior Proposals (other than any immaterial breaches thereof not intended to result in an Acquisition Proposal).

Written notice of termination of the Merger Agreement by either Bottomline or the Parent pursuant to the termination rights above must be given to the other party or parties specifying the provisions of the Merger Agreement pursuant to which such termination is made, and, upon the valid termination of the Merger Agreement pursuant to its terms, the Merger Agreement will become void and have no effect without any further liability or obligation on the part of any party thereto. However, certain provisions of the Merger Agreement relating to certain confidentiality obligations, certain indemnification and reimbursement obligations, the effect of termination of the Merger Agreement, termination fees, expenses, and certain general provisions will survive any termination of the Merger Agreement. Termination will not relieve any party of liability and each party will remain liable for certain losses resulting from any intentional common law fraud or any willful and material breach of the Merger Agreement prior to or in connection with such termination. Parent and Merger Sub acknowledge and agree that, without in any way limiting Bottomline’s rights under the Merger Agreement but subject to the parent liability limitation (in the amount equal to $195,000,000), recoverable damages of Bottomline under the Merger Agreement are not limited to reimbursement of expenses or out-of-pocket costs, and include the benefit of the bargain lost by the equityholders of Bottomline (including “lost premium”), taking into consideration relevant matters, including the total amount payable to Bottomline’s equityholders under the Merger Agreement and the time value of money, which in each case will be deemed in such event to be damages of Bottomline and will be recoverable by Bottomline on behalf of its equityholders.

Termination Fees and Expense Reimbursement

If the Merger Agreement is terminated in specified circumstances, Bottomline may be required to pay a termination fee. Parent would be entitled to receive a termination fee equal to $78,000,000 from Bottomline under the following circumstances:

•

if the Merger Agreement is terminated by Bottomline in order for it to enter into a definitive written agreement with respect to a Superior Proposal (provided that Bottomline complies with certain related obligations);

•

if the Merger Agreement is terminated by Parent in connection with an Company Board Recommendation Change by the Board of Directors prior to the Special Meeting or if Bottomline has materially breached its obligations related to Acquisition Proposals and Superior Proposals related to Acquisition Proposals and Superior Proposals (excluding any inadvertent and immaterial breaches thereof not intended to result in an Acquisition Proposal); or

•

if (i) an Acquisition Proposal (which for this purpose all references to 20% in the definition of Acquisition Proposal will be deemed to be references to 50%) was made to Bottomline or its stockholders generally after the date of the Merger Agreement and became publicly known or announced (and that was not publicly withdrawn at least five business days prior to the Special Meeting); (ii) thereafter the Merger Agreement is terminated (A) by either Parent or Bottomline in connection with passing of the End Date or not having obtained stockholder approval of the Merger or (B) by Parent because Bottomline has breached its representations, warranties, covenants or other agreements in the Merger Agreement in certain circumstances and has failed to cure such breach within the requisite period; and (iii) within 12 months of such termination, Bottomline enters into a definitive agreement with respect to such Acquisition Proposal and such Acquisition Proposal is subsequently consummated.

If the Merger Agreement is terminated because (i) Bottomline’s stockholders fail to approve the proposal to approve and adopt the Merger Agreement at the Special Meeting or (ii) Bottomline has breached its representations, warranties, covenants or other agreements in the Merger Agreement in certain circumstances and has failed to cure such breach within the requisite period, in each case, under circumstances in which the termination fee is not then payable (but could become payable in the future), and prior to the time of such termination, Parent and Merger Sub were not in material breach of their representations, warranties, covenants or agreements under the Merger Agreement, then Bottomline would be required, no later than two business days after the date of such termination, to reimburse Parent up to $5,000,000 in respect of Parent’s reasonable and documented out-of-pocket fees and expenses incurred by Parent and its affiliates in connection with the Merger Agreement and the transactions contemplated thereby (with such reimbursement deducted from the termination fee, should it not be payable at the time of such termination but subsequently become payable).

Specific Performance; Monetary Damages

Prior to the valid termination of the Merger Agreement, Parent and Merger Sub are entitled to seek and obtain an injunction, specific performance and other equitable relief to prevent breaches of the Merger Agreement by Bottomline in the courts described in the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement, including Bottomline’s obligation to consummate the Merger.

Prior to the valid termination of the Merger Agreement and other than as it relates to the right to cause the Equity Financing to be funded and to consummate the Merger, Bottomline will be entitled to seek and obtain an injunction, specific performance and other equitable relief to prevent breaches of the Merger Agreement by Parent and Merger Sub in the courts described in the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement.

Prior to a valid termination of the Merger Agreement, Bottomline will be entitled to seek and obtain an injunction, specific performance and other equitable relief to enforce Parent’s and Merger Sub’s obligations to cause the Equity Financing to be funded and to consummate the Merger only in the event that each of the following conditions has been satisfied:

•

the closing conditions set forth in the Merger Agreement (other than those conditions that, by their nature, are to be satisfied by actions taken at the closing, each of which will be capable of being satisfied at the closing) have been satisfied or waived at the time the closing would have occurred but for the failure of the Equity Financing to be funded, and remain satisfied or waived; and

•	Bottomline has irrevocably confirmed in writing to Parent that if specific performance is granted and the Equity Financing is funded, then Bottomline will consummate the Merger.

In no event will Bottomline be entitled to seek the remedy of specific performance to cause the Equity Financing to be funded and to cause the consummation of the Merger other than solely under the specific circumstances and as specifically set forth in the Merger Agreement.

Without limiting Bottomline’s other rights to reimbursement and indemnification set forth in the Merger Agreement, other than in the case of intentional common law fraud or willful and material breach as set forth in the Merger Agreement, in no event will Bottomline, its subsidiaries, and their related parties have the right to seek or obtain money damages or expense reimbursement (whether at law or in equity, in contract, in tort or otherwise) from Parent, Merger Sub, the Thoma Bravo Fund and their related parties in connection with the transactions contemplated by the Merger Agreement. Under no circumstances will the collective monetary damages payable by Parent, Merger Sub, the Thoma Bravo Fund or any of their affiliates for breaches under the Merger Agreement exceed $195,000,000.

Fees and Expenses

Except in specified circumstances, whether or not the Merger is completed, Bottomline, on the one hand, and Parent and Merger Sub, on the other hand, are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement.

Amendment

The Merger Agreement may be amended in writing by the parties to the Merger Agreement at any time before or after adoption of the Merger Agreement by Bottomline’s stockholders. However, after adoption of the Merger Agreement by Bottomline’s stockholders, (i) no amendment that requires further approval by such stockholders by law may be made without such approval and (ii) except as provided above, no amendment will be submitted to be approved by Bottomline’s stockholders unless required by law.

Governing Law

The Merger Agreement is governed by Delaware law.

The Voting Agreement

Parent and Bottomline have entered into the Voting Agreement with the Supporting Shareholders, which collectively hold approximately 4% of the outstanding shares of Bottomline’s common stock, as of the date of the Voting Agreement. A copy of the Voting Agreement is attached as Annex D and is incorporated herein by reference. Under the Voting Agreement the Supporting Shareholders agree, among other things, during the term of the Voting Agreement, to vote their shares of common stock (i) in favor of the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated thereby and (ii) against any alternative acquisition proposal, and not to, directly or indirectly, sell, transfer, exchange or otherwise dispose of their shares, subject to certain limited exceptions.

The Voting Agreement will terminate upon the earlier to occur of (a) the time that the stockholder approval has been obtained, (b) the Effective Time, (c) such date and time as the Merger Agreement is validly terminated in accordance with its terms and (d) any amendment of any term or provision of the original Merger Agreement that reduces the Per Share Merger Consideration or changes the form of consideration payable to the Supporting Shareholders pursuant to the Merger Agreement, without such Supporting Shareholder’s prior consent.

MARKET PRICES AND DIVIDEND DATA

Our common stock is listed on NASDAQ under the symbol “EPAY”. As of the Record Date, there were 44,977,553 shares of common stock outstanding, held by approximately 83 stockholders of record. We have never declared or paid any cash dividends on our common stock.

The following table presents the high and low intra-day sale prices of our common stock on NASDAQ during the fiscal quarters indicated:

	Common Stock Prices
	High ($)	Low ($)
Fiscal Year 2022 — Quarter Ended
March 31 (through February 1, 2022)	56.53	56.30
December 31	56.80	37.61
September 30	43.94	36.89
Fiscal Year 2021 — Quarter Ended
June 30	49.97	36.06
March 31	54.94	42.53
December 31	53.09	39.20
September 30	54.64	40.74
Fiscal Year 2020 — Quarter Ended
June 30	55.62	31.00
March 31	57.15	27.96
December 31	54.19	37.04
September 30	46.95	38.82
Fiscal Year 2019 — Quarter Ended
June 30	51.62	41.67
March 31	52.04	39.78
December 31	74.00	43.40
September 30	73.39	50.00
Fiscal Year 2018 — Quarter Ended
June 30	50.90	37.87
March 31	39.98	34.36
December 31	36.24	31.73
September 30	32.20	24.98

On February 1, 2022, the latest practicable trading day before the printing of this proxy statement, the closing price for our common stock on NASDAQ was $56.39 per share. You are encouraged to obtain current market quotations for our common stock.

Following the Merger, there will be no further market for our common stock and it will be delisted from NASDAQ and deregistered under the Exchange Act. As a result, following the Merger we will no longer file periodic reports with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of January 24, 2022, regarding the beneficial ownership of shares of our common stock by (a) each person or entity known by us to own beneficially more than 5% of the outstanding shares of our common stock, (b) each of the “named executive officers,” (c) each current director of Bottomline and (d) all executive officers and current directors of Bottomline as a group. The address of each of our directors and named executive officers is c/o Bottomline Technologies, Inc., 325 Corporate Drive, Portsmouth, New Hampshire 03801.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which we sometimes refer to as the SEC, and generally includes voting power and/or investment power with respect to securities. As of January 24, 2022 there were 44,980,651 shares of our common stock outstanding. Shares of common stock subject to options currently exercisable or exercisable within 60 days of January 24, 2022 are deemed outstanding for purposes of computing the percentage beneficially owned by the person or entity holding the options, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person or entity. All unvested time-based and performance-based restricted stock awards are included in each holder’s beneficial ownership as holders are entitled to voting rights upon issuance of the restricted stock awards. Except as indicated by footnote, we believe that the persons and entities named in this table, based on information provided by them, have sole voting and investment power with respect to the shares of common stock indicated.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
5% Stockholders
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	6,553,318	(1)	14.6%

Capital World Investors 333 South Hope Street Los Angeles, CA 90071	4,682,629	(2)	10.4%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	4,629,916	(3)	10.3%

Named Executive Officers and Directors
Robert A. Eberle	507,910		1.1%
A. Bruce Bowden	101,172		*
Norman J. DeLuca	90,192		*
John F. Kelly	27,120		*
Nigel K. Savory	155,992		*
Michael J. Curran	25,500		*
Kenneth J. D’Amato	20,000		*
Peter W. Gibson	47,000		*
Jennifer M. Gray	28,000		*
Philip J. Hilal (4)	935,000		2.1%
Paul H. Hough	29,000		*
Larry A. Klane	23,640		*
Jeffrey C. Leathe	19,000		*
Joseph L. Mullen	69,855		*
Benjamin E. Robinson III	23,000		*
All current directors and executive officers as a group (15 persons)	2,102,381		4.7%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.
(1)

These shares are held by subsidiaries of BlackRock, Inc. BlackRock, Inc. has sole voting power over 6,446,155 of the shares and sole dispositive power over all 6,553,318 shares. This information is based on Amendment No. 14 to Schedule 13G filed by BlackRock, Inc. on January 27, 2022.

(2)

Capital World Investors has sole voting power and sole dispositive power over all 4,682,629 shares. Capital World Investors (“CWI”) is a division of Capital Research and Management Company (“CRMC”), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl and Capital International K.K. (together with CRMC, the “investment management entities”). CWI’s divisions of each of the investment management entities collectively provide investment management services under the name “Capital World Investors.” This information is based on Amendment No. 3 to Schedule 13G filed by Capital World Investors on February 16, 2021.

(3)

The Vanguard Group, Inc. has shared voting power over 104,432 of the shares, sole dispositive power over 4,489,878 of the shares and shared dispositive power over 140,038 of the shares. This information is based on Amendment No. 10 to Schedule 13G filed by The Vanguard Group, Inc. on March 10, 2021.

(4)

Mr. Hilal may be deemed to beneficially own 925,000 shares of common stock by virtue of him being the Managing Member of Clearfield Capital Management GP LLC, which is a general partner of Clearfield Capital Management LP. The foregoing does not include additional economic exposure that Clearfield Capital Management LP has to shares of our common stock.

FUTURE STOCKHOLDER PROPOSALS

If the Merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of stockholders of Bottomline. However, if the Merger is not completed, stockholders will continue to be entitled to attend and participate in stockholder meetings.

Bottomline will hold an annual meeting in 2022 only if the Merger has not already been completed.

Stockholders interested in submitting a proposal (other than the nomination of directors) for inclusion in the proxy materials to be distributed by us for the 2022 annual meeting of stockholders, if held, may do so by following the procedures prescribed in Rule 14a-8 of the Exchange Act. Any proposal that a stockholder intends to present at the 2022 annual meeting of stockholders must be submitted to our principal executive offices at 325 Corporate Drive, Portsmouth, New Hampshire 03801, Attention: Corporate Secretary, no later than June 23, 2022 in order to be considered for inclusion in the proxy statement and proxy card relating to the 2022 annual meeting of stockholders. However, if the date of our 2022 annual meeting is prior to October 19, 2022 or after December 18, 2022, the deadline is 10 business days before we begin to print and mail our proxy materials for the 2022 annual meeting.

If a stockholder wishes to present a proposal at the 2022 annual meeting but has not complied with the requirements for inclusion of the proposal in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, the stockholder must also give notice of the proposal to our corporate secretary at our principal executive offices. Our second amended and restated by-laws require that we be given advance written notice of stockholder nominations regarding election to our Board of Directors and certain other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in our proxy statement discussed above). We must receive this notice at least 60 days, but not more than 90 days, prior to the date of the 2022 annual meeting, which is expected to be November 17, 2022; provided that if less than 70 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, such notice must instead be received no later than the tenth day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. Our bylaws also specify requirements relating to the content of the notice which stockholders must provide, including for stockholder nominations for director, in order for such proposals or nominations to be properly presented at a stockholder meeting.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

The following Bottomline filings with the SEC are incorporated by reference:

•	Bottomline’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021, filed with the SEC on August 30, 2021;

•	Bottomline’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021, filed with the SEC on November 9, 2021;

•

Bottomline’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on October 21, 2021 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 30, 2021); and

•	Bottomline’s Current Reports on Form 8-K filed on November 9, 2021, November 19, 2021 and December 17, 2021.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy statements and other information that we file electronically with the SEC. The address of that website is www.sec.gov. If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. Please note that all of our documents that we file with the SEC are also promptly available through the Investor Relations section of our website, www.investors.bottomline.com. The information included on our website is not incorporated by reference into this proxy statement.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Bottomline Technologies, Inc.

Attn: Corporate Secretary

325 Corporate Drive

Portsmouth, New Hampshire 03801

(603) 436-0700

If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of common stock, please contact our Proxy Solicitor:

Innisfree M&A Incorporated

Stockholders May Call Toll-Free: (877) 687-1865

Banks & Brokers May Call Collect: (212) 750-5833

MISCELLANEOUS

Bottomline has supplied all information relating to Bottomline, and Parent has supplied, and Bottomline has not independently verified, all of the information relating to Parent and Merger Sub contained in this proxy statement.

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement in voting on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated February 2, 2022. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

Dated as of DECEMBER 16, 2021

among

BOTTOMLINE TECHNOLOGIES, INC.

PROJECT RB PARENT, LLC

and

PROJECT RB MERGER SUB, INC.

A-i

A-ii

Exhibits

Exhibit A	Certificate of Incorporation of the Surviving Corporation

A-iii

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of December 16, 2021, among Bottomline Technologies, Inc., a Delaware corporation (the “Company”), Project RB Parent, LLC, a Delaware limited liability company (“Parent”), and Project RB Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”).

WHEREAS, the Company, Parent and Merger Sub desire to effect the Merger, pursuant to which Merger Sub shall be merged with and into the Company, with the Company continuing as the surviving corporation, upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Company Board and the board of directors of Merger Sub have unanimously approved and declared advisable, and each of the board of managers of Parent and Parent as the sole stockholder of Merger Sub has approved or adopted, this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions and limitations set forth in this Agreement and in accordance with the DGCL;

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

WHEREAS, simultaneously with the execution and delivery of this Agreement, certain of the Company’s shareholders have entered into voting agreements (the “Voting Agreements”), dated as of the date hereof, with Parent, pursuant to which, among other things, such Company shareholders have agreed to vote such Company shareholder’s shares of Company Common Stock in favor of the approval of this Agreement and against any other Acquisition Proposal; and

WHEREAS, certain capitalized terms used in this Agreement are defined in Section 9.04.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

THE MERGER

Section 1.01 The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”), on the Closing Date, Merger Sub shall be merged with and into the Company (the “Merger”). At the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”).

Section 1.02 Closing. The closing (the “Closing”) of the Merger shall take place via the electronic exchange of documents and signature pages at 10:00 a.m., New York City time, as soon as possible but in no event later than the second Business Day following the satisfaction or (to the extent permitted by Law) waiver by the party or parties entitled to the benefits thereof of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of those conditions at the Closing), or at such other place, time and date as shall be agreed in writing between the Company and Parent; provided, that if any of the conditions set forth in Article VII are not satisfied or (to the extent permitted by Law) waived on such second Business Day, then the Closing shall take place on the first Business Day on which all such conditions shall have been satisfied or (to the extent permitted by Law) waived. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

Section 1.03 Effective Time. Concurrently with the Closing, the parties shall file with the Delaware Secretary the certificate of merger relating to the Merger (the “Certificate of Merger”), in customary form and substance, and executed in accordance with the relevant provisions of the DGCL. The Merger shall become effective at the time that the Certificate of Merger have been duly filed with the Delaware Secretary, or at such later time as the Company and Parent shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the “Effective Time”).

Section 1.04 Effects. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL.

Section 1.05 Certificate of Incorporation and Bylaws. The certificate of incorporation of the Company shall, at the Effective Time, by virtue of the Merger and without any further action, be amended and restated to read in its entirety as set forth on Exhibit A and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law, subject to Section 6.04(a). The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law, subject to Section 6.04(a), except that references to the name of Merger Sub shall be replaced by references to the name of the Surviving Corporation.

Section 1.06 Directors and Officers of Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

ARTICLE II

EFFECT ON THE CAPITAL STOCK OF THE CONSTITUENT ENTITIES; EXCHANGE OF CERTIFICATES

Section 2.01 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or any holder of shares of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) or shares of common stock, par value $0.01 per share, of Merger Sub (the “Merger Sub Common Stock”):

(a) Conversion of Merger Sub Common Stock. Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation, other than shares of the Surviving Corporation issued pursuant to Section 2.01(b)(ii). From and after the Effective Time, all certificates representing shares of Merger Sub Common Stock shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(b) Cancellation of Parent-Owned Stock; Conversion of Subsidiary-Owned Stock.

(i) Each share of Company Common Stock that is owned directly by Parent or Merger Sub immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(ii) Each share of Company Common Stock that is owned by any direct or indirect wholly owned Company Subsidiary or any direct or indirect wholly owned Subsidiary of Parent (other than Merger Sub) or of Merger Sub shall be converted into such number of shares of common stock of the Surviving Corporation such that the ownership percentage of any such Subsidiary in the Surviving Corporation immediately following the Effective Time shall equal the ownership percentage of such Subsidiary in the Company immediately prior to the Effective Time.

(c) Conversion of Company Common Stock. Subject to Sections 2.02 and 2.03, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled or converted into shares of the Surviving Corporation in accordance with Section 2.01(b)) shall be converted at the Effective Time into the right to receive $57.00 in cash, without interest (the “Merger Consideration”). All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate (or evidence of shares in book-entry form) that immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration. Without limiting the restrictions set forth in Section 5.01, if between the date of this Agreement and the Effective Time the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, then any number or amount contained herein which is based upon the number of shares of Company Common Stock will be appropriately adjusted to provide to Parent and the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event.

Section 2.02 Exchange of Certificates; Payment Fund.

(a) Paying Agent. Prior to the Effective Time, Parent shall, at its sole cost and expense, appoint a bank, trust or transfer agent company reasonably acceptable to the Company to act as paying agent (the “Paying Agent”) for the payment and delivery of the Merger Consideration. Immediately prior to the Effective Time, Parent shall deposit with the Paying Agent, for the benefit of the holders of Company Common Stock, for payment in accordance with this Article II through the Paying Agent, cash constituting an amount equal to the aggregate Merger Consideration payable pursuant to Section 2.01(c) (other than any Merger Consideration in respect of any Dissenting Shares). All such cash deposited with the Paying Agent is hereinafter referred to as the “Payment Fund.”

(b) Letter of Transmittal. As reasonably promptly as practicable after the Effective Time (and in any event within three (3) Business Days after the Effective Time), Parent shall cause the Paying Agent to mail to each holder of record of Company Common Stock (other than the Company, its Subsidiaries, Parent and Merger Sub) a form of letter of transmittal (the “Letter of Transmittal”) (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, shall be in such form and have such other provisions (including customary provisions with respect to delivery of an “agent’s message” with respect to shares held in book-entry form) as Parent may specify subject to the Company’s reasonable approval, and shall be prepared prior to the Closing), together with instructions thereto.

(c) Merger Consideration Received in Connection with Exchange. Upon (i) in the case of shares of Company Common Stock represented by a Certificate, the surrender of such Certificate for cancellation to the Paying Agent together with the Letter of Transmittal, duly, completely and validly executed in accordance with the instructions thereto, or (ii) in the case of shares of Company Common Stock held in book-entry form, the receipt of an “agent’s message” by the Paying Agent, in each case together with such other documents as may reasonably be required by the Paying Agent, the holder of such shares shall be entitled to receive in exchange therefor the Merger Consideration into which such shares of Company Common Stock have been converted pursuant to Section 2.01(c). In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, the Merger Consideration may be paid to a transferee if the Certificate representing such Company Common Stock (or, if such Company Common Stock is held in book-entry form, proper evidence of such transfer) is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer Taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 2.02(c), each share of Company Common Stock, and any Certificate with respect thereto, shall be deemed at any time from and after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration that the holders of shares of Company Common Stock are entitled to receive in respect of such shares pursuant to Section 2.01(c). No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate (or shares of Company Common Stock held in book-entry form).

(d) No Further Ownership Rights in Company Common Stock. The Merger Consideration paid in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. From and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates formerly representing shares of Company Common Stock (or shares of Company Common Stock held in book-entry form) are presented to Parent or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

(e) Termination of Payment Fund. Any portion of the Payment Fund (including any interest received with respect thereto) that remains undistributed to the holders of Company Common Stock for one (1) year after the Effective Time shall be delivered to Parent or its designee, and any holder of Company Common Stock who has not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation as a general unsecured creditor thereof for payment of its claim for Merger Consideration without any interest thereon.

(f) No Liability. None of the Company, Parent, the Surviving Corporation, the Paying Agent or their respective Affiliates (including Sponsor and its Affiliates) shall be liable to any Person in respect of any portion of the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g) Investment of Payment Fund. The Paying Agent shall invest any cash in the Payment Fund if and as directed by Parent; provided, that such investment shall be in obligations of, or guaranteed by, the United States of America, in commercial paper obligations of issuers organized under the Law of a state of the United States of America, rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Service, respectively, or in certificates of deposit, bank repurchase agreements or bankers’ acceptances of commercial banks with capital exceeding $10 billion, or in mutual funds investing in such assets. Any interest and other income resulting from such investments shall be paid to, and be the property of, Parent. No investment losses resulting from investment of the Payment Fund shall diminish the rights of any of the Company’s shareholders to receive the Merger Consideration or any other payment as provided herein. To the extent there are losses with respect to such investments or the Payment Fund diminishes for any other reason below the level required to make prompt cash payment of the aggregate Merger Consideration payable pursuant to Section 2.01(c), Parent shall reasonably promptly replace or restore the cash in the Payment Fund so as to ensure that the Payment Fund is at all times maintained at a level sufficient to make such cash payments.

(h) Withholding Rights. Each of the Company, Parent, Merger Sub, the Surviving Corporation, the Paying Agent and their Affiliates, as applicable (without duplication) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under applicable Tax Law. Amounts so withheld and duly paid over to the appropriate taxing authority shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

(i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit, in form and substance reasonably acceptable to Parent, of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, and, if required by Parent, the posting of such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall, in exchange for such lost, stolen or destroyed Certificate, pay the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

(j) No Further Dividends or Distributions. No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificates or shares in book-entry form.

Section 2.03 Dissenting Shares.

(a) Notwithstanding anything to the contrary contained in this Agreement, to the extent that holders thereof are entitled to appraisal rights under Section 262 of the DGCL, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has properly exercised and perfected his or her demand for appraisal rights under Section 262 of the DGCL (the “Dissenting Shares”), shall not be converted into the right to receive the Merger Consideration. At the Effective Time, the Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, but the holders of such Dissenting Shares shall be entitled to receive such consideration as provided by Section 262 of the DGCL, subject to all limitations and requirements set forth therein; provided, however, that if any such holder shall have failed to perfect or shall have effectively withdrawn or lost his or her right to appraisal and payment under the DGCL (whether occurring before, at or after the Effective Time), such holder’s shares of Company Common Stock shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without any interest thereon, and such shares shall not be deemed to be Dissenting Shares. From and after the Effective Time, a holder of Dissenting Shares shall not be entitled to exercise any of the voting rights or other rights of an equity owner of the Surviving Corporation or of a stockholder of Parent.

(b) The Company shall give prompt written notice to Parent of any demands for appraisal of any shares of Company Common Stock, withdrawals of such demands and any other instruments, notices or demands served pursuant to the DGCL received by the Company relating to appraisal demands, and Parent shall have the right to participate in and control all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demands, or agree to do or commit to do any of the foregoing.

Section 2.04 Treatment of Company Stock Awards and Company ESPP.

(a) Additional Vesting Credit. Prior to the Effective Time, the Company shall take such actions as it determines to be necessary or appropriate to provide that immediately prior to, and subject to the occurrence of, the Effective Time, (1) for any Unvested Company Restricted Stock Award or Unvested Company Restricted Stock Unit Award the vesting of which is conditioned upon both time-based vesting and the attainment of performance conditions and that remains outstanding and subject to such performance vesting conditions as of immediately prior to the Effective Time, the number of shares of Company Common Stock subject to such Unvested Company Restricted Stock Award or Unvested Company Restricted Stock Unit Award shall be fixed at the Effective Time based upon target levels of performance, and (2) each outstanding Unvested Company Stock Option and each outstanding Unvested Company Restricted Stock Award and Unvested Company Restricted Stock Unit Award (including those described in clause (1)) shall be credited with an additional 30 months of time-based vesting credit (measured from the Closing Date) (the “Additional Vesting Credit”), and the Additional Vesting Credit shall apply both for purposes of the treatment of Company Stock Options, Company Restricted Stock Awards and Company Restricted Stock Unit Award under this Section 2.04 and for purposes of determining the timing of vesting and payment for any Cash Replacement Option Amount any Cash Replacement Restricted Stock Amount for any Unvested Company Stock Option or Unvested Company Restricted Stock Award. The parties agree that the Additional Vesting Credit above both (A) includes the 12 months of “change in control” accelerated vesting provided in the Company’s 2019 Stock Incentive Plan, as amended by Amendment No. 1 approved by the Company Board effective October 14, 2020, and (B) is without limitation of any more favorable vesting provisions in any Company Benefit Plan.

(b) Company Stock Options. As of the Effective Time, each then outstanding Company Stock Option shall be treated as follows:

(i) Each Company Stock Option that is outstanding, vested (after giving effect to the Additional Vesting Credit) and unexercised as of immediately prior to the Effective Time (a “Vested Company Stock Option”) shall be canceled and the holder thereof shall be entitled to receive an amount in cash, without interest, payable as soon as reasonably practicable following the Effective Time equal to the product of (i) the excess, if any, of (A) the Merger Consideration, over (B) the per share exercise price of such Vested Company Stock Option, multiplied by (ii) the number of shares of Company Common Stock subject to such Vested Company Stock Option (subject to any required withholding under applicable Tax Law). Each Vested Company Stock Option with a per share exercise price that is equal to or greater than the Merger Consideration shall be cancelled at the Effective Time without the payment of consideration therefor.

(ii) Each outstanding Company Stock Option that is not a Vested Company Stock Option (an “Unvested Company Stock Option”) shall be cancelled and converted into, and shall become a right to receive, an amount in cash, without interest, equal to the product of (i) the excess, if any, of (A) the Merger Consideration, over (B) the per share exercise price of such Unvested Company Stock Option, multiplied by (ii) the number of shares of Company Common Stock subject to such Unvested Company Stock Option (the “Cash Replacement Option Amount”), which Cash Replacement Option Amount will, subject to the holder’s continued service with the Company, Parent or an Affiliate through the applicable vesting date, vest and be payable through the applicable payroll system(s) of the Surviving Corporation and its Subsidiaries (subject to any required withholding under applicable Tax Law) at the same time and on the same terms as the Unvested Company Stock Option for which such Cash Replacement Option Amount was exchanged would have vested pursuant to its terms (after giving effect to the Additional Vesting Credit). Notwithstanding the foregoing, each Unvested Company Stock Option with a per share exercise price that is equal to or greater than the Merger Consideration shall be cancelled at the Effective Time without the payment of consideration therefor.

(c) Company Restricted Stock Awards. At the Effective Time, each Company Restricted Stock Award outstanding as of immediately prior to the Effective Time shall be treated as follows:

(i) Effective as of the Effective Time, the portion of each Company Restricted Stock Award which is vested (after giving effect to the Additional Vesting Credit) (each, an “Accelerated Company Restricted Stock Award”), shall be converted into the right to receive the Merger Consideration in accordance with Section 2.01(c) of this Agreement.

(ii) Each outstanding Company Restricted Stock Award that is not an Accelerated Company Restricted Stock Award (an “Unvested Company Restricted Stock Award”) shall be cancelled and converted into, and shall become a right to receive, an amount in cash, without interest, equal to the product of (i) the Merger Consideration, multiplied by (ii) the number of shares of Company Common Stock subject to such Unvested Company Restricted Stock Award (the “Cash Replacement Restricted Stock Amount”), which Cash Replacement Restricted Stock Amount will, subject to the holder’s continued service with the Company, Parent or an Affiliate through the applicable vesting date, vest and be payable through the applicable payroll system(s) of the Surviving Corporation and its Subsidiaries at the same time and on the same terms (except as otherwise provided herein) as the Unvested Company Restricted Stock Award for which such Cash Replacement Restricted Stock Amount was exchanged would have vested pursuant to its terms (after giving effect to the Additional Vesting Credit).

(d) Company Restricted Stock Unit Awards. At the Effective Time, each Company Restricted Stock Unit Award outstanding as of immediately prior to the Effective Time shall be treated as follows:

(i) Effective as of the Effective Time, the portion of each Company Restricted Stock Unit Award which is vested (after giving effect to the Additional Vesting Credit) (each, an “Accelerated Company Restricted Stock Unit Award”), shall be converted into the right to receive a payment equal to the number of shares of Company Common Stock subject to the award, multiplied by the Merger Consideration.

(ii) Each outstanding Company Restricted Stock Unit Award that is not an Accelerated Company Restricted Stock Unit Award (an “Unvested Company Restricted Stock Unit Award”) shall be cancelled and converted into, and shall become a right to receive, an amount in cash, without interest, equal to the product of (i) the Merger Consideration, multiplied by (ii) the number of shares of Company Common Stock subject to such Unvested Company Restricted Stock Unit Award (the “Cash Replacement Restricted Stock Unit Amount”), which Cash Replacement Restricted Stock Unit Amount will, subject to the holder’s continued service with the Company, Parent or an Affiliate through the applicable vesting date, vest and be payable through the applicable payroll system(s) of the Surviving Corporation and its Subsidiaries at the same time and on the same terms (except as otherwise provided herein) as the Unvested Company Restricted Stock Unit Award for which such Cash Replacement Restricted Stock Unit Amount was exchanged would have vested pursuant to its terms (after giving effect to the Additional Vesting Credit).

(e) Payment for Company Stock Awards. Any amounts payable with respect to any Vested Company Stock Options, Accelerated Company Restricted Stock Award or Accelerated Company Restricted Stock Unit Award pursuant to Section 2.04(b)(i), 2.04(c)(i) or 2.04(d)(i) shall be made through the applicable payroll system(s) of the Surviving Corporation and its Subsidiaries no later than the earlier of (i) ten (10) Business Days after the Effective Time and (ii) the first regularly scheduled payroll date after the Effective Time. Any payments made with respect to a Company Restricted Stock Unit Award (whether payable pursuant to this Section 2.04(e) or otherwise) shall, to the extent the Company Restricted Stock Unit Award is subject to Section 409A of the Code, be paid at the earliest time such payment may be made without resulting in a violation of Section 409A of the Code, notwithstanding anything in this Agreement to the contrary.

(f) Further Actions. As of immediately prior to the Effective Time, the Company will take all action necessary to effect the cancellation and exchange, as applicable, of the Company Stock Options, Company Restricted Stock Awards and Company Restricted Stock Unit Awards upon the Effective Time and to give effect to this Section 2.04. All Company Stock Options, Company Restricted Stock Awards and Company Restricted Stock Unit Awards will terminate as of the Effective Time, and the Company shall provide that the provisions in any other Company Benefit Plan or Contract providing for the issuance or grant of any other interest in respect of the capital stock of the Company will be cancelled as of the Effective Time, and the Company will take all action necessary to effect the foregoing. The Company will use its reasonable best efforts to ensure that following the Effective Time no holder of any Company Stock Options, Company Restricted Stock Awards or participant in any other Company Benefit Plan will have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any of their respective Subsidiaries. The Company shall provide to Parent or its counsel for review and approval drafts of any documentation prepared by the Company or its counsel to effectuate the foregoing and shall consider in good faith Parent’s comments thereto.

(g) Company ESPP. No later than five Business Days after the date of this Agreement, the Company shall take all actions necessary or appropriate pursuant to the terms of the Company ESPP to (A) provide that (i) no new offering period or purchase period will be commenced following the date of this Agreement under the Company ESPP and that the offering period or purchase period in effect on the date of this Agreement shall be the final offering period or purchase period thereunder, (ii) there will be no increase in the amount of participants’ payroll deduction elections under the Company ESPP during the offering period or purchase period that is in effect on the date of the Agreement from those in effect as of the date of this Agreement, (iii) no individuals shall commence participation in the Company ESPP during the period from the date of this Agreement through the Effective Time, and (iv) each purchase right issued pursuant to the Company ESPP shall be fully exercised in accordance with the terms of the Company ESPP on the earlier of (x) the scheduled purchase date for such offering period that is in effect on the date of this Agreement and (y) the date that is seven Business Days prior to the Effective Time (with any participant payroll deductions not applied to the purchase of shares of Company Common Stock returned to the participant), and (B) terminate the Company ESPP effective immediately prior to the Effective Time.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

Section 3.01 Organization, Standing and Power. Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite power and authority to conduct its businesses as presently conducted, except where the failure to have such power or authority, individually or in the aggregate, would not have a Parent Material Adverse Effect. Each of Parent and Merger Sub is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Parent Material Adverse Effect.

Section 3.02 Authority; Execution and Delivery; Enforceability. Each of Parent and Merger Sub has all requisite limited liability company or corporate power and authority, as applicable, to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby (including the Merger) have been duly authorized by all necessary limited liability company or corporate action, as applicable, on the part of Parent and Merger Sub, and no other limited liability company or corporate proceedings, as applicable, (including, for the avoidance of doubt, any shareholder or equityholder approval) on the part of Parent or Merger Sub are necessary to authorize, adopt or approve, as applicable, this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement. Each of Parent and Merger Sub has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes its legal, valid and binding obligation, enforceable against each of Parent and Merger Sub in accordance with its terms except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity.

Section 3.03 No Conflicts; Consents.

(a) The execution and delivery by each of Parent and Merger Sub of this Agreement does not, and the performance by each of Parent and Merger Sub of its obligations hereunder and the consummation of the Merger and the other transactions contemplated by this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any Indebtedness or capital stock or any loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or Merger Sub under, any provision of (i) the governing or organizational documents of Parent or Merger Sub; (ii) any written or legally binding oral contract, lease, license, indenture, note, bond, agreement, undertaking or other instrument (a “Contract”) to which either Parent or Merger Sub is a party or by which any of their respective properties or assets is bound; or (iii) subject to the filings and other matters referred to in Section 3.03(b), any judgment, order, decree, decision, injunction, ruling, writ, assessment or other similar requirement (“Order”) or statute, law, ordinance, rule, regulation, code, constitution, treaty, common law, other requirement or rule of law (“Law”) enacted, issued, promulgated, enforced or entered by any Governmental Entity, in each case, applicable to Parent or Merger Sub or their respective properties or assets, other than, in the case of clause (ii) above, any matters that, individually or in the aggregate, would not have a Parent Material Adverse Effect.

(b) No consent, approval, clearance or waiver (each a “Consent”) of or from, or registration, declaration, notice or filing made to or with any government, court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, whether federal, national, state, provincial or local and whether domestic, foreign or supranational (a “Governmental Entity”), is required to be obtained or made by or with respect to Parent or its Affiliates in connection with the execution and delivery of this Agreement or its performance of its obligations hereunder or the consummation of the Merger and the other transactions contemplated by this Agreement, other than (i) (A) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and (B) such other Consents, registrations, declarations, notices or filings as are required to be made to or obtained from any Governmental Entity under any foreign Regulatory Laws, (ii) the filing of the Certificate of Merger with the Delaware Secretary, (iii) the Consent set forth on Schedule 3.03(b) and (iv) such other matters that, individually or in the aggregate, would not have a Parent Material Adverse Effect.

Section 3.04 Financing. Parent has delivered to the Company a true and complete copy of the duly executed equity commitment letter from Thoma Bravo XV, L.P. (the “Sponsor”), dated as of the date hereof (including all exhibits, schedules, annexes and amendments thereto as of the date of this Agreement, the “Equity Commitment Letter”) pursuant to which, and subject to the terms and conditions thereof, the Sponsor has committed to invest the amounts set forth therein (the “Equity Financing”). The Equity Commitment Letter provides, and will continue to provide, that the Company is an express limited third party beneficiary of the Equity Commitment Letter, as set forth therein. As of the date of this Agreement, the Equity Commitment Letter is in full force and effect and is a legal, valid and binding obligation of Parent, and the Sponsor, enforceable in accordance with its terms. As of the date of this agreement, the Equity Commitment Letter, and the respective commitments or obligations thereunder, have not been withdrawn, terminated, repudiated, rescinded, amended, supplemented or modified, in any respect, and no such withdrawal, termination, repudiation, rescission, amendment, supplement or modification is contemplated. Neither Parent nor Sponsor has committed any breach of the performance, observance or fulfillment of any covenants, conditions or other obligations set forth in, or is in default under, the Equity Commitment Letter, and no event has occurred or circumstance exists that, with or without notice, lapse of time or both, would or would reasonably be expected to (i) constitute or result in a breach or default on the part of either Parent or Sponsor under the Equity Commitment Letter, (ii) constitute or result in a failure of either Parent or Sponsor to satisfy, or delay in satisfaction of, any of the terms or conditions or other contingencies set forth in the Equity Commitment Letter, (iii) make any of the assumptions or any of the statements set forth in the Equity Commitment Letter inaccurate in any material respect or (iv) otherwise result in any portion of the Equity Financing not being available as of the Closing. As of the date of this Agreement, Parent has no reason to believe that it will be unable to satisfy, on a timely basis (and in any event, not later than the Closing), any condition precedent to be satisfied by it (or otherwise within Parent’s, any Company Subsidiaries or any of their respective Representatives’ or Affiliates’ control) contained in the Equity Commitment Letter or that the full amounts committed pursuant to the Equity Commitment Letter will not be available as of the Closing if the conditions precedent to be satisfied by it (or otherwise within Parent’s, any Company Subsidiary, or any of their respective Representatives’ or Affiliates’ control) contained in the Equity Commitment Letter are satisfied. There are no conditions precedent or other contingencies or conditions related to the Equity Financing other than those conditions set forth in the Equity Commitment Letter. As of the date of this Agreement, Parent has fully paid any and all commitment fees or other fees or deposits required by the Equity Commitment Letter to be paid on or before the date of this Agreement, and will pay in full any such amounts due on or before the Closing Date. The aggregate proceeds from the Equity Financing constitute all of the financing required for the consummation of the transactions contemplated by this Agreement and are sufficient in amount to provide Parent with the funds necessary for it to consummate the transactions contemplated hereby and to satisfy its obligations under this Agreement, including for Parent to pay (or cause to be paid) the aggregate amounts payable pursuant to Article II on the Closing Date and the payment of all fees, costs and expenses to be paid by Parent related to the transactions contemplated by this Agreement, including such fees, costs and expenses relating to the Equity Financing, and payment of all amounts in connection with the refinancing or repayment of any outstanding indebtedness (including the Company Credit Agreement Payoff Amount) of the Company or the Company Subsidiaries required by this Agreement. Parent and Merger Sub hereby acknowledge and agree that their obligations under this Agreement are not subject to any conditions regarding Parent’s, Merger Sub’s or any other Person’s ability to obtain equity or debt financing for the consummation of the transactions contemplated by this Agreement; provided, that the foregoing representation and warranty shall not limit the express conditions set forth in (A) Section 9.11(b)(ii) required in order for the Company to enforce Parent’s and Merger Sub’s obligations to cause the Equity Financing to be funded and to consummate the Merger and (B) paragraph 6 of the Equity Commitment Letter required in order for the Company, as an express third-party beneficiary, to enforce the terms of the Equity Commitment Letter against the Sponsor as if the Company were a party thereto.

Section 3.05 Information Supplied. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company’s shareholders or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference therein.

Section 3.06 Litigation. There is no suit, action or other proceeding pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub that, individually or in the aggregate, would have a Parent Material Adverse Effect, nor is there any Order outstanding against or, to the Knowledge of Parent, threatened against Parent or Merger Sub that, individually or in the aggregate, would have a Parent Material Adverse Effect.

Section 3.07 Absence of Certain Agreements. Except for the Voting Agreements, neither Parent nor any of its Affiliates has entered into any contract, agreement, arrangement or understanding, or authorized, committed or agreed to enter into any contract, agreement, arrangement or understanding, pursuant to which (a) any shareholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration or pursuant to which any shareholder of the Company (i) agrees to vote to adopt this Agreement or the Merger or (ii) agrees to vote against any Superior Proposal or (b) any third party has agreed to provide equity capital (other than pursuant to the Equity Commitment Letter), directly or indirectly, to Parent or Merger Sub to finance in whole or in part the Merger.

Section 3.08 Brokers’ Fees and Expenses. No broker, investment banker, financial advisor or other Person, other than any such person, the fees and expenses of which will be paid by Parent, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or its affiliates.

Section 3.09 Capitalization of Merger Sub. As of the date hereof, the authorized share capital of Merger Sub consists of 1,000 shares, $0.01 par value per share, 1,000 of which are validly issued and outstanding. All of the issued and outstanding share capital of Merger Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly owned Subsidiary of Parent. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, and it has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and other transactions contemplated by this Agreement (including, for the avoidance of doubt, liabilities related to any debt financing that is to be obtained by Parent for the purpose of funding the transactions contemplated hereby (such debt financing, the “Debt Financing”)).

Section 3.10 Ownership of Company Common Stock. Neither Parent nor Merger Sub, nor, to the Knowledge of Parent, any “affiliate” or “associate” of either of the foregoing, is, nor at any time during the last three (3) years has been, an “interested stockholder” of the Company, in each case as defined in Section 203 of the DGCL. Neither Parent nor, to the Knowledge of Parent, any of its Affiliates beneficially own (as such term is used in Rule 13d-3 promulgated under the Exchange Act) any shares of Company Common Stock or any options, warrants or other rights to acquire Company Common Stock or other securities of, or any other economic interest (through derivative securities or otherwise) in, the Company.

Section 3.11 Solvency. Neither Parent nor Merger Sub is entering into the transactions contemplated by this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of the Company or any Company Subsidiary. Parent and Merger Sub are Solvent as of the date of this Agreement, and, assuming the satisfaction of the conditions to Parent’s and Merger Sub’s obligations to consummate the transactions contemplated by this Agreement and assuming the accuracy of the representations and warranties of the Company set forth in Article IV, Parent and the Surviving Corporation will, after giving effect to all of the transactions contemplated by this Agreement (including the Equity Financing and Debt Financing, if any) and the payment of the aggregate amounts payable pursuant to Article II and the payment of all fees, costs and expenses to be paid by Parent related to the transactions contemplated by this Agreement, including such fees, costs and expenses relating to the Equity Financing and Debt Financing, if any, be Solvent at and immediately after the Closing.

Section 3.12 Management Agreements. Other than this Agreement and the Voting Agreements, as of the date hereof, there are no contracts, agreements, arrangements or understandings between Parent or Merger Sub or any of their Affiliates, on the one hand, and any member of the Company’s management or the board of directors, on the other hand, relating in any way to the Company (including relating to compensation and retention of the Company’s management), the transactions contemplated by this Agreement or the operations of the Surviving Corporation after the Effective Time.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Merger Sub that the statements contained in this Article IV are true and correct except (i) as set forth in the Company SEC Documents furnished or filed and publicly available after June 30, 2020 and prior to the date of this Agreement (the “Filed Company SEC Documents”) (excluding (x) any disclosures in the Filed Company SEC Documents under the headings “Risk Factors,” “Forward-Looking Statements” or “Quantitative and Qualitative Disclosures About Market Risk” and other disclosures that are predictive, cautionary or forward looking in nature and (y) any exhibits or other documents appended thereto) (it being acknowledged that nothing disclosed in a Filed Company SEC Document will be deemed to modify or qualify the representations and warranties set forth in Section 4.03 or the first sentence of Section 4.08) or (ii) as set forth in the Company Disclosure Letter.

Section 4.01 Organization, Standing and Power. Each of the Company and each of the Company Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent such jurisdiction recognizes such concept), except in the case of the Company Subsidiaries where the failure to be so organized, exist or be in good standing would not have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries has all requisite power and authority to conduct its businesses as presently conducted. Each of the Company and the Company Subsidiaries is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not have a Company Material Adverse Effect. The Company has delivered or made available to Parent, prior to execution of this Agreement, true and complete copies of the restated certificate of incorporation of the Company in effect as of the date of this Agreement (the “Company Charter”) and the amended and restated bylaws of the Company in effect as of the date of this Agreement (the “Company Bylaws”). The Company is not in violation in any material respect of the Company Charter or the Company Bylaws.

Section 4.02 Company Subsidiaries.

(a) The Company has delivered or made available to Parent a complete and accurate list as of the date hereof of each of the Company Subsidiaries and their respective jurisdictions of organization. All of the outstanding shares of capital stock or voting securities of, or other equity interests in, each Company Subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, by a Company Subsidiary or by the Company and a Company Subsidiary (except with respect to de minimis equity interests held by another Person as required under applicable Law of jurisdictions outside the United States), free and clear of all Liens, excluding Permitted Liens, and free of any other material restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock, voting securities or other equity interests), except for restrictions imposed by applicable securities Laws. Except as set forth in this Section 4.02(a), there are not issued, reserved for issuance or outstanding, and there are not any outstanding obligations of any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, (x) any capital stock or any securities of such Company Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of, or other equity interests in, such Company Subsidiary, (y) any warrants, calls, options, phantom stock, stock appreciation rights or other rights to acquire from such Company Subsidiary, or any other obligation of such Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or voting securities of, or other equity interests in, such Company Subsidiary or (z) any rights (including phantom equity or stock appreciation rights) issued by, or other obligations of, such Company Subsidiary that are linked in any way to the price of any class of capital stock or voting securities of, or other equity interests in, such Company Subsidiary, the value of such Company Subsidiary or any part of such Company Subsidiary or any dividends or other distributions declared or paid on any shares of capital stock of or voting securities of, or other equity interests in, such Company Subsidiary.

(b) Except for the capital stock and voting securities of, and other equity interests in, the Company Subsidiaries, none of the Company or any Company Subsidiary owns, directly or indirectly, any capital stock or voting securities of, or other equity interests in, or any interest convertible into or exchangeable or exercisable for, any capital stock or voting securities of, or other equity interests in, any Person, in each case, other than securities held for passive investment by the Company or the Company Subsidiaries in the ordinary course of business which are not material to the Company and its Subsidiaries, taken as a whole.

Section 4.03 Capital Structure.

(a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock, and 4,000,000 shares of Preferred Stock (the “Preferred Stock” and, together with the Company Common Stock, the “Company Capital Stock”). At the close of business on December 14, 2021, (i) 44,960,126 shares of Company Common Stock were issued and outstanding (of which 2,315,133 shares of Company Common Stock were underlying Company Restricted Stock Awards, including 543,731 shares of Company Common Stock underlying Company Restricted Stock Awards subject to performance-based vesting conditions assuming that such conditions are achieved at target levels of performance); (ii) no shares of Preferred Stock were issued and outstanding; (iii) 4,357,666 shares of Company Common Stock were reserved and available for issuance pursuant to the Company Stock Plans; (iv) 1,460,678 shares of Company Common Stock were reserved and available for issuance pursuant to the Company ESPP; (v) 1,051 shares of Company Common Stock were issuable upon exercise of outstanding Company Stock Options (all of which are fully vested); and (vi) 204,012 shares of Company Common Stock were underlying Company Restricted Stock Unit Awards, including 19,061 shares of Company Common Stock underlying Company Restricted Stock Unit Awards subject to performance-based vesting conditions assuming that such conditions are achieved at target levels of performance. Except as set forth in this Section 4.03(a), as of the date of this Agreement, there are not issued, reserved for issuance or outstanding, and there are not any outstanding obligations of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, (x) any capital stock or any securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or voting securities of, or other equity interests in, the Company, including any Company Stock Awards, (y) any warrants, calls, options or other rights to acquire from the Company, or any other obligation of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or voting securities of, or other equity interests in, the Company, or (z) any rights (including phantom equity or stock appreciation rights) issued by, or other obligations of, the Company that are linked in any way to the price of any class of Company Capital Stock, the value of the Company or any part of the Company or any dividends or other distributions declared or paid on any shares of capital stock of the Company. At least five Business Days prior to the Closing Date, the Company will provide to Parent a list of the holders of Company Stock Awards granted under the Company Stock Plans, including, on a holder by holder and grant by grant basis, the date on which each such Company Stock Award was granted, the type and number of Company Stock Awards granted, the expiration date of such Company Stock Award and the price at which such a Company Stock Award may be exercised (if applicable) under an applicable Company Stock Plan pursuant to which the Company Stock Award was granted.

(b) All outstanding shares of Company Common Stock (including Company Restricted Stock Awards) are, and all such shares that may have otherwise been issued but for the transactions contemplated by this Agreement upon the exercise of Company Stock Options or the delivery of Company Common Stock with respect to Company Restricted Stock Unit Awards will be, duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company Charter, the Company Bylaws or any Contract to which the Company is a party or otherwise bound. All grants of equity awards or other rights with respect to shares of Company Common Stock, including all Company Stock Awards, to current or former directors, officers, employees, agents or consultants of the Company or any Company Subsidiary have been made in accordance with the terms of the applicable Company Stock Plans and award agreements thereunder and any policy of the Company or the Board of Directors of the Company (the “Company Board”) (including any committee thereof) relating to the grant of such awards or rights. Except for acquisitions, or deemed acquisitions, of Company Common Stock or other equity securities of the Company in connection with (i) the payment of the exercise price of Company Stock Options by the holders thereof through remittance of Company Common Stock to the Company (including in connection with “net exercises”), (ii) required tax withholding in connection with the exercise of, vesting or settlement of Company Stock Awards pursuant to the Company Stock Plans, and (iii) forfeitures of Company Stock Awards in accordance with the terms of the applicable Company Stock Plan and award agreements thereunder, there are not any outstanding obligations of the Company or any of the Company Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or voting securities or other equity interests of the Company or any Company Subsidiary. There are no debentures, bonds, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the Company’s shareholders may vote (“Company Voting Debt”). Except the Voting Agreements, none of the Company or any of the Company Subsidiaries is a party to any agreement relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive right or rights of first refusal or similar rights with respect to the Company or any of the Company Subsidiaries.

(c) The aggregate consideration for the Company Common Stock and the Company Stock Awards payable to the holders thereof under Article II as of the Closing (assuming the issuance of all Company Stock Awards permitted to be issued under Section 5.01 of the Company Disclosure Letter) shall not exceed $2,593,795,773 (the “Aggregate Consideration”); provided that the Company shall not be deemed to have breached this Section 4.03(c) by virtue of, and the amount of the Aggregate Consideration shall be deemed increased to include, (i) the exercise of Company Stock Options or settlements of Company Restricted Stock Unit Awards outstanding as of the date of this Agreement in accordance with their terms as in effect as of the date of this Agreement and (ii) the exercise of purchase rights issued pursuant to the Company ESPP in accordance with the terms of the Company ESPP and Section 2.04(g).

Section 4.04 Authority; Execution and Delivery; Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement, subject, in the case of the Merger, to the receipt of the affirmative vote of the holders of a majority of the voting power of all shares of Company Common Stock entitled to vote at the Company Shareholders Meeting (the “Company Shareholder Approval”). The Company Board has, by resolutions duly adopted by the unanimous vote of the directors, (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, (b) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Company and its shareholders, (c) approved this Agreement and the transactions contemplated hereby, including the Merger, (d) assuming the accuracy of the representations and warranties set forth in Section 3.10, taken all actions necessary so that the restrictions on business combinations and stockholder vote requirements contained in Section 203 of the DGCL will not apply with respect to or as a result of the Merger, this Agreement and the transactions contemplated hereby, (e) directed that the adoption of this Agreement be submitted to a vote of the Company’s shareholders at a duly held meeting of such shareholders for such purpose (the “Company Shareholders Meeting”), and (f) resolved to recommend that its shareholders adopt this Agreement in accordance with the applicable provisions of the DGCL (provided that any change or modification or rescission of such resolutions by the Company Board in accordance with Section 5.04(d) shall not be a breach of the representation in this sentence). Except for the Company Shareholder Approval, no other corporate proceedings or approvals on the part of the Company are necessary to authorize, adopt or approve, as applicable, this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement. The Company has duly executed and delivered this Agreement, and, assuming the due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity.

Section 4.05 No Conflicts; Consents.

(a) The execution and delivery by the Company of this Agreement does not, and the performance by it of its obligations hereunder and the consummation of the Merger and the other transactions contemplated by this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any Indebtedness or capital stock or any loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company Charter, the Company Bylaws or the governing or organizational documents of any Company Subsidiary (assuming that the Company Shareholder Approval is obtained); (ii) any Material Contract or Real Estate Lease to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound; or (iii) subject to the filings and other matters referred to in Section 4.05(b), any Order or Law, in each case, applicable to the Company or any Company Subsidiary or their respective properties or assets (assuming that the Company Shareholder Approval is obtained), other than, in the case of clause (ii) above, any matters that, individually or in the aggregate, would not have a Company Material Adverse Effect.

(b) No Consent of or from, or registration, declaration, notice or filing made to or with any Governmental Entity is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution and delivery of this Agreement or its performance of its obligations hereunder or the consummation of the Merger and the other transactions contemplated by this Agreement, other than (i) (A) the filing with the SEC of the Proxy Statement in preliminary and definitive forms, and (B) the filing with the SEC of such reports under, and such other compliance with, the Exchange Act and the Securities Act, and the rules and regulations thereunder, as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement (including the requirement under the Exchange Act for the shareholders of the Company to approve or disapprove, on an advisory basis, certain compensation that may become payable to the Company’s named executive officers in connection with the completion of the Merger); (ii) (A) compliance with and filings under the HSR Act and (B) the Consents, registrations, declarations, notices or filings required to be made to or obtained from Governmental Entities under the foreign Regulatory Laws set forth on Section 4.05(b) of the Company Disclosure Letter; (iii) the filing of the Certificate of Merger with the Delaware Secretary and appropriate documents with the relevant authorities of the other jurisdictions in which the Company and the Company Subsidiaries are qualified to do business; (iv) compliance with NASDAQ rules and regulations; and (v) such other matters that, individually or in the aggregate, would not have a Company Material Adverse Effect.

Section 4.06 Company SEC Documents; Undisclosed Liabilities.

(a) The Company has furnished or filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be furnished or filed by the Company with the SEC since June 30, 2019 (such documents, together with any documents filed with the SEC during such period by the Company on a voluntary basis on a Current Report on Form 8-K, but excluding the Proxy Statement to be filed pursuant to this Agreement, being collectively referred to as the “Company SEC Documents”).

(b) Each Company SEC Document (i) at the time filed, complied in all material respects with the requirements of SOX and the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document and (ii) did not at the time it was filed (or if amended or superseded by a filing or amendment prior to the date of this Agreement, then at the time of such filing or amendment) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements of the Company included in the Company SEC Documents complied at the time it was filed as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with United States generally accepted accounting principles (“GAAP”) (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), was prepared using the books, records and accounts of the Company and the Company Subsidiaries and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end adjustments, which are not material individually or in the aggregate).

(c) Neither the Company nor any of the Company Subsidiaries has received from the SEC or any other Governmental Entity any written comments or questions with respect to any of the Company SEC Documents (including the financial statements included therein) or any registration statement filed by any of them with the SEC or any notice from the SEC or other Governmental Entity that such Company SEC Documents (including the financial statements included therein) or registration statements are being reviewed or investigated, and, to the Knowledge of the Company, there is not, any investigation or review being conducted by the SEC or any other Governmental Entity of any Company SEC Documents (including the financial statements included therein). As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Documents.

(d) The Company’s system of internal controls over financial reporting (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) is reasonably sufficient to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (ii) that receipts and expenditures are executed in accordance with the authorization of management and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that would materially affect the Company’s financial statements.

(e) The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) are reasonably designed to ensure that (i) all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported to the individuals responsible for preparing such reports within the time periods specified in the rules and forms of the SEC, and (ii) all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required under the Exchange Act with respect to such reports.

(f) Neither the Company nor any of the Company Subsidiaries (including any employee thereof) nor the Company’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company and the Company Subsidiaries, (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company and the Company Subsidiaries or (iii) any claim or allegation regarding any of the foregoing.

(g) The Company is, and each of its officers are, and since July 1, 2019 have been, in compliance in all material respects with all rules, regulations and requirements of SOX.

(h) None of the Company’s Subsidiaries is required to file any forms, reports, schedules, statements or other documents with the SEC. Since July 1, 2019, the Company has complied in all material respects with the applicable listing and corporate governance rules and regulations of NASDAQ.

(i) Except (i) as reflected or reserved against in the Company’s consolidated balance sheet as of September 30, 2021 (or the notes thereto) included in the Filed Company SEC Documents, (ii) for liabilities and obligations incurred in connection with or contemplated by this Agreement or the Merger, (iii) for liabilities and obligations that have been incurred in the ordinary course of business since September 30, 2021 (none of which relates to breach of Contract, breach of warranty, product liability, tort, infringement, misappropriation, violation of Law, or any action, suit or proceeding) and (iv) for liabilities and obligations that have been discharged or paid in full in the ordinary course of business, none of the Company or any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which are required to be recorded or reflected on a balance sheet, including the footnotes thereto, under GAAP, that individually or in the aggregate, would not have a Company Material Adverse Effect.

Section 4.07 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company’s shareholders or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act. No representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference therein.

Section 4.08 Absence of Certain Changes or Events. From and after December 31, 2020 to the date of this Agreement, there has not occurred any fact, circumstance, effect, change, event or development that, individually or in the aggregate, has had a Company Material Adverse Effect. From June 30, 2021 to the date of this Agreement, except as resulting from actions taken in good faith in response to COVID-19 Measures, each of the Company and the Company Subsidiaries has conducted its respective business in the ordinary course in all material respects. Except as set forth in Section 4.08 of the Company Disclosure Letter, since September 30, 2021, the Company and its Subsidiaries have not taken any action or failed to take any action, as applicable, that would be prohibited by subsections (c), (d), (e), (f), (i), (j), (k), (n) or (o) of Section 5.01, if taken, failed to be taken or proposed to be taken after the date hereof.

Section 4.09 Taxes. Except for matters that, individually or in the aggregate, would not have a Company Material Adverse Effect:

(a) Each of the Company and each Company Subsidiary has: (i) timely filed or caused to be filed, taking into account any extensions, all Tax Returns required to have been filed by it, and such Tax Returns are accurate and complete; (ii) paid all Taxes required to have been paid by it (whether or not shown on any Tax Return). None of the Company or any Company Subsidiary has requested or executed any waiver of any statute of limitations on, or extended the period for the assessment or collection of, any Taxes, in each case which period has not since expired (other than automatic extensions granted in the ordinary course of business in connection with filing Tax Returns).

(b) No deficiency for any Tax has been asserted or assessed by a taxing authority against the Company or any Company Subsidiary which deficiency has not been paid or resolved in full. No audits, examinations or other proceedings with respect to Taxes of the Company or any Company Subsidiary are presently in progress or have been asserted or proposed in writing.

(c) Each of the Company and each Company Subsidiary has complied with all applicable Tax Laws with respect to the withholding of Taxes and has paid over any amounts withheld to the appropriate taxing authority.

(d) The Company and each of the Company Subsidiaries has properly (i) collected and remitted sales, use, value added and similar Taxes with respect to sales made to its customers or services provided to its customers and (ii) for all sales or services that are exempt from sales, use, value added and similar Taxes and that were made without charging or remitting such Taxes, received and retained any appropriate Tax exemption certificates and other documentation qualifying such sale or service as exempt.

(e) No Liens for Taxes have been filed or exist on any property or other assets of the Company or any of the Company Subsidiaries, except for Permitted Liens.

(f) None of the Company or any Company Subsidiary is subject to income Tax in a jurisdiction in which it does not file income Tax Returns, and no claim has been made in writing by any taxing authority that the Company or any Company Subsidiary is or may be subject to taxation in a jurisdiction in which it does not file Tax Returns.

(g) None of the Company or any Company Subsidiary (i) has been a member of an affiliated group filing a combined, consolidated, unitary or other similar Tax Return (other than an affiliated group the common parent of which is the Company or any Company Subsidiary) or (ii) has any liability for Taxes of any Person (other than the Company and the Company Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of local, state or foreign Law), as a transferee or successor, by contract, or otherwise.

(h) None of the Company or any Company Subsidiary is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement, other than such an agreement or arrangement (i) solely between or among the Company and the wholly owned Company Subsidiaries or between or among wholly owned Company Subsidiaries or (ii) a customary commercial agreement entered into in the ordinary course of business the primary purpose of which is not related to Taxes.

(i) None of the Company or any Company Subsidiary has participated in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) (or a similar provision of local, state or foreign Law).

(j) None of the Company or any Company Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, taxable income in any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in or use of an improper method of accounting prior to the Closing Date, (ii) closing agreement under Section 7121 of the Code (or any similar provision of local, state or foreign Law), (iii) installment sale or open transaction disposition made on or prior to the Closing Date, or (iv) intercompany transaction or excess loss account, as described in Treasury Regulations under Section 1502 of the Code (or any similar provision of local, state or foreign Law).

(k) Each of the Company and each Company Subsidiary has (i) to the extent it has deferred such Taxes, properly complied with all requirements of applicable Tax Law in order to defer the amount of the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act, (ii) to the extent it has claimed such Tax credits, properly complied with all requirements of applicable Tax Law with respect to any available Tax credits under Sections 7001 and 7003 of the Families First Coronavirus Response Act (Pub. L. 116-127) and Section 2301 of the CARES Act, and (iii) not taken, claimed or applied for an employee retention tax credit under the CARES Act.

Section 4.10 Benefits Matters; ERISA Compliance.

(a) Section 4.10(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list identifying all Company Benefit Plans (other than customary individual employment agreements in jurisdictions outside the United States). The Company has delivered to Parent true and complete copies of the following for employees in the United States: (i) all Company Benefit Plans; (ii) the most recent annual report on Form 5500 (or similar filing under applicable Law) filed with the Internal Revenue Service (the “IRS”) with respect to each such Company Benefit Plan; (iii) the most recent summary plan description for each such Company Benefit Plan for which such summary plan description is required; (iv) each trust agreement, group annuity contract or other funding mechanism relating to any Company Benefit Plan; and (v) all determination letters or opinion letters in respect of any Company Benefit Plan issued by the IRS. For purposes of this Agreement, “Company Benefit Plans” means, collectively, all “employee pension benefit plans” (as defined in Section 3(2) of ERISA), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA), in each case, whether or not subject to ERISA, and all other pension, retirement, incentive compensation, deferred compensation, equity or equity-based compensation, employment, individual consulting, severance, separation, termination, stay, retention, change in control, sale, transaction, bonus, fringe benefit, disability, death benefit, hospitalization or medical plans, or other compensation or benefit plans, program, agreements, arrangements or contracts maintained, sponsored or contributed to by the Company or any Company Subsidiary, to which the Company or any Company Subsidiary is a party, or in respect of which the Company or any Company Subsidiary has any liability or obligation.

(b) Each Company Benefit Plan which is intended to be qualified and exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code has received a favorable determination letter or opinion letter from the IRS to that effect, and no such determination letter or opinion letter has been revoked nor, to the Knowledge of the Company, has revocation been threatened or has anything occurred since the date of such letter that could reasonably be expected to adversely affect such qualified or exempt status.

(c) (i) No Company Benefit Plan is subject to Title IV of ERISA, Section 302 of ERISA, or Section 412 of the Code; (ii) no Company Benefit Plan is a “multiemployer plan” within the meaning of Section 3(37) of ERISA (a “Multiemployer Plan”) or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA, a “multiple employer plan” within the meaning of Section 413(c) of the Code, or a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA; and (iii) none of the Company and the Company Subsidiaries nor any ERISA Affiliates has any liability or obligation (contingent or otherwise) with respect to such plans, Titles or Sections, nor has any of them incurred any Withdrawal Liability that has not been satisfied in full.

(d) No Company Benefit Plan provides, nor does such plan, the Company or any Company Subsidiary have any obligation to provide, health, medical or other welfare benefits after retirement or other termination of employment other than (i) continuation coverage required under Section 4980(B)(f) of the Code or applicable Law, or (ii) benefits under insured plans maintained by the Company and the Company Subsidiaries providing such benefits in the event an employee is disabled at the time of termination of the employee’s employment with the Company or the Company Subsidiaries and the conversion privileges provided under such insured plans.

(e) Each Company Benefit Plan has been established, maintained, funded and administered in all material respects in accordance with its terms and the applicable requirements of ERISA (if applicable), the Code and all other applicable Laws. All material contributions required to be made to any Company Benefit Plan by applicable Law, regulation, or any plan document, all premiums due or payable with respect to insurance policies funding any Company Benefit Plan, and any other payments in respect of any Company Benefit Plan, for any period through the date hereof have in all material respects been timely made or paid in full. No action, investigation, audit, proceeding, or claim (other than routine claims for benefits) with respect to any Company Benefit Plan is pending or, to the Knowledge of the Company threatened, and neither the Company nor any of the Company Subsidiaries is subject (either directly or by reason of an ERISA Affiliate) to any material Tax, fine, lien, penalty or other material non-ordinary course liability imposed by ERISA, the Code or other applicable law with respect to a Company Benefit Plan.

(f) Except as otherwise provided in this Agreement, neither the execution or delivery of this Agreement nor the consummation of the Merger could, either alone or in conjunction with any other event, (i) result in any payment or benefit becoming due to any current or former director, officer, employee or individual consultant of the Company or any Company Subsidiary under any Company Benefit Plan or otherwise; (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such director, officer, employee or individual consultant under any Company Benefit Plan or otherwise, or result in the forgiveness of any such individual’s indebtedness; (iii) accelerate the time of payment, funding or vesting of amounts due any such director, officer, employee or individual consultant; or (iv) result in the payment of any amount (whether in cash or property or the vesting of property) that could, individually or in combination with any other such payment, constitute an “excess parachute payment” (within the meaning of Section 280G(b)(1) of the Code) or result in the imposition on any person of an excise tax under Section 4999 of the Code.

(g) Neither the Company nor any Company Subsidiary has any obligation to gross-up, indemnify, reimburse or otherwise make whole any individual for any Tax or related interest or penalties incurred by such individual, including under Sections 409A or 4999 of the Code.

(h) Each Company Benefit Plan that constitutes in any part a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) subject to Section 409A of the Code has been operated and administered in all material respects in operational compliance with, and is in all material respects in documentary compliance with, Section 409A of the Code, and no amount under any such Company Benefit Plan has been or is expected to be subject to any interest or additional Taxes imposed under Section 409A of the Code. All Company Stock Options granted pursuant to the Company Stock Plans have been granted in compliance with the applicable Company Stock Plan and applicable Law, and all Company Stock Options have been granted having an exercise price at least equal to the fair market value of the underlying shares of Company Common Stock on the date each Company Stock Option was granted within the meaning of Section 409A of the Code and the Treasury Regulations promulgated thereunder.

(i) With respect to each Company Benefit Plan that is subject to the laws of a jurisdiction other than the United States (a “Foreign Plan”): (i) all material employer and employee contributions to each Foreign Plan required by law or by the terms of such Foreign Plan have been timely made; (ii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities; (iii) each Foreign Plan intended to receive favorable tax treatment under applicable Tax laws has been qualified or similarly determined to satisfy the requirements of such laws; and (iv) each material Foreign Plan that is required to be funded has been funded to the extent required by applicable law, and no material unfunded liabilities with respect to a Foreign Plan are reasonably expected to occur as a result of the transactions contemplated by this Agreement.

Section 4.11 Litigation. There is no, and in the prior three (3) years there has been no, suit, action, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation pending or, to the Knowledge of the Company, threatened against the Company, any Company Subsidiary or, as of the date of this Agreement, any present or former officer or director of the Company or any Company Subsidiary in such individual’s capacity as such, that, individually or in the aggregate, would have a Company Material Adverse Effect, nor is there any Order outstanding against or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary that individually or in the aggregate, would have a Company Material Adverse Effect.

Section 4.12 Compliance with Applicable Laws.

(a) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, each of the Company and the Company Subsidiaries is, and for the past three (3) years has been, in compliance with all Laws applicable thereto.

(b) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company and the Company Subsidiaries, for the past three (3) years, have at all times maintained and been in compliance with all franchises, licenses, permits, authorizations, variances, exemptions or approvals required by all Laws applicable thereto.

Section 4.13 Environmental Matters. To the Knowledge of the Company, (a) the Company and the Company Subsidiaries are in compliance with, and have no liability (contingent or otherwise) under, applicable Laws or Orders governing public or worker health and safety and pollution or the protection of the environment (“Environmental Law”), which compliance includes possession of all franchises, licenses, permits, authorizations, variances, exemptions or approvals required by all Environmental Laws applicable thereto, (b) none of the Company or any Company Subsidiary has received any written notice that remains outstanding from a Governmental Entity that alleges that the Company or any Company Subsidiary is in violation of applicable Environmental Law and (c) none of the Company or the Company Subsidiaries is subject to any unresolved governmental order or proceeding relating to any “release” of a “hazardous substance,” as those terms are defined in the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§ 9601 et seq., except with respect to any of the foregoing under (a), (b), or (c) as would not have a Company Material Adverse Effect. The representations and warranties set forth in this Section 4.13 are the Company’s sole and exclusive representations relating to environmental matters of any kind. The Company and the Company Subsidiaries have furnished to Parent all environmental, health or safety audits, reports and other documents bearing on material liabilities relating to their past or current properties, facilities or operations which are in their possession or under their reasonable control.

Section 4.14 Contracts.

(a) As of the date of this Agreement, none of the Company or any Company Subsidiary is a party to any Contract required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act (a “Filed Company Contract”) that has not been so filed.

(b) Section 4.14(b) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list, and the Company has made available to Parent true and complete copies, of:

(i) each Contract to which the Company or any of the Company Subsidiaries is a party that (A) restricts in any material respect the ability of the Company or any Company Subsidiaries to compete in any line of business or geographic area (B) prohibits the Company or any of the Company Subsidiaries from engaging in any business with any Person, or (C) containing “most favored nation,” “exclusivity” or similar provisions, and, in each case, that is material to the Company and the Company Subsidiaries, taken as a whole;

(ii) each Contract pursuant to which any Indebtedness (other than any Indebtedness described in clause (iv) of the definition of Indebtedness that does not exceed $1,000,000 individually or in the aggregate) of the Company or any of the Company Subsidiaries is outstanding or may be incurred by its terms, other than any such agreement solely between or among the Company and the wholly owned Company Subsidiaries or between or among wholly owned Company Subsidiaries;

(iii) each material partnership, joint venture or similar Contract to which the Company or any of the Company Subsidiaries is a party relating to the formation, creation, operation, management or control of any partnership or joint venture or to the ownership of any equity interest in any entity or business enterprise other than the Company Subsidiaries or securities held for investment by the Company or the Company Subsidiaries in the ordinary course of business;

(iv) each material Contract between the Company or any Company Subsidiary, on the one hand, and, on the other hand, any (A) present executive, officer or director of either the Company or any of the Company Subsidiaries or (B) to the Knowledge of the Company, any affiliate of any such executive, officer or director (other than the Company or any of the Company Subsidiaries), in each case, other than those contracts filed as exhibits (including exhibits incorporated by reference) to any Filed Company SEC Documents and other than any Company Benefit Plan;

(v) each Collective Bargaining Agreement (excluding any labor-related agreements, arrangements or understandings applicable to multiple employers on the national and/or sector level outside of the United States);

(vi) each Contract relating to the disposition or acquisition by the Company or any of the Company Subsidiaries, (x) with material obligations remaining to be performed, (y) with material liabilities continuing after the date of this Agreement or (z) involving amounts in excess of $5,000,000, of any material business or any material amount of assets (whether by merger, sale of stock, sale of assets or otherwise) other than any such Contract entered into in the ordinary course of business;

(vii) each Contract to which the Company or any Company Subsidiary is a party that involved aggregate payments by the Company or such Company Subsidiary during the five months ended November 30, 2021 which, on an annualized basis for the fiscal year ending June 30, 2022, would equal at least $2,500,000, and which is not terminable by the Company or a Company Subsidiary on less than sixty (60) days’ written notice without material penalty;

(viii) each Contract to which the Company or any Company Subsidiary is a party that involved aggregate revenue to the Company or such Company Subsidiary during the five months ended November 30, 2021 which, on an annualized basis for the fiscal year ending June 30, 2022, would equal at least $3,000,000;

(ix) each Contract that is a settlement or similar agreement that imposes material obligations on the Company or any of the Company Subsidiaries after the date of this Agreement;

(x) each material Contract with (a) any of the ten largest customers of the Company and the Company Subsidiaries (determined on the basis of aggregate revenues recognized by the Company and the Company Subsidiaries during the five months ended November 30, 2021) or (b) any of the ten largest suppliers of the Company and the Company Subsidiaries (determined on the basis of aggregate purchases made by the Company and the Company Subsidiaries during the five months ended November 30, 2021);

(xi) each Contract under which the Company or any Company Subsidiary (A) licenses or sublicenses or otherwise receives rights to any material Intellectual Property Rights from any third party (other than licenses or sublicenses of generally commercially available off-the-shelf software programs or services (including software-as-a-service) used solely for internal use for a replacement cost of no more than $100,000 per year, licenses or sublicenses of generally commercially available off-the-shelf software programs or services (including software as a service) bundled, resold or otherwise distributed by the Company or any Company Subsidiary on a non-exclusive basis in the ordinary course of business for which royalties or other fees of no more than $1,000,000 are paid to a third party by the Company or any Company Subsidiary per year, permitted use right to confidential information in a nondisclosure agreement entered into in the ordinary course of business, licenses for open source software, non-exclusive licenses granted by employees to the Company or any Company Subsidiary in the ordinary course of business on a form of agreement with the Intellectual Property-related terms that are the same in all material respects as such terms in the Company’s form agreement, and Incidental Licenses) (B) licenses or sublicenses or otherwise grants rights to any material Intellectual Property Rights to a third party (other than non-exclusive licenses or sublicenses to customers and resellers (including white label solutions) in the ordinary course of business consistent with past practice, permitted use right to confidential information (other than source code) in a nondisclosure agreement entered into in the ordinary course of business, non-exclusive licenses granted to contractors by the Company or any Company Subsidiary in the ordinary course of business solely for the provision of services for the Company, and Incidental Licenses), and (C) other Contracts affecting the Company’s or any Company Subsidiary’s ability to own, enforce, or license, or providing for the development, acquisition, or divestiture of, any material Intellectual Property Rights; and

(xii) each Government Contract that is in performance or otherwise has not been the subject of a formal settlement or termination and which involved aggregate revenue to the Company or such Company Subsidiary during the five months ended November 30, 2021 which, on an annualized basis for the fiscal year ending June 30, 2022, would equal at least $1,000,000.

Each Contract described in this Section 4.14(b) and each Filed Company Contract, in each case, is referred to herein as a “Material Contract.”

(c) Except for matters which, individually or in the aggregate, would not have a Company Material Adverse Effect, (i) each Material Contract is in full force and effect and a valid, binding and legally enforceable obligation of the Company or one of the Company Subsidiaries, as the case may be, and, to the Knowledge of the Company, of the other parties thereto, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity, and (ii) none of the Company or any of the Company Subsidiaries is (with or without notice or lapse of time, or both) in breach or default under any such Material Contract and, to the Knowledge of the Company, no other party to any such Material Contract is (with or without notice or lapse of time, or both) in breach or default thereunder, except, in the case of clause (i), with respect to any Material Contract which expires by its terms (as in effect as of the date hereof). Neither the Company nor any of the Company Subsidiaries has received any written notice regarding any actual or alleged material violation or breach of or material default under, or intention to cancel or materially modify to the detriment of the Company or the Company Subsidiaries, any Material Contract.

Section 4.15 Properties.

(a) Section 4.15(a) of the Company Disclosure Letter contains, as of the date of this Agreement, a true and complete list of all real property and interests in real property owned in fee simple by the Company or any of the Company Subsidiaries. Except as had not had, and would not reasonably be expected to have, a Company Material Adverse Effect, the Company and the Company Subsidiaries have good, valid and marketable title, in fee or valid leasehold, easement or other rights, in each case, free and clear of all liens other than Permitted Liens, to the land, buildings, structures and other improvements thereon and fixtures thereto necessary to permit the Company and the Company Subsidiaries to conduct their business as currently conducted. With respect to the real property owned in fee simple by the Company or any of the Company Subsidiaries, the Company or Subsidiary has not leased or otherwise granted to any Person the right to use or occupy real property or any material portion thereof and other than the right of Parent pursuant to this Agreement, there are no outstanding options, rights of first offer or rights of first refusal to purchase such owned real property or any portion thereof or interest therein.

(b) Section 4.15(b) of the Company Disclosure Letter contains, as of the date of this Agreement, a true and complete list of all real property that is leased, subleased, sub-subleased, or licensed to, or otherwise occupied by, the Company and the Company Subsidiaries, as applicable, and sets forth a list of any and all material leases, subleases, sub-subleases, licenses and purchase options to which the Company or any Company Subsidiary is a party with respect thereto (collectively, the “Real Estate Leases”). True and complete copies of all Real Estate Leases (including all modifications, amendments, guaranties, supplements and side letters thereto) have been made available to Parent.

(c) With respect to each Real Estate Lease (i) such Real Estate Lease is in full force and effect and a valid, binding and legally enforceable obligation of the Company or one of the Company Subsidiaries, as the case may be, and, to the Knowledge of the Company, of the other parties thereto, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity; (ii) such Real Estate Lease has not been amended or modified in any material respect except as reflected in the modifications, amendments, supplements and side letters thereto made available to Parent; (iii) except with respect to any Permitted Liens granted under the terms of any of the Real Estate Leases such Real Estate Lease, has not been assigned in any manner by the Company or any of the applicable Company Subsidiaries, other than, in each case, any matters that, individually or in the aggregate, would not have, a Company Material Adverse Effect; (iv) the Company or Company Subsidiary’s possession and quiet enjoyment of the leased real property under such Real Estate Lease has not been disturbed, and to the Knowledge of the Company, there are no defaults with respect to such Real Estate Lease, real property or any material portion thereof; and (v) the Company or Company Subsidiary has not subleased, licensed or otherwise granted any Person the right to use or occupy such leased property or any material portion thereof.

(d) Neither the Company nor any of the Company Subsidiaries has received a notice of default under any Real Estate Lease during the last six (6) months which remains uncured.

Section 4.16 Intellectual Property Rights.

(a) Section 4.16(a) of the Company Disclosure Letter sets forth a true and complete (in all material respects) list, as of the date hereof, of all registrations and applications for registration for Patents, Trademarks, Copyrights, and domain names owned by the Company and the Company Subsidiaries (together with all other Intellectual Property Rights owned or purported to be owned by the Company or any Company Subsidiary, the “Owned Intellectual Property Rights”). Each such material registration and application is, as of the date hereof, subsisting and, to the Knowledge of the Company, valid and enforceable.

(b) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company or a Company Subsidiary owns, is licensed or otherwise has the right to use all Intellectual Property Rights used in or necessary for the conduct of the business of the Company and the Company Subsidiaries; provided, however, that the foregoing representation and warranty shall not constitute a representation or warranty with respect to any actual or alleged infringement, misappropriation, or other violation of third-party Intellectual Property Rights. The Company or a Company Subsidiary is the exclusive owner of all Owned Intellectual Property Rights, in each case free and clear of all Liens other than Permitted Liens, except where the lack of such ownership, individually or in the aggregate, would not have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received, in the past three (3) years preceding the date hereof, any written charge, complaint, claim, demand or notice challenging the validity or enforceability of any Intellectual Property Rights of the Company or any Company Subsidiary.

(c) To the Knowledge of the Company, the operation of the business of the Company and the Company Subsidiaries as presently conducted does not infringe, misappropriate or otherwise violate, and has not infringed, misappropriated or otherwise violated, any Intellectual Property Rights of third parties, and, in the three (3) years prior to the date hereof, there has been no suit, action or other proceeding pending or, to the Knowledge of the Company, threatened (including cease and desist letters and offers to take a license) in writing that alleged that the use of Intellectual Property Rights by the Company or the Company Subsidiaries, or the operation of their businesses, infringes, misappropriates or otherwise violates any Intellectual Property Rights of third parties that, in each case, individually or in the aggregate, would have a Company Material Adverse Effect.

(d) To the Knowledge of the Company, the Owned Intellectual Property Rights are not being infringed, misappropriated or otherwise violated by any Person, except as would not, individually or in the aggregate, have a Company Material Adverse Effect, and no claims alleging the same are pending or threatened in writing against any Person by the Company or any Company Subsidiary.

(e) To the Knowledge of the Company, neither the Company nor any Company Subsidiaries incorporate any “open source” software into software owned by the Company or any Company Subsidiary or otherwise use any such “open source software” in a manner that, based on such use or the conduct of the business of the Company and the Company Subsidiaries as currently conducted, requires source code of such proprietary software to be disclosed, licensed, distributed, or dedicated to the public, except as would not have, individually or in the aggregate, a Company Material Adverse Effect.

(f) No source code owned by the Company or any Company Subsidiary has been disclosed, licensed, or distributed, or has been agreed to be disclosed, licensed, or distributed, to any Person, including any escrow agent (other than to employees and independent contractors engaged to assist in the development or maintenance of such software who have executed written confidentiality agreements), except as would not have, individually or in the aggregate, a Company Material Adverse Effect. The Company and Company Subsidiaries have taken commercially reasonable steps to protect all material source code and trade secrets constituting Owned Intellectual Property Rights. No trade secrets owned by the Company or any Company Subsidiary have been disclosed or authorized to be disclosed to any Person, other than in the ordinary course of business pursuant to a written confidentiality and non-disclosure Contract, except as would not have, individually or in the aggregate, a Company Material Adverse Effect. Each Person that has had or currently has access to any of the Company’s or any Company Subsidiary’s confidential or sensitive information, trade secrets, or source code is subject to a written Contract regarding the confidentiality and non-disclosure thereof by such Person, except as would not have, individually or in the aggregate, a Company Material Adverse Effect.

(g) The Company and the Company Subsidiaries are in compliance with all applicable Laws relating to privacy, data protection, and the collection and use of Personal Information collected, used, or held for use by the Company and the Company Subsidiaries and all other Data Security Requirements, except where the failure to be in compliance would not have, individually or in the aggregate, a Company Material Adverse Effect. The Company and the Company Subsidiaries have not experienced a Security Incident in the past three (3) years preceding the date hereof, except as would not have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received, in the past three (3) years preceding the date hereof, any written charge, complaint, claim, demand or notice relating to any violation of any Data Security Requirement or actual or suspected Security Incident, except as would not have, individually or in the aggregate, a Company Material Adverse Effect.

(h) The Company Systems are sufficient for and operate and perform in a manner that permits the Company and each Company Subsidiary to conduct the business of the Company and the Company Subsidiaries as currently conducted, except as would not have, individually or in the aggregate, a Company Material Adverse Effect. The Company and the Company Subsidiaries have taken commercially reasonable actions, consistent with industry standards, to protect the confidentiality, integrity and security of the Company Systems and all data and Personal Information stored or processed therein or thereby, against unauthorized use, access, interruption, modification, and infection by malicious code or corruption, and no such unauthorized use, access, interruption, modification, infection or corruption has occurred, except as would not have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.17 Labor Matters.

(a) None of the Company or the Company Subsidiaries is party to or bound by any collective bargaining agreement or other Contract with any labor union, labor organization, or works council (“Collective Bargaining Agreement”), except for labor-related agreements, arrangements or understandings applicable to multiple employers on the national and/or sector level outside of the United States. With respect to employees of the Company or any Company Subsidiary: (a) there are no labor-related strikes, walkouts, or other labor material disputes pending or, to the Company’s Knowledge, threatened; and (b) to the Knowledge of the Company, no labor union or group of employees has in the past five years engaged in any organizing activity made a presently pending written demand for recognition or certification and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority.

(b) To the Knowledge of the Company as of the date of this Agreement, no current employee of the Company or any Company Subsidiary whose total annual base salary and wages exceeds $300,000, intends to terminate his or her employment with the Company or such Company Subsidiary in the next twelve (12) months.

(c) To the Knowledge of the Company, in the last three (3) years, no allegations of sexual harassment or sexual misconduct have been made against (i) any current or former officer or director of the Company or any Company Subsidiary or (ii) any current or former employee of the Company or any Company Subsidiary at the level of vice president or above, and no settlement or release agreement has been executed by the Company or any such Subsidiary in connection therewith.

Section 4.18 Anti-Takeover Provisions.

(a) Assuming the accuracy of the representation contained in Section 3.10, no further action is required by the Company Board or any committee thereof or the shareholders of the Company to render inapplicable the restrictions on “business combinations” with an “interested shareholder” (each as defined in Section 203 of the DGCL) set forth in Section 203 of the DGCL, as it relates to the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement.

(b) There is no other state anti-takeover statute or similar Law, any takeover-related provision in the Company Charter or the Company Bylaws, or any stockholder rights plan or similar agreement applicable to Parent, this Agreement or the Merger that would prohibit or restrict the ability of the Company to enter into this Agreement or its ability to consummate the Merger in accordance with the terms herein.

Section 4.19 Insurance. The Company and the Company Subsidiaries maintain insurance policies in such amounts and against such risks as the management of the Company and the Company Subsidiaries has determined to be prudent in accordance with industry practices or as required by applicable Law. The Company and the Company Subsidiaries have paid, or caused to be paid, all premiums due under such policies and have not received written notice that they are in default with respect to any obligations under such policies other than as would not have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received any written notice of cancellation or termination with respect to any existing insurance policy that is held by, or for the benefit of, the Company or any Company Subsidiary, other than as would not have a Company Material Adverse Effect.

Section 4.20 Brokers’ Fees and Expenses. No broker, investment banker, financial advisor or other Person, other than Deutsche Bank Securities Inc. (the “Company Financial Advisor”), the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or its Affiliates.

Section 4.21 Opinion of Company Financial Advisor. The Company has received and, promptly after the date of this Agreement, has provided to Parent (for reference purposes only) the written opinion of the Company Financial Advisor, to the effect that, as of the date of this Agreement and subject to the limitations, qualifications, conditions and assumptions set forth in such opinion, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock.

Section 4.22 International Trade and Anti-Corruption.

(a) Neither the Company nor any Company Subsidiaries, nor any of their respective officers, directors or employees, nor to the Knowledge of the Company, any of their respective agents or representatives, has in the last five (5) years: (i) made or accepted any unlawful payment or given, received, offered, promised, or authorized, or agreed to give or receive, any money, advantage or thing of value, directly or indirectly, to or from any employee or official of any Governmental Entity or any other Person in violation of any applicable Laws relating to the prevention of corruption, bribery, or anti-money laundering, including the Foreign Corrupt Practices Act of 1977, as amended (collectively, “Anti-Corruption Laws”); or (ii) otherwise been in violation of any Anti-Corruption Laws.

(b) Neither the Company, nor any Company Subsidiaries, nor any of their respective officers, directors, or employees, nor to the Knowledge of the Company, any of their respective agents or representatives in the last five (5) years (i) has been or has been engaging in any dealings with or for the benefit of any Person that has been (x) the subject or target of sanctions or export-related restrictions, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State, the U.S. Department of Commerce, or any other equivalent U.S. or non-U.S. Governmental Entity (collectively, “Sanctions”), or (y) located, organized, or resident in or a national of any country or territory subject to, or the government of which is subject to, Sanctions, including Cuba, Iran, North Korea, Sudan, Syria, Venezuela or the Crimea region of Ukraine; or (z) in the aggregate, 50 percent or greater owned, directly or indirectly, or otherwise controlled by any Person(s) described in (x) or (y); or (ii) has been in violation of applicable Sanctions, or Laws or orders relating to export, reexport, transfer, and import controls, and antiboycott requirements, including, those administered by the U.S. Department of Commerce, OFAC, and the U.S. Customs and Border Protection (collectively, “Trade Controls”).

(c) Neither the Company nor any Company Subsidiaries have received from any Governmental Entity or any Person any notice, inquiry, or internal or external allegation; made any voluntary or involuntary disclosure to a Governmental Entity; or conducted any internal investigation or audit concerning any actual or potential violation or wrongdoing in each case, related to Trade Controls or Anti-Corruption Laws. The Company and the Company Subsidiaries have implemented, maintain in effect, and enforce written policies, procedures and internal controls, including an internal accounting controls system and appropriate customer identification procedures that have not been deemed ineffective by any Governmental Entity and that meet the requirements of any applicable Laws relating to anti-money laundering, that are reasonably designed to prevent, deter and detect violations of Trade Controls and Anti-Corruption Laws.

Section 4.23 Related Party Transactions. Since January 1, 2019, no event has occurred and no relationship exists that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC.

Section 4.24 Government Contracts. The Company and the Company Subsidiaries have not (a) breached or violated any applicable Law, certification, representation, clause, provision or requirement pertaining to any Government Contract; (b) been suspended or debarred from bidding on government contracts by a Governmental Entity; (c) been audited or investigated by any Governmental Entity with respect to any Government Contract; (d) conducted or initiated any internal investigation or made any disclosure with respect to any alleged or potential irregularity, misstatement or omission arising under or relating to a Government Contract; (e) had any Government Contract terminated by any Governmental Entity or any other Person for default or failure to perform; or (f) granted the government unlimited rights or government purpose rights in any data including any software developed by the Company or any Company Subsidiary, in each case (a)-(f), which would have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.25 Indebtedness. Section 4.25 of the Company Disclosure Letter contains a true, correct and complete list of all Indebtedness of the Company and the Company Subsidiaries as of the date of this Agreement, other than Indebtedness reflected on the face of the Company SEC Documents and Indebtedness of less than $1,000,000.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 5.01 Conduct of Business by the Company. Except (i) as set forth in the Company Disclosure Letter; (ii) as expressly permitted, contemplated or required by this Agreement; (iii) as required in order to not be in violation of any applicable Law; or (iv) with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed) from the date of this Agreement to the earlier of the Effective Time and the valid termination of this Agreement in accordance with Section 8.01, (A) the Company shall, and shall cause each Company Subsidiary to (x) conduct the business of the Company and each Company Subsidiary in the ordinary course of business consistent with past practice in all material respects (except that during any period of full or partial suspension of operations related to the worsening of the COVID-19 pandemic, the Company and the Company Subsidiaries may, in connection with the worsening of the COVID-19 pandemic, take such actions as are reasonably necessary to protect the health and safety of their employees and other individuals having business dealings with the Company or its Subsidiaries or respond to third-party supply or service disruptions caused by the COVID-19 pandemic in a commercially reasonable manner, provided that unless doing so is impracticable due to emergency or urgent circumstances, the Company shall provide reasonable advance notice to and reasonably consult with Parent prior to taking any action that would be otherwise prohibited or restricted by this Section 5.01) and (y) use commercially reasonable efforts to ensure that it preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with material customers, suppliers, landlords and other Persons having material business relationships with the Company or any Company Subsidiary and (B) the Company shall not, and shall not permit any Company Subsidiary to, do any of the following:

(a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock, other equity interests or voting securities, other than dividends and distributions solely between or among the Company and the wholly-owned Company Subsidiaries or between or among wholly-owned Company Subsidiaries; (ii) split, combine, subdivide or reclassify any of its capital stock, other equity interests or voting securities or securities convertible into or exchangeable or exercisable for capital stock or other equity interests or voting securities, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, other equity interests or voting securities, other than as permitted by Section 5.01(b); or (iii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock or voting securities of, or equity interests in, the Company or any Company Subsidiary or any securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for capital stock or voting securities of, or equity interests in, the Company or any Company Subsidiary, or any warrants, calls, options, phantom stock, stock appreciation rights or other rights to acquire any such capital stock, securities or interests, except for acquisitions, or deemed acquisitions, of Company Common Stock or other equity securities of the Company in connection with (A) the payment of the exercise price of Company Stock Options by the holders thereof through remittance of Company Common Stock to the Company (including in connection with “net exercises”), (B) required tax withholding in connection with the exercise, vesting and settlement of Company Stock Awards pursuant to the Company Stock Plans, (C) forfeitures of Company Stock Awards in accordance with the terms of the applicable Company Stock Plan and award agreements thereunder, or (D) transactions solely between or among the Company and the wholly-owned Company Subsidiaries or between or among wholly-owned Company Subsidiaries;

(b) issue, deliver, sell, grant, pledge or otherwise subject to any Lien (other than Liens imposed by applicable securities Laws): (i) any shares of capital stock or other equity interests or voting securities of the Company or any Company Subsidiary other than (A) the issuance of Company Common Stock upon the exercise, vesting or settlement of Company Stock Awards pursuant to the Company Stock Plans, in each case outstanding as of immediately prior to the date of this Agreement and in accordance with their terms in effect at such time or (B) transactions solely between or among the Company and the wholly-owned Company

Subsidiaries or between or among wholly-owned Company Subsidiaries; (ii) any securities convertible into or exchangeable or exercisable for capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary; (iii) any warrants, calls, options, phantom stock, stock appreciation rights or other rights to acquire any capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary; (iv) any rights issued by the Company or any Company Subsidiary that are linked in any way to the price of any class of Company Capital Stock or any shares of capital stock of any Company Subsidiary, the value of the Company, any Company Subsidiary or any part of the Company or any Company Subsidiary or any dividends or other distributions declared or paid on any shares of capital stock of the Company or any Company Subsidiary; or (v) any Company Voting Debt;

(c) (i) amend the Company Charter or the Company Bylaws; or (ii) amend charter or organizational documents of any Company Subsidiary, except, in the case of each of the foregoing clauses (i) and (ii), as may be required by Law or the rules and regulations of NASDAQ;

(d) make or adopt any material change in its accounting methods, principles or practices, except as may be required by a change in GAAP or Law;

(e) directly or indirectly acquire, dispose of, sell, assign or abandon or agree to acquire, dispose of, sell, assign or abandon in any transaction any material equity interest in or material business or assets of any Person or material division thereof, except acquisitions or dispositions with respect to transactions solely between or among the Company and the wholly owned Company Subsidiaries or between or among wholly owned Company Subsidiaries or with respect to dispositions constituting Permitted Liens under clause (x) of the definition thereof;

(f) except in relation to Liens to secure Indebtedness for borrowed money permitted to be incurred or, in the case of any commitments with respect thereto, established, under Section 5.01(g), sell, lease (as lessor), license, mortgage, sell and leaseback or otherwise subject to any Lien (other than Permitted Liens), or otherwise dispose of any material properties or assets or any material interests therein other than: (i) in the ordinary course of business consistent with past practice; (ii) pursuant to Contracts in existence on the date of this Agreement that have been disclosed or made available to Parent; or (iii) with respect to transactions between the Company, on the one hand, and any wholly owned Company Subsidiary, on the other hand, or between wholly owned Company Subsidiaries;

(g) incur any Indebtedness other than (i) any Indebtedness described in clause (iv), (vi) or (vii) of the definition of Indebtedness incurred in the ordinary course of business, (ii) Indebtedness incurred under the Company Credit Agreement of less than $5,000,000 individually or in the aggregate or (iii) Indebtedness solely between or among the Company and the wholly-owned Company Subsidiaries or between or among wholly-owned Company Subsidiaries;

(h) except as provided in this Agreement or required pursuant to the terms of any Company Benefit Plan in effect on the date of this Agreement and made available to Parent, (i) establish, adopt, enter into, terminate or amend, or take any action to accelerate the vesting, payment or funding of any compensation, or benefits under, any material Company Benefit Plan; (ii) increase the compensation of any director, officer, employee or individual consultant of the Company or any Company Subsidiary whose total annual base salary and wages exceeds $300,000 (or, in the case of any such person whose total annual base salary and wages does not exceed such amount, grant any such increase unless done in the ordinary course of business); (iii) grant to any director, officer, employee or individual consultant of the Company or any Company Subsidiary any new or increased change in control, retention, deal or stay bonus, severance or termination pay, or materially amend or modify any such arrangement; (iv) enter into, terminate or materially amend any employment agreement, offer letter, consulting agreement or arrangement with any director, officer, employee or individual consultant of the Company or any Company Subsidiary (other than entering into offer letters or consulting agreements with newly-hired or promoted non-officer employees or consultants with total annual base salary and wages equal to or less than $300,000 in the ordinary course of business); or (v) terminate any director, officer, employee or individual consultant of the Company or any of its Subsidiaries with total annual base salary and wages in excess of $300,000, other than terminations for cause;

(i) negotiate, modify, extend, or enter into any Collective Bargaining Agreement or (ii) recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of the Company or any Company Subsidiary other than, in the case of either clause (i) or (ii), as required by the terms of an existing Collective Bargaining Agreement set forth on Section 4.14(b)(v) of the Company Disclosure Letter;

(j) implement or announce any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that trigger the WARN Act;

(k) except as permitted by Section 2.03(b) or Section 6.05, settle or compromise any litigation, or release, dismiss or otherwise dispose of any claim, liability, obligation or arbitration, other than settlements or compromises of litigation or releases, dismissals or dispositions of claims, liabilities, obligations or arbitrations that involve the payment of monetary damages in an amount not in excess of $1,000,000 individually, and, in any event, $5,000,000 in the aggregate, by the Company or any Company Subsidiary and do not involve any injunctive or other material non-monetary relief or impose material restrictions on the business or operations of the Company and the Company Subsidiaries, taken as whole;

(l) (i) sell, assign, transfer, abandon, let lapse, encumber, convey title (in whole or in part), exclusively license or sublicense, otherwise dispose of, or grant any right or other licenses to any material Intellectual Property Rights owned by or exclusively licensed to the Company or any Company Subsidiary, other than non-exclusive licenses or sublicenses granted to customers in the ordinary course of business, (ii) disclose any material trade secret (except pursuant to a written confidentiality agreement in the ordinary course of business with reasonable protections of, and preserving all rights of, the Company and the Company Subsidiaries), or (iii) disclose, distribute, or license (or agree to disclose, distribute, or license) any source code;

(m) make any adverse change to the operation or security of any Company System or Company’s or any Company Subsidiaries’ policies or procedures with respect to Personal Information or confidential or other sensitive information (including customer data), in any material respect, except in the ordinary course of business as required to comply with applicable Law;

(n) (i) make, change or revoke any election with respect to Taxes, (ii) file any amended Tax Return, (iii) settle or compromise any material Tax liability or any audit or proceeding relating to material Taxes, (iv) enter into any closing agreement with respect to any Tax, (v) surrender any right to claim a material Tax refund, (vi) adopt or change any annual Tax accounting period or method of Tax accounting, (vii) request or consent any extension or waiver of the limitation period applicable to any Tax claim or assessment (other than automatic extensions granted in the ordinary course of business in connection with filing Tax Returns), (viii) fail to pay any material Tax that becomes due and payable (including estimated tax payments), (ix) incur any material liability for Taxes (other than in the ordinary course of business), or (x) request any ruling or similar guidance from any Governmental Entity in respect of Taxes;

(o) lend money to any Person (other than advances to Company employees in the ordinary course of business);

(p) other than in the ordinary course of business, amend or terminate (other than expiration in accordance with its terms), or waive any material right, remedy or default under any Material Contract;

(q) enter into any Contract that would explicitly impose any material restriction on the right or ability of the Company or any Company Subsidiary: (A) to compete with any other Person; (B) to acquire any product or other asset or any services from any other Person; (C) to perform services for or sell products to any other Person; (D) to transact business with any other Person; (E) to exploit any Owned Intellectual Property Rights; or (F) to operate at any location in the world; or

(r) enter into any binding commitment to take any of the foregoing actions.

Section 5.02 Conduct of Business by Parent. Except as expressly permitted, contemplated or required by this Agreement, as required by applicable Law or with the prior written consent of the Company, from the date of this Agreement to the Effective Time, each of Parent and Merger Sub shall, and shall cause their respective Affiliates to, not take any actions or omit to take any actions that would or would be reasonably expected to impair, interfere with, hinder, delay, or prevent the ability of Parent, the Company or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement in accordance with the terms of this Agreement; provided that this Section 5.02 shall not govern obligations with respect to Governmental Approvals, which are governed by Section 6.03.

Section 5.03 No Control. Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or any Company Subsidiaries’ operations prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of the Company, Parent and Merger Sub shall exercise, subject to the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Section 5.04 No Solicitation by the Company; Company Board Recommendation.

(a) Subject to the final sentence of this Section 5.04(a), and subject to the terms of Section 5.04(b), from the time this Agreement is executed until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company and its Subsidiaries shall not, and shall not instruct, authorize or knowingly permit any of their respective Representatives to, directly or indirectly, (A) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiry, proposal or offer that constitutes or could reasonably be expected to lead to, an Acquisition Proposal (an “Inquiry”); (B) furnish to any Person (other than Parent, Merger Sub or any designees or Representatives of Parent or Merger Sub) any information relating to the Company or any Company Subsidiary or afford to any Person access to the business, properties, assets, books, records or other information, or to any personnel, of the Company or any Company Subsidiary, in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an Acquisition Proposal or any Inquiries; (C) participate or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal (or Inquiries or any other effort or attempt that could reasonably be expected to lead to an Acquisition Proposal); or (D) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”). Subject to the following sentence of this Section 5.04(a), and subject to the terms of Section 5.04(b), immediately following the execution of this Agreement the Company shall immediately cease, and shall cause each of its Subsidiaries and its and its Subsidiaries’ respective Representatives to immediately cease, (x) any solicitations, discussions, communications or negotiations with any Person (other than Parent, Merger Sub and their respective Representatives) in connection with or which could reasonably lead to an Acquisition Proposal by such Person, and (y) all access of any Person (other than Parent, Merger Sub and their respective Representatives) to any electronic data room maintained by the Company with respect to the transactions contemplated hereby. From the time that this Agreement is executed until the earlier to occur of the valid termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will not be required to enforce, and will be permitted to waive, any provision of any standstill or confidentiality agreement that prohibits or purports to prohibit a proposal being made to the Company Board (or any committee thereof) if, and only if, the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so (i) would prohibit the counterparty from making an unsolicited Acquisition Proposal to the Company Board in compliance with this Section 5.04 and (ii) would be inconsistent with its fiduciary duties under applicable Law.

(b) Notwithstanding anything to the contrary in this Agreement, at any time following the execution of this Agreement and prior to the time of the Company’s receipt of the Company Shareholder Approval, if the Company receives an unsolicited written Acquisition Proposal that was not the result of a material breach of Section 5.04(a) and the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisors and outside legal counsel) that such unsolicited Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal, the Company and the Company Board (or a committee thereof) may, directly or indirectly through one or more of their Representatives, participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company or any Company Subsidiary to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any Company Subsidiary pursuant to an Acceptable Confidentiality Agreement to any Person or its Representatives that has made, renewed or delivered to the Company an Acquisition Proposal after the date of this Agreement, and otherwise facilitate such Acquisition Proposal or assist such Person (and its Representatives and financing sources) with such Acquisition Proposal if requested by such Person; provided that, subject to applicable Law, the Company shall provide to Parent and Merger Sub any non-public information or data that is provided to any Person given such access that was not previously made available (whether prior to or after the execution of this Agreement) to Parent or Merger Sub prior to or substantially concurrently with the time it is provided to such Person.

(c) Except as expressly permitted by Section 5.04(d) or Section 5.04(f), the Company Board shall not:

(i) (A) withhold, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, the Company Recommendation in a manner adverse to Parent in any material respect; (B) adopt, approve or recommend to the Company’s shareholders an Acquisition Proposal; (C) fail to include the Company Recommendation in the Proxy Statement; or (D) fail to publicly reaffirm the Company Recommendation within seven (7) Business Days after Parent so requests in writing (any action described in clauses (A) through (D), a “Company Board Recommendation Change”); provided, that, for the avoidance of doubt, none of (1) the determination by the Company Board (or a committee thereof) that an Acquisition Proposal constitutes a Superior Proposal; (2) the public disclosure by the Company of such determination or the receipt of an Acquisition Proposal; or (3) the delivery by the Company of any notice contemplated by Section 5.04(d) will, in and of itself, constitute a Company Board Recommendation Change; or

(ii) cause or permit the Company or any Company Subsidiary to enter into an Alternative Acquisition Agreement.

(d) Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Company Shareholder Approval:

(i) the Company Board (or a committee thereof) may effect a Company Board Recommendation Change (other than in response to an Acquisition Proposal) in response to an Intervening Event if the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable Law; provided, that the Company Board (or a committee thereof) shall not effect such a Company Board Recommendation Change unless:

(1) the Company has provided prior written notice to Parent at least four Business Days in advance to the effect that the Company Board (or a committee thereof) intends to effect a Company Board Recommendation Change, which notice shall specify the basis for such Company Board Recommendation Change, including a reasonably detailed description of the facts and circumstances relating thereto; and

(2) prior to effecting such Company Board Recommendation Change, the Company and its Representatives, during such four-Business Day period, has negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to enable Parent to make such adjustments to the terms and conditions of this Agreement and the Equity Commitment Letter in such a manner that would obviate the need to effect a Company Board Recommendation Change; or

(ii) if the Company has received a written Acquisition Proposal that the Company Board has determined in good faith (after consultation with its financial advisors and outside legal counsel) constitutes a Superior Proposal, then the Company Board may (A) effect a Company Board Recommendation Change with respect to such Acquisition Proposal; or (B) provided that the Company has complied in all material respects with its obligations pursuant to this Section 5.04 with respect to such Acquisition Proposal, cause the Company to terminate this Agreement pursuant to Section 8.01(d) in order to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal; provided, that the Company Board (or a committee thereof) shall not take any action described in the foregoing clauses (A) and (B) unless:

(1) the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable Law;

(2) (i) the Company has provided prior written notice to Parent four Business Days in advance (it being understood that any material revision, amendment, update or supplement to the terms or conditions of such Superior Proposal shall be deemed to constitute a new Superior Proposal and shall require a new notice but with a two-Business Day (instead of four-Business Day) period from the date of such notice) (any such notice period, the “Notice Period”) to the effect that the Company Board (or a committee thereof) intends to take the actions described in clauses (A) or (B) of Section 5.04(d)(ii), including the identity of the Person or Group making such Acquisition Proposal, the material terms thereof and copies of all material relevant agreements relating to such Acquisition Proposal; and (ii) prior to effecting such Company Board Recommendation Change or termination, the Company and its Representatives, during the Notice Period, must have negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to enable Parent to make such adjustments to the terms and conditions of this Agreement and the Equity Commitment Letter in such a manner that would obviate the need to effect a Company Board Recommendation Change or termination; provided, that neither the Company, any of its Affiliates or any of their respective Representatives may disclose to any other Person the terms or other information with respect to any offer of, or negotiations with, Parent pursuant to this Section 5.04(d)(ii)(2) unless and until a definitive agreement with respect to such offer or negotiations is executed; and

(3) following any Notice Period, including any subsequent Notice Period, pursuant to the foregoing Section 5.04(d)(ii)(2), the Company Board (or a committee thereof) (after consultation with its financial advisor and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of this Agreement and the Equity Commitment Letter) shall have determined that the Acquisition Proposal continues to be a Superior Proposal, and in the case of a Company Board Recommendation Change, that the failure to effect such Company Board Recommendation Change would be inconsistent with its fiduciary duties pursuant to applicable Law.

(e) From the time this Agreement is executed until the earlier to occur of the valid termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall as promptly as reasonably practicable (and, in any event, within 48 hours) notify Parent if any Acquisition Proposal or any Inquiries are received by the Company or any of its Representatives. Such notice must include (i) the identity of the Person or Group making such Acquisition Proposal or Inquiries; (ii) the material terms and conditions of such offers or proposals; and (iii) if available, copies of any written materials relating thereto provided to the Company or its Representatives. Thereafter, the Company must keep Parent reasonably informed, on a prompt basis, of the status and material change to the terms of any such Acquisition Proposal or inquiries, offers or proposals (including any material amendments thereto) and the status of any related substantive discussions or negotiations. The Company shall notify Parent that it has entered into an Acceptable Confidentiality Agreement with any Person within 24 hours after the execution thereof.

(f) Nothing contained in this Agreement will prohibit the Company or the Company Board (or a committee thereof) from taking and disclosing to the Company’s shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication in connection with the making or amendment of a tender offer or exchange offer), making a customary “stop-look-and-listen” communication to the Company’s shareholders pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communication) or from making any legally required disclosure to the Company’s shareholders pursuant to applicable securities Laws with regard to the transactions contemplated hereby or an Acquisition Proposal; provided that the foregoing shall in no way eliminate or modify the effect that such disclosure would otherwise have under this Agreement.

(g) The Company agrees that any material breach of this Section 5.04 by any of its Representatives (acting as such) will be deemed to be a breach of this Agreement by the Company.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.01 Preparation of the Proxy Statement; Company Shareholders Meeting.

(a) As reasonably promptly as practicable following the date of this Agreement (and in any event no later than 20 Business Days thereafter), the Company shall prepare and cause to be filed with the SEC a proxy statement to be sent to the Company’s shareholders relating to the Company Shareholders Meeting (together with any amendments or supplements thereto, the “Proxy Statement”). Parent shall furnish all information concerning Parent and its Affiliates to the Company, and provide such other assistance, as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement. The Company shall reasonably promptly notify Parent upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC, on the other hand, related to the Proxy Statement. The Company shall use its reasonable best efforts to respond as reasonably promptly as practicable to any comments from the SEC with respect to the Proxy Statement, and Parent will cooperate in connection therewith. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (including any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent a reasonable opportunity to review and comment on the Proxy Statement or response (including the proposed final version of the Proxy Statement or response) and (ii) shall consider in good faith all comments reasonably proposed by Parent.

(b) If prior to the Effective Time any change occurs with respect to information supplied by Parent for inclusion in the Proxy Statement which is required to be described in an amendment of, or a supplement to, the Proxy Statement, Parent shall reasonably promptly notify the Company of such event, and Parent and the Company shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement, and as required by Law, in disseminating the information contained in such amendment or supplement to the Company’s shareholders. Nothing in this Section 6.01(b) shall limit the obligations of any party under Section 6.01(a).

(c) If prior to the Effective Time any event occurs with respect to the Company or any Company Subsidiary, or any change occurs with respect to other information supplied by the Company for inclusion in the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Company shall reasonably promptly notify Parent of such event, and the Company shall as reasonably promptly as practicable file any necessary amendment or supplement to the Proxy Statement with the SEC and, as required by Law, disseminate the information contained in such amendment or supplement to the Company’s shareholders. Nothing in this Section 6.01(c) shall limit the obligations of any party under Section 6.01(a).

(d) The Company shall, as reasonably promptly as practicable after the SEC Clearance Date, duly call, establish a record date for, give notice of, convene and hold the Company Shareholders Meeting for the purpose of (i) seeking the Company Shareholder Approval; and (ii) in accordance with Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, seeking advisory approval of a proposal to the Company’s shareholders for a non-binding, advisory vote to approve certain compensation that may become payable to the Company’s named executive officers in connection with the completion of the Merger. Without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the foregoing shall be the only matters (other than procedural matters) which the Company shall propose to be acted on by the holders of Company Common Stock at the Company Shareholders Meeting. In connection with the foregoing, the Company shall (i) file the definitive Proxy Statement with the SEC and cause the definitive Proxy Statement to be mailed to the Company’s shareholders as of the record date established for the Company Shareholders Meeting as promptly as practicable (and in any event within seven (7) Business Days) after the date on which the SEC confirms that it has no further comments on the Proxy Statement (the “SEC Clearance Date”); provided that if the SEC has failed to affirmatively notify the Company within ten (10) calendar days after the initial filing of the Proxy Statement with the SEC that it will or will not be reviewing the Proxy Statement, then such date shall be the “SEC Clearance Date”; and (ii) subject to Section 5.04, use commercially reasonable efforts to solicit the Company Shareholder Approval. The Company shall, through the Company Board, recommend to its shareholders that they give the Company Shareholder Approval (the “Company Recommendation”) and shall include such recommendation in the Proxy Statement, in each case, except to the extent that the Company Board shall have made a Company Board Recommendation Change as permitted by Section 5.04(d). Notwithstanding anything to the contrary in this Agreement, the Company may postpone or adjourn the Company Shareholders Meeting only (i) with the consent of Parent and Merger Sub, (ii) for the absence of a quorum, (iii) to allow reasonable additional time for any supplemental or amended disclosure which the Company has determined in good faith is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s shareholders prior to the Company Shareholders Meeting or following an order or request from the SEC or (iv) to allow additional solicitation of votes in order to obtain the Company Shareholder Approval; provided that the Company will not postpone or adjourn the Company Shareholders Meeting on more than two occasions without the prior written consent of Parent. Once the Company has established the record date for the Company Shareholders Meeting, the Company shall not change such record date or establish a different record date without the prior written consent of Parent, unless required to do so by applicable Law. In the event that the date of the Company Shareholders Meeting as originally called is for any reason adjourned or postponed or otherwise delayed, the Company agrees that unless Parent shall have otherwise approved in writing, it shall implement such adjournment or postponement or other delay in such a way that the Company does not establish a new record date for the Company Shareholders Meeting, as so adjourned, postponed or delayed, except as required by applicable Law. Unless this Agreement is validly terminated in accordance with Section 8.01, the Company shall submit this Agreement and the Merger to its shareholders at the Company Shareholders Meeting, even if the Company Board (or a committee thereof) has effected a Company Board Recommendation Change.

Section 6.02 Access to Information; Confidentiality. Subject to applicable Law, the Company shall, and shall cause each Company Subsidiary to, afford to Parent and the Representatives of Parent reasonable access during normal business hours, upon reasonable advance notice, during the period prior to the Effective Time, to all their respective properties, books and records and, during such period, the Company shall, and shall cause each Company Subsidiary to, furnish reasonably promptly to Parent and its Representatives (A) all other information concerning its business, properties and personnel as Parent may reasonably request for any reasonable business purposes, including related to the consummation of the transactions contemplated by this Agreement (in each case, in a manner so as to not interfere in any material respect with the normal business operations of the Company or any Company Subsidiary) and (B) to the extent available for the period beginning after the date of this Agreement and ending at the Effective Time, as soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, a copy of the monthly consolidated financial statements of the Company, including statements of financial condition, results of operations and statements of cash flow; provided, however, that the Company shall not be required to permit such access or make such disclosure, to the extent it determines, after consultation with outside counsel, that such disclosure or access would (a) violate the terms of any confidentiality agreement or other Contract with a third party (provided that the Company shall use its commercially reasonable efforts to obtain the required consent of such third party to such access or disclosure or implement appropriate procedures to enable the disclosure of such information); (b) result in the loss of any attorney-client privilege (provided that the Company shall use its commercially reasonable efforts to allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege); or (c) violate any Law (provided that the Company shall use its commercially reasonable efforts to provide such access or make such disclosure in a manner that does not violate Law). Notwithstanding anything contained in this Agreement to the contrary, the Company shall not be required to provide any access or make any disclosure to Parent pursuant to this Section 6.02 to the extent such access or information is reasonably pertinent to a litigation where the Company or any of its Affiliates, on the one hand, and Parent or any of its Affiliates, on the other hand, are adverse parties. All information exchanged pursuant to this Section 6.02 shall be subject to the confidentiality agreement, dated as of November 11, 2021, between Thoma Bravo, L.P. and the Company (the “Confidentiality Agreement”).

Section 6.03 Efforts to Consummate.

(a) Subject to the terms and conditions herein provided, each of Parent and the Company shall, and shall cause their respective Affiliates to, use their respective reasonable best efforts to reasonably promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable Laws to consummate and make effective as reasonably promptly as practicable after the date hereof and in any event no later than the End Date the transactions contemplated by this Agreement, including (i) preparing as reasonably promptly as practicable all necessary applications, notices, petitions, filings, ruling requests and other documents and to obtain as reasonably promptly as practicable all Consents necessary or advisable to be obtained from any Governmental Entity in order to consummate the transactions contemplated by this Agreement (collectively, the “Governmental Approvals”) and (ii) as reasonably promptly as practicable taking all steps as may be necessary to obtain all such Governmental Approvals, provided that nothing in this Agreement shall require Parent to agree to invest any additional capital in the Company or any of its Affiliates prior to the Closing or otherwise take any action or commit to take any action or agree to any condition or restriction that would reasonably be expected to have a material adverse effect on the business, assets, liabilities or operations of Parent or its Affiliates, taken as a whole. In furtherance and not in limitation of the foregoing, each party hereto agrees to (A) make an appropriate and complete filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby within ten (10) Business Days following the date of this Agreement, (B) make all other required filings pursuant to other Regulatory Laws with respect to the transactions contemplated hereby as reasonably promptly as practicable, and (C) not extend any waiting period under the HSR Act including by withdrawing and refiling its Notification and Report Form, or enter into any agreement with the Federal Trade Commission (the “FTC”) or the United States Department of Justice (the “DOJ”) or any other Governmental Entity not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto. Each of Parent and the Company shall make an appropriate response as reasonably promptly as practicable to any request for any additional information or documentation pursuant to the HSR Act or any other Regulatory Law and use its reasonable best efforts to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act and any other Regulatory Law as soon reasonably practicable and in any event no later than the End Date. Parent shall be responsible for all filing fees associated with the HSR Act filings and any other similar filings required in any other jurisdictions.

(b) Each of Parent and the Company shall (and shall cause their respective Affiliates), in connection with the actions referenced in Section 6.03(a) to obtain all Governmental Approvals under the HSR Act or any other Regulatory Laws, (i) cooperate in all respects with each other in connection with any communication, filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) subject to any duty of confidentiality which either party may owe to any Governmental Entity or any duty of privacy to any individual, keep the other party and/or its counsel informed of any communication received by such party from, or given by such party to, the FTC, the DOJ or any other U.S. or other Governmental Entity and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; (iii) consult with each other in advance of any meeting or conference with the FTC, the DOJ or any other Governmental Entity or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the FTC, the DOJ or such other Governmental Entity or other person, give the other party and/or its counsel the opportunity to attend and participate in such meetings and conferences; and (iv) permit the other party and/or its counsel to review in advance any submission, filing or communication (and documents submitted therewith) intended to be given by it to the FTC, the DOJ or any other Governmental Entity (with the exception of any initial filing pursuant to the HSR Act); provided that (A) materials may be redacted (i) for privilege or (ii) to remove references concerning the valuation of the businesses of the Company and the Company Subsidiaries; and (B) nothing in this Section 6.03(b) shall require Parent to share any materials to be provided to the Financial Conduct Authority (“FCA”) in connection with obtaining Governmental Approvals or to consult with the Company in connection with any communications with the FCA. Parent and the Company may, as each deems advisable and necessary, reasonably designate any competitively sensitive material to be provided to the other under this Section 6.03(b) as “Antitrust Counsel Only Material.” Such materials and the information contained therein shall be given only to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Parent or the Company, as the case may be) or its legal counsel.

Section 6.04 Indemnification, Exculpation and Insurance.

(a) For a period of six (6) years from the Effective Time, Parent agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (whether asserted or claimed prior to, at or after the Effective Time) now existing in favor of the current or former directors or officers of the Company and the Company Subsidiaries as provided in their respective governing or organizational documents and any indemnification or other similar agreements of the Company or any of the Company Subsidiaries set forth on Section 6.04 of the Company Disclosure Letter, in each case as in effect on the date of this Agreement, shall continue in full force and effect in accordance with their terms, for a period of no less than six (6) years from and after the Effective Time, and Parent shall cause each of the Company and the Company Subsidiaries to perform its obligations thereunder. Without limiting the foregoing, from and after the Effective Time and ending on the date that is the sixth anniversary of the Closing Date, Parent shall cause the Surviving Corporation to, and the Surviving Corporation agrees that it will, indemnify and hold harmless each individual who is as of the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of the Company or any of the Company Subsidiaries or who is as of the date of this Agreement, or who thereafter commences prior to the Effective Time, serving at the request of the Company or any of the Company Subsidiaries as a director or officer of another Person (the “Company Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements (“Losses”), incurred in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including with respect to matters existing or occurring at or prior to the Effective Time, including this Agreement and the transactions and actions contemplated hereby), arising out of or pertaining to the fact that the Company Indemnified Party is or was a director or officer of the Company or any Company Subsidiary or is or was serving at the request of the Company or any Company Subsidiary as a director or officer of another Person, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under governing or organizational documents and any indemnification or other similar agreements of the Company or any of the Company Subsidiaries set forth on Section 6.04 of the Company Disclosure Letter. In the event of any such claim, action, suit or proceeding, (x) each Company Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit or proceeding from the Surviving Corporation in accordance with the organizational documents of the Surviving Corporation as in effect on the date of this Agreement; provided that any person to whom expenses are advanced provides an undertaking, if and only to the extent required by the DGCL or the Surviving Corporation’s certificate of incorporation or bylaws (or comparable organizational documents), to repay such advances if it is ultimately determined by final adjudication that such person is not entitled to indemnification and (y) the Surviving Corporation shall reasonably cooperate in the defense of any such matter.

(b) For a period of six (6) years from and after the Effective Time, Parent and the Surviving Corporation shall either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by the Company or the Company Subsidiaries or provide substitute policies for the Company and the Company Subsidiaries and their current and former directors and officers who are currently covered by the directors’ and officers’ insurance coverage currently maintained by the Company or the Company Subsidiaries, in either case, of not less than the existing coverage and having other terms not less favorable to the insured persons than the directors’ and officers’ liability insurance coverage currently maintained by the Company or the Company Subsidiaries with respect to claims arising from facts or events that occurred at or before the Effective Time (with insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’ liability insurance), except that in no event shall Parent or the Surviving Corporation be required to pay with respect to any annual policy period more than 350% of the aggregate annual premium most recently paid by the Company prior to the date of this Agreement (the “Maximum Amount”), and if the Surviving Corporation is unable to obtain the insurance required by this Section 6.04(b) it shall obtain as much comparable insurance as possible within such six (6)-year period for a premium equal to the Maximum Amount. In lieu of such insurance, prior to the Closing Date the Company may, at its option, purchase a “tail” directors’ and officers’ liability insurance policy for the Company and the Company Subsidiaries and the insured persons who are currently covered by the directors’ and officers’ liability insurance coverage currently maintained by the Company or the Company Subsidiaries, such tail to provide coverage in an amount not less than the existing coverage and to have other terms not less favorable to the insured persons than the directors’ and officers’ liability insurance coverage currently maintained by the Company or the Company Subsidiaries with respect to claims arising from facts or events that occurred at or before the Effective Time; provided that in no event shall the cost of any such tail policy exceed the Maximum Amount. Parent and the Surviving Corporation shall maintain such policies in full force and effect, and continue to honor the obligations thereunder.

(c) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, the Surviving Corporation shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 6.04.

(d) The provisions of this Section 6.04 (i) shall survive consummation of the Merger, (ii) are intended to be for the benefit of, and will be enforceable by, each Company Indemnified Party, his or her heirs and representatives, and (iii) are in addition to, and not in substitution for, any other rights to indemnification, advancement of expenses, exculpation or contribution that any such Person may have by contract or otherwise.

Section 6.05 Transaction Litigation. The Company shall keep Parent reasonably and promptly informed, but only to the extent that doing so would not, in the reasonable judgement of the Company’s legal counsel, jeopardize attorney-client privilege regarding any suit, action or other proceeding commenced or, to the Knowledge of the Company, threatened against the Company or its current or former directors or officers by any shareholder of the Company relating to, arising out of or involving this Agreement, the Merger or any of the other transactions contemplated hereby (“Transaction Litigation”). The Company shall (a) give Parent the opportunity to participate in the defense, settlement or prosecution of any Transaction Litigation and (b) consult with Parent with respect to the defense and settlement of any Transaction Litigation and shall not compromise or settle any such Transaction Litigation unless Parent shall have consented thereto (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary in this Section 6.05, any suit, action or other proceeding relating to Dissenting Shares shall be governed by Section 2.03.

Section 6.06 Section 16 Matters. Prior to the Effective Time, the Company shall take such further actions, if any, as may be reasonably necessary or appropriate to ensure that the dispositions of equity securities of the Company (including any derivative securities and Company Stock Awards) pursuant to the transactions contemplated by this Agreement by any officer or director of the Company who is subject to Section 16 of the Exchange Act are exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.07 Public Announcements. Except with respect to any Company Board Recommendation Change or announcement made with respect to any Acquisition Proposal, Superior Proposal or related matters in accordance with the terms of this Agreement, or any dispute between the parties regarding this Agreement or the transactions contemplated hereby, Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as such party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any rule of or listing agreement with any national securities exchange or national securities quotation system (in which case the disclosing party shall use its reasonable best efforts to consult with the other party prior to such disclosure). The Company and Parent agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties. Nothing in this Section 6.07 shall limit the ability of (i) any party hereto to make internal announcements to their respective employees that are consistent in all material respects with the prior public disclosures regarding the transactions contemplated by this Agreement or (ii) Parent to make disclosures or communications to existing or prospective general or limited partners, equity holders, members, managers and investors of Parent or its Affiliates; provided that such Persons are subject to customary confidentiality restrictions.

Section 6.08 Employment and Company Benefits.

(a) During the one (1)-year period immediately following the Closing Date or, if earlier, the date of the Company Employee’s termination employment, Parent shall cause the Surviving Corporation or one of its Affiliates to provide to each Company Employee (i) at least the same aggregate base salary and target annual cash bonus opportunity provided to such Company Employee immediately prior to the Closing Date and (ii) other compensation and employee benefits (other than the opportunity to participate in equity-based incentive compensation or other cash- or equity-based long-term incentive compensation opportunities, defined benefit pension, retiree or post-employment welfare or nonqualified deferred compensation) that, are substantially similar in the aggregate to such compensation and benefits provided to such employee immediately prior to the Closing Date. “Company Employee” means any employee of the Company or the Company Subsidiaries who is employed at the Closing Date and who remains employed with the Surviving Corporation or any other Affiliate of Parent immediately following the Closing.

(b) Parent shall cause the Surviving Corporation or one of its Affiliates to provide each Company Employee who incurs a termination of employment during the one (1)-year period immediately following the Closing Date with severance benefits that are no less favorable than the severance benefits to which such employee would have been entitled with respect to such termination under the applicable Company Benefit Plan listed on Section 6.08(b) of the Company Disclosure Letter that is designated as a severance policy of the Company and the Company Subsidiaries as in effect immediately prior to the date of this Agreement

(c) Parent shall cause the Surviving Corporation or one of its Affiliates to give Company Employees credit for such Company Employees’ service with the Company for purposes of eligibility and determination of the level of benefits vacation and severance benefits, but not for purposes of benefit accruals under defined benefit pension plans, under the corresponding benefit plans maintained by Parent or the Surviving Corporation in which a Company Employee participates to the same extent and for the same purpose as recognized by the Company under the applicable Company Benefit Plan immediately prior to the Closing Date; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits with respect to the same period of service (including, for the avoidance of doubt, pursuant to Section 6.08(b)).

(d) Parent shall cause the Surviving Corporation to use commercially reasonable efforts to (i) waive any preexisting condition limitations otherwise applicable to Company Employees and their eligible dependents under any plan of Parent or any of its Affiliates that provides health benefits in which Company Employees participate following the Closing, other than any limitations that were in effect with respect to such employees as of the Closing Date under the analogous Company Benefit Plan; (ii) honor any deductible, co-payment and out-of-pocket maximums incurred by the Company Employees and their eligible dependents and credited under the health plans in which they participated immediately prior to the Closing Date during the portion of the calendar year prior to the Closing Date in satisfying any deductibles, co-payments or out-of-pocket maximums under the corresponding health plans of Parent or any of its Affiliates in which they are eligible to participate after the Closing Date in the same plan year in which such deductibles, co-payments or out-of-pocket maximums were incurred; and (iii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to a Company Employee and his or her eligible dependents on or after the Closing Date, in each case to the extent such Company Employee or eligible dependent had satisfied any similar limitation or requirement under an analogous Company Benefit Plan prior to the Closing Date.

(e) No provision of this Agreement shall (i) create any right in any Company Employee or any other employee of the Company, Parent, Surviving Corporation, or any of their respective Affiliates to continued employment by Parent, the Company or the Surviving Corporation or any of their respective Affiliates, or preclude the ability of Parent, the Company or the Surviving Corporation or any of their respective Affiliates to terminate the employment of any employee for any reason; (ii) require Parent, the Company or the Surviving Corporation or any of their respective Affiliates to continue any Company Benefit Plans or prevent the amendment, modification or termination thereof after the Closing Date; (iii) confer upon any Company Employee any rights or remedies under or by reason of this Agreement; or (iv) be treated as an amendment to any Company Benefit Plan or any other benefit or compensation plan of Parent, the Company, the Surviving Corporation or any of their respective Affiliates.

Section 6.09 Merger Sub; Parent Subsidiaries. Parent shall cause each of Merger Sub and any other applicable Subsidiary of Parent to comply with and perform all of its obligations under or relating to this Agreement, including in the case of Merger Sub to consummate the Merger on the terms and conditions set forth in this Agreement.

Section 6.10 Financing Cooperation.

(a) Prior to the earlier of the Closing and the termination of this Agreement, the Company shall and shall cause the applicable Company Subsidiaries to, at Parent’s sole cost and expense, use commercially reasonable efforts to cause the appropriate officers and employees of the Company and the applicable Company Subsidiaries to provide such cooperation as is necessary, customary and reasonably requested by Parent solely in connection with Parent’s efforts to obtain the Debt Financing, if any (provided that (x) none of the Company, the Company Subsidiaries or any of their respective officers or employees shall be obligated to cooperate with a “high-yield” bond financing, and (y) such requested cooperation does not unreasonably interfere with the ongoing operations of the Company or the Company Subsidiaries). Such cooperation by the Company and the Company Subsidiaries may include, at the reasonable request of Parent, (i) causing appropriate senior officers to participate in a reasonable number of meetings and due diligence sessions with providers or potential providers of the Debt Financing (which shall be limited to teleconference or virtual meeting platforms) during normal business hours and at mutually agreed times upon reasonable advance notice, (ii) reasonably assisting Parent in the preparation of customary marketing materials required in connection with obtaining the Debt Financing, in each case, solely with respect to information relating to the Company (to the extent related to its business) and the Company Subsidiaries and customary for financings similar to the Debt Financing, (iii) provide reasonable and customary assistance to assist Parent in producing pro forma financial statements; provided, that it is understood that the Company and the Company Subsidiaries shall not be (A) responsible for preparing such pro forma financial information or (B) required to provide any information or assistance relating to (x) the proposed debt and equity capitalization that is required for such pro forma financial information or assumed interest rates and fees and expenses related to such debt and equity capitalization, (y) any post-Closing or pro forma cost savings, synergies, capitalization ownership or other pro forma adjustments or (z) any information related to Parent or any of its Subsidiaries or any adjustments that are not directly related to the acquisition of the Company, (iv) providing reasonably promptly to Parent customary and readily available financial information with respect to the Company and the Company Subsidiaries prepared by the Company or the Company Subsidiaries in the ordinary course of business without undue burden or expense as is reasonably requested by Parent and is customarily required for completion of debt financings similar to the Debt Financing, (v) executing and delivering customary authorization letters (provided that such customary authorization letters, or the bank information memoranda in which such letters are included, shall include language that exculpates the Company, the Company Subsidiaries and their respective representatives and Affiliates from any liability in connection with the unauthorized use by the recipients thereof of the information set forth in any such bank information memoranda or similar memoranda or report distributed in connection therewith) and other reasonable and customary closing certificates (including a solvency certificate) and other definitive financing documentation required in connection with the Debt Financing, in each case (other than with respect to such authorization letters), subject to the occurrence of the Closing and limited, in the case of execution and delivery (other than with respect to such authorization letters), solely to officers continuing with the Company and the Company Subsidiaries after the Closing, (vi) furnishing at least three (3) Business Days prior to the Closing information and documentation related to the Company and the Company Subsidiaries reasonably requested in writing by the financing sources providing the Debt Financing at least ten (10) Business Days prior to the Closing Date as may be required under applicable “know your customer” Laws and anti-money laundering rules and regulations, including the USA PATRIOT Act, (vii) reasonably and customarily assist in the preparation of, and executing and delivering at Closing (limited, in the case of execution and delivery, solely to officers continuing with the Surviving Corporation after the Closing), definitive agreements (including schedules thereto), including guarantee and collateral documents and instruments as may be reasonably requested by Parent, customary certificates (including perfection certificates) and other customary documents and instruments as may be reasonably requested by Parent in writing, in each case, as may be required in connection with the Debt Financing; provided, that the effectiveness of any documentation executed by the Company or any of the Company Subsidiaries shall be conditional and subject to the occurrence of the Closing and become effective no earlier than the Closing; (viii) reasonably and customarily facilitate the pledging of collateral of the Company and the Company Subsidiaries effective no earlier than the Closing and conditional and subject to the occurrence of the Closing, including the use of reasonable best efforts to provide to Parent original copies of all certificates representing the equity interests of the Company and the Company Subsidiaries required to be delivered in connection with the Debt Financing to the extent in the possession of the Company or the Company Subsidiaries, and (ix) delivering notices of prepayment for the repayment in full of the Company Credit Agreement Payoff Amount to the extent required under the terms of the Company Credit Agreement (which notices may be conditioned on the occurrence of the Closing) or obtain a waiver thereof in the Company Credit Agreement Payoff Letter. Notwithstanding anything in this Agreement to the contrary, none of the Company, the Company Subsidiaries or any officer, employee or representative of any of the foregoing, shall be required to (A) provide or prepare, and Parent shall be solely responsible for, the preparation of pro forma financial information, including pro forma costs savings, synergies, capitalization or other pro forma adjustments desired to be incorporated into any pro forma financing information, (B) pay any commitment or other similar fee, (C) provide Regulation S-X compliant financial statements or any financial data other than specified in clause (iii) above, (D) approve any document or other matter related to the Debt Financing or incur or reimburse any costs or expenses or incur any other liability or obligation of any kind or give any indemnities prior to the Closing in connection with the Debt Financing, (E) enter into, approve or perform any agreement or commitment in connection with the Debt Financing or modify any agreement or commitment which would be effective prior to the Closing or provide any certification which would be effective prior to the Closing (excluding any customary authorization letters described in Section 6.10(a)(iv)), (F) provide any legal opinion or reliance letters or any certificate, comfort letter or opinion of any of its representatives, (G) provide access to or disclose any information to Parent or its representatives to the extent such disclosure could jeopardize the attorney-client privilege, attorney work product protections or similar protections or violate any applicable Law or contract, (H) take any action that could (I) cause any representation or warranty in this Agreement to be breached or cause any condition to Closing to fail to be satisfied or otherwise cause any breach of this Agreement, (II) result in any director, officer, employee or other representative of the Company or any of the Company Subsidiaries incurring any personal liability, (III) conflict with the Company Charter, the Company Bylaws or the governing or organizational documents of any Company Subsidiary or any Law, (IV) result in the contravention of, or that could reasonably be expected to result in a violation or breach of, or a default under, any contract, (V) prepare separate financial statements for the Company or any Company Subsidiaries or change any fiscal period, or (VI) adopt any resolutions, execute any consents or otherwise take any corporate or similar action prior to the Closing. The Company hereby consents to the use of the logos of the Company and its subsidiaries by Parent in connection with the Debt Financing; provided, however, that Parent shall ensure that such logos are used solely in a manner that is not intended, or that is not reasonably likely, to harm or disparage the Company or the Company’s reputation or goodwill. The Company and each of its Subsidiaries will be deemed to be in compliance with this Section 6.10(a), and neither Parent nor any of its Affiliates shall allege that the Company or any of the Company Subsidiaries is or has not been in compliance with this Section 6.10(a), unless the Debt Financing (if any) has not been obtained solely as a result of a deliberate action or omission taken or omitted to be taken by the Company in material breach of its obligations under Section 6.10(a) with Knowledge of the Company that such action or omission would, or would reasonably be expected to, cause such material breach of its obligations under Section 6.10(a).

(b) Parent shall, promptly (and in any event within two (2) Business Days of delivery of documentation evidencing the applicable cost or expense) upon request by the Company, reimburse the Company for all documented out-of-pocket costs and expenses (including outside attorneys’ fees and disbursements) incurred by the Company, the Company Subsidiaries and its and their respective Representatives in connection with the cooperation contemplated by Section 6.10(a). Parent shall indemnify and hold harmless the Company, the Company Subsidiaries and their respective Representatives, from and against any and all Losses suffered or incurred by any of them in connection with their compliance with Section 6.10 (other than with respect to any information provided in writing by the Company, the Company Subsidiaries or any of their respective Representatives expressly for use in connection with the Debt Financing).

(c) All non-public or other confidential information provided by or behalf of the Company to Parent or its Affiliates or any of their respective representatives pursuant to this Section 6.10 shall be kept confidential in accordance with the terms of the Confidentiality Agreement; provided, however, that Parent shall be permitted to disclose information as necessary and consistent with customary practices in connection with the Equity Financing and the Debt Financing subject to customary confidentiality arrangements.

(d) Prior to Closing, the Company shall deliver (or cause to be delivered) to Parent (i) the Company Credit Agreement Payoff Letter, (ii) duly executed Intellectual Property Rights security interest releases in customary form and substance for recordation in the United States Patent and Trademark Office, and (iii) other documents in customary form and substance and solely to the extent necessary to release the Liens granted, and guarantees provided, under the Company Credit Agreement, subject to the occurrence of the Closing.

(e) Parent acknowledges and agrees that it shall be fully responsible for obtaining the Equity Financing and shall take (or cause to be taken) all actions, and do (or cause to be done) all things, necessary, proper or advisable to obtain the Equity Financing pursuant to and in accordance with and subject to the terms and conditions set forth in the Equity Commitment Letter, including taking all actions necessary to (i) comply with the terms of and maintain in effect the Equity Commitment Letter, (ii) satisfy on a timely basis all conditions in such Equity Commitment Letter which can be satisfied by Parent and (iii) consummate the Equity Financing at or prior to the Closing subject to the terms and conditions of the Equity Commitment Letter.

(f) Parent acknowledges and agrees that neither the obtaining of the Equity Financing, any Debt Financing or any alternative financing, nor the completion of any issuance of securities contemplated by the Equity Financing, any Debt Financing or any alternative financing, is a condition to the Closing.

Section 6.11 Works Councils. Prior to the Closing, the Company, the Company Subsidiaries, Parent and Merger Sub shall cooperate to comply in all material respects with their respective notification, information and consultation obligations owed to any works council, economic committee, union or similar employee representative body (each, an “Employee Representative Body”) as required by applicable Law or Collective Bargaining Agreements in connection with the transactions contemplated by this Agreement. Parent and Merger Sub shall cooperate with the Company and the Company Subsidiaries to provide any and all information reasonably necessary for the Company and the Company Subsidiaries to comply with any such notification, information and consultation obligations.Notwithstanding anything in this Agreement to the contrary, as of the Closing, the Company and the Company Subsidiaries shall honor or cause to be honored, in accordance with their terms and as required by applicable Law, all material agreements that the Company or any Company Subsidiary has entered into with any Employee Representative Body with respect to terms and conditions of employment for Company Employees to the extent such agreements are set forth on Section 4.14(b) of the Company Disclosure Letter.

Section 6.12 Delisting. Each of the parties agrees to cooperate with each other in taking, or causing to be taken, all actions necessary to delist the Company Common Stock from NASDAQ and terminate registration under the Exchange Act, provided that such delisting and termination shall not be effective until or after the Effective Time.

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.01 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to consummate the Merger are subject to the satisfaction or (to the extent permitted by Law) waiver by the Company and Parent at or prior to the Effective Time of the following conditions:

(a) Shareholder Approval. The Company Shareholder Approval shall have been obtained.

(b) Regulatory Approvals. Any waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired, and all other Consents, registrations, declarations, notices or filings required to be made or obtained under the Regulatory Laws of the jurisdictions set forth on Section 7.01(b) of the Company Disclosure Letter shall have been made or obtained, or deemed obtained as a result of the expiry of applicable waiting periods, as required.

(c) No Law or Order. No Law or Order of a Governmental Entity of competent jurisdiction in any jurisdiction in which Parent, the Company or their respective Subsidiaries have non-de minimis business operations, shall be in effect which prevents, makes illegal or prohibits the consummation of the Merger and the other transactions contemplated hereby.

Section 7.02 Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger are further subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of Parent and Merger Sub contained in this Agreement (except for the representations and warranties contained in Sections 3.01 (Organization, Standing and Power), 3.02 (Authority; Execution and Delivery; Enforceability) and 3.08

(Brokers’ Fees and Expenses)) shall be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein) at and as of the date hereof and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of another date, in which case as of such other date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein), individually or in the aggregate, would not have a Parent Material Adverse Effect and (ii) the representations and warranties of Parent and Merger Sub contained in Sections 3.01 (Organization, Standing and Power), 3.02 (Authority; Execution and Delivery; Enforceability) and 3.08 (Brokers’ Fees and Expenses) that (A) are not qualified by the words “materially” or “material” or any qualifications based on such terms or based on the term “Parent Material Adverse Effect” shall be true and correct in all material respects at and as of the date hereof and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of another date, in which case as of such other date) and (B) are qualified by the words “materially” or “material” or any qualifications based on such terms or based on the term “Parent Material Adverse Effect” shall be true and correct in all respects at and as of the date hereof and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of another date, in which case as of such other date).

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects the obligations required to be performed by them under this Agreement at or prior to the Closing Date.

(c) Parent and Merger Sub Certificate. Each of Parent and Merger Sub shall have delivered to the Company a certificate, dated as of the Closing Date and signed by a duly authorized officer, certifying to the effect that the conditions set forth in Sections 7.02(a) and 7.02(b) have been satisfied.

Section 7.03 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are further subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company contained in this Agreement (except for the representations and warranties contained in Sections 4.01 (Organization, Standing and Power), 4.03 (Capital Structure), 4.04 (Authority; Execution and Delivery; Enforceability), clause (i) of 4.05(a) (No Conflicts; Consents), 4.18 (Anti-Takeover Provisions), 4.20 (Brokers’ Fees and Expenses), and the first sentence of Section 4.08 (Absence of Certain Changes or Events)) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) at and as of date hereof and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of another date, in which case as of such other date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein), individually or in the aggregate, would not have a Company Material Adverse Effect, (ii) the representations and warranties of the Company contained in Sections 4.01 (Organization, Standing and Power), 4.04 (Authority; Execution and Delivery; Enforceability), clause (i) of 4.05(a) (No Conflicts; Consents), 4.18 (Anti-Takeover Provisions) and 4.20 (Brokers’ Fees and Expenses) that (A) are not qualified by the words “materially” or “material” or any qualifications based on such terms or based on the term “Company Material Adverse Effect” shall be true and correct in all material respects at and as of date hereof and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of another date, in which case as of such other date) and (B) that are qualified by the words “materially” or “material” or any qualifications based on such terms or based on the term “Company Material Adverse Effect” shall be true and correct in all respects at and as of date hereof and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of another date, in which case as of such other date), (iii) the representations and warranties of the Company contained in the first sentence of Section 4.08 (Absence of Certain Changes or Events) shall be true and correct in all respects at and as of the date hereof and at and as of the Closing Date as if made at and as of such time, and (iv) the representations and warranties of the Company contained in Section 4.03 shall, as of the date hereof and as of the Closing Date, be true and correct in all respects as if made at and as of such time (except to the extent expressly made as of another date, in which case as of such other date); provided, that the condition set forth in this clause (iv) shall be deemed to be satisfied unless the failure of such representations and warranties to be so true and correct would, individually or in the aggregate increase the Aggregate Consideration by more than $7,500,000.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c) Absence of Material Adverse Effect. Since the date of this Agreement, there has not occurred any fact, circumstance, effect, change, event or development that, individually or in the aggregate, has had a Company Material Adverse Effect.

(d) Company Certificate. The Company shall have delivered to Parent a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or Chief Financial Officer, certifying to the effect that the conditions set forth in Sections 7.03(a), 7.03(b) and 7.03(c) have been satisfied.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

Section 8.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Company Shareholder Approval (except to the extent expressly provided in this Section 8.01):

(a) by mutual written consent of the Company and Parent;

(b) by either the Company or Parent:

(i) if the Merger is not consummated on or before December 16, 2022 (the “End Date”); provided that the right to terminate this Agreement under this Section 8.01(b)(i) shall not be available to any party whose material breach of any provision of this Agreement resulted in, or was a principal cause of, the failure of the Closing to be consummated by the End Date;

(ii) if any Order shall have been issued by a Governmental Entity of competent jurisdiction in any jurisdiction in which Parent, the Company or their respective Subsidiaries have non-de minimis business operations, that prevents, makes illegal or prohibits the consummation of the Merger or any of the other transactions contemplated hereby, and such Order shall have become final and non-appealable; or

(iii) if the Company Shareholder Approval shall not have been obtained at a duly convened Company Shareholders Meeting or any adjournment or postponement thereof at which the vote was taken in respect of this Agreement and the Merger;

(c) by the Company, if there has been any breach or violation of any representation, warranty, covenant or agreement of Parent or Merger Sub contained in this Agreement which would give rise to the failure of a condition set forth in Section 7.02(a) or Section 7.02(b), as the case may be, and such failure is not capable of being cured, or is not cured by Parent or Merger Sub on or before the earlier of (i) the End Date and (ii) thirty (30) days after delivery of written notice thereof by the Company; provided, however, that the Company may not terminate this Agreement pursuant to this Section 8.01(c) if the Company is then in breach of this Agreement in any material respect;

(d) by the Company at any time prior to receiving the Company Shareholder Approval, in order to enter into an Alternative Acquisition Agreement providing for a Superior Proposal, if (i) the Company has complied in all material respects with Section 5.04 with respect to such Superior Proposal and (ii) the Company pays or causes to be paid to Parent in immediately available funds the Termination Fee in accordance with Section 8.03(a)(i) prior to or concurrently with such termination;

(e) by Parent, if there has been any breach or violation of any representation, warranty, covenant or agreement of the Company contained in this Agreement which would give rise to the failure of a condition set forth in Section 7.03(a) or Section 7.03(b), as the case may be, and such failure is not capable of being cured, or is not cured by the Company on or before the earlier of (i) the End Date and (ii) thirty (30) days after delivery of written notice thereof by Parent; provided, however, that Parent may not terminate this Agreement pursuant to this Section 8.01(e) if either Parent and Merger Sub is then in breach of this Agreement in any material respect;

(f) by Parent prior to the Company Shareholders Meeting, in the event that the Company Board (or any committee thereof) shall have withdrawn, qualified, modified, in each case in a manner adverse to Parent and Merger Sub, or failed to publicly reaffirm within seven (7) Business Days of being so requested by Parent, the Company Recommendation;

(g) by the Company, if (i) all of the conditions to the Closing set forth in Section 7.01 and Section 7.03 have been and continue to be satisfied or waived (other than those conditions that, by their nature, are to be satisfied at the Closing (each of which is capable of being satisfied at the Closing)), (ii) Parent and Merger Sub fail to complete the Closing on the date the Closing should have occurred pursuant to Section 1.02, (iii) the Company shall have delivered an irrevocable written notice to Parent certifying as to the matters described in clause (i) and that the Company stands ready, willing and able to consummate the Merger at such time and (iv) Parent and Merger Sub fail to consummate the Merger by the third Business Day after the delivery of the notice described in clause (iii); or

(h) by Parent, if the Company shall have breached any of its obligations under Section 5.04 (other than any immaterial breaches thereof not intended to result in an Acquisition Proposal).

Section 8.02 Effect of Termination. Written notice of termination of this Agreement by either Parent or the Company as provided in Section 8.01 shall be given to the other party or parties specifying the provisions of Section 8.01 pursuant to which such termination is made and, upon the valid termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void and have no effect, without any further liability or obligation on the part of the Company, Parent or Merger Sub, other than the final sentence of Section 6.02, Section 6.10(b), this Section 8.02, Section 8.03 and Article IX (other than the provisions regarding the specific performance of Parent’s obligation to consummate the Closing), which provisions shall survive such termination; provided, however, that except as set forth in, and subject to the terms and conditions of, Section 8.03, such termination shall not relieve any party of liability and each party shall remain liable for Losses resulting from any intentional common law fraud or any willful and material breach of this Agreement prior to or in connection with such termination (it being acknowledged and agreed that any failure by Parent or Merger Sub to consummate the Closing at any time at which the Company shall have the right to terminate this Agreement pursuant to Section 8.01(g) shall be deemed to be a willful and material breach by Parent and Merger Sub). Parent and Merger Sub acknowledge and agree that, without in any way limiting the Company’s rights under Section 9.11 but subject to the Parent Liability Limitation, recoverable damages of the Company hereunder shall not be limited to reimbursement of expenses or out-of-pocket costs, and shall include the benefit of the bargain lost by the equityholders of the Company (including “lost premium”), taking into consideration relevant matters, including the total amount payable to the Company’s equityholders under this Agreement and the time value of money, which in each case shall be deemed in such event to be damages of the Company and shall be recoverable by the Company on behalf of its equityholders.

Section 8.03 Fees and Expenses. Except as specifically provided for herein, all fees and expenses incurred in connection with the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated.

(a) The Company shall pay to Parent the Termination Fee if:

(i) the Company terminates this Agreement pursuant to Section 8.01(d) or Parent terminates this Agreement pursuant to Section 8.01(f); or

(ii) (A) an Acquisition Proposal shall have been made to the Company or to the Company’s shareholders generally after the date of this Agreement and become publicly known or announced (and not publicly withdrawn at least five (5) Business Days prior to the Company Shareholders Meeting); (B) thereafter this Agreement is terminated pursuant to Section 8.01(b)(i), Section 8.01(b)(iii), Section 8.01(e) or Section 8.01(h); and (C) within twelve (12) months of such termination, the Company enters into a definitive agreement with respect to such Acquisition Proposal and such Acquisition Proposal is subsequently consummated; provided, however, that for purposes of this Section 8.03(a)(ii), the references to 20% in the definition of “Acquisition Proposal” shall be deemed to be references to 50%.

Any Termination Fee due under this Section 8.03(a) shall be paid (less the amount of any Parent Expenses previously paid to Parent pursuant to Section 8.03(b), if any) by wire transfer of immediately available funds to an account designated by Parent (x) in the case of clause (a) above, on the Business Day immediately following the date of termination of this Agreement (or simultaneously with such termination, in the case of termination pursuant to Section 8.01(d)) and (y) in the case of clause (ii) above, on the date of consummation of an Acquisition Proposal as referred to in clause (ii)(C) above. In no event shall the Company be obligated to pay the Termination Fee or Parent Expenses on more than one occasion.

(b) In the event this Agreement is terminated pursuant to Section 8.01(b)(iii), Section 8.01(e) or Section 8.01(h), in each case, under circumstances in which the Termination Fee is not then payable (but could become payable in future) pursuant to Section 8.03(a)(ii), and prior to the time of such termination, Parent and Merger Sub were not in material breach of their representations, warranties, covenants or agreements under this Agreement, then the Company shall, following receipt of an invoice therefor, no later than two (2) Business Days after the date of such termination, pay, or cause to be paid, at the direction of Parent, up to $5,000,000 of Parent’s reasonable and documented out-of-pocket fees and expenses (including legal fees and expenses) incurred by Parent and its Affiliates on or prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement (including the Debt Financing, if any) (the “Parent Expenses”); provided, that the existence of circumstances which could require the Termination Fee to become subsequently payable by the Company pursuant to Section 8.03(a)(ii) shall not relieve the Company of its obligations to pay the Parent Expenses pursuant to this Section 8.03(b); provided, further, that the payment by the Company of Parent Expenses pursuant to this Section 8.03(b) shall not relieve the Company of any subsequent obligation to pay the Termination Fee pursuant to Section 8.03(a)(ii) except to the extent indicated in Section 8.03(a).

(c) The parties acknowledge and agree that the agreements contained in Section 8.03(a) and Section 8.03(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither Parent nor Merger Sub would enter into this Agreement. Accordingly, if the Company fails to reasonably promptly pay the amount due pursuant to Section 8.03(a) or Section 8.03(b), and, in order to obtain such payment, Parent or Merger Sub commences a suit, action or other proceeding that results in an Order in its favor for such payment, the Company shall pay Parent or Merger Sub, as applicable, its reasonable and documented costs and expenses (including attorneys’ fees and expenses) in connection with such suit, action or other proceeding, together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at a rate per annum equal to the prime interest rate published in The Wall Street Journal on the date such interest begins accruing.

(d) Except as otherwise provided in Section 2.02(c), all transfer, documentary, sales, use, stamp, registration and other similar Taxes imposed with respect to the transactions contemplated by this Agreement shall be borne by Parent and expressly shall not be a liability of holder of Company Common Stock.

Section 8.04 Amendment. This Agreement may be amended by the parties at any time before or after receipt of the Company Shareholder Approval; provided, however, that (a) after receipt of the Company Shareholder

Approval, there shall be made no amendment that by Law requires further approval by the Company’s shareholders without the further approval of such shareholders, and (b) except as provided above, no amendment of this Agreement shall be submitted to be approved by the Company’s shareholders unless required by Law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

Section 8.05 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties; (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement; (c) waive compliance with any covenants and agreements contained in this Agreement; or (d) waive the satisfaction of any of the conditions contained in this Agreement as provided herein. No extension or waiver, or termination of this Agreement, by the Company shall require the approval of the Company’s shareholders unless such approval is required by Law. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of the party to be bound thereby. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE IX

GENERAL PROVISIONS

Section 9.01 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 shall not limit Section 8.02 or any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

Section 9.02 Acknowledgment of Disclaimer of Other Representations and Warranties.

(a) The Company acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III and any certificate delivered hereunder and any Voting Agreement, (i) neither Parent nor Merger Sub makes, or has made, any representation or warranty relating to itself or its business or otherwise in connection with the Merger, and the Company is not relying on any representation or warranty except for those expressly set forth in Article III and any certificate delivered hereunder and any Voting Agreement, and (ii) no Person has been authorized by Parent or Merger Sub to make any representation or warranty relating to itself or its business or otherwise in connection with the Merger, and, if made, such representation or warranty must not be relied upon by the Company as having been authorized by such entity.

(b) Parent and Merger Sub each acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV and any certificate delivered hereunder and any Voting Agreement, (i) neither the Company nor any Company Subsidiary makes, or has made, any representation or warranty relating to itself or its business or otherwise in connection with the Merger, and Parent and Merger Sub are not relying on any representation or warranty except for those expressly set forth in Article IV and any certificate delivered hereunder and any Voting Agreement, (ii) no Person has been authorized by the Company or any Company Subsidiary to make any representation or warranty relating to itself or its business or otherwise in connection with the Merger, and, if made, such representation or warranty must not be relied upon by Parent or Merger Sub as having been authorized by such entity, and (iii) any estimate, projection, prediction, data, financial information, memorandum, presentation or any other materials or information provided or addressed to Parent, Merger Sub or any of their Affiliates or their respective Representatives, including any materials or information made available in the data room in connection with the transactions contemplated hereby, via confidential information memorandum or in connection with presentations by the Company’s management or otherwise, are not and shall not be deemed to be or include representations or warranties unless, and then solely to the extent that, any such materials or information is the subject of any express representation or warranty set forth in Article IV. Each of Parent and Merger Sub has conducted its own independent review and analysis of the businesses, assets, condition, operations and prospects of the Company and the Company Subsidiaries and, in making its determination to proceed with the transactions contemplated by this Agreement, including the Merger, the Equity Financing and the Debt Financing (if any), each of Parent and Merger Sub has relied on the results of its own independent review and analysis.

Section 9.03 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally; (b) on the date sent if sent by electronic mail; (c) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier; or (d) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to the Company, to:

Bottomline Technologies, Inc.

325 Corporate Drive

Portsmouth, New Hampshire 03801

Email:         reberle@bottomline.com

Attention:   Robert A. Eberle, Chief Executive Officer

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

500 Boylston Street

Boston, Massachusetts 02116

Email:       graham.robinson@skadden.com

                  laura.knoll@skadden.com

Attention: Graham Robinson

                  Laura Knoll

if to Parent or Merger Sub, to:

c/o Thoma Bravo, LP

600 Montgomery Street, 20th Floor

San Francisco, California 91444

Email:       hspaht@thomabravo.com

                  bjaffee@thomabravo.com

                  jhutter@thomabravo.com

Attention: Holden Spaht

                  Brian Jaffee

                  Jamie Hutter

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 N. LaSalle Street

Chicago, Illinois 60654

Email:       tpeto@kirkland.com

                  peter.stach@kirkland.com

Attention: Theodore A. Peto, P.C.

                  Peter Stach

Section 9.04 Definitions. For purposes of this Agreement:

“Acceptable Confidentiality Agreement” means a customary confidentiality agreement containing substantive terms that are no less restrictive in any material respect to the counterparty than those contained in the Confidentiality Agreement, except that such confidentiality agreement need not contain any “standstill” or similar provision or otherwise prohibit the making of any Acquisition Proposal; provided, however, that such confidentiality agreement shall not prohibit compliance by the Company with any of the provisions of Section 5.04.

“Acquisition Proposal” means any bona fide offer or proposal (other than an offer or proposal by Parent or Merger Sub), whether or not in writing, to engage in an Acquisition Transaction.

“Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving: (i) any direct or indirect purchase or other acquisition by any Person or Group, whether from the Company or any other Person(s), of shares of Company Common Stock representing more than 20% of the Company Common Stock outstanding after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or Group that, if consummated in accordance with its terms, would result in such Person or Group beneficially owning more than 20% of the Company Common Stock outstanding after giving effect to the consummation of such tender or exchange offer; (ii) any direct or indirect purchase or other acquisition by any Person or Group, or stockholders of any such Person or Group, of more than 20% of the consolidated assets of the Company and its Subsidiaries taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); (iii) the issuance, sale or disposition, directly or indirectly, to any Person (or the shareholders of any Person) or Group of Persons of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of the Company; (iv) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company or any Company Subsidiary pursuant to which any Person or Group, or stockholders of any such Person or Group, would hold shares of Company Common Stock representing more than 20% of the Company Common Stock outstanding after giving effect to the consummation of such transaction; or (v) the combination of the foregoing.

An “Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions are authorized or required by Law to be closed in New York City or San Francisco, California.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136), as amended by Division N – Additional Coronavirus Response and Relief of the Consolidated Appropriations Act, 2021 (Pub. L. 116-260), together with all rules and regulations and guidance issued by any Governmental Entity with respect thereto.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Credit Agreement” means that certain Credit Agreement, dated as of December 9, 2016, by and among the Company, as the borrower, certain Company Subsidiaries from time to time party thereto, as guarantors, the lenders and issuing banks from time to time parties thereto and Bank of America, N.A., as administrative agent, swing line lender and an issuing bank (as amended by that certain First Amendment to Credit Agreement, dated as of July 16, 2018, and as further amended, restated, replaced (whether upon or after termination or otherwise, and whether with the original lenders or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, including any extension of the maturity thereof or increase in the amount of available borrowings thereof).

“Company Credit Agreement Payoff Letter” means a customary payoff letter (or similar document) (i) specifying the aggregate amount required to be paid to fully satisfy all amounts outstanding as of the Closing with respect to the Company Credit Agreement (the “Company Credit Agreement Payoff Amount”), (ii) stating that upon receipt of the Company Credit Agreement Payoff Amount, the payment obligations of the Company under the Company Credit Agreement and all related loan documents shall be automatically terminated, and (iii) providing for the release of all guarantees, Liens and other security over the properties and assets of Company and its Subsidiaries securing any obligations under the Company Credit Agreement upon payment of the Company Credit Agreement Payoff Amount.

“Company Disclosure Letter” means the disclosure letter delivered by the Company to Parent on the date hereof regarding certain exceptions to the representations and warranties set forth in this Agreement and certain other matters provided by this Agreement; it being understood and agreed that any disclosure set forth in one section of the Company Disclosure Letter shall be deemed to be disclosed by the Company for all other sections of this Agreement and all other sections of the Company Disclosure Letter to the extent that it is reasonably apparent on its face that such disclosure is applicable to such other sections of this Agreement or such other sections of the Company Disclosure Letter.

“Company ESPP” means the Company’s Amended and Restated 2000 Employee Stock Purchase Plan.

“Company Material Adverse Effect” means any fact, circumstance, occurrence, effect, change, event or development that, individually or in the aggregate, has or would reasonably be expected to (A) have a material adverse effect on the business, results of operations or condition (financial or otherwise) of the Company and the Company Subsidiaries, taken as a whole or (B) prevent or materially impair, interfere with, hinder or delay the consummation of the Merger or the other transactions contemplated by this Agreement; provided, however, that solely with respect to the preceding clause (A), any fact, circumstance, occurrence, effect, change, event or development arising from or related to (except, in the case of clauses (i), (ii), (iii), (iv), (v), or (vi) below, to the extent materially disproportionately affecting the Company and the Company Subsidiaries, taken as a whole, relative to other companies of a similar size in the industries in which the Company and the Company Subsidiaries operate, in which case only the incremental disproportionate effect shall be taken into account): (i) conditions affecting the United States economy, or any other national or regional economy or the global economy generally; (ii) political conditions in the United States or any other country or region in the world, acts of war, sabotage or terrorism or epidemics, pandemics or natural disasters (including any escalation or general worsening or any improvement or diminution of any of the foregoing) in the United States or any other country or region of the world; (iii) changes in the financial, credit, banking or securities markets in the United States or any other country or region in the world (including any disruption thereof and any decline in the price of any security or any market index); (iv) changes required by GAAP or other accounting standards (or interpretation or enforcement thereof), in each case after the date hereof; (v) changes in any Laws or Orders issued by any Governmental Entity (or interpretation or enforcement thereof), in each case after the date hereof; (vi) changes generally affecting the industries in which the Company and the Company Subsidiaries operate; (vii) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions or any decline in the market price or trading volume of the Company Common Stock (provided that the underlying causes of any such failure or decline may be considered in determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded by another exception herein); (viii) the negotiation, execution or delivery of this Agreement, the performance by any party hereto of its obligations hereunder or the public announcement (including as to the identity of the parties hereto) or pendency of the Merger or any of the other transactions contemplated hereby; provided that this exception (viii) shall not apply to any representation or warranty contained in this Agreement to the extent that such representation or warranty expressly addresses consequences resulting from the execution of this Agreement or the consummation or pendency of the Merger; (ix) Transaction Litigation or any suit, action or other proceeding relating to Dissenting Shares; or (x) any action expressly required by the terms of this Agreement, or with the express prior written consent or at the express written direction of Parent, shall not be taken into account in determining whether a Company Material Adverse Effect has occurred.

“Company Related Parties” means, collectively, the Company and the Company Subsidiaries and any of their respective former, current or future stockholders, managers, members, directors, officers, employees, agents, advisors, other representatives or successors or assignees of any of the foregoing.

“Company Restricted Stock Award” means each share of restricted Company Common Stock (including such shares of restricted Company Common Stock subject to performance-based vesting conditions).

“Company Restricted Stock Unit Award” means a contract right issued under a Company Stock Plan to receive a share of Company Common Stock upon or following the satisfaction of the applicable vesting and payment conditions.

“Company Stock Award” means each Company Stock Option, each Company Restricted Stock Award and each Company Restricted Stock Unit Award issued under the Company Stock Plans.

“Company Stock Option” means any option to purchase Company Common Stock granted under any Company Stock Plan.

“Company Stock Plans” means (i) the Company’s 2019 Stock Incentive Plan, as amended by Amendment No. 1 approved by the Company Board effective October 14, 2020, and (ii) the Company’s 2018 Israeli Special Purpose Stock Incentive Plan, but for the avoidance of doubt not including the Company ESPP.

“Company Subsidiary” means any Subsidiary of the Company.

“Company Systems” means any information technology system, software, hardware, data processing, record keeping, telecommunications networks, and other software or systems that are owned, used, or relied on by the Company or any Company Subsidiary.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions, variants or mutations thereof or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, Order, directive, guidelines or recommendations by any Governmental Entity in connection with or in response to COVID-19, including, but not limited to, the CARES Act.

“Data Security Requirements” means, collectively, all of the following to the extent relating to confidential information or the use or processing of Personal Information or otherwise relating to privacy, security, or security breach notification requirements and applicable to the Company or the Company Subsidiaries: (i) the Company’s own rules, policies, and procedures (whether physical or technical in nature, or otherwise), (ii) all applicable Laws and generally accepted industry standards, and the Payment Card Industry Data Security Standard (PCI DSS), and (iii) agreements the Company or any of the Company Subsidiaries have entered into or by which it is bound.

“Delaware Secretary” means the Secretary of State of the State of Delaware.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of

ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Government Contract” means any contract with a Governmental Entity for the provision of goods or services by the Company or any Company Subsidiary (or with another entity and pursuant to which the Company or any Company Subsidiary is a subcontractor at any tier in connection with, or otherwise providing supplies, services, data or software in support of, a contract or grant between another person and a Governmental Entity), including but not limited to any prime contract, subcontract, letter contract, purchase order, task order, delivery order, teaming agreement or letter of intent.

“Group” has the meaning as used in Section 13 of the Exchange Act.

“Incidental License” means any non-exclusive license entered into in the ordinary course of business that is not material to the applicable business and merely incidental to the transaction contemplated in the underlying Contract, the commercial purpose of which is primarily for something other than such license, such as: (i) a sales or marketing or similar Contract that includes a non-exclusive license to use Trademarks for the purposes of promoting the goods or services of, and on behalf of, the Company or any Company Subsidiary; (ii) a vendor Contract that includes permission for the vendor to identify the Company or any Company Subsidiary as a customer of the vendor; (iii) a Contract to purchase or lease third party equipment or materials, such as a photocopier, computer, or mobile phone that also contains a non-exclusive license of Intellectual Property Rights; or (iv) a license for the use of non-exclusive, third party software that is preconfigured, preinstalled, or embedded on hardware or other equipment.

“Indebtedness” means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all guarantees and arrangements having the economic effect of a guarantee of such Person of any other Indebtedness of any other Person, (iv) reimbursement obligations under letters of credit, bank guarantees and other similar contractual obligations entered into by or on behalf of such Person (in each case whether or not drawn, contingent or otherwise), (v) liabilities related to the deferred purchase price of property or services (including any earn-outs, contingent payments, seller notes or other similar obligations) other than those trade payables incurred in the ordinary course of business, (vi) liabilities pursuant to capitalized leases (determined in accordance with GAAP), or (vii) net liabilities arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates, in each case including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities and all other amounts payable in connection with any of the foregoing.

“Intellectual Property Rights” means all intellectual property rights existing throughout the world, including all of the following: (i) patents, patent applications, invention disclosures and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions and extensions thereof (“Patents”); (ii) trademarks, service marks, trade names, domain names, social media accounts and handles, logos, slogans, trade dress, design rights and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing (“Trademarks”); (iii) copyrights and other equivalent rights in works of authorship (including rights in software as a work of authorship) (“Copyrights”); (iv) trade secrets and rights in ideas, know-how, inventions, processes, formulae, data, databases, models and methodologies; (v) rights in software (including in object code or source code form), specifications, algorithms, architectures, structures, displays, screens, layouts and development tools, and in all documentation and media related thereto; and (vii) all applications and registrations for the foregoing.

“Intervening Event” means any material change, event, effect or circumstance or material change in circumstances or facts (including any change in probability or magnitude of circumstances) that (a) was not known to or reasonably foreseeable by the Company Board on the date hereof (or if known by the Company Board, the material consequences of which were not known to or reasonably foreseeable by the Company Board as of the date hereof) and becomes known to the Company Board prior to the receipt of the Company Shareholder Approval and (b) does not relate to (i) any Acquisition Proposal or (ii) the mere fact, in and of itself, that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date hereof, or changes after the date hereof in the market price or trading volume of the Company Common Stock or the credit rating of the Company (it being understood that the underlying cause of any of the foregoing in this clause (ii) may be considered and taken into account).

“Knowledge” means, with respect to any matter in question, (i) in the case of the Knowledge of the Company, the actual knowledge of Rob Eberle, Bruce Bowden, Norm DeLuca, Tom Dolan, Paul Fannon, Steph Lucey, Andrew Mintzer, Eric Morgan and David Sweet and (ii) in the case of the Knowledge of Parent and Merger Sub, the actual knowledge of Holden Spaht and Brian Jaffee.

“Liens” means all pledges, liens, licenses, easements, rights-of-way, encroachments, restrictions, charges, mortgages, encumbrances, rights of first offer or rights of first refusal, and security interests of any kind or nature.

“NASDAQ” means The NASDAQ Stock Market LLC.

“Parent Material Adverse Effect” means, with respect to Parent or Merger Sub, any fact, circumstance, occurrence, effect, change, event or development that, individually or in the aggregate, would be reasonably expected to prevent or materially impair, interfere with, hinder or delay the consummation of the Merger or the other transactions contemplated by this Agreement.

“Parent Related Parties” means, collectively, Parent, Merger Sub, the Sponsor and their respective Affiliates, or any of their or their Affiliates’ respective, direct or indirect, former, current or future general or limited partners, stockholders, managers, members, directors, officers, employees, agents, advisors, other representatives or successors or assignees of any of the foregoing.

“Permitted Liens” means, collectively, (i) suppliers’, mechanics’, carriers’, workmen’s, repairmen’s, materialmen’s, warehousemen’s, construction and other similar Liens arising or incurred by operation of law or otherwise incurred in the ordinary course of business for amounts which are not due and payable; (ii) Liens for Taxes, utilities and other governmental charges (A) that are not due and payable or (B) which are being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established in accordance with GAAP; (iii) requirements and restrictions of zoning, building and other applicable Laws and municipal bylaws, and development, site plan, subdivision or other agreements with municipalities that do not materially interfere with the business of the Company and the Company Subsidiaries as currently conducted; (iv) non-exclusive licenses of rights in Intellectual Property Rights granted in the ordinary course of business; (v) statutory Liens of landlords for amounts not due and payable or which are being contested in good faith by appropriate proceedings, (vi) deposits made in the ordinary course of business to secure payments of worker’s compensation, unemployment insurance or other types of social security benefits or the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), public or statutory obligations, and surety, stay, appeal, customs or performance bonds, or similar obligations arising in each case in the ordinary course of business; (vii) Liens in favor of customs and revenue authorities arising as a matter of law and in the ordinary course of business to secure payment of customs duties in connection with the importation of goods; (viii) Liens resulting from securities Laws; (ix) Liens incurred in the ordinary course of business in connection with any purchase money security interests, equipment leases or similar financing arrangements; (x) Liens securing the obligations under the Company Credit Agreement; and (xi) other than with respect to Intellectual

Property Rights, Liens of record that do not materially detract from the value of such property based upon its current use or interfere in any material respect with the current use, operation or occupancy by the Company or any Company Subsidiary of such property.

“Person” means any natural person, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity, or other entity.

“Personal Information” means any information that identifies, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, to an identified or identifiable natural person, or household and any other piece of information considered “personally identifiable information”, “personal information”, “individually identifiable health information” or “personal data” under applicable Law.

“Regulatory Laws” means the HSR Act, the Sherman Antitrust Act of 1890, as amended, and the rules and regulations promulgated thereunder, the Clayton Act of 1914, as amended, and the rules and regulations promulgated thereunder, the Federal Trade Commission Act of 1914, as amended, and the rules and regulations promulgated thereunder, and any other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other Laws that are designed or intended to (i) prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition, or (ii) restrict, govern or regulate the acquisition of control or influence over persons licensed by any Governmental Entity, including through foreign investment control.

“Representatives” means a Person’s Affiliates and the respective directors, officers, employees, investment bankers, attorneys, consultants, accountants and other advisors or representatives of such Person or its Affiliates.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Incident” means any actual or suspected cyber or security incident with respect to or impacting any Company System or trade secret, including an occurrence that does or is reasonably expected to jeopardize the confidentiality, integrity, or availability of a Company System or trade secret. A Security Incident includes incidents of security breaches or intrusions, denial of service, or unauthorized entry, access, collection, use, processing, storage, sharing, distribution, transfer, disclosure, or destruction of, any Company Systems, Personal Information, or trade secrets, or any unauthorized distribution, compromise or unauthorized disclosure of any of the foregoing.

“Solvent” means that, as of any date of determination and with respect to any Person: (i) the sum of the debt (including contingent liabilities) of such Person and its Subsidiaries, taken as a whole, does not exceed the present fair saleable value of the present assets of such Person and its Subsidiaries, taken as a whole; (ii) the capital of such Person and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of such Person and its Subsidiaries, taken as a whole; and (iii) such Person and its Subsidiaries, taken as a whole, do not have or intend to incur debts including current obligations beyond their ability to pay such debts as they mature in the ordinary course of business; provided, however, for the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“SOX” means the Sarbanes-Oxley Act of 2002, as amended.

A “Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing person or body (or, if there are no such voting interests, more than 50% of the equity interests of which is owned directly or indirectly by such first Person).

“Superior Proposal” means any written Acquisition Proposal for an Acquisition Transaction that is on terms that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisors and outside legal counsel) would be more favorable, from a financial point of view, to the Company’s shareholders than the Merger (taking into account any legal, regulatory, financial, timing, financing and other aspects of such proposal that the Company Board (or a committee thereof) considers relevant and any revisions to this Agreement made or proposed in writing by Parent prior to the time of such determination). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “20%” in the definition of “Acquisition Transaction” shall be deemed to be references to “80%.”

“Tax Returns” means all Tax returns, declarations, statements, reports, schedules, forms and information returns, any amended Tax return and any other document filed or required to be filed relating to Taxes.

“Taxes” means all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, escheat, abandoned and unclaimed property, capital, sales, transfer, use, payroll, employment, severance, withholding, franchise, value added and other taxes, customs, tariffs, imposts, levies, duties, fees or other like assessments or charges of any kind imposed by a Governmental Entity, in each case in the nature of a tax, together with all interest, penalties and additions imposed with respect to such amounts.

“Termination Fee” means an amount equal to $78,000,000.

“willful and material breach” means a breach that is a consequence of an act or omission undertaken by the breaching party with the knowledge that the taking of, or failure to take, such act would, or would reasonably be expected to, cause or constitute a material breach of this Agreement.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 9.05 Interpretation. When a reference is made in this Agreement to an Article, a Section or an Exhibit, such reference shall be to an Article, a Section or an Exhibit of or to this Agreement unless otherwise indicated. The table of contents, index of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Exhibit but not otherwise defined therein shall have the meaning assigned to such term in this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. All pronouns and any variations thereof refer to the masculine, feminine or neuter as the context may require. Any Law defined or referred to herein means such Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed references to the lawful money of the United States of America. The phrases “provided to,” “furnished to,” “made available” and phrases of similar import when used herein with reference to the period prior to the execution of this Agreement, unless the context otherwise requires, means that a copy of the information or material referred to has been provided to the party to whom such information or material is to be provided in the virtual dataroom set up by the Company in connection with this Agreement at least twenty-four hours prior to the date hereof.

Section 9.06 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as either the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party or such party waives its rights under this Section 9.06 with respect thereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 9.07 Counterparts. This Agreement may be executed in one or more counterparts, including by facsimile or by email with ..pdf attachments, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 9.08 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the Company Disclosure Letter and the Exhibits hereto), taken together with the Confidentiality Agreement and the other documents delivered in connection with this Agreement (including the Equity Commitment Letter), constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the Merger and the other transactions contemplated by this Agreement. This Agreement is not intended to confer upon any Person other than the parties any rights or remedies; provided that (i) the provisions of Section 6.04 are intended to be for the benefit of, and shall be enforceable by, each Company Indemnified Party, his or her heirs and representatives, (ii) the rights of the Company’s shareholders to receive the Merger Consideration and of the holders of the Company’s equity and equity-based awards to receive the applicable consideration set forth in Article II, as the case may be, following the Effective Time, each of which shall be for the benefit of, and shall be enforceable by, each such holder following the Effective Time and (iii) the ability of the Company pursuant to Section 8.02 to recover damages on behalf of the Company’s equityholders including the benefit of the bargain lost by the equityholders of the Company (including lost “premium”), taking into consideration relevant matters, including the total amount payable to the Company’s equityholders under this Agreement and the time value of money.

Section 9.09 Governing Law; Consent to Jurisdiction.

(a) This Agreement and all proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement thereof, shall be governed by, construed, and enforced in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b) Each of the parties hereto hereby (i) expressly and irrevocably submits to the exclusive personal jurisdiction of the state courts of the State of Delaware, or any federal court sitting in the State of Delaware, in the event any dispute arises out of this Agreement or the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the state courts of the State of Delaware, or any federal court sitting in the State of Delaware, (iv) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any proceeding arising out of or relating to this Agreement, and (v) agrees that each of the other parties shall have the right to bring any proceeding for enforcement of a judgment entered by the state courts of the State of Delaware or any federal court sitting in the State of Delaware. Each of Parent, Merger Sub and the Company agrees that a final judgment in any proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(c) Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 9.09(b) as applicable, in any such proceeding by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 9.03. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

Section 9.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties; provided that, without the consent of the Company or any other party, (a) Parent may assign its rights hereunder for collateral security purposes to any lender providing financing to Parent, (b) each of Parent and Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any one or more direct or indirect wholly-owned Subsidiaries or Affiliates, provided that no such assignment shall relieve Parent or Merger Sub of any of its obligations under this Agreement, and (c) after the Effective Time, Parent may transfer or assign its rights and obligations under this Agreement to any Person, provided that in each case of clauses (a) and (b), no such transfer or assignment shall relieve Parent of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

Section 9.11 Remedies.

(a) Remedies of Parent and Merger Sub.

(i) Specific Performance. Prior to the valid termination of this Agreement pursuant to Section 8.01, Parent and Merger Sub shall be entitled to seek and obtain an injunction, specific performance and other equitable relief to prevent breaches of this Agreement by the Company in the courts described in Section 9.09 and to enforce specifically the terms and provisions hereof, including the Company’s obligation to consummate the Merger.

(ii) Termination Fee. Parent shall be entitled to payment of the Termination Fee if and when payable pursuant to Section 8.03(a).

(iii) Parent Expense Reimbursement. Parent shall be entitled to reimbursement of Parent Expenses if and when payable pursuant to Section 8.03(b).

(iv) Termination. Parent and Merger Sub shall be entitled to terminate this Agreement in accordance with Section 8.01.

(v) Monetary Damages. Other than in the case of intentional common law fraud or willful and material breach as set forth in Section 8.02 and reimbursement of Parent Expenses if and when payable pursuant to Section 8.03(b), in no event shall the Parent Related Parties have the right to seek or obtain money damages or expense reimbursement from any Company Related Party in connection with the transactions contemplated by this Agreement (whether at law or in equity, in contract, in tort or otherwise) other than the right of Parent and Merger Sub to payment of the Termination Fee as set forth in Section 8.03(a) and Parent Expenses as set forth in Section 8.03(b); provided that under no circumstances will the collective monetary damages payable by the Company for breaches under this Agreement (taking into account the payment of the Termination Fee pursuant to this Agreement) exceed an amount equal to $195,000,000 in the aggregate for all such breaches.

(b) Remedies of the Company.

(i) Specific Performance (Pre-Closing Covenants). Prior to the valid termination of this Agreement pursuant to Section 8.01 and other than as it relates to the right to cause the Equity Financing to be funded and to consummate the Merger (which are governed by the provisions of Section 9.11(b)(ii)), the Company shall be entitled to seek and obtain an injunction, specific performance and other equitable relief to prevent breaches of this Agreement by Parent and Merger Sub in the courts described in Section 9.09 and to enforce specifically the terms and provisions hereof.

(ii) Specific Performance (Closing). Prior to a valid termination of this Agreement pursuant to Section 8.01, the Company shall be entitled to seek and obtain an injunction, specific performance and other equitable relief to enforce Parent’s and Merger Sub’s obligations to cause the Equity Financing to be funded and to consummate the Merger only in the event that each of the following conditions has been satisfied: (i) the conditions set forth in Section 7.01 and Section 7.03 (other than those conditions that by their nature are to be satisfied at the Closing, each of which shall be capable of being satisfied at the Closing) have been satisfied or waived at the time the Closing would have occurred but for the failure of the Equity Financing to be funded, and remain satisfied or waived, and (ii) the Company has irrevocably confirmed in writing to Parent that if specific performance is granted and the Equity Financing is funded, then the Company will consummate the Merger. In no event shall the Company be entitled to seek the remedy of specific performance to cause the Equity Financing to be funded and to cause the consummation of the Merger other than solely under the specific circumstances and as specifically set forth in this Section 9.11(b)(ii).

(iii) Termination. The Company shall be entitled to terminate this Agreement in accordance with Section 8.01.

(iv) Monetary Damages. Without limiting the Company’s right to reimbursement and indemnification pursuant to Section 6.10(b), other than in the case of intentional common law fraud or willful and material breach as set forth in Section 8.02, in no event shall the Company Related Parties have the right to seek or obtain money damages or expense reimbursement (whether at law or in equity, in contract, in tort or otherwise) from any Parent Related Party in connection with the transactions contemplated by this Agreement; provided that under no circumstances will the collective monetary damages payable by Parent, Merger Sub or any of their Affiliates for breaches under this Agreement exceed an amount equal to $195,000,000 (the “Parent Liability Limitation”). In addition to the rights of Parent and Merger Sub hereunder, Parent and Merger Sub shall be entitled, at Parent and Merger Sub’s sole election, to settle any claims arising from or relating to this Agreement by agreeing to consummate the Merger in accordance with the terms of this Agreement. In addition, although the Company may pursue both a grant of specific performance and monetary damages, under no circumstances will the Company be permitted or entitled to receive both a grant of specific performance that results in the consummation of the Merger and monetary damages.

(c) Acknowledgement Regarding Available Remedies. Solely to the extent that the right of specific performance is explicitly applicable under the terms of this Section 9.11, the parties hereto agree that irreparable damage would occur for which monetary damages, even if available, would not be an adequate remedy in the event that the parties hereto do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the Merger and the other transactions contemplated by this Agreement) in accordance with its specified terms or otherwise breach such provisions. Solely to the extent that the right of specific performance is explicitly applicable under the terms of this Section 9.11, the parties acknowledge and agree that the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 9.09, without proof of damages or otherwise, and that such explicit rights of specific enforcement are an integral part of the transactions contemplated by this Agreement and without such rights, none of the Company, Parent or Merger Sub would have entered into this Agreement. Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other parties hereto have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or in equity to the extent that the right of specific performance is explicitly applicable under the terms of this Section 9.11. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (to the extent that the right of specific performance is explicitly applicable under the terms of this Section 9.11) shall not be required to provide any bond or other security in connection with any such order or injunction.

(d) Sole Remedy. The parties acknowledge and agree that the remedies provided for in this Section 9.11 shall be the parties’ sole and exclusive remedies for any breaches of this Agreement or any claims relating to the transactions contemplated hereby. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted by applicable Law, any and all other rights, claims and causes of action, known or unknown, foreseen or unforeseen, which exist or may arise in the future, that such party may have against the other party, the Parent Related Parties or the Company Related Parties, as the case may be, arising under or based upon any Law (including any securities law, common law or otherwise) for any breach of the representations and warranties or covenants contained in this Agreement; provided that except as expressly provided herein to the contrary, nothing in this Section 9.11 shall relieve any party from any liability for fraud.

Section 9.12 Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against (a) Parent and Merger Sub (and not any other Parent Related Party) or (b) the Company (and not any other Company Related Party), then in each case only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise), no Parent Related Party or Company Related Party, as the case may be, shall have any liability for any obligations or liabilities of Parent or Merger Sub, on the one hand, or the Company, on the other hand, for any claim based on, in respect of, or by reason of, the transactions contemplated hereby, any failure of the transactions contemplated by this Agreement to be consummated or any breach or failure to perform hereunder.

Section 9.13 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, THE MERGER OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.13.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company, Parent, and Merger Sub have duly executed this Agreement, all as of the date first written above.

BOTTOMLINE TECHNOLOGIES, INC.

By:	/s/ Robert A. Eberle
Name: Robert A. Eberle
Title: Chief Executive Officer

PROJECT RB PARENT, LLC

By:	/s/ Holden Spaht
Name: Holden Spaht
Title: President

PROJECT RB MERGER SUB, INC.

By:	/s/ Holden Spaht
Name: Holden Spaht
Title: President

[Signature Page to Agreement and Plan of Merger]

INDEX OF DEFINED TERMS

Accelerated Company Restricted Stock Award	Section 2.04(c)(i)
Accelerated Company Restricted Stock Unit Award	Section 2.04(d)(i)
Acceptable Confidentiality Agreement	Section 9.04
Acquisition Proposal	Section 9.04
Acquisition Transaction	Section 9.04
Additional Vesting Credit	Section 2.04(a)
Affiliate	Section 9.04
Aggregate Consideration	Section 4.03(c)
Agreement	Preamble
Alternative Acquisition Agreement	Section 5.04(a)
Anti-Corruption Laws	Section 4.22(a)
Antitrust Counsel Only Material	Section 6.03(b)
Business Day	Section 9.04
CARES Act	Section 9.04
Cash Replacement Option Amount	Section 2.04(b)(ii)
Cash Replacement Restricted Stock Amount	Section 2.04(c)(ii)
Cash Replacement Restricted Stock Unit Amount	Section 2.04(d)(ii)
Certificate	Section 2.01(c)
Certificate of Merger	Section 1.03
Closing	Section 1.02
Closing Date	Section 1.02
Code	Section 9.04
Collective Bargaining Agreement	Section 4.17(a)
Company	Preamble
Company Benefit Plans	Section 4.10(a)
Company Board	Section 4.03(b)
Company Board Recommendation Change	Section 5.04(c)(i)
Company Bylaws	Section 4.01
Company Capital Stock	Section 4.03(a)
Company Charter	Section 4.01
Company Common Stock	Section 2.01
Company Credit Agreement	Section 9.04
Company Credit Agreement Payoff Amount	Section 9.04
Company Credit Agreement Payoff Letter	Section 9.04
Company Disclosure Letter	Section 9.04
Company Employee	Section 6.08(a)
Company ESPP	Section 9.04
Company Financial Advisor	Section 4.20
Company Indemnified Parties	Section 6.04(a)
Company Material Adverse Effect	Section 9.04
Company Recommendation	Section 6.01(d)
Company Related Parties	Section 9.04
Company Restricted Stock Award	Section 9.04
Company Restricted Stock Unit Award	Section 9.04
Company SEC Documents	Section 4.06(a)
Company Shareholder Approval	Section 4.04
Company Shareholders Meeting	Section 4.04
Company Stock Award	Section 9.04
Company Stock Option	Section 9.04
Company Stock Plans	Section 9.04

Company Subsidiary	Section 9.04
Company Systems	Section 9.04
Company Voting Debt	Section 4.03(b)
Confidentiality Agreement	Section 6.02
Consent	Section 3.03(b)
Contract	Section 3.03(a)
Copyrights	Section 9.04
COVID-19	Section 9.04
COVID-19 Measures	Section 9.04
Data Security Requirements	Section 9.04
Debt Financing	Section 3.09
Delaware Secretary	Section 9.04
DGCL	Section 1.01
Dissenting Shares	Section 2.03(a)
DOJ	Section 6.03(a)
Effective Time	Section 1.03
Employee Representative Body	Section 6.11
End Date	Section 8.01(b)(i)
Environmental Law	Section 4.13
Equity Commitment Letter	Section 3.04
Equity Financing	Section 3.04
ERISA	Section 9.04
ERISA Affiliate	Section 9.04
Exchange Act	Section 9.04
FCA	Section 6.03(b)
Filed Company Contract	Section 4.14(a)
Filed Company SEC Documents	Article IV
Foreign Plan	Section 4.10(i)
FTC	Section 6.03(a)
GAAP	Section 4.06(b)
Government Contract	Section 9.04
Governmental Approvals	Section 6.03(a)
Governmental Entity	Section 3.03(b)
Group	Section 9.04
HSR Act	Section 3.03(b)
Incidental License	Section 9.04
Indebtedness	Section 9.04
Inquiry	Section 5.04(a)
Intellectual Property Rights	Section 9.04
Intervening Event	Section 9.04
IRS	Section 4.10(a)
Knowledge	Section 9.04
Law	Section 3.03(a)
Letter of Transmittal	Section 2.02(b)
Liens	Section 9.04
Losses	Section 6.04(a)
Material Contract	Section 4.14(b)(xii)
Maximum Amount	Section 6.04(b)
Merger	Section 1.01
Merger Consideration	Section 2.01(c)
Merger Sub	Preamble
Merger Sub Common Stock	Section 2.01

Multiemployer Plan	Section 4.10(c)
NASDAQ	Section 9.04
Notice Period	Section 5.04(d)(ii)(2)
OFAC	Section 4.22(b)
Order	Section 3.03(a)
Owned Intellectual Property Rights	Section 4.16(a)
Parent	Preamble
Parent Expenses	Section 8.03(b)
Parent Liability Limitation	Section 9.11(b)(iv)
Parent Material Adverse Effect	Section 9.04
Parent Related Parties	Section 9.04
Patents	Section 9.04
Paying Agent	Section 2.02(a)
Payment Fund	Section 2.02(a)
Permitted Liens	Section 9.04
Person	Section 9.04
Personal Information	Section 9.04
Preferred Stock	Section 4.03(a)
Proxy Statement	Section 6.01(a)
Real Estate Leases	Section 4.15(b)
Regulatory Laws	Section 9.04
Representatives	Section 9.04
Sanctions	Section 4.22(b)
SEC	Section 9.04
SEC Clearance Date	Section 6.01(d)
Securities Act	Section 9.04
Security Incident	Section 9.04
Solvent	Section 9.04
SOX	Section 9.04
Sponsor	Section 3.04
Subsidiary	Section 9.04
Superior Proposal	Section 9.04
Surviving Corporation	Section 1.01
Tax Returns	Section 9.04
Taxes	Section 9.04
Termination Fee	Section 9.04
Trade Controls	Section 4.22(b)
Trademarks	Section 9.04
Transaction Litigation	Section 6.05
Unvested Company Restricted Stock Award	Section 2.04(c)(ii)
Unvested Company Restricted Stock Unit Award	Section 2.04(d)(ii)
Unvested Company Stock Option	Section 2.04(b)(ii)
Vested Company Stock Option	Section 2.04(b)(i)
Voting Agreements	Recitals
willful and material breach	Section 9.04
Withdrawal Liability	Section 9.04

Exhibit A

Certificate of Incorporation of the Surviving Corporation

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BOTTOMLINE TECHNOLOGIES, INC.

ARTICLE ONE

The name of the corporation is Bottomline Technologies, Inc. (the “Corporation”).

ARTICLE TWO

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE THREE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE FOUR

The total number of shares of capital stock that the Corporation has authority to issue is one thousand (1,000) shares of Common Stock, par value $0.01 per share.

ARTICLE FIVE

The Corporation is to have perpetual existence.

ARTICLE SIX

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation.

ARTICLE SEVEN

Meetings of stockholders may be held within or outside of the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.

ARTICLE EIGHT

To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE EIGHT shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE NINE

The Corporation expressly elects not to be governed by §203 of the General Corporation Law of the State of Delaware.

ARTICLE TEN

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE ELEVEN

To the maximum extent permitted from time to time under the laws of the State of Delaware, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its officers, directors or stockholders, other than those officers, directors or stockholders who are employees of the Corporation. No amendment or repeal of this ARTICLE ELEVEN shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the Corporation for or with respect to any opportunities of which such officer, director, or stockholder becomes aware prior to such amendment or repeal.

*   *   *   *   *

Annex B

December 17, 2021

Board of Directors

Bottomline Technologies, Inc.

325 Corporate Drive

Portsmouth, New Hampshire 03801

Ladies and Gentlemen:

Deutsche Bank Securities Inc. (“Deutsche Bank”) has acted as financial advisor to Bottomline Technologies, Inc. (the “Company”) in connection with the Agreement and Plan of Merger, dated as of December 16, 2021 (the “Merger Agreement”), by and among the Company, Project RB Parent, LLC (“Parent”), and Project RB Merger Sub, Inc., a wholly-owned subsidiary of Parent (“Merger Sub”), which provides, among other things, for the merger of Merger Sub with and into the Company, as a result of which the Company will become a wholly owned subsidiary of Parent (the “Transaction”). As set forth more fully in the Merger Agreement, as a result of the Transaction, each share of common stock, par value $0.001 per share (the “Company Common Stock”), of the Company, other than dissenting shares and shares owned directly or indirectly by the Company or Parent, will be converted into the right to receive $57.00 in cash (the “Merger Consideration”).

You have requested our opinion, as investment bankers, as to the fairness of the Merger Consideration, from a financial point of view, to the holders of the outstanding shares of Company Common Stock.

In connection with our role as financial advisor to the Company, and in arriving at our opinion, we reviewed certain publicly available financial and other information concerning the Company, and certain internal analyses, financial forecasts and other information relating to the Company prepared by management of the Company. We have also held discussions with certain senior officers and other representatives and advisors of the Company regarding the businesses and prospects of the Company. In addition, we have (i) reviewed the reported prices and trading activity for the Company Common Stock, (ii) compared certain financial and stock market information for the Company with similar information for certain other companies we considered relevant whose securities are publicly traded, (iii) reviewed, to the extent publicly available, the financial terms of certain recent business combinations which we deemed relevant, (iv) reviewed the Merger Agreement, and (v) performed such other studies and analyses and considered such other factors as we deemed appropriate.

We have not assumed responsibility for independent verification of, and have not independently verified, any information, whether publicly available or furnished to us, concerning the Company, including, without limitation, any financial information considered in connection with the rendering of our opinion. Accordingly, for purposes of our opinion, we have, with your knowledge and permission, assumed and relied upon the accuracy and completeness of all such information. We have not conducted a physical inspection of any of the properties or assets, and have not prepared, obtained or reviewed any independent evaluation or appraisal of any of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets or liabilities), of the Company or any of its subsidiaries, nor have we evaluated the solvency or fair value of the Company under any law relating to bankruptcy, insolvency or similar matters. With respect to the financial forecasts made available to us and used in our analyses (the “Forecasts”), we have assumed with your knowledge and permission that such Forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby. In rendering our opinion, we express no view as to the reasonableness of such Forecasts and projections or the assumptions on which they are based. Our opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

For purposes of rendering our opinion, we have assumed with your knowledge and permission that, in all respects material to our analysis, the Transaction will be consummated in accordance with the terms of the

B-1

Merger Agreement, without any waiver, modification or amendment of any term, condition or agreement that would be material to our analysis. We also have assumed with your knowledge and permission that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, no restrictions, terms or conditions will be imposed that would be material to our analysis. We are not legal, regulatory, tax or accounting experts and have relied on the assessments made by the Company and its other advisors with respect to such issues.

This opinion has been approved and authorized for issuance by a Deutsche Bank fairness opinion review committee and is addressed to, and is for the use and benefit of, the Board of Directors of the Company in connection with and for the purpose of its evaluation of the Transaction. This opinion is limited to the fairness of the Merger Consideration, from a financial point of view, to the holders of Company Common Stock as of the date hereof. This opinion does not address any other terms of the Transaction or the Merger Agreement. You have not asked us to, and this opinion does not, address the fairness of the Transaction, or any consideration received in connection therewith, to the holders of any other class of securities, creditors or other constituencies of the Company, nor does it address the fairness of the contemplated benefits of the Transaction. We express no opinion as to the merits of the underlying decision by the Company to engage in the Transaction or the relative merits of the Transaction as compared to any alternative transactions or business strategies. Nor do we express an opinion, and this opinion does not constitute a recommendation, as to how any holder of shares of Company Common Stock should vote with respect to the Transaction. In addition, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of the Company’s officers, directors, or employees, or any class of such persons, in connection with the Transaction relative to the Merger Consideration to be received by the holders of Company Common Stock.

Deutsche Bank will be paid a fee for its services as financial advisor to the Company in connection with the Transaction, a portion of which becomes payable upon delivery of this opinion (or would have become payable if Deutsche Bank had advised the Board of Directors that it was unable to render this opinion) and a substantial portion of which is contingent upon consummation of the Transaction. The Company has also agreed to reimburse Deutsche Bank for its expenses, and to indemnify Deutsche Bank against certain liabilities, in connection with its engagement. We are an affiliate of Deutsche Bank AG (together with its affiliates, the “DB Group”). One or more members of the DB Group have, from time to time, provided, and are currently providing, commercial banking (including extension of credit) and other financial services to Parent or its affiliates for which they have received, and in the future may receive, compensation, including (i) acting as joint arranger for Thoma Bravo LLC, an affiliate of Parent, on a debt financing transaction in February 2019, (ii) acting as joint bookrunner for Thoma Bravo LLC and lender on a debt financing transaction in November 2020, (iii) receiving deferred fees from Thoma Bravo LLC in June 2021 in connection with a SPAC initial public offering and (iv) acting as joint bookrunner for Thoma Bravo LLC on debt financing transactions in October 2020 and January, March, April, May and September 2021. In addition, the DB Group may also provide investment and commercial banking services to Parent and the Company in the future, for which we would expect the DB Group to receive compensation. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of Parent, the Company and their respective affiliates for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

Based upon and subject to the foregoing assumptions, limitations, qualifications and conditions, it is Deutsche Bank’s opinion as investment bankers that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock.

Very truly yours,

DEUTSCHE BANK SECURITIES INC.

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Annex C

§ 262. Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to §  228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§  251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) [Repealed.]

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with §  255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of §  114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex D

EXECUTION VERSION

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made and entered into as of December 16, 2021 (the “Agreement Date”), by and among PROJECT RB PARENT, LLC, a Delaware limited liability company (“Parent”), BOTTOMLINE TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and the stockholders of the Company listed on Schedule A and the signature pages hereto (each, a “Stockholder” and, collectively, the “Stockholders”). Each of Parent, the Company and the Stockholders are sometimes referred to herein as a “Party.”

RECITALS

A. Concurrently with the execution and delivery of this Agreement, Parent, Project RB Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company, are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) that, among other things and subject to the terms and conditions set forth therein, provides for the merger of Merger Sub with and into the Company, with the Company being the surviving entity in such merger (the “Merger”).

B. As of the Agreement Date, each Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), such shares being all of the shares of Common Stock owned of record or beneficially by such Stockholder as of the Agreement Date (with respect to such Stockholder, the “Owned Shares”, and the Owned Shares together with any additional shares of Common Stock that such Stockholder may acquire record and/or beneficial ownership of after the Agreement Date (including, for the avoidance of doubt, as a result of the vesting, settlement or exercise of any Company Stock Awards), such Stockholder’s “Covered Shares”), set forth next to such Stockholder’s name on Schedule A hereto.

C. In connection with Parent’s and Merger Sub’s entry into the Merger Agreement, each Stockholder has agreed to enter into this Agreement with respect to such Stockholder’s Covered Shares.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.

1.1. “Expiration Time” shall mean the earlier to occur of (a) the time that the Company Shareholder Approval has been obtained, (b) the Effective Time, (c) such date and time as the Merger Agreement shall be validly terminated pursuant to Article VIII thereof, and (d) any amendment of any term or provision of the original Merger Agreement, dated as of the Agreement Date, that reduces the Merger Consideration or changes the form of consideration payable to the Stockholders pursuant to Section 2.01(c) of Merger Agreement, without such Stockholder’s prior consent.

1.2. “Transfer” shall mean (a) any direct or indirect offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any option or other Contract, arrangement or understanding with respect to any offer, sale, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any Covered Shares or any interest in any Covered Shares (in each case other than this Agreement), (b) the deposit of such Covered Shares into a voting trust, the entry into a voting agreement or arrangement (other than this Agreement) with respect to such Covered Shares or the grant of any proxy or power of attorney (other than this Agreement) with respect to such Covered Shares, or (c) any Contract or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a) or (b).

2. Agreement to Not Transfer the Covered Shares.

2.1. No Transfer of Covered Shares. Until the Expiration Time, each Stockholder agrees not to Transfer or cause or permit the Transfer of any of such Stockholder’s Covered Shares, other than with the prior written consent of Parent or in accordance with and subject to Section 2.2. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2.1 shall be null and void and of no effect whatsoever.

2.2. Permitted Transfers. Notwithstanding anything herein to the contrary, any Stockholder may Transfer any such Covered Shares (i) to any other Stockholder or any Affiliate of any such Stockholder, (ii) to any family member (including a trust for such family member’s benefit) of such Stockholder, (iii) to any charitable foundation or organization, (iv) pursuant to the settlement, exercise, termination or vesting of Company Stock Awards, solely in order to (A) pay the exercise price of such Company Stock Awards or (B) satisfy taxes applicable thereto, (v) pursuant to, and in compliance with, a written plan established prior to the date of this Agreement that meets the requirements of Rule 10b5-1 under the Exchange Act, or (vi) to any Person if any to the extent required by any non-consensual Order, by divorce decree or by will, intestacy or other similar applicable Law, in each case under clause (i), (ii) or (iii) only so long as, prior to and as a condition to effectuating any such Transfer, the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement in form and substance reasonably satisfactory to Parent. During the term of this Agreement, the Company will not register or otherwise recognize the transfer (book-entry or otherwise) of any Covered Shares or any certificate or uncertificated interest representing any of such Stockholder’s Covered Shares, except as permitted by, and in accordance with, this Section 2.2.

3. Agreement to Vote the Covered Shares.

3.1. Voting Agreement. Until the Expiration Time, at every meeting of the Company’s stockholders at which any of the following matters are to be voted on (and at every adjournment or postponement thereof), and on any action or approval of the Company’s stockholders by written consent with respect to any of the following matters, each Stockholder shall vote (including via proxy) all of such Stockholder’s Covered Shares (or cause the holder of record on any applicable record date to vote (including via proxy) all of such Stockholder’s Covered Shares): (a) in favor of the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement; and (b) against (i) any action or agreement that would reasonably be expected to result in any of the conditions to the Company’s obligations set forth in Article VII under the Merger Agreement not being satisfied and (ii) any Acquisition Proposal, or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede, interfere with or materially and adversely affect the consummation of the Merger and the other transactions contemplated by the Merger Agreement (clauses (a) and (b), the “Covered Proposals”).

3.2. Quorum. Until the Expiration Time, at every meeting of the Company’s stockholders (and at every adjournment or postponement thereof), each Stockholder shall be represented in person or by proxy at such meeting (or cause the holders of record on any applicable record date to be represented in person or by proxy at such meeting) in order for the Covered Shares to be counted as present for purposes of establishing a quorum.

3.3. Return of Proxy. Each Stockholder shall execute and deliver (or cause the holders of record to execute and deliver) (and shall use commercially reasonable efforts to do the same within 48 hours of receipt thereof), any proxy card or voting instructions it receives that is sent to stockholders of the Company soliciting proxies with respect to any matter described in Section 3.1, which shall be voted in the manner described in Section 3.1 (with Parent to be promptly notified (and provided reasonable evidence) of such execution and delivery of such proxy card or voting instructions).

4. Waiver of Appraisal Rights. Each Stockholder hereby irrevocably waives all appraisal rights under Section 262 of the DGCL with respect to all of such Stockholder’s Covered Shares owned (beneficially or of record) by such Stockholder, a copy of which is attached hereto as Schedule B, with respect to the Merger and the transactions contemplated by the Merger Agreement.

5. New Shares. Each Stockholder agrees that any shares of Common Stock that such Stockholder purchases or with respect to which such Stockholder otherwise acquires record or beneficial ownership (including (a) any shares of Common Stock that such Stockholder acquires pursuant to the vesting, exercise or settlement of any Company Stock Awards or (b) pursuant to a stock split, reverse stock split, stock dividend or distribution or any change in Common Stock by reason of any recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction) after the Agreement Date and prior to the earlier to occur of (i) the Effective Time and (ii) the Expiration Time, shall automatically become, and shall be deemed to be, Covered Shares and will thereafter be subject to the terms and conditions of this Agreement to the same extent as if they comprised Covered Shares on the date hereof.

6. Fiduciary Duties; Legal Obligations. Each Stockholder is entering into this Agreement solely in his, her or its capacity as the record holder or beneficial owner of such Stockholder’s Covered Shares. Nothing in this Agreement shall in any way prevent, limit or affect any actions taken by any such Stockholder in his, her or its capacity as a director or officer of the Company or any of its Affiliates from complying with his, her or its fiduciary duties or other legal obligations under applicable law while acting in such capacity as a director or officer of the Company or any of its Affiliates.

7. Representations and Warranties of the Stockholder. Each Stockholder hereby represents and warrants to Parent that:

7.1. Due Authority. The Stockholder has the full power and capacity to make, enter into and carry out the terms of this Agreement. If the Stockholder is not a natural person, (a) the Stockholder is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation, as applicable and (b) the execution and delivery of this Agreement, the performance of the Stockholder’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity.

7.2. Ownership of the Covered Shares. (a) The Stockholder is as of the Agreement Date and, with respect to any Covered Shares acquired after the Agreement Date, will be as of the date of such acquisition, the beneficial or record owner of such Stockholder’s Owned Shares, free and clear of any and all Liens, other than those (i) created by this Agreement, (ii) arising under applicable securities laws or, if the Stockholder is a natural person, applicable community property laws or (iii) as disclosed on Schedule A hereto, and (b) the Stockholder has sole voting power over all of such Owned Shares and Covered Shares, respectively, beneficially owned by the Stockholder. The Stockholder has not entered into any agreement to Transfer any Covered Shares. As of the Agreement Date, the Stockholder does not own, beneficially or of record, any shares of Common Stock or other voting shares of the Company (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any shares of Common Stock or other voting shares of the Company) other than the Owned Shares and the Company Stock Awards held by the Stockholder.

7.3. No Conflict; Consents.

a. The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement and the compliance by the Stockholder with any provisions hereof does not and will not: (a) conflict with or violate any Laws applicable to the Stockholder; or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Covered Shares beneficially owned by the Stockholder pursuant to, any Contract or obligation to which the Stockholder is a party or by which the Stockholder is subject.

b. No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Entity or any other Person, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by them of the transactions contemplated hereby.

7.4. Absence of Litigation. As of the Agreement Date, there is no legal action pending against or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder that would reasonably be expected to materially impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

8. Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholder that:

8.1. Due Authority. Parent has the full power and capacity to make, enter into and carry out the terms of this Agreement. Parent is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation. The execution and delivery of this Agreement, the performance of Parent’s obligations hereunder, and the consummation of the transactions contemplated hereby has been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity.

8.2. No Conflict; Consents.

a. The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations under this Agreement and the compliance by Parent with the provisions hereof do not and will not: (a) conflict with or violate any laws applicable to Parent; or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Contract or obligation to which Parent is a party or by which Parent is subject.

b. No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Entity or any other Person, is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation by Parent of the transactions contemplated hereby.

8.3. Absence of Litigation. As of the Agreement Date, there is no legal action pending against or, to the knowledge of Parent, threatened against or affecting Parent that would reasonably be expected to materially impair the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated by the Merger Agreement on a timely basis.

9. Miscellaneous.

9.1. Other Agreements. Each Stockholder further agrees that, from and after the date hereof until the earlier to occur of the Effective Time and the Expiration Time, such Stockholder will not, and will not permit any entity under such Stockholder’s control to, (a) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) in opposition to any Covered Proposal, (b) initiate a stockholders’ vote with respect to an Acquisition Proposal or Acquisition Transaction, (c) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Acquisition Proposal or Acquisition Transaction, or (d) take any action that the Company is prohibited from taking pursuant to Section 5.04, Section 6.01 or Section 6.07 of the Merger Agreement, except, in the case of this clause (d), (i) to the extent expressly permitted under Section 6 of this

Agreement and/or (ii) that each Stockholder may make disclosures or communications to existing or prospective general or limited partners, employees, equity holders, members, managers and investors of such Stockholder or its Affiliates (including in the case of Philip Hilal, for the avoidance of doubt, Clearfield Capital Management LP and its Affiliates), in each case to the extent such Person is bound by a duty or obligation of confidentiality with respect to such disclosures or communications.

9.2. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to direct the Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

9.3. Certain Adjustments. In the event of any change in the Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Common Stock” and “Covered Shares” shall be deemed to refer to and include such shares as well as any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

9.4. Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the Parties.

9.5. Expenses. All costs and expenses incurred by any Party in connection with this Agreement shall be paid by the Party incurring such cost or expense.

9.6. Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by hand or by email transmission, in each case to the intended recipient as set forth below:

a. if to the Stockholder, to the address for notice set forth on the respective Stockholder’s signature page hereto.

b. if to Parent, to:

Thoma Bravo, L.P.

600 Montgomery Street, 20th Floor

San Francisco, CA 91444

Attention: Holden Spaht, Brian Jaffee, Jamie Hutter

Email: hspaht@thomabravo.com, bjaffee@thomabravo.com and

jhutter@thomabravo.com

with a copy to:

Kirkland & Ellis LLP

300 N. LaSalle Street

Chicago, Illinois 60654

Attention: Theodore A. Peto, P.C., Peter Stach

Email: tpeto@kirkland.com; peter.stach@kirkland.com

c. if to Company, to:

Bottomline Technologies, Inc.

325 Corporate Drive

Portsmouth, New Hampshire 03801

Attention: Robert A. Eberle

Email: reberle@bottomline.com

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

500 Boylston Street

Boston, Massachusetts 02116

Attention: Graham Robinson, Laura Knoll

Email: graham.robinson@skadden.com,

laura.knoll@skadden.com

Any notice received at the addressee’s location, or by email at the addressee’s email address, on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or email address through a notice given in accordance with this Section 9.6, except that that notice of any change to the address, email address or any of the other details specified in or pursuant to this Section 9.6 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.6.

9.7. Governing Law. THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

9.8. Venue; Waiver of Jury Trial.

a. Each of the Parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any action, suit or proceeding relating to this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.6 or in such other manner as may be permitted by applicable law, and nothing in this Section 9.8 will affect the right of any Party to serve legal process in any other manner permitted by applicable law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any action, suit or proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any action, suit or proceeding arising in connection with this Agreement or the transactions contemplated hereby or thereby will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such action, suit or proceeding in the Chosen Courts or that such action, suit or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any action, suit or proceeding relating to this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each Party agrees that a final judgment in any action, suit or proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

b. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR LITIGATION THAT MAY ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, VALIDITY OR PERFORMANCE OF THIS AGREEMENT, THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IS LIKELY TO INVOLVE

COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.8.

9.9. Documentation and Information. Each Stockholder consents to and authorizes the publication and disclosure by Parent and the Company of such Stockholder’s identity and holding of the Covered Shares, and the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), in any press release, the Proxy Statement and any other disclosure document required in connection with the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement.

9.10. Further Assurances. Each Stockholder agrees, from time to time, at the reasonable request of Parent and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonable required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

9.11. Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, the Stockholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Covered Shares (and that this Agreement places limits on the voting and transfer of the Covered Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the Expiration Time.

9.12. Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. It is the intention of the Parties that, to the extent possible, unless provisions are mutually exclusive and effect cannot be given to both or all such provisions, the representations, warranties, covenants and closing conditions in this Agreement will be construed to be cumulative and that each representation, warranty, covenant and closing condition in this Agreement will be given full, separate and independent effect and nothing set forth in any provision herein will in any way be deemed to limit the scope, applicability or effect of any other provision hereof.

9.13. Entire Agreement. This Agreement, including the schedules and exhibits hereto, constitutes the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to such subject matter. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.

9.14. Interpretation. When a reference is made in this Agreement to a section, such reference shall be to a section of this Agreement unless otherwise indicated. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limiting the generality of the foregoing”. When used in this Agreement, the term “or” shall be construed in the inclusive sense of “and/or”. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. The Parties hereto agree that they have been represented by counsel during the negotiation, drafting, preparation and execution of this Agreement and, therefore, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

9.15. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

9.16. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.17. Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

9.18. Non-survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time or the termination of this Agreement. This Section 9.18 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Effective Time or the termination of this Agreement.

9.19. Termination. This Agreement shall automatically terminate without further action by any of the parties hereto and shall have no further force or effect as of the Expiration Time; provided that the provisions of this Section 9 (other than Section 9.1) shall survive any such termination. Notwithstanding the foregoing, termination of this Agreement shall not prevent any party from seeking any remedies (at law or in equity) against any other party for that party’s breach of any of the terms of this Agreement prior to the date of termination in accordance with Section 9.12.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

BOTTOMLINE TECHNOLOGIES, INC.

By:	/s/ Bruce Bowden
Name: Bruce Bowden
Title: Chief Financial Officer

PROJECT RB PARENT, LLC

By:	/s/ Holden Spaht
Name: Holden Spaht
Title: President

[Signature Page to Voting Agreement]

JOSEPH L. MULLEN

By:	/s/ Joseph L. Mullen
	Name:	Joseph L. Mullen
	Title:	Stockholder

KENNETH J. D’AMATO

By:	/s/ Kenneth J. D’Amato
	Name:	Kenneth J. D’Amato
	Title:	Stockholder

JENNIFER M. GRAY

By:	/s/ Jennifer M. Gray
	Name:	Jennifer M. Gray
	Title:	Stockholder

JEFFREY C. LEATHE

By:	/s/ Jeffrey C. Leathe
	Name:	Jeffrey C. Leathe
	Title:	Stockholder

PETER GIBSON

By:	/s/ Peter Gibson
	Name:	Peter Gibson
	Title:	Stockholder

PHILIP HILAL

By:	/s/ Philip Hilal
	Name:	Philip Hilal
	Title:	Stockholder

PAUL H. HOUGH

By:	/s/ Paul H. Hough
	Name:	Paul H. Hough
	Title:	Stockholder

LARRY KLANE

By:	/s/ Larry Klane
	Name:	Larry Klane
	Title:	Stockholder

BENJAMIN E. ROBINSON III

By:	/s/ Benjamin E. Robinson III
	Name:	Benjamin E. Robinson III
	Title:	Stockholder

MICHAEL CURRAN

By:	/s/ Michael Curran
	Name:	Michael Curran
	Title:	Stockholder

ROB EBERLE

By:	/s/ Rob Eberle
	Name:	Rob Eberle
	Title:	Stockholder

CLEARFIELD CAPITAL MANAGEMENT LP

By:	/s/ Philip Hilal
	Name:	Philip Hilal
	Title:	Chief Investment Officer

[Signature Page to Voting Agreement]

Schedule A

Name	Owned Shares*
Joseph L. Mullen	69,855
Kenneth J. D’Amato	20,000
Jennifer M. Gray	28,000
Jeffrey C. Leathe	19,000
Peter Gibson	47,000
Philip Hilal	935,000	**
Paul H. Hough	29,000
Larry Klane	23,640
Benjamin E. Robinson III	23,000
Michael Curran	25,500
Robert A. Eberle	515,910
Clearfield Capital Management LP	925,000

*

If any additional shares of Common Stock are owned by any of the Stockholders as of the Agreement Date, such shares shall be automatically deemed to be “Covered Shares” notwithstanding the contents of this Schedule A.

**	Includes 925,000 shares of Common Stock owned by Clearfield Capital Management LP.

Schedule B

General Corporation Law of the State of Delaware, Section 262

§ 262. Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to §  228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§  251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) [Repealed.]

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with §  255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of §  114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however, that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Bottomline Vote
ENDORSEMENT_LINE
SACKPACK
MR A SAMPLE
DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6
C123456789
000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext
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Special Meeting Proxy Card
IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals — The Board of Directors recommends that you vote FOR Proposals 1, 2 and 3.
1. To adopt the Agreement and Plan of Merger, dated as of December 16, 2021, by and among Bottomline Intermediate Holdings III, LLC (formerly known as Project RB Parent, LLC), Project RB Merger Sub, Inc. and Bottomline Technologies, Inc., as it may be amended from time to time.
3. To approve, by non-binding, advisory vote, compensation that will or may become payable by Bottomline Technologies, Inc. to its named executive officers in connection with the merger.
For Against Abstain
2. To approve the adoption of any proposal to adjourn the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
For Against Abstain
B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.
Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person. Please be sure to sign and date this proxy below.
Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE
140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND
MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
1 U P X 5 2 9 1 1 9 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proxy — BOTTOMLINE TECHNOLOGIES, INC.
PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS to be held on March 8, 2022
This Proxy is solicited by the Board of Directors of Bottomline Technologies, Inc.
The undersigned(s) hereby appoint(s) Joseph L. Mullen, our Chairman of the Board of Directors, Robert A. Eberle, our Chief Executive Officer, A. Bruce Bowden, our Chief Financial Officer, or any of them, as the true and lawful attorneys-in-fact, agents and proxies (the “Proxies”) (each of them with full power of substitution) to represent the undersigned(s) and to vote at the Special Meeting of Stockholders of Bottomline Technologies, Inc., to be held on March 8, 2022, at 325 Corporate Drive, Portsmouth, NH 03801, at 4:00 p.m., Eastern time, and any and all adjournments, postponements or other delays thereof (the “Special Meeting”), in the manner directed, with respect to all shares of common stock of Bottomline Technologies, Inc. that the undersigned(s) is entitled to vote and in the discretion of the proxies on such other matters as may properly come before the Special Meeting.
This proxy, when properly executed, will be voted in the manner that you direct on this proxy card. If no such directions are given, the Proxies will vote your shares “FOR” Proposals 1, 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting.
Please vote, date and sign on the reverse side of this proxy card and return it promptly in the enclosed postage pre-paid envelope.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE
SEE REVERSE SIDE
C Non-Voting Items
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